As filed with the Securities and Exchange Commission on April 12, 2013

Registration No. 333-180356

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

RREEF Property Trust, Inc.

(Exact Name of Registrant as Specified in Governing Instruments)

345 Park Avenue, 24th Floor

New York, NY 10154

(212) 454-6260

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James N. Carbone

Chief Executive Officer

345 Park Avenue, 24th Floor

New York, NY 10154

(212) 454-6260

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Rosemarie A. Thurston Jason W. Goode Alston & Bird LLP 1201 West Peachtree Street Atlanta, GA 30309 (404) 881-7000	Lauren B. Prevost Heath D. Linsky Morris, Manning & Martin, LLP 3343 Peachtree Road, NE Suite 1600 Atlanta, GA 30326 (404) 233-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 2 consists of the following:

1. The Registrant’s final form of Prospectus dated April 12, 2013 (the “Prospectus”);

2. Part II, included herewith; and

3. Signatures, included herewith.

Maximum Offering of $2,500,000,000—Minimum Offering of $10,000,000

RREEF Property Trust, Inc. is a newly organized corporation formed to invest in a diversified portfolio of (i) high quality, income-producing commercial real estate properties, (ii) common and preferred stock of publicly traded REITs and other real estate companies, and (iii) debt backed principally by real estate. We are externally managed by our advisor, RREEF America L.L.C., or RREEF America, which has been actively managing commercial real estate portfolios since 1975 and is currently one of the largest real estate investment managers in the United States. We believe that our diversified investment strategy will allow us to achieve stable current income for our investors, along with the potential for long-term capital appreciation in our net asset value, or NAV. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended.

We intend to offer shares of our common stock on a continuous basis and for an indefinite period of time by filing a new registration statement before the end of each offering, subject to regulatory approval. We are initially offering up to $2,500,000,000 in shares of common stock, consisting of up to $2,250,000,000 in shares in our primary offering and up to $250,000,000 in shares pursuant to our distribution reinvestment plan. We are offering to sell any combination of two classes of shares of our common stock, Class A shares and Class B shares, with a dollar value up to the maximum offering amount. The share classes have different selling commissions and ongoing fees and expenses. Until the release of proceeds from escrow, the per share purchase price for shares of our common stock in our primary offering will be $12.00 per share, an amount arbitrarily determined by our board of directors, plus, for Class A shares only, applicable selling commissions. Thereafter, the per share purchase price will vary from day-to-day and, on each day, will equal our NAV per share plus, for Class A shares only, applicable selling commissions. Our advisor will calculate our NAV per share reflecting several components, including (1) estimated values of each of our properties based upon individual appraisal reports provided periodically by an independent valuation advisor, (2) the value of our liquid assets for which third-party market quotes are available, (3) estimated values of our other real estate equity securities and real estate loan investments, (4) estimated accruals of our operating revenues and expenses and (5) the value of our debt obligations. This is a “best efforts” offering, which means that SC Distributors, LLC, the dealer manager for this offering, will use its best efforts, but is not required to sell any specific amount of shares in this offering.

Although we do not intend to list our shares of common stock for trading on an exchange or other trading market, in an effort to provide our stockholders with liquidity in respect of their investment in our shares, we have adopted a redemption plan whereby, subject to certain limitations, stockholders may request on a daily basis that we redeem all or any portion of their shares. The redemption price per share for each class of common stock will be equal to the NAV per share for such class on the date of redemption.

We will accept purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive purchase orders for at least $10,000,000, including shares purchased by our sponsor, its affiliates and our directors and officers, in any combination of purchases of Class A shares and Class B shares and our board of directors has authorized the release to us of funds in the escrow account. The minimum initial investment in shares of our common stock that we will accept is $2,500.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 30 for risks to consider before buying our shares, including:

•	We have no prior operating history and there is no assurance that we will achieve our investment objectives.

•	Because this is a “blind pool” offering, you will not have the opportunity to evaluate our investments before we make them.

•

Since there is no public trading market for shares of our common stock, redemption of shares by us will likely be the only way to dispose of your shares. Our redemption plan will provide stockholders with the opportunity to redeem their shares on a daily basis, but redemptions will be subject to available liquidity and other restrictions. Further, our board of directors may modify or suspend our redemption plan if it deems such action to be in the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•

The amount of distributions we may make is uncertain. We may pay distributions and fund redemptions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.

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After the escrow period, the purchase and redemption price for shares of our common stock will be based on our NAV and will not be based on any public trading market. Because the valuation of properties is inherently subjective, our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.

•

We are dependent on our advisor to conduct our operations. Our advisor will face conflicts of interest as a result of, among other things, allocation of investment opportunities and the substantial fees that we will pay to our advisor.

•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

•	If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences which may result from an investment in our common stock is prohibited.

	Per Share	Total Minimum	Total Maximum(1)
Gross offering proceeds(2)(3)		$10,000,000	$2,500,000,000
Public offering price, Class A shares	$12.36
Public offering price, Class B shares	$12.00
Selling commissions(3)	$0.36	145,631	32,766,990

Proceeds to us, before expenses	$12.00	$9,854,369	$2,467,233,009

(1)	Includes shares being offered under our distribution reinvestment plan, for which investors do not pay selling commissions.
(2)	The price per share shown will apply until funds are released to us from the escrow account. Thereafter, the price per share for each class will equal the daily NAV per share for such class, plus, for Class A shares only, applicable selling commissions.
(3)

The table assumes that 50% of the gross offering proceeds are from the sale of Class A shares and 50% of the gross offering proceeds are from the sale of Class B shares. We will pay selling commissions on Class A shares sold in the primary offering of up to approximately 3.0% of the daily NAV per share. We will pay the dealer manager (a) a dealer manager fee equal to 1/365th of 0.55% of our NAV for each share class for each day and (b) for Class A shares only, a distribution fee equal to up to 1/365th of 0.50% of the portion of our NAV for the Class A shares for each day. The total amount that will be paid over time for the dealer manager fee and other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. During the indefinite life of our company, such amount in the aggregate from all sources could reach, but will never exceed, 10% of the aggregate amount of gross proceeds that we receive from our primary offering (i.e., excluding proceeds from sales of shares pursuant to our distribution reinvestment plan). See “Plan of Distribution,” “Estimated Use of Proceeds” and “Compensation.”

We are an emerging growth company as defined under the federal securities laws.

The date of this prospectus is April 12, 2013

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” below. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix C.

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Deliver a check or submit a wire transfer for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the participating broker-dealer. During the escrow period, your check should be made payable, or wire transfer directed, to “UMB Bank, N.A., as Escrow Agent for RREEF Property Trust, Inc.” or a recognizable contraction or abbreviation thereof, including, without limitation, “UMB Bank N.A. f/b/o RPT.” After the escrow period, your check should be made payable, or wire transfer directed, to “RREEF Property Trust, Inc.” or a recognizable contraction or abbreviation thereof, including, without limitation, “RPT.” After you have satisfied the applicable minimum purchase requirement of $2,500, additional purchases must be in increments of $500, except that the minimum subsequent investment does not apply to purchases made under our distribution reinvestment plan.

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By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. Any subscription may be canceled at any time before it has been accepted. Each accepted purchase order will be executed at a price equal to our NAV per share for the class of shares being purchased determined after the purchase order is received in proper form and processed, plus, for Class A shares only, any applicable selling commissions. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the subscription agreement and the check, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it.

An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts (IRAs), Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation or, upon rejection, refund check to the trustee. If you want to purchase shares through an IRA, Keogh plan or 401(k) plan, First Trust Retirement has agreed to serve as IRA custodian for such purpose for an annual maintenance fee.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial advisor, in order to effect the designation.

i

SUITABILITY STANDARDS

Shares of our common stock are suitable only as a long-term investment for persons of adequate financial means who do not need immediate liquidity from their investment. Because we do not expect there to be a public market for our shares, it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares redeemed through our redemption plan. You should not buy shares of our common stock if you need to sell them quickly in the near future.

In consideration of these factors, we require that a purchaser of shares of our common stock have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining whether you satisfy the standards above, your net worth is calculated excluding the value of your home, home furnishings and automobiles.

In addition to the minimum income and net worth standards above, an investor may not invest more than 10% of his or her net worth in shares of our common stock.

Certain states have established suitability standards in addition to the minimum income, net worth and investment concentration standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below.

Kansas Investors. It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts Investors. It is recommended by the Massachusetts Securities Division that Massachusetts investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

Nebraska Investors. Purchasers residing in Nebraska are required to have either a minimum net worth of $350,000 or a minimum gross annual income of at least $70,000 and a minimum net worth of at least $100,000. In addition, the total investment in us and other similar programs may not exceed 10% of the investor’s liquid net worth, with liquid net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

New Jersey Investors. Purchasers residing in New Jersey may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

New Mexico Investors. Purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Pennsylvania Investors. Because the minimum offering amount is less than $150,000,000, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives, and to inquire as to the current dollar value of our subscriptions. We will not sell any shares to Pennsylvania investors unless, by January 3, 2014, we receive purchase orders for at least $75,000,000 (including purchase orders received from residents of other jurisdictions) in any combination of Class A shares and Class B shares from persons not affiliated with us or our advisor. See “Plan of Distribution—Special Notice to Pennsylvania Investors.”

Tennessee Investors. Purchasers residing in Tennessee are required to have either a minimum net worth of $500,000 or a minimum gross annual income of at least $100,000 and a minimum net worth of at least $100,000.

The income and net worth standards set forth above do not apply to participant-directed purchases under a 401(k) or other defined contribution plan where the authorized plan fiduciary has approved our shares of common stock as an available investment option under such plan. In addition, in the case of sales to fiduciary accounts, the suitability standards shall be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

Our sponsor and each person selling shares on our behalf, including the dealer manager and participating broker-dealers, must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor. In making this determination, our sponsor and the dealer manager will rely upon information provided by the investor to the participating broker-dealer as well as the suitability assessment made by each participating broker-dealer. Before you purchase shares of our common stock, your participating broker-dealer, authorized representative or other person placing shares on your behalf will determine that you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•

have an apparent understanding of the fundamental risks of the investment, the risk that you may lose your entire investment, the limited liquidity of our common stock, the restrictions on transferability of our common stock and the tax consequences of the investment.

Participating broker-dealers are required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. These representations and warranties help us to ensure that you are fully informed about an investment in our common stock and that all investors meet our suitability standards. In the event you, another stockholder or a regulatory authority attempt to hold us liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

In this prospectus, the term “operating partnership” refers to RREEF Property Operating Partnership, LP, of which RREEF Property Trust, Inc. is the sole general partner. The words “we,” “us” and “our” refer to RREEF Property Trust, Inc. and our operating partnership, taken together, unless the context requires otherwise. The terms “advisor” and “sponsor” each refer to RREEF America L.L.C.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. Periodically, as we make material investments or other material developments occur, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplements, together with additional information described under “Where You Can Find More Information.”

We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive purchase orders for at least $10,000,000 (including shares purchased by our sponsor, its affiliates and our directors and officers and excluding purchase orders received from Pennsylvania investors), in any combination of purchases of Class A shares and Class B shares and our board of directors has authorized the release to us of funds in the escrow account, at which time we will commence operations. We refer to the period prior to the release of offering proceeds from escrow as the “escrow period.” After the escrow period, as soon as reasonably practicable after the end of each day on which the New York Stock Exchange, or the NYSE, is open for unrestricted trading, which we refer to as a “business day,” after the close of the NYSE (generally, 4:00 p.m. Eastern time), which we refer to as the “close of business,” we will (1) post our NAV per share for such day for each share class on our website and (2) make our NAV per share for each share class available on our toll-free, automated telephone line. Our website will also contain this prospectus and any prospectus supplements that have not been superseded by a subsequent supplement. In addition, following the last business day of each month, we will file with the SEC a prospectus supplement disclosing our NAV per share for each share class for each business day in the preceding month. In order to avoid interruptions in the continuous offering of our shares of common stock, we will file an amendment to the registration statement with the SEC on or before such time as the most recent offering price per Class A and Class B share represents a 20% change from the per share price set forth in the registration statement filed with the SEC, as amended from time to time. There can be no assurance, however, that our continuous offering will not be suspended while the SEC reviews any such amendment, until it is declared effective, if at all.

IMPORTANT NOTE FOR BROKER-DEALERS: This prospectus will be supplemented as soon as reasonably practicable following the last business day of each month, beginning with the first month after the escrow period, with respect to the NAV per share for each share class for each business day in the preceding month and from time to time with respect to other information. All sales literature used in connection with this offering must be accompanied by the current prospectus and all prospectus supplements that have not been superseded by a subsequent supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus that are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in global economic conditions generally and the real estate and capital markets specifically;

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the effect of financial leverage, including changes in interest rates, availability of credit, loss of flexibility due to negative and affirmative covenants, refinancing risk at maturity and generally the increased risk of loss if our investments fail to perform as expected;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

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our ability to access sources of liquidity when we have the need to fund redemptions of common stock in excess of the proceeds from the sale of shares of our common stock in our continuous offering and the consequential risk that we may not have the resources to satisfy redemption requests; and

•	changes to generally accepted accounting principles in the United States, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus, and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions (and accompanying answers) related to our structure, our management and an offering of this type. They are not a substitute for disclosures elsewhere in this prospectus. You are strongly encouraged to read “Prospectus Summary,” “Risk Factors” and the remainder of this prospectus in their entirety for more detailed information about this offering before deciding to purchase shares of our common stock.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate assets;

•	offers the benefits of a diversified real estate portfolio under professional management;

•	satisfies the various requirements of the Internal Revenue Code, or the Code, including a requirement to distribute to stockholders at least 90% of its taxable income each year; and

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is generally not subject to federal corporate income taxes on its net income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation.

We intend to qualify as a REIT for federal income tax purposes beginning with our taxable year ending December 31 of the year in which the escrow period concludes.

Q:	What is a non-exchange traded, perpetual-life REIT?

A:	A non-exchange traded REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. Non-exchange traded REITs traditionally have a finite life with a specified date by which the REIT would effect some type of “liquidity event” for the benefit of all stockholders. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold and redeemed by the REIT daily on a continuous basis at a price equal to the REIT’s NAV per share. In our perpetual-life structure, the investor will determine when to purchase or liquidate an investment in shares of our common stock, and our charter does not require us to effect a liquidity event at any time in the future.

Q:	Why should I consider an investment in real estate?

A:	Our goal is to provide a professionally managed, diversified portfolio consisting primarily of high quality, income-producing commercial real estate properties to investors who generally have had very limited access to such investments in the past. Allocating a portion of your investment portfolio to high quality, income-producing commercial real estate may provide you with:

•	a reasonably predictable and steady source of income;

•	portfolio diversification by investing in an asset class that historically has had little correlation with the stock market, resulting in an attractive risk-adjusted return;

•	a hedge against inflation; and

•	the opportunity for capital appreciation.

Q:	What is your investment strategy?

A:

Our investment strategy is to acquire a diversified portfolio of (1) high quality, income-producing commercial real estate properties, (2) common and preferred stock of publicly traded REITs and other real estate companies, which we refer to as “real estate equity securities,” and (3) debt backed principally by real estate, which we refer to as “real estate loans.” We refer to real estate loans and real estate equity securities collectively as “real estate-related assets.” We believe this strategy will enable us to achieve reasonably stable current income, which will provide a principal source of return for our stockholders, and the potential for capital appreciation in our net asset value, while at the same time maintaining sufficient liquidity to satisfy daily redemption requests.

Q:	What types of properties do you intend to acquire?

A:	We intend to acquire a diversified portfolio of properties located across the United States and, to a limited extent, outside of the United States, primarily in the office, industrial, retail and multifamily sectors of the commercial real estate industry. We believe that our advisor’s broad and deep experience acquiring and managing these property types will provide us with a competitive advantage as we invest across multiple property sectors to create a diversified real estate portfolio. As a perpetual life REIT, we believe that our flexibility to acquire a variety of property types will enable us to benefit from compelling investment and disposition opportunities that arise in different sectors of the commercial real estate industry during various market cycles and economic conditions in order to achieve attractive risk-adjusted returns.

Q:	Why do you intend to invest in real estate-related assets and other liquid investments in addition to real properties?

A:	We believe that investing in real estate-related assets affords us additional diversification, which provides greater financial flexibility and discretion to construct an investment portfolio designed to achieve our investment objectives throughout various economic cycles. Because varying economic conditions can create investment opportunities at different times across property sectors, we believe that investing in real estate-related assets provides us with additional flexibility to continuously reposition our portfolio and capitalize on these opportunities during each market cycle, particularly in times where these types of investments may provide greater potential for attractive risk-adjusted returns than investing in properties. We also believe that our strategy of investing in real estate-related assets will be greatly enhanced due to the in-house investment expertise that our advisor provides us through access to its real estate equity securities and debt investment platforms.

We believe that allocating a portion of our overall investment portfolio to liquid investments will allow us to maintain sufficient liquidity to satisfy daily redemption requests under our share redemption plan. A portion of our real estate-related assets may be of the type that can readily be liquidated. We expect that under normal circumstances, our portfolio will reflect an aggregate allocation to publicly traded equity securities, cash and cash equivalents and other short-term investments of at least 10% of our NAV. See the section of this prospectus captioned “Investment Objectives and Strategy” for a more detailed discussion of all of the types of investments we may make.

Q:	What is the experience of your advisor in managing commercial real estate?

A:

RREEF America L.L.C., or RREEF America, a Delaware limited liability company, is our sponsor and our advisor. Headquartered in New York, RREEF America has been acquiring and managing real estate investments in the United States on behalf of institutional investors since 1975. As a result, RREEF America has significant experience acquiring, managing and exiting real property investments across all commercial real estate property types in the United States and through multiple real estate cycles. RREEF America, together with its affiliates in Europe and Asia, comprise the global real estate investment business (formerly RREEF Real Estate) of Deutsche Asset & Wealth Management, a division of Deutsche Bank A.G, or Deutsche Bank. As part of the Alternatives and Real Assets platform, Deutsche Asset & Wealth Management’s real estate investment business is one of the largest real estate investment managers globally with more than 450 professionals and staff located in 21 cities around the world and approximately $48.8 billion in assets under management as of December 31, 2012.

Although the day-to-day management of our business will be performed by certain key personnel of RREEF America, our advisor will utilize the personnel and resources of Deutsche Asset & Wealth Management’s real estate investment business as appropriate in performing services for us, including leveraging the capabilities and strengths of its broader platform. For more information regarding our advisor’s real estate investment management business, see “Management—Our Sponsor and Advisor” and “Investment Objectives and Strategy—Potential Competitive Strengths.”

Q:	How is an investment in shares of your common stock different from listed REITs?

A:	While investing in REITs whose shares are listed on a national securities exchange is one alternative for investing in real estate, shares of listed REITs generally fluctuate in value with the stock market as a whole; that is, there is a relatively close correlation between changes in the price of a listed REIT’s shares and changes in the value of the stock market generally. This close correlation suggests that the value of shares of listed REITs may be based on a variety of factors beyond the value of the listed REITs’ underlying real estate investments, such as the supply of available shares (number of sellers), the demand for shares (number of buyers), changes in investors’ short- or long-term financial market expectations and other market forces. By comparison, the change in price of a direct investment in commercial real estate historically has not been closely correlated with the value of the stock market generally. “Direct Investment” refers to owning real estate through an investment vehicle that does not have its equity interests listed for trading on a national securities exchange.

Our objective is to offer an alternative for the investing general public that represents an allocation to direct investments in commercial real estate, where the value of your investment will be based on our net asset value, or NAV per share. Our NAV per share will not fluctuate based on the number of shares available for purchase or the number of investors looking to purchase shares in a trading market. We intend to offer and redeem our shares on a continuous basis, and the offering price and redemption price will be based on the NAV per share for the applicable class of shares, regardless of the volume of redemption requests. As a result, we expect that changes in the value of our shares will be more closely correlated with changes in prices of direct investments in real estate, as compared to changes in trading prices for the common stock of listed REITs. Since direct investments in real estate are not highly correlated with stock market prices generally, we expect that an investment in our shares will provide an additional level of diversification to an investor’s portfolio that stocks traded on a stock exchange typically cannot provide.

In addition, historically, direct investments in real estate have typically exhibited significantly less volatility, or changes in value, than an investment in listed REITs. Since the price of our shares will be based on our NAV, which is primarily based on the underlying value of the real estate that we own, we expect that an investment in our shares will fluctuate in value, over time, less than an investment in a listed REIT.

Investors should also bear in mind that investing in our shares differs from investing in listed REITs in significant ways. An investment in our shares has limited liquidity and our redemption plan may be limited, modified or suspended. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time.

Q:	How is an investment in shares of your common stock different from investing in shares of a traditional non-exchange traded REIT?

A:	An investment in shares of our common stock generally differs from a traditional non-exchange traded REIT because:

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After the escrow period, the per share purchase and redemption price of our common stock will be based on our NAV and will vary from day to day. Traditional non-exchange traded REITs sell shares at a fixed price throughout the offering period and typically do not value their common stock until approximately 18 months after the conclusion of their offering period. The daily pricing of our shares at NAV per share will enable our investors to participate in any appreciation of our NAV per share and to calculate a reasonable estimate of the total return on their investment as of any given time.

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Contrary to traditional non-exchange traded REITs, which typically limit redemptions to 5% or less of the weighted average number of shares outstanding during the trailing twelve-month period, our redemption plan is intended to provide significantly greater liquidity to our stockholders by generally allowing for redemptions of Class A and Class B shares equal to 5% of NAV per calendar quarter. In addition, if redemptions do not reach the 5% limit in a calendar quarter, the unused portion generally will be carried over to the next quarter, subject to a maximum amount of redemptions during any quarter of 10% of NAV. Our board of directors may amend or suspend our redemption plan at any time.

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Most traditional non-exchange traded REITs typically provide for a three- to six-year offering period and a single “liquidity event”, such as a listing on a national exchange or a liquidation of their assets, within ten years of the end of the offering period. In contrast, as a perpetual-life REIT with no defined life, we will continuously offer and redeem shares of our common stock. Our perpetual-life structure will provide our stockholders with greater flexibility in determining when they want to make or liquidate their investment in our shares.

Q:	For whom is an investment in your shares appropriate?

A:	An investment in our shares may be appropriate for you if you:

•	meet the minimum suitability standards described above under “Suitability Standards;”

•	seek to allocate a portion of your investment portfolio to a direct investment vehicle with a broadly diversified portfolio of real estate and real estate-related assets;

•	seek to receive current income through regular distribution payments;

•	wish to obtain the potential benefit of long-term capital appreciation; and

•	are able to hold your shares as a long-term investment and do not need liquidity from your investment quickly in the near future.

We cannot assure you that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors who do not need the ability to sell their shares quickly in the future since the opportunity to have your shares redeemed under our redemption plan may not always be available. See “Share Purchases and Redemptions—Redeeming Shares—Redemption Limitations.”

Q:	What is the difference between the Class A and Class B shares of common stock being offered?

A:	We are offering to the public two classes of shares of our common stock, Class A shares and Class B shares. The difference between the share classes relates to selling commissions and ongoing fees and expenses. No selling commissions or distribution fees are paid with respect to Class B shares. See “Description of Capital Stock” and “Plan of Distribution” for a discussion of the differences between our Class A and Class B shares.

Class A shares are available to the general public. Class B shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, of investment dealers, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (5) by endowments, foundations, pension funds and other institutional investors or (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers. If you are eligible to purchase both classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts if you elect to purchase Class A shares. Before making your investment decision, you should consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase.

Q:	At what point will the initial proceeds of this offering be released from escrow?

A:	We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive purchase orders for at least $10,000,000 (including shares purchased by our sponsor, its affiliates and our directors and officers and excluding purchase orders received from Pennsylvania investors), in any combination of purchases of Class A and Class B shares and our board of directors has authorized the release of the escrowed purchase order proceeds to us so that we can commence operations. A higher minimum offering amount of $75,000,000 applies to Pennsylvania investors. See “Plan of Distribution—Special Notice to Pennsylvania Investors.” If we do not raise the minimum amount and commence operations by January 3, 2014, this offering will be terminated and our escrow agent will promptly send you a full refund of your investment with interest and without deduction for escrow expenses. Notwithstanding the foregoing, you may elect to withdraw your purchase order and request a full refund of your investment with interest and without deduction for escrow expenses at any time before the escrowed funds are released to us. If we raise the minimum offering amount and the offering proceeds are released to us, investors will also receive additional shares of our common stock in an amount equal to their pro rata share of the interest earned from the escrow account based on the number of days each investor’s proceeds were held in the escrow account.

Q:	What is the per share purchase price?

A:	During the escrow period, the per share purchase price for shares of our common stock will be $12.00, plus, for Class A shares only, applicable selling commissions. After the close of the escrow period, each class of shares will be sold at the NAV per share for such class, plus, for Class A shares only, applicable selling commissions. Each class of shares may have a different NAV per share because certain fees and expenses differ with respect to each class.

Q:	How will your NAV per share be calculated?

A:	At the conclusion of the escrow period, NAV for each class of shares will be equal to the aggregate dollar amount paid to us by stockholders during the escrow period to purchase shares in each respective class, less our liabilities and, for Class A shares only, selling commissions. Thereafter, in order to calculate our NAV at the end of each business day, our advisor will allocate any change in our aggregate NAV (whether an increase or decrease) among each class of shares based on each class’s relative percentage of the previous aggregate NAV. Changes in our daily NAV will include, without limitation, daily accruals of our net portfolio income, interest expense, the advisory fee, the dealer manager fee, distributions, unrealized/realized gains and losses on assets and any expense reimbursements. The net portfolio income will be calculated and accrued on the basis of data extracted from (1) the quarterly budget for each property and at the company level, including organization and offering expenses and certain operating expenses, (2) material, unbudgeted non-recurring income and expense events when our advisor becomes aware of such events and the relevant information is available and (3) material property acquisitions and dispositions occurring during the month. On an ongoing basis, based on information provided by our advisor and our independent valuation advisor, our advisor will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of daily accruals for which financial information is available. Our advisor has agreed to pay all of our organization and offering expenses on our behalf through the commencement of this offering on January 3, 2013 and certain of our organization and offering expenses from January 3, 2013 through January 3, 2014. We will reimburse our advisor for such expenses ratably over the 60 months following January 3, 2014. The organization and offering expenses paid by our advisor prior to January 3, 2014 will be deducted from our NAV as and when they are reimbursed.

Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand), the deduction of any other liabilities and the allocation of income and expenses, our advisor will incorporate any class-specific adjustments to our NAV, including additional issuances and redemptions of our common stock and accruals of class-specific expenses such as the distribution fee. Our share classes may have different expense accruals associated with the advisory fee we will pay our advisor because the performance component of our advisory fee is calculated separately with respect to each class. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the “distribution adjustment date,” our NAV for each class will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record of each class as of the record date. NAV per share for each class is calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day.

The valuation of our properties will be managed by our independent valuation advisor, Altus Group U.S., Inc., or Altus Group, a valuation firm selected by our advisor and approved by our board of directors, including a majority of our independent directors, to serve as our independent valuation advisor. Altus Group is a multidisciplinary provider of independent, professional real estate services with a network of over 50 offices in a number of countries worldwide, including Australia, Canada, China, the United Kingdom and the United States. Altus Group is engaged in the business of valuing commercial real estate properties and is not affiliated with our advisor. At the beginning of each calendar year, our independent valuation advisor will prepare a schedule with the objective of having all of our consolidated properties valued each quarter by an appraisal. Although our independent valuation advisor will perform the majority of the appraisals, our valuation guidelines will require that on a rotating basis, approximately 25% of our properties in any particular quarter must be appraised by one or more appraisers who are not affiliated with us, our advisor or our independent valuation advisor. We believe our policy of rotating the appraisers of our properties will meaningfully enhance the accuracy of our NAV calculation. In addition, prior to the beginning of each quarter, our independent valuation advisor will develop an estimate of the quarter-end value for each property. This estimated value will be based on anticipated cash flows and, if applicable, anticipated property-specific events applied to the cash flow for the property. The difference, if any, between the estimated value for quarter-end and the latest appraised value will be amortized daily over the quarter, unless our advisor or our independent valuation advisor determines that an intra-quarter adjustment is appropriate.

See “Net Asset Value Calculation and Valuation Guidelines” for more information regarding the calculation of our NAV per share and how our properties and real estate-related assets will be valued.

Q:	Will the independent valuation advisor calculate or be responsible for the NAV per share?

A:	No. Our NAV per share will be calculated by our advisor. While our independent valuation advisor will periodically provide estimated valuations of each of our real properties, our independent valuation advisor will not be responsible for or calculate our daily NAV per share.

Q:	How exact will the calculation of the daily NAV per share be?

A:

Our goal is to provide a reasonable estimate of the market value of our shares through our daily NAV per share calculation. Our assets will consist principally of commercial real estate properties, the valuation of which is prepared by our independent valuation advisor in accordance with valuation guidelines approved by our board of directors, which are inherently subjective and subject to a number of judgments and assumptions that may not prove to be accurate. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate properties. The daily calculation of our NAV per share by our advisor may not reflect the precise amount that might be paid for your shares in a market transaction. On any given day, our published NAV per share may not fully reflect certain material events to the extent that they are not known, or their financial impact on our portfolio is not immediately quantifiable. Furthermore, rapidly changing market conditions may not be fully reflected in our daily NAV. Any resulting potential disparity in our NAV per share may inure to the benefit of redeeming stockholders, existing stockholders or stockholders who buy new shares. See “Net Asset Value Calculation and Valuation Guidelines—NAV and NAV Per Share Calculation.”

Q:	Will I be charged selling commissions?

A:	If you purchase Class A shares, yes, subject to exceptions for certain categories of purchasers. Investors in Class A shares will generally pay selling commissions equal to 3% of our NAV per Class A share on the date of the purchase. Discounts are also available for certain volume purchases in the primary offering. See “Plan of Distribution.” Stockholders will not pay selling commissions on Class B shares or when purchasing shares of either class pursuant to our distribution reinvestment plan.

We will also pay the dealer manager a dealer manager fee and a distribution fee. The dealer manager fee will accrue daily in an amount equal to 1/365th of 0.55% of our NAV for our outstanding Class A and Class B shares for such day on a continuous basis from year to year. The dealer manager fee will be payable in arrears on a quarterly basis. The distribution fee, which is payable with respect to our Class A shares only, will accrue daily in an amount equal to up to 1/365th of 0.50% of our NAV for our outstanding Class A shares for such day on a continuous basis from year to year. The distribution fee will be payable in arrears on a quarterly basis. We will not pay a distribution fee with respect to Class B shares.

Q:	Is there any minimum investment required?

A:	The minimum initial investment in shares of our common stock is $2,500, and the minimum subsequent investment in our shares is $500 per transaction, except that the minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan. In addition, our board may elect to accept smaller investments in its discretion.

Q:	What is the expected term of this offering?

A:	We have registered $2,500,000,000 in shares of our common stock to be sold in our primary offering and up to $250,000,000 in shares to be sold pursuant to our distribution reinvestment plan. It is our intent, however, to conduct a continuous offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock, including filing an amendment to the registration statement with the SEC on or before such time as the most recent offering price per share represents a 20% change from the $12.00 per share price set forth in the registration statement as originally declared effective by the SEC or the price per share set forth in the latest amendment thereto filed with the SEC. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such amendment until it is declared effective, if at all.

This is a “best efforts” offering, which means that the dealer manager and the participating brokers are only required to use their best efforts to sell the shares.

Q:	Will I receive distributions and how often?

A:

We expect that our board of directors will declare distributions with a daily record date, and pay distributions monthly in arrears commencing with the first full month after the escrow period concludes. Any distributions we make will be at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. Our board of directors’ discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To maintain our qualification as a

REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gains. See “Description of Capital Stock—Distributions” and “Federal Income Tax Considerations.”

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the lower rates applicable to individuals for “qualified dividends” from taxable corporations.

We may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets. In addition, a portion of your distributions may be considered return of capital for tax purposes. These amounts will not be subject to tax, but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are redeemed, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, you should consult with your tax advisor. See “Federal Income Tax Considerations.”

Q:	May I reinvest my cash distributions in additional shares?

A:	Yes. We have adopted a distribution reinvestment plan whereby stockholders may elect to have their cash distributions automatically reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan will be equal to our NAV per share for that share class on the date that the distribution is payable, after giving effect to the distribution. Stockholders will not pay selling commissions when purchasing shares under our distribution reinvestment plan. See “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions you may receive from us.

Q:	Can I be certain that I will be able to liquidate my investment immediately at the time of my choosing?

A:	No. While stockholders may request on a daily basis that we redeem all or any portion of their shares pursuant to our redemption plan, our ability to fulfill redemption requests is subject to a number of limitations. As a result, redemptions may not be available at all times. Our redemption plan will begin on the first day of the calendar quarter following the conclusion of our escrow period. The total amount of redemptions during a calendar quarter will be limited to Class A and Class B shares whose aggregate value (based on the redemption price per share on the date of the redemption) is equal to 5% of our total NAV for each class of shares as of the last day of the previous calendar quarter. In addition, if redemptions do not reach the 5% limit in a calendar quarter, the unused portion generally will be carried over to the next quarter and not any subsequent quarter, such that the maximum amount of redemptions during any quarter may never exceed 10% of the combined NAV for both classes of shares as of the last day of the previous calendar quarter.

The vast majority of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy redemption requests. In order to provide liquidity for redemptions, we intend to generally maintain under normal circumstances an aggregate allocation to publicly traded equity securities, cash, cash equivalents and other short-term investments of at least 10% of our overall NAV. Should redemption requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having a material adverse impact on non-redeeming stockholders, then our board of directors may modify or suspend our redemption plan if it deems such action to be in the best interest of our stockholders. If our board of directors materially amends (including any reduction of the quarterly limit) or suspends the redemption plan during any quarter, other than any temporary suspension to address certain external events unrelated to our business, any unused portion of that quarter’s 5% limit will not be carried forward to the next quarter or any subsequent quarter. See “Share Purchases and Redemptions—Redeeming Shares—Redemption Limitations.”

Q:	What is the redemption price?

A:	The redemption price per share on any business day after the escrow period will be equal to our NAV per share for the class of shares being redeemed. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption which will inure indirectly to the benefit of our remaining stockholders. See “Share Purchases and Redemptions—Redeeming Shares.”

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	three quarterly financial reports and investor statements;

•	an annual report;

•	in the case of certain U.S. stockholders, an annual IRS Form 1099-DIV or Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S;

•	confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through minimum account investment or withdrawal programs); and

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a quarterly statement providing material information regarding your participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the distribution reinvestment plan for the calendar year.

Depending on legal requirements, we will provide this information to you via U.S. mail or other courier, facsimile, electronic delivery, posting on our website, www.rreefpropertytrust.com, or some combination of the foregoing.

In general, the above materials will be provided to you via U.S. mail unless you affirmatively elect to receive them via electronic delivery. If you do not elect to receive these materials via electronic delivery, we will mail to you only those materials which are required to be delivered to stockholders in hard copy form. We will not mail to you other reports we file with the SEC that are available to you on the SEC’s website at www.sec.gov.

In addition, on each business day after the escrow period, our current NAV per share will be posted on our website and made publicly available on our toll-free, automated information line, (855) 285-0508, after it has been calculated at the end of each business day.

Q:	When will I get my detailed tax information?

A:	In the case of certain U.S. stockholders, your Form 1099-DIV tax information, if required, will be mailed by January 30 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or our transfer agent at:

DST Systems, Inc.

333 W. 11th Street

Kansas City, MO 64105

Phone: (816) 435-1000

PROSPECTUS SUMMARY

This prospectus summary highlights certain information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.

RREEF Property Trust, Inc.

We are a newly organized Maryland corporation formed to invest in a diversified portfolio of high quality, income-producing commercial real estate located primarily throughout the United States, including, without limitation, office, industrial, retail and multifamily properties. Although we intend to invest primarily in real properties, we also intend to acquire common and preferred stock of publicly traded REITs and other real estate companies, which we refer to as “real estate equity securities,” and debt backed principally by real estate, such as senior mortgage loans, subordinated mortgage loans, mezzanine loans and commercial mortgage-backed securities, or CMBS, which we collectively refer to as “real estate loans.” We refer to real estate equity securities and real estate loans collectively as “real estate-related assets.” We will seek geographic diversification of our property portfolio and for the properties underlying our investments in real estate-related assets principally in major metropolitan areas and secondary markets throughout the United States, with up to 10% of our portfolio (based on NAV) allocated to properties located outside of the United States. We believe that our diversified investment strategy will allow us to achieve reasonably predictable and stable current income, which will provide a principal source of return for our investors, along with the potential for long-term capital appreciation in our net asset value, or NAV. An investment in our common stock will also provide investors with exposure to a major asset class (commercial real estate) that typically has not been correlated with the stock market, has demonstrated less volatility than listed stocks over time, may serve as a potential hedge against inflation and provide diversification as part of an overall investment portfolio.

We are structured as a perpetual-life, non-exchange traded REIT. This means that, subject to regulatory approval of our filings for additional offerings, we will sell shares of our common stock on a continuous basis and for an indefinite period of time. In addition, after the escrow period, we will sell our shares at a price based on the NAV of our underlying assets, as calculated by our advisor. Although our common stock will not be listed for trading on a stock market or other trading exchange, we expect to provide our investors with limited liquidity through a redemption plan that will permit investors to request redemption of all or a portion of their shares on any business day at the daily NAV per share, subject to certain limitations described in this prospectus. As a perpetual-life, non-traded REIT, our investment strategy will not be restricted by the need to provide, and our charter does not require that we provide our stockholders with, liquidity through a single terminal “liquidity event.” We believe that our targeted portfolio allocation to publicly traded real estate equity securities and other liquid assets will allow us under normal market conditions to satisfy daily redemption requests under our share redemption plan, and therefore enable our stockholders to obtain liquidity for their investment in us as needed.

We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive purchase orders (excluding purchase orders received from Pennsylvania investors) for at least $10,000,000, including shares purchased by our sponsor, its affiliates and our directors and officers, in any combination of Class A and Class B shares of our common stock and our board of directors has authorized the release of funds in the escrow account, at which time we will commence operations. Investors’ funds will not be subject to any fees until we commence operations. If we do not raise the minimum offering amount and commence operations before January 3, 2014 (one year following the first date in which our shares are offered for sale to the public) this offering will be terminated and our escrow agent will promptly send you a full refund of your investment with interest and without a deduction for escrow expenses. Notwithstanding the foregoing, you may elect to withdraw your purchase order and request a full refund of your investment with interest and without deduction for escrow expenses at any time before the escrowed funds are released to us.

We intend to qualify as a REIT for federal income tax purposes beginning with our taxable year ending December 31 of the year in which the escrow period concludes. We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. We intend to hold all of our investments through our operating partnership, of which we are the sole general partner.

Our office is located at 345 Park Avenue, 24th Floor, New York, NY 10154 and our telephone number is (212) 454-6260. We maintain a toll-free, automated information line at (855) 285-0508 where you can obtain the daily determination of our NAV per share for each share class. You may find additional information about us at our website, www.rreefpropertytrust.com. The contents of our website are not incorporated by reference in, and are not otherwise a part of, this prospectus.

Summary Risk Factors

An investment in shares of our common stock involves significant risks and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. Some of the more significant risks relating to an investment in shares of our common stock include those listed below.

•	We are a newly formed corporation and have no operating history. There is no assurance that we will achieve our investment objectives.

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Because we have not yet identified any assets to be purchased with the net proceeds from this offering, this is a “blind pool” offering and you will not be able to evaluate our investments before we make them.

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Our shares should be considered as having only limited liquidity and at times may be illiquid. Because we do not expect that there will ever be a public trading market for shares of our common stock, redemption of shares by us will likely be the only way for you to dispose of your shares promptly. Because the vast majority of our assets will consist of properties that cannot generally be liquidated without impacting our ability to realize full value upon their disposition, we may not always have sufficient resources to satisfy redemption requests. As a result, our redemption plan contains limitations on the number of shares we will redeem in any calendar quarter. Our board of directors has the right to modify or suspend our redemption plan if it deems such action to be in the best interest of our stockholders.

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The amount of distributions we may make, if any, is uncertain. We may pay distributions and fund redemptions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources. Payment of distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate, which may negatively impact the value of your investment and our daily NAV per share.

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After the escrow period, the purchase and redemption price for shares of our common stock will be based on our NAV per share, as calculated by our advisor. Because the valuation methodologies used to appraise our properties involve subjective judgments and estimates, our daily NAV may not accurately reflect the actual price at which these assets could be liquidated on any given day. Further, rapidly changing market conditions or material events may not be fully reflected in our daily NAV. The resulting potential disparity in our NAV may inure to the benefit of stockholders whose shares are redeemed or new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

•	We are dependent upon our advisor to select our investments and conduct our operations. Our advisor will face conflicts of interest as a result of, among other things, time constraints, allocation of investment opportunities and the fact that we will pay substantial fees to our advisor. Because the agreement governing these services was not negotiated on an arm’s-length basis, these fees may exceed what we would pay to an independent third party.

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This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in properties and our ability to achieve our investment objectives could be adversely affected.

•	Our investments in properties may be affected by an uncertain real estate market and general economic conditions, which could decrease the value of those assets and reduce our NAV.

•	Our use of financial leverage increases the risk of your investment and could hinder our ability to pay distributions to our stockholders.

•	Our board of directors may change certain of our investment and operational policies without stockholder approval, which could alter the nature of your investment.

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If we fail to qualify as a REIT and no relief provisions apply, our NAV per share and cash available for distribution to our stockholders could materially decrease. Even if relief provisions allow us to maintain our REIT status, we may incur a material tax liability.

Our Sponsor and Advisor

RREEF America L.L.C., or RREEF America, is our sponsor and our advisor. Headquartered in New York, RREEF America has been acquiring and managing real estate investments in the United States on behalf of institutional investors since 1975. RREEF America, together with its affiliates in Europe and Asia, comprise the global real estate investment business (formerly RREEF Real Estate) of Deutsche Asset & Wealth Management, a division of Deutsche Bank. As part of the Alternatives and Real Assets platform, Deutsche Asset & Wealth Management’s real estate investment business is one of the largest real estate investment managers in the world with more than 450 professionals located in 21 cities globally. The global business offers a diverse range of risk return and geographic real estate strategies, including stabilized, value-add and high yield properties and investments in real estate-related assets on behalf of its approximately 530 institutional clients, including public and corporate pensions, foundations and labor union plans. Our advisor employs a disciplined approach to investing and creates innovative investment solutions designed to meet specific client requirements. Regional research teams are complemented by locally focused investment and asset managers that provide proprietary perspectives on market opportunities, trends and risks. Our advisor combines this market intelligence with sophisticated portfolio construction and risk management in order to achieve superior long-term risk adjusted returns, preservation of capital and diversification for its clients. As of December 31, 2012, Deutsche Asset & Wealth Management’s real estate investment business had approximately $48.8 billion in total assets under management, including approximately $39.2 billion of properties and $9.6 billion of real estate securities (excluding infrastructure securities, which were previously included in the assets under management by the RREEF Real Estate business).

Pursuant to the advisory agreement, RREEF America is responsible for managing all of our day-to-day operations, including, subject to oversight by our board of directors, sourcing our investment opportunities and making decisions related to the acquisition, management and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations. See “Management—Our Sponsor and Advisor” and “Management—The Advisory Agreement.” Where appropriate, RREEF America will leverage the global resources of its affiliated platforms to achieve our investment goals and objectives. We believe that Deutsche Asset & Wealth Management’s extensive hands-on real estate experience in target regional markets and in all aspects of the real estate life cycle are key competitive strengths for our diversified real estate investment and management activities. In addition, RREEF America’s experience in managing institutional real estate funds with similar NAV pricing structures and valuation processes will be beneficial to the implementation of our daily NAV calculation methodologies.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have seven directors, four of whom are independent of us, our advisor and its affiliates. Our charter requires that a majority of our directors be independent of our advisor, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of such independent director’s successor. Our charter also provides that our independent directors are responsible for reviewing the performance of our advisor and approving the compensation paid to our advisor and its affiliates. Among its other responsibilities, our board of directors (including the independent directors) has adopted valuation guidelines for establishing our NAV on each business day and valuing our commercial real estate assets, related liabilities and notes receivable secured by real estate, and will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our directors are elected annually by our stockholders. The names and biographical information of our directors are provided under “Management—Directors and Executive Officers.”

The Dealer Manager

SC Distributors, LLC, or the dealer manager, coordinates the distribution of the shares of our common stock on a best efforts basis, manage our relationships with participating broker dealers and provide assistance in connection with compliance matters relating to marketing the offering. The dealer manager’s senior management team has significant experience in securities distribution and management, due diligence and product structuring. Patrick J. Miller, the president of the dealer manager, has over 24 years of experience in the financial services business, including extensive experience overseeing national sales and marketing. The dealer manager is a member of Financial Industry Regulatory Authority, Inc., or FINRA, and is an affiliate of the sub-advisor.

The Sub-Advisor

Our advisor has engaged Strategic Capital Advisory Services, LLC, an affiliate of the dealer manager which we refer to as the sub-advisor, to provide certain advisory services to our advisor. The sub-advisor provides administrative services relating to communications with our stockholders, public relations activities, marketing services, technology support and various operational services, including supervising the performance of our transfer and escrow agents and assisting in the administration of our distribution reinvestment program and our redemption plan. All fees paid to the sub-advisor for the services described above are paid by our advisor out of the advisory fee that we pay to our advisor. We have also agreed to reimburse the sub-advisor for its out-of-pocket expenses in connection with providing services to us and will pay the sub-advisor a $25.00 charge per subscription agreement for reviewing and processing subscription agreements. The sub-advisor serves as a fiduciary under a sub-advisory agreement with our advisor. Other than as described above, the sub-advisor does not have a contractual relationship with us. If the sub-advisor does not adequately perform its duties or fails to dedicate sufficient time to us, our only recourse will be against our advisor, which retains ultimate responsibility for the performance of all matters entrusted to it under the advisory agreement. See “Management—The Sub-Advisory Agreement.”

Our Operating Partnership

We intend to own all of our assets through RREEF Property Operating Partnership, LP, or our operating partnership, in order to be organized as an umbrella partnership REIT, or UPREIT. An UPREIT is a REIT that holds all or substantially all of its assets through a partnership that the REIT controls as general partner. We have elected to use an UPREIT structure primarily to facilitate acquisitions of real estate properties and to facilitate investments in us by certain institutional investors. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may transfer the property to our operating partnership in exchange for limited partnership interests. Such exchange could be made on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller redeems its interests in our operating partnership for cash may give us a competitive advantage in acquiring desired properties or investments relative to buyers who cannot offer this opportunity. In addition, investing in our operating partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure. We are the sole general partner of our operating partnership and initially contributed $199,000 to our operating partnership in exchange for our general partner interest. RREEF Property OP Holder, LLC, our wholly owned subsidiary, is its initial limited partner and has contributed $1,000 to our operating partnership in exchange for its limited partnership interest.

Our Structure

The following chart shows our current ownership structure and our relationship with RREEF America, the dealer manager and their respective affiliates as of the date of this prospectus.

(1)	Deutsche Bank A.G. indirectly owns 100% of RREEF America L.L.C.

Estimated Use of Proceeds

After paying selling commissions and organization and offering expenses, we estimate that we will receive net proceeds from this offering in an amount equal to $2,194,733,010, or approximately 97.5% of the gross proceeds from this offering, assuming that we sell the maximum primary offering amount and that 50% of the offering proceeds in the primary offering are from the sale of Class A shares and 50% are from the sale of

Class B shares. We expect to use the net proceeds of this offering to (1) make investments in accordance with our investment strategy and policies; (2) reduce borrowings and repay indebtedness incurred under various financing agreements we may enter into and (3) fund redemptions under our redemption plan. Generally, our policy will be to pay distributions from cash flow from operations. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from other sources, including, without limitation, the sale of assets, borrowings, offering proceeds, and the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. See “Estimated Use of Proceeds.”

Investment Objectives

Our primary investment objectives are to:

•	generate an attractive and reasonably stable level of current income for distribution to our stockholders;

•	preserve and protect our stockholders’ capital investments;

•	achieve appreciation of our NAV; and

•	enable our stockholders to allocate a portion of their diversified, long-term investment portfolios to real estate as an alternative asset class.

See the “Investment Objectives and Strategy” section of this prospectus for a more complete description of our investment objectives, strategy and policies, as well as our investment restrictions. We may not achieve our investment objectives. See “Risk Factors” below.

Investment Strategy and Guidelines

Our investment strategy is to acquire a diversified portfolio of (1) high quality, income-producing commercial real estate properties, (2) common and preferred stock of publicly traded REITs and other real estate companies, which we refer to as “real estate equity securities,” and (3) debt backed principally by real estate, which we refer to as “real estate loans.” We refer to investments in real estate loans and real estate equity securities collectively as “real estate-related assets.” Our real property portfolio will be diversified in major and secondary markets across the United States and, to a limited extent, outside of the United States, and will consist primarily of office, industrial, retail and multifamily property types. We intend to provide our investors with superior risk-adjusted long-term returns, including attractive and stable distributions of current income as well as capital preservation and appreciation in our NAV. In addition, we believe that our structure as a perpetual-life REIT will allow us to acquire and manage our investment portfolio in a more active and flexible manner because we will not be limited by a pre-determined operational period and the need to provide a “liquidity event” at the end of that period.

Our board of directors has adopted investment guidelines which set forth, among other things, our portfolio allocation targets, guidelines for investing in our targeted property types and certain investment policies restricting certain types of investments. Our board of directors will formally review our investment guidelines on an annual basis and our portfolio on a quarterly basis or, in each case, more often as it deems appropriate. Changes to our investment guidelines must be approved by our board of directors. The investment guidelines delegate broad authority to our advisor to execute acquisitions and dispositions of properties and real estate-related assets to the extent consistent with the investment guidelines. Our board of directors will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to our advisor with respect to acquisition and disposition transactions. See “Investment Objectives and Strategy” for more details regarding our investment strategy and guidelines.

Potential Competitive Strengths

We believe that we will be able to distinguish ourselves from other owners and operators of commercial real estate properties. We believe our long-term success in executing our investment strategy will be supported by the following competitive strengths:

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Leading Global Real Estate Manager. Our advisor, RREEF America, has over 35 years of operating experience managing and implementing a diverse range of real estate strategies and solutions across the risk/return spectrum. RREEF America, together with its affiliates in Europe and Asia, comprise the global real estate investment business (formerly RREEF Real Estate) of Deutsche Asset & Wealth Management, a division of Deutsche Bank. As part of the Alternatives and Real Assets platform, Deutsche Asset & Wealth Management’s real estate investment business is one of the world’s largest asset managers of institutional capital invested in real estate and real estate-related assets with a client base comprised predominantly of institutional investors, high net worth individuals and family offices. As of December 31, 2012, Deutsche Asset & Wealth Management’s real estate investment business employed more than 450 professionals and staff and had approximately $48.8 billion in real estate and real estate-related assets under management.

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Seasoned Global Investment Heritage with Strong Fiduciary Focus. RREEF Real Estate, the predecessor to Deutsche Asset & Wealth Management’s real estate investment business, was founded by five real estate investment professionals in San Francisco, California in 1975 to invest in real estate on behalf of U.S. institutions by offering collective investment vehicles featuring the same hands-on real estate decision-making that had previously been available primarily to owners of individual properties. Throughout its history, the organization has developed a set of core principles that comprise its fundamental approach to real estate investment management, including open and frequent communication with clients and maximizing alignment of interests.

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Veteran Management Team with a History of Working Together. Our advisor’s senior management team includes executives with an established history of working together successfully, with an average of 13 years of tenure at our advisor and over 20 years of real estate industry experience. This team possesses significant operational and management experience in each of the property sectors in which we intend to invest.

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Multi-Sector Direct Real Estate Investment Experience. Our advisor has significant experience acquiring, managing and exiting real property investments across all of our targeted property types in the U.S. real estate market. As of December 31, 2012, our advisor managed 382 properties in the Americas comprising approximately 94 million square feet in industrial, office, multifamily and retail properties.

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In-House Real Estate Equity Securities Team. The combination of a leading direct property investment platform with a real estate equity securities platform makes Deutsche Asset & Wealth Management’s real estate investment business one of the few global managers capable of providing in-house investment management services for both asset classes. Deutsche Asset & Wealth Management’s real estate investment business is a leading global investment manager of real estate securities, with approximately $9.6 billion of actively managed listed real estate equity securities as of December 31, 2012.

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Diversified Portfolio Strategy. Although we intend to invest primarily in a portfolio of high quality, income-producing properties, we also intend to acquire real estate-related assets. Our strategy is to provide investors with a portfolio of income-producing assets that is well-diversified across property type, geographic region and industry. A relatively predictable and stable current stream of income can be achieved from an appropriately diversified exposure to real estate as an asset class.

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Portfolio Flexibility. Our advisor has strong expertise and capabilities across the real estate industry and in a wide variety of economic conditions throughout varying market cycles over the past 40 years.

Because varying economic conditions can create investment opportunities at different times across property sectors, we believe that our flexible and diversified investment strategy will enable us to continuously reposition our portfolio and capitalize on these opportunities during each market cycle.

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Extensive Sourcing Capabilities. Through our advisor, we will have access to in-depth market knowledge and extensive network of longstanding relationships with real estate owners, developers, brokers, national and regional lenders and other market participants.

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Research Driven Approach to Investing. Deutsche Asset & Wealth Management’s real estate investment business has a 19-member investment research team located in seven offices worldwide that are dedicated to keeping its global real estate professionals at the forefront of the dynamic real estate investment management industry. The organization’s in-depth research capabilities allow our advisor’s real estate professionals to develop unique perspectives and insights into the real estate market based on changing economic factors.

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Disciplined Investment Process. Our advisor’s management team will place a premium on protecting and preserving investors’ capital by performing a comprehensive risk-reward analysis on each prospective investment it evaluates for our portfolio, with a prominent focus on relative values among target assets that are available in the market. Our advisor’s rigorous investment and risk management processes have been developed and refined over multiple real estate cycles throughout its operating history.

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“Hands on” Active Asset Management Process. Our advisor will actively manage our portfolio to mitigate investment risks and improve our portfolio’s efficiency and profitability through a “hands on” approach to investment management. Our advisor has extensive, direct experience in local markets covering all aspects of the real estate investment life cycle. Its personnel are physically located in the markets where we will seek to make investments. In North America, our advisor has 62 asset managers located in nine offices across the country.

Portfolio Allocation Targets

Following our ramp-up period, as further described below, we will seek to invest:

•	up to 80% of our net assets in properties;

•	up to 35% of our net assets in real estate equity securities;

•	up to 15% of our net assets in real estate loans; and

•	up to 10% of our net assets in cash, cash equivalents and other short-term investments.

During the period until we have raised substantial proceeds in this offering and acquired a diversified portfolio of our target investments, which we refer to as our “ramp-up period,” we will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities in order to maximize diversification and risk-adjusted returns. As a result, during our ramp-up period, the percentages of our net assets comprised of various categories of assets may fluctuate as we identify investment opportunities and make investments with a combination of proceeds from this offering and proceeds from borrowings. See “Investment Objectives and Strategy—Investment Guidelines and Portfolio Allocation Targets.”

Leverage

We intend to use a conservative amount of financial leverage to provide additional funds to support our investment activities. We expect that after we have acquired a substantial portfolio of diversified investments, our leverage ratio will be approximately 40% of our gross assets, inclusive of property and entity level debt.

During the period when we are beginning our operations and until we have acquired an initial substantial portfolio of diversified investments, we may employ greater leverage in order to more quickly build a diversified portfolio of assets. Our board of directors may from time to time modify our borrowing policy in light of then-current economic conditions, the relative costs of debt and equity capital, the market values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our charter restricts the amount of indebtedness that we may incur to 300% of our net assets, which approximates 75% of the cost of our investments, but does not restrict the amount of indebtedness we may incur with respect to any single investment. Notwithstanding the foregoing, our aggregate indebtedness may exceed the limit set forth in our charter, but only if such excess is approved by a majority of our independent directors. See “Investment Objectives and Strategy—Borrowing Policies” for more details regarding our borrowing policies.

Daily Purchases of Shares at NAV per Share

During the escrow period, the per share purchase price for shares of our common stock will be $12.00, plus, for Class A shares only, applicable selling commissions. Thereafter, the per share purchase price will vary from day-to-day, on each business day, and will be equal to our NAV per share as of the end of business on such day, plus, for Class A shares only, applicable selling commissions.

After the escrow period, after the close of business on each business day, and in any event no later than the opening of business on the immediately following business day, we will (1) post our NAV per share for such day for each share class on our website and (2) make that business day’s NAV per share for each share class available on our toll-free, automated telephone line. In addition, following the last business day of each month, we will file with the SEC a prospectus supplement disclosing our NAV per share for each share class for each business day in the preceding month. As disclosed in “Share Purchases and Redemptions—Buying Shares,” we will disclose, on a quarterly basis in a prospectus supplement filed with the SEC, the principal valuation components of our NAV.

Any purchase orders that we receive prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time) on any day the New York Stock Exchange is open for trading (a business day) will be executed at a price equal to our NAV per share for that day, as calculated after the close of business on that day. Purchase orders that we receive after the close of business (generally, 4:00 p.m. Eastern time) will be executed at a price equal to our NAV per share as of the close of business on the next business day. Purchase orders placed on a day that is not a business day will be executed as if they were received prior to the close of business on the immediately following business day. See “Share Purchases and Redemptions—Buying Shares” for more details.

Daily Redemption of Shares at NAV Per Share

While you should view your investment as long term and with limited liquidity, we have adopted a redemption plan, whereby on any business day, stockholders may request that we redeem all or any portion of their shares. Our redemption plan will begin on the first day of the calendar quarter following the conclusion of our escrow period. For example, if our escrow period concludes in May, our redemption plan will begin on July 1 of the same year. Redemption requests received before the close of business (generally, 4:00 p.m. Eastern time) will be effected at a redemption price equal to our NAV per share calculated at the close of business on that day (that is, at the same price as any purchase orders received that day). Redemption requests received after the close of business (generally, 4:00 p.m. Eastern time) on any business day, or received on a day other than a business day, will be effected at our NAV per share as calculated of the close of business on the next business day. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the aggregate NAV per share of the shares being redeemed, which will inure indirectly to the benefit of our remaining stockholders. We expect that there will be no regular secondary trading market for shares of our common stock.

The total amount of redemptions in any calendar quarter will be limited to Class A and Class B shares whose aggregate value (based on the redemption price per share on the date of the redemption) is equal to 5% of our combined NAV for both classes of shares as of the last day of the previous calendar quarter. In addition, if redemptions do not reach the 5% limit in a calendar quarter, the unused portion generally will be carried over to the next quarter and not any subsequent quarter, such that the maximum amount of redemptions during any quarter may never exceed 10% of the combined NAV for both classes of shares as of the last day of the previous calendar quarter. If the quarterly volume limitation is reached on or before the third business day of a calendar quarter, redemption requests during the next quarter will be satisfied on a stockholder by stockholder basis, which we refer to as a per stockholder allocation, instead of a first-come, first-served basis. Pursuant to the per stockholder allocation, each of our stockholders would be allowed to request redemption at any time during such quarter of a total number of shares not to exceed 5% of the shares of common stock the stockholder held as of the end of the prior quarter. The per stockholder allocation requirement will remain in effect for each succeeding quarter for which the total redemptions for the immediately preceding quarter exceeded 4% of our NAV on the last business day of such preceding quarter. If total redemptions during a quarter for which the per stockholder allocation applies are equal to or less than 4% of our NAV on the last business day of such preceding quarter, then redemptions will again be satisfied on a first-come, first-served basis for the next succeeding quarter and each quarter thereafter.

Although the vast majority of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition, we will maintain a number of sources of liquidity, including under normal circumstances, an aggregate allocation to liquid assets, including cash, cash equivalents, other short-term investments and publicly traded securities of at least 10% of our NAV. Despite these sources of liquidity, we may not always have sufficient liquid resources to satisfy redemption requests. Should redemption requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having a material adverse impact on non-redeeming stockholders, then our board of directors may modify or suspend our redemption plan if it deems such action to be in the best interests of our stockholders. If our board of directors materially amends (including any reduction of the quarterly limit) or suspends the redemption plan during any quarter, other than any temporary suspension to address certain external events unrelated to our business, any unused portion of that quarter’s 5% limit will not be carried forward to the next quarter or any subsequent quarter. See “Share Purchases and Redemptions—Redeeming Shares—Redemption Limitations.”

Distributions and Distribution Reinvestment Plan

In order to qualify as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income. For these purposes, REIT taxable income is determined without regard to the dividends-paid deduction and excludes net capital gain. Further, REIT taxable income does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States, or GAAP. Our board of directors may authorize distributions in excess of those required for us to maintain our REIT status depending on our financial condition and such other factors as our board may deem relevant. Generally, our policy will be to pay distributions from cash flow from operations. However, we are authorized to fund distributions from any other source, including, without limitation, the proceeds of this offering, borrowings or the sale of properties or other investments, and we have not established a limit on the amounts we may pay from such sources. Distributions may constitute a return of capital. We have not established a minimum distribution level. The amount of any distributions will be determined by our board of directors and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board.

We expect that our cash flow from operations available for distribution will be lower during the initial stages of this offering until we have raised significant capital and made substantial investments. As a result, we expect that during the early stages of our operations, and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period. These distributions would be paid from proceeds of this offering, borrowings or any other available source. Contrary to traditional non-exchange-traded REITs, however, whose shares are typically sold and, on a limited basis, redeemed at, a fixed price that is not intended to reflect the value of the shares, our common stock will be sold and redeemed on a daily basis at a price based on NAV per share. As a result, distributions that exceed our operating cash flow will be reflected in our daily NAV calculation.

We have adopted a distribution reinvestment plan, whereby stockholders may elect to have their cash distributions automatically reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. The per-share price for shares purchased pursuant to our distribution reinvestment plan will be equal to the NAV per share applicable to the class of shares being purchased, calculated as of the distribution date. Stockholders will not pay selling commissions when purchasing shares pursuant to the distribution reinvestment plan. For the complete terms of the distribution reinvestment plan, see Appendix B to this prospectus.

Fees and Expenses

We will pay our advisor and the dealer manager the fees and expense reimbursements described below in connection with performing services for us. We do not intend to pay our advisor or its affiliates any separate fees for property acquisitions, dispositions or financings, although our charter authorizes us to do so.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Stage

Selling Commissions – The Dealer Manager

We will pay the dealer manager selling commissions of up to 3.0% of the NAV per Class A share on the date of the purchase. All or a portion of the selling commissions may be waived or reallowed at the discretion of the dealer manager and may be reduced for volume purchases.

We will not pay selling commissions with respect to purchases of Class B shares or shares of either class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class A shares sold, the NAV per Class A share and the type of accounts that purchase Class A shares. Aggregate selling commissions will equal approximately $146,000 if we sell the minimum offering amount and approximately $32,767,000 if we sell the maximum offering amount, assuming that 50% of our offering proceeds are from the sale of Class A shares and 50% of our offering proceeds are from the sale of Class B shares, the maximum selling commission is paid for each Class A share sold in our primary offering, the NAV per Class A share is $12.00 and we do not reallocate any shares between our primary offering and our distribution reinvestment plan.

Dealer Manager Fee –The Dealer Manager	We will pay the dealer manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.55% of our NAV for our outstanding Class A and Class B shares for such day on a continuous basis from year to year. We will cease paying the dealer manager fee on the date at which total underwriting compensation paid with respect to such shares exceeds 10% of the gross proceeds from the primary portion of our offering. The dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers that meet certain thresholds of our shares under management. The dealer manager fee will be payable in arrears on a monthly basis. Because the dealer manager fee is calculated based on our NAV, it reduces our NAV with respect to all outstanding Class A and Class B shares, including shares issued under our distribution reinvestment plan.	Actual amounts depend upon our daily NAV and when shares are purchased. The dealer manager fee will equal approximately $47,000 per annum if we sell the minimum offering amount and approximately $13,446,000 per annum if we sell the maximum offering amount, assuming that our NAV per share for each class of shares remains constant. In the aggregate, underwriting compensation from all sources, including selling commissions, the dealer manager fee, the distribution fee and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Distribution Fee – The Dealer Manager

We will pay the dealer manager a distribution fee with respect to our outstanding Class A shares only that accrues daily in an amount equal to up to 1/365th of 0.50% of our NAV for our outstanding Class A shares for such day on a continuous basis from year to year. We will cease paying the distribution fee on the date at which total underwriting compensation paid exceeds 10% of the gross proceeds from the primary portion of our offering. The distribution fee will be payable in arrears on a monthly basis. The dealer manager may reallow the distribution fee to participating broker-dealers for services that such broker-dealers perform in connection with the distribution of the Class A shares. Because the distribution fee is calculated based on our NAV for all outstanding

Class A shares, it reduces the NAV with respect to all Class A shares, including shares issued under our distribution reinvestment plan.

We will not pay a distribution fee with respect to Class B shares.

Actual amounts depend upon our daily NAV, the number of Class A shares purchased and when shares are purchased. The distribution fee will equal approximately $21,000 per annum if we sell the minimum offering amount and approximately $6,030,000 per annum if we sell the maximum offering amount, assuming that 50% of our offering proceeds are from the sale of Class A shares and 50% of our offering proceeds are from the sale of Class B shares and our NAV per Class A share remains constant. In the aggregate, underwriting compensation from all sources, including selling commissions, the dealer manager fee, the distribution fee and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

Organization and Offering Expense Reimbursement – Our Advisor	Our advisor has agreed to pay all of our organization and offering expenses on our behalf through the commencement of this offering on January 3, 2013 and certain of our organization and offering expenses from January 3, 2013 through January 3, 2014. We will reimburse our advisor for such expenses (other than selling commissions, the dealer manager fee and distribution fees) ratably over the 60 months following January 3, 2014. We will reimburse our advisor for any other organization and offering expenses that it incurs on our behalf as and when incurred. We may reimburse the dealer manager for certain expenses that are deemed underwriting compensation. We expect that our organization and offering expenses (other than selling commissions, dealer manager fees and distribution fees) will be approximately 1.0% of our gross offering proceeds, assuming we raise the maximum offering amount.	We estimate our organization and offering expenses to be between approximately $1,354,000 and $22,500,000, depending on the amount raised in this offering.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Acquisition Expense Reimbursement – Our Advisor	We do not intend to pay our advisor any acquisition, financing or other similar fees in connection with making investments, although our charter authorizes us to do so. We will reimburse our advisor for out-of-	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.
pocket expenses in connection with the selection and acquisition of properties and real estate-related assets, whether or not such investments are acquired, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of acquisition services to us other than our executive officers.

Operational Stage

Operating Expense Reimbursement – Our Advisor	We will reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including our allocable share of our advisor’s overhead, such as rent, utilities and personnel costs for individuals who are directly involved in the performance of services to us and are not our executive officers. The expense reimbursements that we will pay to our advisor include expenses incurred by the sub-advisor on our behalf.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Advisory Fee – Our Advisor	We will pay our advisor an advisory fee equal to (1) a fixed component that accrues daily in an amount equal to 1/365th of 1.0% of our NAV for each class for such day; provided that the fixed component will not be earned and, therefore, will not begin to accrue until the date on which our combined NAV for both classes of shares has reached $50,000,000, and (2) a performance component calculated for each class on the basis of the total return of that class in any calendar year, such that for any year in which our total return per share for such class exceeds 6% per annum, our advisor will receive 25% of the excess total return allocable to that class; provided that in no event will the performance component exceed 10% of the aggregate total return allocable to such class for such year. In the event our NAV per share decreases below	Actual amounts of the fixed component depend upon our daily NAV. The fixed component of the advisory fee will equal approximately $0 per annum if we sell the minimum offering amount and approximately $23,947,000 per annum if we sell the maximum offering amount, assuming that our NAV per share remains constant. Actual amounts of the performance component depend upon the appreciation of our NAV per share and our payment of distributions and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

$12.00 for any class, the performance component will not be earned on any increase in NAV up to $12.00 with respect to that class, provided that we may decrease this threshold if (i) there has been a fundamental and unexpected change in the overall real estate market and (ii) our board of directors, including a majority of our independent directors, has determined that such change is necessary to appropriately incent our advisor to perform in a manner that maximizes stockholder value and is in the best interests of our stockholders. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”

Conflicts of Interest

Our advisor and its affiliates will experience conflicts of interests in connection with the management of our business, including those listed below.

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Our advisor must determine which investment opportunities are allocated to us and the other real estate funds and separate accounts advised or managed by our advisor or its affiliates, some of which may have investment objectives and strategies comparable to ours.

•

Certain personnel of our advisor, acting on its behalf in its capacity as our advisor, will have conflicts of interest in allocating their time and services among us and other real estate programs or business activities in which they may be involved.

•	The compensation payable by us to our advisor may not be on terms that would result from arm’s-length negotiations between unaffiliated parties.

•	The advisory fee and performance fee that we pay to our advisor are based upon our NAV, and our advisor will be involved in calculation of our daily NAV.

Our charter contains provisions, and our advisor has adopted policies and procedures, that are designed to eliminate or mitigate many of the various conflicts of interest. Many investment opportunities that are suitable for us may also be suitable for other real estate funds and separate accounts managed or advised by our advisor and its affiliates, which we refer to together with our company as our “programs.” When our advisor identifies a real estate investment opportunity, it will present the opportunity to the program which it advises or manages that has the highest priority position on the rotation priority list, but only if the investment opportunity is suitable for the program. The criteria considered in determining whether an opportunity is suitable for a program include the program’s risk profile and portfolio diversification objectives and the intensity of management that the property will require. See “Conflicts of Interest.”

Investment Company Act of 1940

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are investment companies under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

Rule 3a-1 under the Investment Company Act, however, generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an “investment company” under the Investment Company Act provided that (1) it does not hold itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, and (2) on an unconsolidated basis except as otherwise provided, (x) no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary, (exclusive of U.S. government securities and cash items) consists of, and (y) no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary, (for the last four fiscal quarters combined) is derived from, securities other than (i) U.S. government securities, (ii) securities issued by employees’ securities companies, (iii) securities issued by majority owned subsidiaries of such company that are not investment companies nor relying on the exclusion from the definition of investment company in Section 3(b)(3), Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and (iv) securities issued by companies that are controlled primarily by such company, are not investment companies and through which such company engages in a business other than that of investing, reinvesting or trading in securities. We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy this exclusion.

We will continuously monitor our holdings on an ongoing basis to determine whether we are an investment company under Section 3(a)(1)(C) and, if so, whether we are in compliance with Rule 3a-1.

In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company business of purchasing or otherwise acquiring real property, mortgages and other interests in real estate.

The determination of whether an entity is a majority-owned subsidiary of ours or our operating partnership is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by that person, or by another company which is a majority-owned subsidiary of that person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exception from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of “investment company” and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that would restrict our activities and significantly increase our operating expenses. See “Risk Factors—Risks Related to This Offering and Our Corporate Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act” and “Investment Objectives and Strategy—Investment Company Act Considerations.”

Emerging Growth Company Status

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions, and we do not know if investors will find our common stock less attractive as a result.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such an extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to elect to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

RISK FACTORS

An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this prospectus before you decide to purchase shares of our common stock. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and statements.

Risks Related to an Investment in Our Shares

We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

We are a newly formed entity with no operating history and may not be able to achieve our investment objectives. As of the date of this prospectus, we have not made any investments in real estate or otherwise and do not own any properties or have any operations or financing from sources other than from our advisor or its affiliates. We cannot assure you that the past experiences of affiliates of our advisor will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a REIT with a substantial operating history.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific properties or real estate-related assets that we may acquire, except for investments that may be described in one or more supplements to this prospectus. We will seek to invest substantially all of the net offering proceeds from this offering, after the payment of fees and expenses, in the acquisition of or investment in interests in properties and real estate-related assets. However, because you will be unable to evaluate the economic merit of our investments before we make them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our advisor will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants or borrowers. These factors increase the risk that your investment may not generate returns comparable to other real estate investment alternatives.

There is no public trading market for shares of our common stock; therefore, your ability to dispose of your shares will likely be limited to redemption by us. If you do sell your shares to us, you may receive less than the price you paid.

There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, redemption of shares by us will likely be the only way for you to dispose of your shares. We will redeem shares at a price equal to the NAV per share of the class of shares being redeemed on the date of redemption, and not based on the price at which you initially purchased your shares. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our redemption plan. See “Share Purchases and Redemptions—Redeeming Shares—Short-Term Trading Discounts.”

In addition, we may redeem your shares if you fail to maintain a minimum balance of $500 in shares, even if your failure to meet the minimum balance is caused solely by a decline in our NAV. Shares redeemed for this reason are subject to the short-term trading discount of 2% if redeemed within 365 days of the date of purchase. See “Share Purchases and Redemptions—Redeeming Shares—Minimum Account Redemptions.”

Our ability to redeem your shares may be limited, and our board of directors may modify or suspend our redemption plan at any time.

The total amount of shares that we will redeem in any calendar quarter will be limited to Class A and Class B shares whose aggregate value (based on the redemption price per share on the date of the redemption) is equal to 5% of our combined NAV for both classes of shares as of the last day of the previous calendar quarter. In addition, if redemptions do not reach the 5% limit in a calendar quarter, the unused portion will be carried over to the next quarter and not any subsequent quarter, such that the maximum amount of redemptions during any quarter may never exceed 10% of the combined NAV for both classes of shares as of the last day of the previous calendar quarter. If the quarterly volume limitation is reached on or before the third business day of a calendar quarter, redemption requests during the next quarter will be satisfied pursuant to a per stockholder allocation instead of a first-come, first-served basis. Pursuant to the per stockholder allocation, each of our stockholders would be allowed to request redemption at any time during such quarter of a total number of shares not to exceed 5% of the shares of common stock the stockholder held as of the end of the prior quarter. The per stockholder allocation requirement will remain in effect for each succeeding quarter for which the total redemptions for the immediately preceding quarter exceeded 4% of our NAV on the last business day of such preceding quarter. If total redemptions during a quarter for which the per stockholder allocation applies are equal to or less than 4% of our NAV on the last business day of such preceding quarter, then redemptions will again be satisfied on a first-come, first-served basis for the next succeeding quarter and each quarter thereafter.

The vast majority of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy redemption requests. Should redemption requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our investment operations or pose a risk of having a material adverse impact on non-redeeming stockholders, then our board of directors may modify or suspend our redemption plan. If our board of directors materially amends or suspends the plan, other than a temporary suspension to address an external event unrelated to our business, any unused portion of that quarter’s 5% limit will not be carried forward to the next quarter or any subsequent quarter. Because our board of directors is not required to authorize the recommencement of the redemption plan within any specified period of time, our board may effectively terminate the plan by suspending it indefinitely. As a result, your ability to have your shares redeemed by us may be limited and at times you may not be able to liquidate your investment. See “Share Purchases and Redemptions —Redeeming Shares—Redemption Limitations.”

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold stockholder advisory votes on executive compensation. We cannot predict if investors will find our common stock less attractive because we choose to rely on these exemptions.

As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We intend to take advantage of such extended transition periods and as a result, we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies and our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. This election to take advantage of such extended transition periods is irrevocable pursuant to Section 107 of the JOBS Act.

Our board of directors will not approve each investment selected by our advisor.

Our board of directors approved investment guidelines that delegate to our advisor the authority to execute acquisitions and dispositions of investment properties and real estate-related assets on our behalf, in each case so long as such investments are consistent with the investment guidelines. Our board of directors will review our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, as often as it deems appropriate. The prior approval of our board of directors will be required only for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our directors will rely primarily on information provided to them by our advisor. Furthermore, transactions entered into on our behalf by our advisor may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.

The amount and source of distributions we may make to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this prospectus. Because we currently have no properties and have not identified any properties to acquire with the proceeds of this offering, we may not generate sufficient income to make distributions to our stockholders. Our board of directors will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our stockholders are:

•	the limited size of our portfolio in the early stages of our development;

•	our inability to invest the proceeds from sales of our shares on a timely basis in income-producing properties, real estate equity securities and real estate loans;

•	our inability to realize attractive risk-adjusted returns on our investments;

•	unanticipated expenses or reduced revenues that reduce our cash flow or non-cash earnings;

•	defaults in our investment portfolio or decreases in the value of our investments; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.

The amount of distributions we may pay, if any, is uncertain. We may pay distributions from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.

Our long-term corporate strategy is to fund the payment of regular distributions to our stockholders entirely from cash flow from our operations. However, during the early stages of our operations, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Therefore, particularly in the earlier part of this offering, we may choose to use cash flows from financing activities, which include borrowings (including borrowings secured by our assets), net proceeds of this offering, or other sources to fund distributions to our stockholders. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform as anticipated, if expenses are greater than expected and due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.

Using certain of these sources may result in a liability to us, which would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment.

Valuations and appraisals of our properties and real estate-related assets are estimates of fair value and may not necessarily correspond to realizable value.

For the purposes of calculating our NAV after the close of business on each business day, our properties will initially be valued at cost, which we expect to represent fair value at that time. Thereafter, valuations of properties, which will be based on appraisals of each of our properties by our independent valuation advisor and other independent third party appraisal firms at least once during every calendar quarter after the respective calendar quarter in which such property was acquired, will be performed in accordance with valuation guidelines approved by our board of directors. Likewise, our investments in real estate-related assets will initially be valued at cost, and thereafter will be valued quarterly, or in the case of liquid securities, daily, as applicable, at fair value. See “Net Asset Value Calculation and Valuation Guidelines.” Quarterly valuations of each of our real properties will be performed by our independent valuation advisor, such valuations are based on asset and portfolio level information provided by our advisor, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned capital expenditures and any other information relevant to valuing the real estate property, which information will not be independently verified by our independent valuation advisor. In addition, on an intra-quarter basis, our advisor is responsible for monitoring our properties and real estate-related assets for events that may be expected to have a material impact on the most recent estimated values provided by our independent valuation advisor. Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties will involve subjective judgments regarding such factors as comparable sales, rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses, and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our properties and real estate-related assets will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic and other conditions beyond our control and the control of our advisor and independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. Therefore, the valuations of our properties and our investments in real estate-related assets may not correspond to the timely realizable value upon a sale of those assets. There will be no retroactive adjustment in the valuation of such assets, the price of our shares of common stock, the price we paid to redeem shares of our common stock or NAV-based fees we paid to our advisor and the dealer manager to the extent such valuations prove to not accurately reflect the true estimate of value and are not a precise measure of realizable value. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be redeemed by us pursuant to our redemption plan, are based on our estimated NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

Our NAV per share may suddenly change if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.

We anticipate that our quarterly appraisals of our properties will not be spread evenly throughout the calendar quarter, but instead will be received near the end of each calendar quarter. As such, when these appraisals are reflected in our NAV calculation, there may be a sudden change in our NAV per share for each class of our common stock. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a sudden increase or decrease in the NAV per share amounts. We will accrue estimated income and expenses on a daily basis based on quarterly budgets. As soon as practicable after the end of the last business day of each month, we will adjust the income and expenses we estimated for that month to reflect the income and expenses actually earned and incurred. We will not retroactively adjust the NAV per share of each class for each day of the previous month. Therefore, because the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.

It may be difficult to reflect, fully and accurately, material events that may impact our daily NAV.

Our advisor’s determination of our daily NAV per share will be based in part on estimates of the values of each of our properties provided periodically by our independent valuation advisor and other independent third party appraisal firms in individual appraisal reports in accordance with valuation guidelines approved by our board of directors. As a result, our published NAV per share on any given day may not fully reflect any or all changes in value that may have occurred since the most recent valuation. Our advisor will review appraisal reports and monitor our properties and real estate-related assets, and is responsible for notifying the independent valuation advisor of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the real estate valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our properties and real estate-related assets or liabilities between valuations, or to obtain quickly complete information regarding any such events. For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

The method for calculating our NAV, including the components that will be used in calculating our NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV will not be audited by our independent registered public accounting firm. We will calculate and publish NAV solely for purposes of establishing the daily price at which we will sell and redeem shares of our common stock after the close of the escrow period, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology that will be used in calculating our NAV may differ from those used by other companies now or in the future.

In addition, our NAV calculations, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with United States generally accepted accounting principles, also known as GAAP. These valuations, which are based on market values that assume a willing buyer and seller, may differ from liquidation values that could be realized in the event that we were forced to sell assets. You should carefully review the disclosure of our valuation policies and how NAV will be calculated, including the illustrative hypothetical calculation of NAV, under “Net Asset Value Calculation and Valuation Guidelines.”

Due to daily fluctuations in our NAV, the price at which your purchase is executed could be higher than our NAV per share at the time you submit your purchase order, and the price at which your redemption is executed could be lower than our NAV per share at the time you submit your redemption request.

After the escrow period, the purchase and redemption price for shares of our common stock will be determined at the end of each business day based on our NAV and will not be based on any established trading price. See “Net Asset Value Calculation and Valuation Guidelines.” Each accepted purchase order will be executed at a price equal to our NAV per share for the class of shares being purchased next determined after the purchase order is received in proper form and processed, plus, for Class A shares only, any applicable selling commissions. For example, if a purchase order is received and processed on a business day and before the close of business (4:00 p.m. Eastern time) on that day, the purchase order will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on that day, plus, for Class A shares, any applicable selling commissions. If a purchase order is received and processed on a business day, but after the close of business on that day, the purchase order will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on the next business day, plus, for Class A shares only, any applicable selling commissions. See “Share Purchases and Redemptions—Buying Shares.” Similarly, received and processed redemption requests will be effected at a redemption price equal to the next-determined NAV per share for the class of shares being redeemed (subject to a 2% short-term trading discount for shares held less than 365 days). See “Share Purchases and Redemptions—Redeeming Shares—General.” As a result of this process, you will not know the purchase or redemption price at the time you submit your purchase order or redemption request. The purchase price per share at which your purchase order is executed could be higher than the NAV per share on the date you submitted your purchase order, and the redemption price per share at which your redemption request is executed could be lower than the NAV per share on the date you submitted your redemption request.

The continued recovery of real estate markets from the recent recession is dependent upon forecasted moderate economic growth, which if significantly slower than expected could have a negative impact on the performance of our investment portfolio.

The U.S. economy is in its second year of recovery from a severe global recession and the commercial real estate markets stabilized and began to recover in 2011. Based on moderate economic growth in the future, and historically low levels of new supply in the commercial real estate pipeline, a stronger recovery is forecasted for all property sectors over the next two years. Nevertheless, this ongoing economic recovery remains fragile, and could be slowed or halted by significant external events. As a result, real estate markets could perform lower than expected as a result of reduced tenant demand. A severe weakening of the economy or a renewed recession could also lead to higher tenancy default and vacancy rates, which could create an oversupply of rentable space, increased property concessions and tenant improvement expenditures and reduced rental rates to maintain occupancies. There can be no assurance that our real estate investments will not be adversely impacted by a severe slowing of the economy or renewed recession. Tenant defaults, fluctuations in interest rates, limited availability of capital and other economic conditions beyond our control could negatively impact our portfolio, and decrease the value of your investment.

Uncertainty and volatility in the credit markets may make it difficult for us to find debt financing on reasonable terms for property acquisitions or to fund tenant improvements.

The U.S. and global credit markets have experienced severe dislocations and liquidity disruptions over the past several years, which have caused volatility in the credit spreads on prospective debt financings and have constrained the availability of debt financing due to the reluctance of the lenders to offer financing at higher leverage ratios. We intend to rely on debt financing to finance our acquisition of properties and to finance future tenant improvements. Deferring necessary or desirable tenant improvements may make it more difficult for us to attract new tenants to our properties or reduce the amount of rent we can charge at such properties. The uncertainty in the credit markets may adversely impact our ability to access debt financing on reasonable terms or at all, which may adversely affect investment returns on future acquisitions or our ability to make acquisitions or tenant improvements. As such, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions and fund tenant improvements, reducing the number of acquisitions we would otherwise make. We cannot be certain that we will have readily available sources of available financing in the future.

We depend on our advisor, the key personnel of our advisor and the dealer manager and we may not be able to secure suitable replacements in the event that we fail to retain their services.

Our success is dependent upon our relationships with, and the performance of, our advisor, the key real estate professionals of our advisor and the dealer manager in the marketing and distribution of this offering, the acquisition and management of our investment portfolio, and our corporate operations. Any of these parties may suffer or become distracted by adverse financial or operational problems in connection with their business and activities unrelated to us and over which we have no control. Should any of these parties fail to allocate sufficient resources to perform their responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders. In the event that, for any reason, our advisory agreement or dealer manager agreement is terminated, or our advisor is unable to retain its key personnel, it may be difficult to secure suitable replacements on acceptable terms, which would adversely impact the value of your investment.

If we internalize our management functions, the percentage of our outstanding common stock owned by our existing stockholders could be reduced, we could incur other significant costs associated with being self-managed, and any internalization could have other adverse effects on our business and financial condition.

At some point in the future, we may consider internalizing the functions performed for us by our advisor. The method by which we could internalize these functions could take many forms. We may hire our own group of executives and other employees or we may acquire a subsidiary or division of our advisor that has performed services for us pursuant to our advisory agreement, including its existing workforce. Any internalization transaction could result in significant payments to the owners of our advisor, including in the form of our stock which could reduce the percentage ownership of our then existing stockholders and concentrate ownership in the owner of our advisor. In addition, there is no assurance that internalizing our management functions will be beneficial to us and our stockholders. For example, we may not realize the perceived benefits because of the costs of being self-managed; we may not be able to properly integrate a new staff of managers and employees; or we may not be able to effectively replicate the services provided previously by our advisor or its affiliates. Internalization transactions have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in real estate assets or to pay distributions.

If we were to internalize our management or if another investment program, whether sponsored by our sponsor or otherwise, hires the employees of our advisor in connection with its own internalization transaction or otherwise, our ability to conduct our business may be adversely affected.

We rely on persons employed by our advisor to manage our day-to-day operations. If we were to effectuate an internalization by entering into an agreement with our advisor for the purpose of retaining the current members of our advisor’s management team who have performed services for us pursuant to our advisory agreement, we may not be able to retain all of the key employees of our advisor who have been performing these services. In addition, some of the employees of our advisor may provide services to one or more other investment programs. These programs or third parties may decide to retain some or all of our advisor’s key employees in the future. If this occurs, these programs could hire certain of the persons currently employed by our advisor who are most familiar with our business and operations, thereby potentially adversely impacting our business.

Economic events that may cause our stockholders to request that we redeem their shares may materially adversely affect our cash flow and our ability to achieve our investment objectives.

Economic events affecting the U.S. economy, such as the general negative performance of the investment real estate sector, could cause our stockholders to seek to sell their shares to us pursuant to our redemption plan. The total amount of redemptions in any calendar quarter will be limited to Class A and Class B shares whose aggregate value (based on the redemption price per share on the date of the redemption) is equal to 5% of our combined NAV for both classes of shares as of the last day of the previous calendar quarter. In addition, if redemptions do not reach the 5% limit in a calendar quarter, the unused portion will be carried over to the next quarter, except that the maximum amount of redemptions during any quarter may never exceed 10% of the combined NAV for both classes of shares as of the last day of the previous calendar quarter.

Even if we are able to satisfy all resulting redemption requests, our cash flow could be materially adversely affected. In addition, if we determine to sell valuable assets to satisfy redemption requests, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by property type and location, moderate financial leverage, conservative operating risk and an attractive and reasonably stable level of current income, could be materially adversely affected.

If we only raise the minimum offering amount or are unable to raise substantial funds, we will be limited in the number and type of investments we make, and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis, meaning that the dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number, geography and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. There is a greater risk that you will lose money in your investment if we have less diversity in our portfolio. Further, we will have certain fixed operating expenses, including expenses of being a public reporting company, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

If we do not meet the minimum offering requirements for this offering, you may earn a lower rate of return on your escrowed funds than could have been achieved from an alternative investment.

We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive purchase orders for at least $10,000,000 of shares of our common stock (excluding purchase orders received from Pennsylvania investors) and our board of directors authorizes our escrow agent to release the escrowed funds to us by January 3, 2014. Our board of directors may determine not to authorize the release of the escrowed funds if it believes that investment opportunities available during this period are not suitable to allow us to acquire properties or real estate-related assets that meet our investment criteria. If (1) we do not receive purchase orders for the minimum offering amount within this period or (2) after raising the minimum offering amount our board of directors does not authorize the release to us of the escrowed funds prior to the expiration of this period, this offering will terminate and any funds that you deposited into escrow will be returned to you along with any interest earned thereon. The interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

Our portfolio may be subject to geographic or tenant risk, particularly if we are unable to raise substantial funds in this offering.

If our portfolio is not sufficiently diversified, we may be subject to geographic or tenant risk, particularly if we do not raise substantial funds in this offering. This offering is being made on a “best efforts” basis, whereby the dealer manager is only required to use its best efforts to sell shares of our common stock and has no firm commitment or obligation to purchase any of the shares of our common stock. As a result, the amount of proceeds we raise in this offering may be less than the amount we would need to achieve a broadly diversified portfolio. If we are unable to raise substantial funds in this offering, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our properties are located and the types of investments that we make. Even if we raise substantial funds, we may be unable to establish a sufficiently diversified portfolio that would eliminate geographic and tenant risk. In either case, the likelihood that any single investment’s performance would adversely affect our profitability will increase.

The termination or replacement of our advisor could trigger a repayment event under our mortgage loans for some of our properties and the credit agreement governing any line of credit we obtain.

Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of our advisor an event requiring the immediate repayment of the full outstanding balance of the loan. If we elect to obtain a line of credit and are able to do so, the termination or replacement of our advisor could trigger repayment of outstanding amounts under the credit agreement governing our line of credit. If a repayment event occurs with respect to any of our properties, our ability to achieve our investment objectives could be materially adversely affected.

You may be more likely to sustain a loss on your investment because RREEF America, our sponsor and our advisor, does not have a significant investment in our common stock and, as such, may not have as strong an economic incentive to avoid losses as do sponsors who have more significant equity in the investment programs they sponsor.

RREEF America has invested only $200,000 in us in exchange for 16,667 Class B shares of our common stock. Therefore, if we are successful in raising sufficient offering proceeds to be able to reimburse RREEF America for our organization and offering expenses, RREEF America will have little exposure to loss in the value of its investment in our shares. Without this exposure, our investors may be at a greater risk of loss because RREEF America does not have as strong an economic incentive to prevent a decrease in the value of our shares as do those sponsors who make more significant equity investments in the investment programs they are sponsoring.

In the event we are able to quickly raise a substantial amount of capital, we may have difficulty investing it in properties.

If we are able to quickly raise capital during this offering, we may have difficulty identifying and purchasing suitable properties on attractive terms in order to meet our targeted investment allocation of up to 80% of our assets invested in properties. In addition, we may have capital which cannot be deployed until additional investment opportunities have been allocated to us by our sponsor pursuant to its allocation policy. Therefore, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. If we fail to timely invest the net proceeds of this offering or to invest in quality assets, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by property type and location, could be materially adversely affected.

The success of this offering is dependent, in part, on the ability of the dealer manager to retain key employees and to successfully operate and maintain a network of licensed broker-dealers.

The dealer manager for this offering is SC Distributors, LLC. The success of this offering and our ability to implement our business strategy is dependent upon the ability of our dealer manager to retain key employees and to operate and maintain a network of licensed securities broker-dealers and other agents. The success of our dealer manager will be determined in large part by Patrick J. Miller, the president of our dealer manager, and the loss of his services could harm our ability to raise capital. If the dealer manager is unable to retain qualified employees or build and maintain a sufficient network of participating broker-dealers to distribute shares in this offering, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. In addition, the dealer manager currently serves and may serve as dealer manager for other issuers. As a result, the dealer manager may experience conflicts of interest in allocating its time between this offering and such other issuers, which could adversely affect our ability to raise adequate proceeds through this offering and implement our investment strategy. Further, the participating broker-dealers retained by the dealer manager may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as us, which they may elect to emphasize to their retail clients.

We may change our investment and operational policies without stockholder consent.

Except for changes to the investment restrictions contained in our charter, which require stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this prospectus. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could materially affect our ability to achieve our investment objectives.

Risks Related to Conflicts of Interest

Our advisor may face a conflict of interest with respect to the allocation of investment opportunities and competition for tenants between us and other real estate programs that it advises.

Our advisor’s officers and key real estate professionals will identify potential investments in properties and other real estate-related assets which are consistent with our investment guidelines for our possible acquisition. However, our advisor may not acquire any investment in a property unless it has reviewed and approved presenting it to us in accordance with its allocation policies. Our advisor will advise other investment programs that invest in properties and real estate-related assets in which we may be interested and, therefore, could face conflicts of interest in determining which programs will have the opportunity to acquire and participate in such investments as they become available. As a result, other investment programs advised by our advisor may compete with us with respect to certain investments that we may want to acquire. See “Conflicts of Interest—Certain Conflict Resolution Measures—Allocation of Investment Opportunities” for a description of our advisor’s investment opportunity allocation policy.

In addition, we may acquire properties in geographic areas where other investment programs advised by our advisor own properties. Therefore, our properties may compete for tenants with other properties owned by such investment programs. If one of such investment programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays locating another suitable tenant.

Our advisor will face a conflict of interest because the fees it will receive for services performed are based on our NAV, which will be calculated by our advisor.

Our advisor will be paid a fee for its services based on our daily NAV, which will be calculated by our advisor in accordance with our valuation guidelines. The calculation of our NAV includes certain subjective judgments of our advisor with respect to estimating, for example, our accrued expenses, daily net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. Our advisor may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price.

Our advisor’s inability to retain the services of key real estate professionals could hurt our performance.

Our success depends to a significant degree upon the contributions of certain key real estate professionals employed by our advisor, each of whom would be difficult to replace. Neither we nor our advisor have employment agreements with these individuals and they may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. Our future success depends, in large part, upon our advisor’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If our advisor loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

Our executive officers, our affiliated directors and the key real estate professionals acting on behalf of our advisor face conflicts of interest related to their positions or interests in affiliates of our advisor, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

Our executive officers, our affiliated directors and the key real estate professionals acting on behalf of our advisor are also executive officers, directors, managers or key professionals of Deutsche Asset & Wealth Management’s real estate investment business. Some of these persons also serve as managers and investment advisers to other funds and institutional investors in real estate and real estate-related assets. As a result, they owe fiduciary duties to each of these entities and their investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders, and could face conflicts of interest in allocating their time among us and such other funds, investors and activities. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our investment strategy, and could cause these individuals to allocate less of their time to us than we may require, which may adversely impact our operations.

Payment of fees and expenses to our advisor and the dealer manager will reduce the cash available for distribution and will increase the risk that you will not be able to recover the amount of your investment in our shares.

Our advisor will perform services for us in connection with the selection and acquisition of our investments, the management of our assets and certain administrative services. We will pay our advisor advisory fees and expense reimbursements for these services, which will reduce the amount of cash available for further investments or distribution to our stockholders. We will also pay the dealer manager dealer manager fees and distribution fees based on our NAV. Additionally, to the extent that we are unable to invest the proceeds of this offering in assets that generate substantial returns to us, our payment of those fees will reduce our NAV over time. The fees we pay to our advisor and the dealer manager increase the risk that stockholders may receive a lower price when they sell their shares to us pursuant to our redemption plan than the purchase price they initially paid for their shares.

Risks Related to This Offering and Our Corporate Structure

Your interest in us will be diluted if we issue additional shares.

Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue up to 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares are classified as common stock, of which 500,000,000 shares are classified as Class A Shares and 500,000,000 are classified as Class B shares, and 50,000,000 shares are classified as preferred stock. Our board of directors may amend our charter from time to time to increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares of our common stock in this offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares to our advisor, or its successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or to reimburse expenses paid on our behalf; or (5) issue shares to sellers of properties we acquire in connection with an exchange of limited partnership interests of our operating partnership. To the extent we issue additional shares after your purchase in this offering, your percentage ownership interest in us will be diluted.

The limits on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that could otherwise benefit our stockholders.

Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of our outstanding capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock. A person that did not acquire more than 9.8% of our shares may become subject to our charter restrictions if redemptions by other stockholders cause such person’s holdings to exceed 9.8% of our outstanding shares. Our 9.8% ownership limitation may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our common stock or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock without stockholder approval. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price to holders of our common stock.

Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable case to believe the act or omission was unlawful. Further, we have entered into separate indemnification agreements with each of our officers and directors. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, or our advisor and its affiliates, for any liability or loss suffered by them or hold our directors, our advisor and its affiliates harmless for any liability or loss suffered by us, unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates, or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders. See “Management—Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents.”

Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.

Certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with: (1) any person who beneficially owns 10% or more of the voting power of our outstanding voting stock, which we refer to as an “interested stockholder;” (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding stock, which we also refer to as an “interested stockholder;” or (3) an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder or an affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding voting stock, and two-thirds of the votes entitled to be cast by holders of our voting stock other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ best interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person, provided that such business combination is first approved by a majority of our board of directors, including a majority of our independent directors.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

Our directors and officers have duties to our corporation and our stockholders under Maryland law and our charter in connection with their management of the corporation. At the same time, we, as general partner, will have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. Our duties as general partner of our operating partnership and its partners may come into conflict with the duties of our directors and officers to the corporation and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our operating partnership provides that, for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees, will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are investment companies under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

Rule 3a-1 under the Investment Company Act generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an “investment company” under the Investment Company Act provided that (1) it does not hold itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, and (2) on an unconsolidated basis except as otherwise provided, no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary (exclusive of U.S. government securities and cash items), consists of, and no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary, (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, securities issued by employees’ securities companies, securities issued by certain majority owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property, mortgages and other interests in real estate.

A change in the value of any of our assets could cause us, our operating partnership or one or more of its subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exception from regulation under the Investment Company Act. To maintain compliance with this exception from the definition of investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may be unable to purchase securities we would otherwise want to purchase. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.

We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy the exclusion in Rule 3a-1 under the Investment Company Act. However, if we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	restrictions or prohibitions on retaining earnings;

•	restrictions on leverage or senior securities;

•	restrictions on unsecured borrowings;

•	requirements that our income be derived from certain types of assets;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Registration with the SEC as an investment company would be costly, would subject our company to a host of complex regulations, and would divert the attention of management from the conduct of our business. In addition, the purchase of real estate that does not fit our investment guidelines and the purchase or sale of investment securities or other assets to preserve our status as a company not required to register as an investment company could materially adversely affect our NAV, the amount of funds available for investment and our ability to pay distributions to our stockholders.

Rapid changes in the values of potential investments in real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or our exception from the Investment Company Act.

If the market value or income potential of our real estate-related investments declines, including as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income or liquidate our non-qualifying assets in order to maintain our REIT qualification or our exception from registration under the Investment Company Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

We will be subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or capital market conditions;

•	future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;

•	changes in supply of or demand for similar properties in a given market or metropolitan area which could result in rising vacancy rates or decreasing market rental rates;

•	vacancies or inability to lease space on favorable terms;

•	increased competition for properties targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	increases in interest rates and availability of financing; and

•	changes in government rules, regulations and fiscal policies, including increases in property taxes, changes in zoning laws, and increasing costs to comply with environmental laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and make distributions to stockholders.

Increasing vacancy rates for certain types of real estate assets resulting from recent disruptions in the financial markets and unfavorable economic conditions could adversely affect the value of assets we acquire of such types.

We will depend upon tenants for a majority of our revenue from properties. Recent disruptions in the financial markets and unfavorable economic conditions have resulted in an increasing vacancy rates for all major types of property, which include office, industrial, retail and multifamily properties, due to increased tenant delinquencies or defaults under leases, generally lower demand for rentable space, as well as potential oversupply of rentable space. Reduced demand for properties could result in decreasing revenues and could require us to increase concessions, increase tenant improvement expenditures or reduce rental rates to maintain occupancies. As a result, the value of our properties could decrease below the amounts we paid for the properties. We will incur expenses, such as for maintenance costs, insurance costs and property taxes, even when a property is vacant. The longer the period of significant vacancies for a property, the greater the potential negative impact on our revenues and NAV.

Adverse economic conditions in the regions and metropolitan markets where our assets are located may adversely affect our ability to lease our properties and our ability to increase lease prices.

In addition to our properties being subject to national economic real estate trends, our properties will also be subject to adverse conditions in the regions and metropolitan areas where our properties are located, which may reduce our ability to lease our properties, restrict our ability to increase lease prices and force us to lower lease prices or offer tenant incentives. As a result, adverse regional or city specific events or trends may impact certain of our properties without impacting our entire portfolio, which could decrease our overall performance.

We may have difficulty selling our properties, which may limit our flexibility and ability to pay distributions.

Because real estate investments are relatively illiquid, it could be difficult for us to promptly sell one or more of our properties on favorable terms. This may limit our ability to change our portfolio quickly in response to adverse changes in the performance of any such property or economic or market trends. In addition, federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions could adversely affect our ability to achieve our investment objectives.

We face risks associated with property acquisitions.

We intend to acquire properties and portfolios of properties, including large portfolios that could result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition-related costs;

•	we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

•	acquired properties may fail to perform as expected;

•	the actual costs of repositioning or redeveloping acquired properties may be greater than our estimates;

•

acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

Competition in acquiring properties may reduce our profitability and the return on your investment.

We face competition from various entities for investment opportunities in properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. We may also face competition from real estate programs sponsored by our advisor. Many of these entities may have greater access to capital to acquire properties than we have. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets have materially impacted the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. This lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, as the economy recovers, the number of entities and the amount of funds competing for suitable investments may increase. In addition to third-party competitors, other programs sponsored by our advisor may raise additional capital and seek investment opportunities under our sponsor’s allocation policy. If we acquire properties and other investments at higher prices or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

Properties that incur vacancies could be difficult and costly to sell or re-lease.

A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. In addition, certain of the properties we acquire may have some level of vacancy at the time of acquisition. Certain other properties may be specifically suited to the particular needs of a tenant and may become vacant after we acquire them. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our properties, and substantial expenditures may be necessary to customize the property to fit the needs of a successor tenant or prepare the property for sale. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the property’s leases.

Potential losses or damage to our properties may not be covered by insurance.

We plan to carry comprehensive liability, fire, extended coverage, business interruption and rental loss insurance covering all of the properties in our portfolio under a blanket policy. Our advisor will select policy specifications and insured limits which it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but we cannot assure you that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits which may not be sufficient to cover losses. If we or one or more of our tenants experience a loss which is uninsured or which exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.

Our properties will face significant competition.

We may face significant competition from owners, operators and developers of properties. Substantially all of our properties will face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. If one of our properties were to lose an anchor tenant, this could impact the leases of other tenants, who may be able to modify or terminate their leases as a result. Due to such competition, the terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus.

Our properties may be leased at below-market rates under long-term leases.

We will seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that contractual rent increases are included. In addition, where appropriate, we will seek leases that provide for operating expenses, or expense increases, to be paid by the tenants. These leases may allow tenants to renew the lease with pre-defined rate increases. If we do not accurately judge the potential for increases in market rental rates, we may set the rental rates of these long-term leases at levels such that even after contractual rental increases, the resulting rental rates are less than then-current market rental rates. Further, we may be unable to terminate those leases or adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.

Our retail tenants will face competition from numerous retail channels.

Retailers leasing our properties will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the Internet. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.

Our industrial tenants may be adversely affected by a decline in manufacturing activity in the United States.

Fluctuations in manufacturing activity in the United States may adversely affect our industrial tenants and therefore the demand for and profitability of our industrial properties. Trade agreements with foreign countries have given employers the option to utilize less expensive foreign manufacturing workers. Outsourcing manufacturing activities could reduce the demand for U.S. workers, thereby reducing the profitability of our industrial tenants and the demand for and profitability of our industrial properties.

If we purchase assets at a time when the multifamily residential real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The multifamily residential real estate market may experience substantial influxes of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that, if the real estate market subsequently ceases to attract the same level of capital investment, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

In the event we obtain options to acquire properties, we may lose the amount paid for such options whether or not the underlying property is purchased.

We may obtain options to acquire certain properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Any unreturned option payments will reduce the amount of cash available for further investments or distributions to our stockholders.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may co-invest in the future with third parties through partnerships or other entities, which we collectively refer to as joint ventures, acquiring non-controlling interests in or sharing responsibility for managing the affairs of the joint venture. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Costs of complying with governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.

Real estate and the operations conducted on properties are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety.

We could become subject to liability for environmental contamination, regardless of whether we caused such contamination.

We could become subject to liability in the form of fines or damages for noncompliance with environmental laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on tenants, owners or managers for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local environmental laws, ordinances, and regulations, a current or former owner or manager of real property may be liable for the cost to remove or remediate hazardous or toxic substances, wastes, or petroleum products on, under, from, or in such property. These costs could be substantial and liability under these laws may attach whether or not the owner or manager knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred.

In addition, third parties may sue the owner or manager of a property for damages based on personal injury, natural resources, or property damage and/or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties. There can be no assurance that these laws, or changes in these laws, will not have a material adverse effect on our business, results of operations or financial condition.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation must meet federal requirements related to access and use by persons with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Additional or new federal, state and local laws also may require modifications to our properties, or restrict our ability to renovate properties. We will attempt to acquire properties that comply with the ADA and other similar legislation or place the burden on the seller or other third party, such as a tenant, to ensure compliance with such legislation. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, or if changes to the ADA mandate further changes to our properties, then our funds used for ADA compliance may reduce cash available for investments and the amount of distributions to you.

We will rely on third-party property managers to operate our properties and leasing agents to lease vacancies in our properties.

Our advisor intends to hire third-party property managers to manage our properties and third-party leasing agents to lease vacancies in our properties. The third-party property managers will have significant decision-making authority with respect to the management of our properties. Our ability to direct and control how our properties are managed on a day-to-day basis may be limited because we will engage third parties to perform this function. Thus, the success of our business may depend in large part on the ability of our third-party property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. Any adversity experienced by our property managers or leasing agents could adversely impact the operation and profitability of our properties.

We are subject to additional risks from our international investments.

We expect to purchase real estate investments located outside the United States, and may make or purchase loans or participations in loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following additional risks:

•	the burden of complying with a wide variety of foreign laws;

•	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws;

•

existing or new laws relating to the foreign ownership of real property or loans and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	the potential for expropriation;

•	possible currency transfer restrictions;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates and changes in other operating expenses in particular countries;

•	possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make loans in certain countries and changes in the availability, cost and terms of loan funds resulting from varying national economic policies;

•	political and economic instability in certain regions; and

•	the potential difficulty of enforcing obligations in other countries.

Investments in properties or other real estate investments outside the United States subject us to foreign currency risks, which may adversely affect distributions and our REIT status.

Revenues generated from any properties or other real estate investments we acquire or ventures we enter into relating to transactions involving assets located outside the United States likely will be denominated in the local currency. Therefore any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity.

Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency that are not considered cash or cash equivalents may adversely affect our status as a REIT.

Inflation in foreign countries, along with government measures to curb inflation, may have an adverse effect on our investments.

Certain countries have in the past experienced extremely high rates of inflation. Inflation, along with governmental measures to curb inflation, coupled with public speculation about possible future governmental measures to be adopted, has had significant negative effects on the certain international economies in the past and this could occur again in the future. The introduction of governmental policies to curb inflation can have an adverse effect on our business. High inflation in the countries in which we purchase real estate or make other investments could increase our expenses and we may not be able to pass these increased costs onto our tenants.

General Risks Related to Investments in Real Estate-Related Assets

Our investments in real estate-related assets will be subject to the risks related to the underlying real estate.

Real estate loans secured by properties are subject to the risks related to underlying real estate. The ability of a borrower to repay a loan secured by a property typically is dependent upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Any default on the loan could result in our acquiring ownership of the property, and we would bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. In addition, foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed loan.

We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties decline, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in mortgage-backed securities, collateralized debt obligations and other real estate-related investments may be similarly affected by property values.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties, which may result in losses to us.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than first-lien mortgage loans secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan may be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

The real estate equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in common and preferred stock of both publicly traded and private real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments are subordinate to creditors and are not secured by the issuer’s properties. Our investments in real estate equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate discussed in this prospectus, including risks relating to rising interest rates.

The value of the real estate securities that we may invest in may be volatile.

The value of real estate securities, including those of REITs, fluctuates in response to issuer, political, market and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments and they can affect a single issuer, multiple issuers within an industry, the economic sector or geographic region, or the market as a whole. The real estate industry is sensitive to economic downturns. The value of securities of companies engaged in real estate activities can be affected by changes in real estate values and rental income, property taxes, interest rates and tax and regulatory requirements. In addition, the value of a REIT’s equity securities can depend on the capital structure and amount of cash flow generated by the REIT.

Commercial mortgage-backed securities, or CMBS, in which we may invest, are subject to several types of risks that may adversely impact our performance.

CMBS are bonds that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities in which we may invest are subject to all the risks of the underlying mortgage loans, including the risks of prepayment or default.

In a rising interest rate environment, the value of CMBS may be adversely affected when repayments on underlying mortgage loans do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated assets but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying CMBS to make principal and interest payments or to refinance may be impaired. In this case, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities. The value of CMBS also may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.

We may also invest in “non-investment grade” CMBS which have a higher risk of default than investment grade loans. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. If the borrowers in the underlying loans are unable to repay their loans at maturity, our revenues will decrease. If negative economic trends impact the real estate market, borrowers underlying CMBS may have difficulty repaying the principal of their loans at maturity.

We expect a portion of our portfolio of real estate-related assets to be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

We may purchase real estate securities in connection with privately negotiated transactions that are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater risk of our inability to recover loaned amounts in the event of a borrower’s default.

Interest rate and related risks may cause the value of our real estate-related assets to be reduced.

We will be subject to interest rate risk with respect to our investments in fixed income securities such as preferred equity and debt securities, and to a lesser extent dividend paying common stocks. Interest rate risk is the risk that these types of securities will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the fair value of such securities will decline, and vice versa. Our investment in such securities means that our NAV may decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call risk or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred equity and debt securities frequently have call features that allow the issuer to redeem the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our securities investments.

If we liquidate prior to the maturity of our real estate-related assets, we may be forced to sell those investments on unfavorable terms or at a loss.

Our board of directors may choose to liquidate our assets, including our real estate-related assets. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we likely would sell such loans at a discount to their stated principal values.

Risks Related to Debt Financing

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We intend to finance a portion of the purchase price of properties by borrowing funds. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. See “Investment Objectives and Strategy—Borrowing Policies.” We may obtain mortgage loans and pledge some or all of our properties as security for these loans to obtain funds to acquire additional properties or for working capital. We may also obtain a line of credit to provide a flexible borrowing source that will allow us to fund redemptions, to pay distributions or to use for other business purposes.

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage loans on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the loan secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage loans to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the loan if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

If we draw on a line of credit to fund redemptions or for any other reason, our financial leverage ratio could increase beyond our target.

We may seek to obtain a line of credit in an effort to provide for a ready source of liquidity for any business purpose, including to fund redemptions of shares of our common stock in the event that redemption requests exceed net proceeds from our continuous offering. There can be no assurances that we will be able to obtain a line of credit on financially reasonable terms given the recent volatility in the capital markets. In addition, we may not be able to obtain a line of credit of an appropriate size for our business until such time as we have a substantial portfolio, or at all. If we borrow under a line of credit to fund redemptions of shares of our common stock, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or sell some of our assets to repay outstanding indebtedness.

Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders.

Interest we pay on our loan obligations will reduce cash available for distributions. If we obtain variable rate loans, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.

Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. We have adopted a policy relating to the use of derivative financial instruments to hedge interest rate risks related to our variable rate borrowings. This policy is set forth under “Investment Objectives and Strategy—Derivative Instruments and Hedging Activities.” Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.

Federal Income Tax Risks

Failure to qualify as a REIT would have significant adverse consequences to us.

Alston & Bird LLP has rendered an opinion to us that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT commencing with our taxable year ending December 31 of the year in which the escrow period concludes. This opinion is based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet, on an ongoing basis, requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Code. Alston & Bird LLP will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion represents the legal judgment of Alston & Bird LLP based on the law in effect as of the date of the opinion. The opinion of Alston & Bird LLP is not binding on the Internal Revenue Service, or IRS, or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT. If the IRS determines that we do not qualify as a REIT or if we qualify as a REIT and subsequently lose our REIT qualification, we will be subject to serious tax consequences that would cause a significant reduction in our cash available for distribution for each of the years involved because:

•	we would be subject to federal corporate income taxation on our taxable income, potentially including alternative minimum tax, and could be subject to higher state and local taxes;

•	we would not be permitted to take a deduction for dividends paid to stockholders in computing our taxable income; and

•

if we had previously qualified as a REIT, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified (unless we are entitled to relief under applicable statutory provisions).

The increased taxes would cause a reduction in our NAV and cash available for distribution to stockholders. In addition, if we do not qualify as a REIT, we will not be required to make distributions to stockholders. As a result of all these factors, our failure to qualify as a REIT also could hinder our ability to raise capital and grow our business.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute annually to our stockholders a minimum of 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to regular corporate income taxes on any undistributed REIT taxable income each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under our redemption plan will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales.

Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.

Compliance with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, at the end of each calendar quarter, at least 75% of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of any one issuer. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries. In order to satisfy these requirements, we may be forced to liquidate otherwise attractive investments.

Non-U.S. stockholders may be subject to FIRPTA tax upon their receipt of certain distributions from us or upon their disposition of shares of our common stock.

A non-U.S, stockholder (as such term is defined below under “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Non-U.S. Stockholders”) that disposes of a “U.S. real property interest,” or USRPI (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), or that receives a distribution attributable to gains from such a disposition, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, on the amount received from (or to the extent attributable to gains from) such disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT that is “domestically controlled.” A REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, amounts received by a non-U.S. stockholder on certain dispositions of shares of our common stock would be subject to FIRPTA tax, unless (i) our shares of common stock were regularly traded on an established securities market and (ii) the non-U.S. stockholder did not, at any time during a specified testing period, hold more than 5% of our common stock. Furthermore, certain distributions by us may be subject to FIRPTA tax unless the conditions in clauses (i) and (ii) of the immediately preceding sentence are satisfied. See “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Non-U.S. Stockholders—Dispositions and Redemptions of Our Common Stock.”

The IRS may deem the gains from sales of our properties to be subject to a 100% prohibited transaction tax.

From time to time, we may be forced to sell assets to fund redemption requests, to satisfy our REIT distribution requirements, to satisfy other REIT requirements or for other purposes. The IRS may deem one or more sales of our properties to be “prohibited transactions.” If the IRS takes the position that we have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), the gain we recognize from such sale would be subject to a 100% tax. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax, however there is no assurance that we will be able to qualify for the safe harbor. We do not intend to hold property for sale in the ordinary course of business, however there is no assurance that our position will not be challenged by the IRS, especially if we make frequent sales or sales of property in which we have short holding periods.

Investments outside the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.

Non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the United States or are subject to different legal rules may present complications to our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements.

We may be subject to tax liabilities that reduce our cash flow and our ability to make distributions to you even if we qualify as a REIT for federal income tax purposes.

We may be subject to federal and state taxes on our income or property even if we qualify as a REIT for federal income tax purposes, including those described below.

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In order to qualify as a REIT, we are required to distribute as dividends annually at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders. If we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to corporate income tax on the undistributed income.

•	If we file income tax returns in states that do not respect the dividends paid deduction, we will be subject to state income tax.

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We will be required to pay a 4% nondeductible excise tax on the amount, if any, by which the distributions we make to our stockholders in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years.

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If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be required to pay a tax on that income at the highest corporate income tax rate.

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Any gain we recognize on the sale of a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, would be subject to the 100% “prohibited transaction” tax.

Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is not in our best interests to qualify as a REIT. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.

The maximum U.S. federal income tax rate for “qualifying dividends” payable by U.S. corporations to individual U.S. stockholders (as such term is defined under “Federal Income Tax Considerations” below) is 20%. However, ordinary dividends payable by REITs are generally not eligible for the reduced rates and generally are taxed at ordinary income rates (the maximum individual rate being 39.6%).

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. To the extent that any such loans do not satisfy all the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

If certain sale-leaseback transactions are not characterized by the IRS as “true leases,” we may be subject to adverse tax consequences.

We may purchase investments in properties and lease them back to the sellers of these properties. If the IRS does not characterize these leases as “true leases,” we would fail to qualify as a REIT.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to criminal and civil penalties.

There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts, or IRAs, or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common stock, you should satisfy yourself that:

•	the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	the investment will not impair the liquidity of the trust, plan or IRA;

•	the investment will not produce “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil (and criminal, if the violation was willful) penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

ESTIMATED USE OF PROCEEDS

The following table presents information about the net proceeds raised in this offering, assuming that we sell (1) the minimum primary offering amount of $10,000,000 and no shares under our distribution reinvestment plan and (2) the maximum primary offering amount of $2,250,000,000 and no shares under our distribution reinvestment plan. In both cases, the table assumes that 50% of our gross offering proceeds are from the sale of Class A shares and 50% of our gross offering proceeds are from the sale of Class B shares. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in a manner approved by our board of directors, who serve as fiduciaries to our stockholders.

The estimated amount of selling commissions reflected in the table below is calculated based on the $12.36 per Class A share purchase price applicable during the escrow period. The actual amount of selling commissions, however, will vary from the estimated amounts shown because (1) the number of Class B shares, for which no selling commissions are paid, that we will sell is uncertain, (2) after the escrow period, our Class A and Class B shares will each be sold at a price that varies day by day based on our daily NAV per share for that class of shares and actual selling commissions per Class A share will be a percentage of the NAV per Class A share and (3) the selling commission may be reduced or eliminated in connection with certain categories of sales of Class A shares, such as sales for which a volume discount applies. Any reduction in selling commissions will be accompanied by a corresponding reduction in the Class A per share purchase price, but will not affect the amounts available to us for investment. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

We intend to use the net proceeds from this offering to (1) make investments in accordance with our investment strategy and policies; (2) reduce borrowings and repay indebtedness incurred under various financing agreements we may enter into and (3) fund redemptions under our redemption plan. Generally, our policy will be to pay distributions from cash flow from operations. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from other sources, including, without limitation, the sale of assets, borrowings, offering proceeds and the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions.

	Minimum Primary Offering of $10,000,000		Maximum Primary Offering of $2,250,000,000
	Amounts	Percent	Amounts	Percent
Gross Offering Proceeds(1)	$10,000,000	100.0%	$2,250,000,000	100.0%
Less:
Selling Commissions(2)	145,631	1.5	32,766,990	1.5
Organization and Offering Expenses(3)	1,354,369	13.5	22,500,000	1.0

Net Proceeds	$8,500,000	85.0%	$2,194,733,010	97.5%

(1)	We intend to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act of 1933, as amended; however, in certain states this offering is subject to annual extensions.
(2)

Selling commissions presented in the table are less than 3.0% of gross proceeds because (1) no selling commissions are paid with respect to Class B shares and (2) selling commissions are calculated as 3% of the NAV per Class A share, which means that selling commissions expressed as a percentage of the total investment (including selling commissions) is less than 3.0%. This calculation assumes that 50% of our gross offering proceeds are from the sale of Class A shares and 50% of our gross offering proceeds are from the sale of Class B shares. See “Plan of Distribution—Underwriting Compensation—Selling Commissions

and Discounts.” In the aggregate, underwriting compensation from all sources, including selling commissions, the dealer manager fee, the distribution fee and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.
(3)	Our advisor has agreed to pay all of our organization and offering expenses on our behalf through the commencement of this offering on January 3, 2013 and certain of our organization and offering expenses from January 3, 2013 through January 3, 2014. We will reimburse our advisor for such expenses ratably over the 60 months following January 3, 2014. We will reimburse our advisor for any other organization and offering expenses it incurs on our behalf as and when incurred. The organization and offering expense numbers shown above represent our estimates of expenses incurred in connection with this offering. See “Compensation” for examples of the types of organization and offering expenses we may incur.

INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our primary investment objectives are:

•	to generate an attractive level of current income for distribution to our stockholders;

•	to preserve and protect our stockholders’ capital investments;

•	to achieve appreciation of our NAV; and

•	to enable stockholders to allocate a portion of their diversified, long-term investment portfolios to real estate as an alternative asset class.

We cannot assure you that we will attain our investment objectives. See the “Risk Factors” section of this prospectus.

Investment Strategy

Our investment strategy is to acquire a diversified portfolio of: (1) high quality, income-producing commercial properties, (2) common and preferred stock of REITs and other real estate companies, which we refer to as “real estate equity securities,” and (3) debt backed principally by real estate, which we refer to as “real estate loans.” We refer to investments in real estate loans and real estate equity securities collectively as “real estate-related assets.” Our real property portfolio will be diversified in major and secondary markets across the United States and will consist primarily of office, industrial, retail and multifamily property types. We intend to provide our investors with superior risk-adjusted long-term returns, including attractive and stable distributions of current income as well as capital preservation and appreciation in our NAV. In addition, we believe that our structure as a perpetual-life REIT will allow us to acquire and manage our investment portfolio in a more active and flexible manner because we will not be limited by a pre-determined operational period and the need to provide a “liquidity event” at the end of that period.

Real Estate as an Alternative Asset Class

Institutional investors have embraced real estate as a significant asset class for purposes of asset allocations within their investment portfolios for many years. We believe that individual investors can also benefit from adding a diversified real estate component to their investment portfolios. As such, our objective is to offer a similar investment option to a broad universe of investors through our continuous public offering. Historically, real estate has offered attractive returns compared to bonds, and lower volatility compared to equities, which makes it an attractive asset class to consider as a component of a diversified, long-term investment portfolio. Institutional investors include an allocation to real estate in their portfolios for a variety of reasons or goals, which generally include improving portfolio diversification, reducing overall portfolio risk and volatility, attempting to hedge against inflation, or enhancing risk-adjusted returns. Survey data reported by the Pension Real Estate Association, or PREA, a non-profit trade association for the global institutional real estate investment industry, indicates that investment in real estate by pension plans has been steadily increasing since 2000 with a significant percentage of the pension plans having a target allocation to real estate of 10% or more of their overall investment portfolios. Furthermore, according to a report published in 2011 by the National Association of Real Estate Investment Trusts, or NAREIT, an optimized portfolio combining a blend of private direct real estate and publicly traded REIT securities produced better risk-adjusted returns than either private direct real estate or publicly traded REIT securities alone. This report demonstrated that blended portfolios resulted in positive average annual returns for all rolling five-year periods over the past 22 years, even during periods of dramatic property valuation declines (e.g. 2008, 2010).

While investing in REITs whose shares are listed on a national securities exchange is one alternative for investing in real estate, shares of listed REITs generally fluctuate in value with the stock market as a whole.

Alternatively, a significant number of public and corporate pension plan sponsors as well as endowments, foundations and other institutions have allocated a portion of their portfolio to direct investments in real estate either through separate account arrangements or commingled funds. “Direct investment” refers to owning real estate through an investment vehicle that does not have its equity interests listed for trading on a national securities exchange.

Direct investments in real estate (particularly those held by institutional investors) generally differ from securities of listed REITs in that the value of direct real estate investments is typically based directly on professional assessments of the fair value of the real estate owned by the entity. In contrast, shares of listed REITs are priced by the public trading market, which generally causes a company’s stock price to fluctuate based on factors such as supply (number of sellers) and demand (number of buyers) of shares as well as other market forces. Investments in REIT shares have traditionally been easier to liquidate than direct investments in real estate. However, industry benchmarks that track the value of direct investments in real estate properties have demonstrated a low correlation with the benchmarks for traditional asset classes, such as publicly traded stocks and bonds. Academic and empirical studies have shown that utilizing lower correlated assets in a diversified, long-term investment portfolio can increase portfolio efficiency and may generate higher total returns while decreasing overall risk because the various asset classes may react to changing market conditions differently.

Potential Competitive Strengths

We believe that our long-term success in executing our investment strategy will be supported by the following competitive strengths:

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Leading Global Real Estate Manager. Our advisor, RREEF America, has over 35 years of operating experience managing and implementing a diverse range of real estate strategies and solutions across the risk/return spectrum. RREEF America, together with its affiliates in Europe and Asia, comprise the global real estate investment business (formerly RREEF Real Estate) of Deutsche Asset & Wealth Management, a division of Deutsche Bank. As part of the Alternatives and Real Assets platform, Deutsche Asset & Wealth Management’s real estate investment business is one of the world’s largest asset managers of institutional capital invested in real estate and real estate-related assets with a client base comprised predominantly of pension funds, endowments, foundations, corporations, sovereign wealth funds, insurance companies, high net worth individuals and family offices. As of December 31, 2012, Deutsche Asset & Wealth Management’s real estate investment business employed more than 450 professionals and staff in 21 offices globally and had approximately $48.8 billion in real estate and real estate-related assets under management. Our advisor will utilize the personnel and resources of Deutsche Asset & Wealth Management’s real estate investment business as appropriate in performing services for us, including leveraging the capabilities and strengths of its global platform.

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Seasoned Global Investment Heritage with Strong Fiduciary Focus. RREEF Real Estate, the predecessor to Deutsche Asset & Wealth Management’s real estate investment business, was founded by five real estate investment professionals in San Francisco, California in 1975 to invest in stabilized, unleveraged real estate on behalf of U.S. institutions by offering collective investment vehicles featuring the same hands-on real estate decision-making that had previously been available primarily to owners of individual properties. Throughout its history, the organization has developed a set of core principles that comprise its fundamental approach to real estate investment management, including open and frequent communication with clients and maximizing alignment of interests. We believe that our stockholders will benefit from this long tenured, institutional experience and strong fiduciary focus.

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Veteran Management Team with a History of Working Together. Our advisor’s senior management team includes executives with an established history of working together successfully, with an average of 13 years of tenure at our advisor and over 20 years of real estate industry experience. This team has led the growth of our advisor’s investment management business to its current ranking as one of the largest in the country, and possesses significant operational and management experience in each of the office, industrial, retail and multifamily property sectors in which we intend to invest. Please see “Management—Directors and Executive Officers” for biographical information regarding these individuals. We believe our business will benefit from the knowledge and industry contacts these seasoned executives have gained through numerous real estate industry cycles.

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Multi-Sector Direct Real Estate Investment Experience. Our advisor has significant experience acquiring, managing and exiting real property investments across all of our targeted property types in the U.S. real estate market. As of December 31, 2012, our advisor managed approximately $16.8 billion in real property in the Americas comprised of 382 properties and approximately 94 million square feet on behalf of approximately 300 institutional clients. As of December 31, 2012, these properties consisted of approximately 28% in industrial properties, 32% in office properties, 19% in multifamily properties, 19% in retail properties and 1% in other property types.

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In-House Real Estate Equity Securities Team. The combination of a leading direct property investment platform with a real estate equity securities platform makes Deutsche Asset & Wealth Management’s real estate investment business one of the few global managers capable of providing in-house investment management services for both asset classes. Deutsche Asset & Wealth Management’s real estate investment business is a leading global investment manager of real estate securities, with approximately $9.6 billion of actively managed listed real estate securities under management as of December 31, 2012 on behalf of institutional and high net worth clients, $3.5 billion of which represents global real estate securities. With investment teams in Chicago, London, Sydney, Hong Kong and Tokyo, the securities division of Deutsche Asset & Wealth Management’s real estate investment business manages a variety of investment strategies on behalf of both separate account and commingled fund clients, including global and domestic mandates. This securities investment approach focuses on active stock selection by local investment teams, with a global top-down overlay of strategic allocation and risk management.

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Diversified Portfolio Strategy. Although we intend to invest primarily in a portfolio of high quality, income-producing properties, we also intend to acquire real estate-related assets. Our strategy is to provide investors with a portfolio of income-producing assets that is well-diversified across property type, geographic region and industry. Our geographic diversification will focus on investments in primary and secondary markets of the United States, with up to 10% of our portfolio (based on NAV) allocated to properties located outside of the United States. See “—Investment Guidelines and Portfolio Allocation Targets” below. A relatively predictable and stable current stream of income can be achieved from an appropriately diversified exposure to real estate as an asset class. We believe our investment strategy will enable our investors to realize this benefit in their investment portfolios through our single diversified portfolio.

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Portfolio Flexibility. Our advisor has strong expertise and capabilities across the real estate industry and in a wide variety of economic conditions, gained through significant experience in acquiring, managing and disposing of properties in our target real estate sectors throughout varying market cycles. Because varying economic conditions can create investment opportunities at different times across property sectors, we believe that our flexible and diversified investment strategy combined with the depth and breadth of our advisor’s expertise will enable us to continuously reposition our portfolio and capitalize on these opportunities during each market cycle.

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Extensive Sourcing Capabilities. Through our advisor, we will have access to in-depth market knowledge and extensive network of longstanding relationships with real estate owners, developers, brokers, national and regional lenders and other market participants. We believe these relationships, together with the global infrastructure of our advisor and its affiliates, will provide us access to an ongoing pipeline of attractive investment opportunities, both domestic and international, many of which may not be available to our competitors. We believe that access to our advisor’s extensive sourcing capabilities will benefit us in executing our investment strategy. In addition, we believe these relationships will facilitate broad access to attractive sources of financing and in implementing hedging strategies, if necessary.

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Research Driven Approach to Investing. Deutsche Asset & Wealth Management’s real estate investment business has a 19-member investment research team located in seven offices worldwide that are dedicated to keeping its global real estate professionals at the forefront of the dynamic real estate investment management industry. The organization’s in-depth research capabilities allow our advisor’s real estate professionals to develop unique perspectives and insights into the real estate market based on changing economic factors. In formulating a proprietary market outlook known as the “House View,” our advisor conducts extensive market analysis, synthesizing data and input received from its research team, independent third-party data providers and senior professionals across the firm. Our advisor’s implementation of our investment strategy will be influenced by the House View, as frequently updated and monitored by its investment research team.

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Disciplined Investment Process. Our advisor’s management team will place a premium on protecting and preserving investors’ capital by performing a comprehensive risk-reward analysis on each prospective investment it evaluates for our portfolio, with a prominent focus on relative values among target assets that are available in the market. Our advisor’s rigorous investment and risk management processes have been developed and refined over multiple real estate cycles throughout its operating history.

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“Hands on” Active Asset Management Process. Our advisor will actively manage our portfolio to mitigate investment risks and improve our portfolio’s efficiency and profitability through a “hands on” approach to investment management. Our advisor has extensive, direct experience in local markets covering all aspects of the real estate investment life cycle: acquisition, enhancement through active asset management and exit. Our advisor’s personnel are physically located in the markets where we will seek to make investments. In North America, our advisor has 62 asset managers located in nine offices across the country, including Atlanta, Boston, Chicago, Costa Mesa, Dallas, Maryland, New York, San Francisco and Seattle. Our advisor will carefully monitor and oversee the local property managers for all of our portfolio properties in order to enhance each property’s performance.

Investment Guidelines and Portfolio Allocation Targets

Our board of directors, including our independent directors, will review our investment portfolio not less than on a quarterly basis. In addition, our board of directors has adopted investment guidelines which set forth, among other things, our portfolio allocation targets, guidelines for investing in our targeted property types and certain investment policies restricting certain types of investments which we describe in more detail below. Our board will review the investment guidelines on an annual basis or more frequently as it deems appropriate. Changes to our investment guidelines must be approved by our board of directors, including a majority of our independent directors. Our board of directors may revise our investment guidelines without the concurrence of our stockholders. However, our board of directors will not amend our charter, including any investment policies that are provided in our charter, without the concurrence of holders of a majority of the outstanding shares entitled to vote, except for amendments that do not adversely affect the rights, preferences and privileges of our stockholders.

Our investment guidelines delegate to our advisor authority to execute acquisitions and dispositions of investments in properties and real estate-related assets, in each case so long as such acquisitions and dispositions are consistent with the investment guidelines adopted by our board. Our board of directors will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to our advisor with respect to acquisition and disposition transactions. The consideration we pay for each property acquired will ordinarily be based on the fair market value of the property. However, in connection with an acquisition of a property from RREEF America, as our sponsor and our advisor, a director or any of their affiliates, and in connection with any other acquisition in which a majority of our independent directors determines to be appropriate, the fair market value of the property acquired will be determined by an independent appraiser selected by our independent directors.

Following our ramp-up period, as further described below, we will seek to invest:

•	up to 80% of our net assets in properties;

•	up to 35% of our net assets in real estate equity securities;

•	up to 15% of our net assets in real estate loans; and

•	up to 10% of our net assets in cash, cash equivalents and other short-term investments.

During the period until we have raised substantial proceeds in this offering and acquired a diversified portfolio of our target investments, which we refer to as our “ramp-up period,” we will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities in order to maximize diversification and risk-adjusted returns. As a result, during our ramp-up period, the percentages of our net assets comprised of various categories of assets may fluctuate as we identify investment opportunities and make investments with a combination of proceeds from this offering and proceeds from borrowings. Following the end of the ramp-up period, we believe that the size of our portfolio of investments should be sufficient for our advisor to adhere more closely to our allocation targets, although we cannot predict how long our ramp-up period will last and cannot provide assurances that we will be able to raise sufficient proceeds in this offering to accomplish this objective. Notwithstanding the foregoing, the actual percentage of our portfolio that is invested in each investment type may from time to time be outside the target levels provided above due to factors such as a large inflow of capital over a short period of time, a lack of attractive investment opportunities or an increase in anticipated cash requirements or redemption requests.

Investments in Properties

We generally will invest in properties in large metropolitan areas that are well-leased with a stable tenant base and predictable income. However, we may make investments in properties with other characteristics if we believe that the investments have the potential to enhance portfolio diversification or investment returns, as further described under “—Value-Add Opportunities.”

We intend to manage risk through constructing and managing a broadly diversified portfolio of properties. We believe that a broadly diversified investment portfolio of real estate investments may offer investors significant benefits for a given level of risk relative to a more concentrated investment portfolio. In addition, we believe that assembling a diversified tenant base by investing in multiple properties and property types across multiple markets and geographic regions may mitigate the economic impacts associated with tenants potentially defaulting under their leases, since lease revenues represent the primary source of income from our real estate investments. We will also seek geographic diversification in primary and secondary markets throughout the United States, with not more than 10% of our net assets allocated to properties located outside of the United States. We believe that maintaining the flexibility to allocate a limited portion of our property portfolio to international investments will potentially enable us to further diversify our portfolio when opportunities consistent with our investment objectives are identified in stabilized, well-developed markets around the world.

We will also focus on acquiring and managing a portfolio of properties that provides tenants and residents with modern functionality and location desirability in order to avoid near-term obsolescence. We will seek to invest in well-designed buildings that we believe present an attractive appearance, have been and are properly maintained and require minimal capital improvements in the near term. We generally do not intend to acquire higher risk and higher return properties in need of significant renovation, redevelopment or repositioning; however, we may invest in these types of properties if we believe attractive risk-adjusted investment returns can be achieved through proactive management techniques or value-added programs, as further described under “—Value-Add Opportunities.”

Property Types

We plan to invest primarily in the following property types:

Office Properties. Office sector properties are generally categorized based upon location and quality. Buildings may be located in Central Business Districts, or CBDs, or suburbs. Buildings are also classified by general quality and size, ranging from Class A properties which are generally large-scale buildings of the highest quality to Class C buildings which are below investment grade. We intend to invest in Class A or B office properties that are near executive housing, have sufficient transportation access or are located within well-established suburban office/business parks or CBDs. We expect the term of our office leases to be between five and ten years which can help mitigate the volatility of our portfolio’s income.

Industrial Properties. Industrial properties are generally categorized as distribution centers or warehouses, research and development facilities, flex space or manufacturing. The performance of industrial properties is typically dependent on the proximity to economic centers and the movement of trade and goods. In addition, industrial properties typically utilize a triple-net lease structure pursuant to which the tenant is generally responsible for property operating expenses in addition to base rent which helps mitigate the risks associated with rising expenses. We intend to invest in industrial properties that are located in major distribution hubs and near transportation modes such as port facilities, airports, rail lines and major highway systems.

Retail Properties. The retail sector is comprised of five main categories: neighborhood retail, community centers, regional centers, super-regional centers and single-tenant stores. Location, convenience, accessibility and tenant mix are generally considered to be among the key criteria for successful retail investments. Retail leases tend to range from three to five years for small tenants and ten to 15 years for large anchor tenants. Leases, particularly for anchor tenants, may include a base payment plus a percentage of retail sales. Income and population density are generally considered to be key drivers of local retail demand. We will seek investments in retail properties that are located within densely populated residential areas with favorable demographic characteristics and near other retail and service amenities.

Multifamily Properties. Multifamily properties are generally defined as having five or more dwelling units that are part of a single complex and offered for rental use as opposed to detached single-family residential properties. There are three main categories of multifamily properties: garden-style, low-rise and high-rise. Apartments generally have the lowest vacancy rates of any property type, with the better performing properties typically located in urban markets or locations with strong employment and demographic dynamics. We plan to invest in multifamily properties that are located in or near employment centers with favorable potential for employment growth and conveniently situated with access to transportation and retail and service amenities. Traditional multifamily properties are generally leased by apartment unit to individual tenants for one year terms.

Ownership Interest

Our operating partnership or one or more subsidiary entities controlled by our operating partnership will acquire properties on our behalf. Generally, we will acquire the entire equity ownership interest in properties. However, we may also enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with other investors to acquire properties. In most cases in which less than the entire equity ownership interest is acquired, we will seek critical elements of control. We will generally acquire fee simple interests for the properties (in which we own both the land and the building improvements), but may consider leased fee and leasehold interests if we believe the investment is consistent with our investment strategy and objectives.

Tenancy and Leasing

In general, we will seek a favorable mix of tenants in our properties to achieve greater economic diversification than is afforded by geographic and property type considerations alone. We will strive to maintain a stable blend of national and international credit tenants and creditworthy regional and local tenants. Tenancy diversification criteria will be applied at the property level as well as at the portfolio level.

The length of tenancy generally will reflect local market conditions for each property. However, if possible, we will seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers. We will attempt to manage lease rollover risk on a portfolio basis. Where appropriate, we will also seek leases that provide for operating expenses, or expense increases, to be paid by the tenants.

Due Diligence

Our advisor will perform a comprehensive due diligence review on each property that it proposes to purchase on our behalf. As part of this review, our advisor will obtain an environmental site assessment, which at a minimum includes a Phase I assessment, and structural condition reports. Our advisor will propose to purchase a property only if our advisor is satisfied with the physical and environmental status of the property as well as the property’s tenancy. Our advisor will also perform tax due diligence on the property to ensure that any purchased asset will not adversely affect our ability to qualify as a REIT for federal income tax purposes. In addition, our advisor will generally seek to condition our obligation to acquire the property on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title;

•	title and liability insurance policies;

•	asbestos, soil, physical, structural and engineering reports;

•	evidence of compliance with zoning, the Americans with Disabilities Act, and fair housing laws;

•	tenant leases and other relevant legal documents; and

•	financial statements covering recent operations of properties having operating histories.

Value-Add Opportunities

We may periodically seek to enhance investment returns through various value-add opportunities. While there are no specific limitations on the nature or amount of these types of investments, in the aggregate, they are not expected to materially change the risk profile of our overall portfolio. Examples of potential value-add investments include properties with significant leasing risk, forward purchase commitments, renovation opportunities and other nontraditional property types. These investments generally have a higher risk and higher return profile than properties that fall within our primary investment strategy.

Disposition Policies

We anticipate that we will hold most of our properties for an extended period. However, we may determine to sell a property before the end of its anticipated holding period. We will monitor each investment within the portfolio and the overall portfolio composition for appropriateness in meeting our investment objectives. Our advisor may determine to sell a property before the end of its anticipated holding period if:

•	an opportunity arises to enhance overall investment returns by reallocating capital through sale of the property;

•	there are diversification benefits associated with disposing of the property and rebalancing our investment portfolio;

•	in the judgment of our advisor, the value of the property might decline or the property may underperform;

•	an opportunity arises to pursue a more attractive investment;

•	the property was acquired as part of a portfolio acquisition and does not meet our investment guidelines;

•	we need to generate liquidity to satisfy redemption requests, to pay distributions to our stockholders or for working capital; or

•	in the judgment of our advisor, the sale of the property is otherwise in our best interest.

Generally, we will reinvest proceeds from the sale, financing or other disposition of properties in a manner consistent with our investment strategy, although we may be required to distribute such proceeds to the stockholders in order to comply with REIT requirements or in other instances.

Investments in Real Estate Equity Securities

We believe that execution of our strategy to include U.S. real estate equity securities in our overall investment portfolio will be greatly enhanced due to the expertise that our advisor provides us through its access to the in-house real estate equity securities platform of Deutsche Asset & Wealth Management’s real estate investment business, or the Securities Group. The Securities Group is comprised of 37 professionals who manage approximately $9.6 billion of real estate securities globally, making it one of the largest managers of actively managed listed real estate securities in the world. The Securities Group’s investment approach focuses on active stock selection by local investment teams with a global top-down overlay of strategic allocation and risk management. The importance of underlying real estate fundamentals is emphasized in the selection and valuing of stocks.

We believe that our advisor’s ability to acquire real estate equity securities in conjunction with acquiring a diverse portfolio of properties and real estate loans affords us additional liquidity and diversification, which provides greater financial flexibility and discretion to construct an investment portfolio designed to achieve our investment objectives throughout various economic cycles. Our charter requires that any investment in equity securities (other than equity securities traded on a national securities exchange or included for quotation on an inter-dealer quotation system) must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as being fair, competitive and commercially reasonable.

Subject to the percentage of ownership limitations and gross income and asset requirements required for REIT qualification, we may invest in equity securities of companies engaged in real estate activities for the purpose of exercising control over such entities. Companies engaged in real estate activities may include, for example, REITs that either own properties or make real estate loans, real estate developers, entities with substantial real estate holdings such as limited partnerships, funds and other commingled investment vehicles, and other companies whose products and services are related to the real estate industry, such as building supply manufacturers, mortgage lenders or mortgage servicing companies. We may acquire all or substantially all of the securities or assets of companies engaged in real estate activities where such investment would be consistent with our investment policies and our status as a REIT. We may also acquire exchange traded funds and mutual funds focused on REITs and real estate companies. In any event, we do not intend that our investments in securities will require us to register as an investment company under the Investment Company Act, and we intend to generally divest appropriate securities before any such registration would be required.

Investments in Real Estate Loans

We believe that execution of our strategy to include real estate loans in our overall investment portfolio will be greatly enhanced due to the expertise that our advisor provides us through its access to our advisor’s in-house real estate debt investment platform, or the Debt Investment Group. The Debt Investment Group is comprised of seven professionals with extensive experience in originating, underwriting and investing in mezzanine loans, B-notes, preferred equity and mortgages secured by cash-flowing, or transitional real estate and real estate-related assets across various property types. The type of debt interests we will seek to acquire will be obligations backed principally by real estate of the type that generally meets our criteria for direct investment, including, without limitation, senior mortgage loans, subordinated mortgage loans, mezzanine loans and commercial mortgage-backed securities, or CMBS.

We may originate or acquire interests in mortgage loans, generally on the same types of properties we might otherwise buy. These mortgage loans may pay fixed or variable interest rates or have “participating” features described below. Normally, our mortgage loans will be secured by income-producing properties. They usually will be non-recourse, which means they will not be the borrower’s personal obligations. We expect that most will be first mortgage loans, with first priority liens on the property. These loans may provide for payments of principal and interest or may provide for interest-only payments, with a balloon payment at maturity.

We may make mortgage loans that permit us to participate in the revenues from or appreciation of the underlying property consistent with the rules applicable to qualification as a REIT. These participations will let us receive additional interest, usually calculated as a percentage of the gross income the borrower receives from operating, selling or refinancing the property above cost. We may also receive an option to buy an interest in the property securing the participating loan. If the nature of the underlying property is not consistent with the rules applicable to qualification as a REIT, we may assign participation rights to a taxable REIT subsidiary to avoid prohibited transaction exposure.

We may invest in mezzanine loans, which are a type of subordinate loan where the loan is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. Investors in mezzanine loans are compensated for the increased credit risk from a pricing perspective and still benefit from the right to foreclose on its security, in many instances more efficiently than first mortgage loans. Upon a default by the borrower under a mezzanine loan, the mezzanine lender generally can take control of entity that owns the property on an expedited basis, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by an intercreditor agreement that provides the mezzanine lender with the right to cure defaults and limit certain decisions of holders of any senior debt secured by the same properties, which provides for additional downside protection and higher recoveries.

We also may invest in CMBS, which are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. As a result, these securities are subject to all of the risks of the underlying mortgage loans. In a typical CMBS transaction, many single mortgage loans of varying size, property type and location are pooled and transferred to a trust. The trust then issues multiple tranches of bonds that may vary in yield, duration and payment priority, thereby allowing an investor to select a credit level that suits its risk profile. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate tranches, which receive payments only after the more senior tranches have received all principal and/or interest to which they are entitled.

The securitization process for CMBS is governed by one or more nationally recognized rating agencies, including Fitch, Moody’s and Standard & Poor’s, who determine the respective bond class sizes, generally based on a sequential payment structure commonly referred to as a “waterfall.” Bonds that are rated from AAA to BBB- by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB- class, including unrated bond classes, are considered below investment grade, and are often collectively referred to as the “B-piece” of a CMBS securitization transaction. The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the securities. Based on the sequential payment priority, the risk of nonpayment for the AAA securities is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields. Due to its lower credit ratings and higher risk, successful investing in B-piece debt requires thorough and detailed loan-level due diligence (similar to loan origination), which we believe reduces the competition among potential buyers and presents an opportunity for us to benefit from the experience of our management team and the resources available to it. In addition, B-piece buyers generally have strong negotiating leverage in a CMBS securitization transaction, which may be utilized to favorably influence the structure of the transaction and reject undesirable loans. We may invest CMBS which are rated AAA through BBB as well as CMBS that are considered below investment grade or are unrated.

Given the complexity of investments in CMBS and CMBS B-pieces and the infrastructure and skills required to successfully make such investments, we believe that the resources of our advisor provide us a competitive advantage in making these types of investments. Our advisor’s ability to evaluate CMBS based on the credit risk of the underlying collateral and the risk of the transactional structure is crucial in creating attractive risk-adjusted investment returns based on our expected performance of a CMBS investment.

Cash, Cash Equivalents and Other Short-Term Investments

We intend to invest up to 10% of our assets in cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our qualification as a REIT:

•

money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest- bearing time deposits and credit rated corporate debt securities);

•	U.S. government or government agency securities; and

•	credit rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit rated debt securities of foreign governments or multi-national organizations.

Other Investments

We may, but do not presently intend to, make investments other than as described above. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Code. We do not intend to underwrite securities of other issuers.

Borrowing Policies

We intend to use moderate financial leverage to provide additional funds to support our investment activities. This allows us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Our target leverage ratio after our ramp-up period is approximately 40% of our gross assets, inclusive of property-level and entity-level debt. During our ramp-up period, we may employ greater leverage in order to quickly build a diversified portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured property-level or entity-level debt. An example of property-level debt is a mortgage loan secured by an individual property or portfolio of properties incurred or assumed in connection with our acquisition of such property or portfolio of properties. An example of entity-level debt is a line of credit obtained by our operating partnership. In an effort to provide for a ready source of liquidity to fund redemptions of shares of our common stock in the event that redemption requests exceed net proceeds from our continuous offering, we may decide to seek to obtain a line of credit under which we would reserve borrowing capacity. If we decide to obtain a line of credit and are able to do so, borrowings under the line may be used not only to redeem shares, but also to fund acquisitions or for any other corporate purpose.

Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of shares of our common stock will generally cause our leverage as a percentage of our net assets, or our leverage ratio, to decrease, at least temporarily. Significant outflows of equity as a result of redemptions of shares of our common stock will generally cause our leverage ratio to increase, at least temporarily. Our leverage ratio will also increase or decrease with decreases or increases, respectively, in the value of our portfolio. If we borrow under a line of credit to fund redemptions of shares of our common stock or for other purposes, our leverage would increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or sell some of our assets to repay outstanding indebtedness.

Our board of directors will review our aggregate borrowings at least quarterly. In connection with such review, our board of directors may determine to modify our financial leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors. If we obtain a line of credit to fund redemptions, we will consider actual borrowings when determining whether we are at our leverage target, but not unused borrowing capacity. If, therefore, we are at our target leverage ratio of 40% and we borrow additional amounts under a line of credit, or if the value of our portfolio decreases, our leverage could exceed 40% of our gross assets. In the event that our leverage ratio exceeds our target, regardless of the reason, we will thereafter endeavor to manage our leverage back down to our target.

There is no limitation on the amount we may invest in any single improved real property. However, we may not borrow more than approximately 75% of the sum of the cost of our investments (before non-cash reserves and depreciation), which is based upon the limit specified in our charter that borrowing may not exceed 300% of the cost of our net assets. “Net assets” is defined as our total assets other than intangibles valued at cost (prior to deducting depreciation, reserves for bad debts and other non-cash reserves) less total liabilities. However, we may temporarily borrow in excess of this amount if such excess is approved by a majority of our board, including a majority of our independent directors, and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.

Our charter prohibits us from obtaining loans from any of our directors, RREEF America or any of their affiliates, unless approved by a majority of our board (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and on terms and conditions not less favorable than comparable loans between unaffiliated parties under the same or similar circumstances.

Derivative Instruments and Hedging Activities

In the normal course of business, we will be exposed to the effect of interest rate changes, price changes and currency fluctuations and may seek to limit these risks by following established risk management policies and procedures including the use of derivatives. To mitigate exposure to variability in interest rates, we may use derivatives primarily to fix the rate on debt based on floating-rate indices and manage the cost of borrowing obligations. We may use a variety of commonly used derivative products, including interest rate swaps, caps, collars, floors and currency hedging. We intend to enter into contracts with only major financial institutions based upon minimum credit ratings and other factors. We will periodically review the effectiveness of each hedging transaction. We will attempt to conduct our hedging activities in a manner consistent with the REIT qualification requirements.

Charter-Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. We will not:

•

make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets. Unimproved real property means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

make or invest in individual mortgage loans (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property except for mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which the transaction is with our advisor, our sponsor, any of our directors or any of their affiliates, the appraisal shall be obtained from an independent appraiser. We will maintain the appraisal in our records for at least five years and it will be available for inspection and duplication by common stockholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our sponsor, our advisor or their affiliates;

•

issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to our redemption plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, (3) equity securities on a deferred payment basis or under similar arrangements or (4) options or warrants to the directors, our sponsor, our advisor, or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public; options or warrants may be issued to persons other than the directors, our sponsor, our advisor, or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair value less than the value of the option or warrant on the date of grant;

•

make or invest in mortgage loans, including construction loans but excluding any investment in commercial mortgage-backed securities or residential mortgage-backed securities, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

•	engage in the business of securities trading, underwriting or the agency distribution of securities issued by other persons; or

•

acquire interests or equity securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which are described under “Conflicts of Interest—Certain Conflict Resolution Measures—Prohibition of Certain Transactions with Affiliates.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Capital Stock—Restrictions on Roll-Up Transactions.”

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor our operating partnership nor any subsidiary of our operating partnership is an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

Rule 3a-1 under the Investment Company Act, however, generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an “investment company” under the Investment Company Act provided that (1) it does not hold itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, and (2) on an unconsolidated basis except as otherwise provided, (x) no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary, (exclusive of U.S. government securities and cash items) consists of, and (y) no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary, (for the last four fiscal quarters combined) is derived from, securities other than (i) U.S. government securities, (ii) securities issued by employees’ securities companies, (iii) securities issued by majority owned subsidiaries of such company that are not investment companies nor relying on the exclusion from the definition of investment company in Section 3(b)(3), Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and (iv) securities issued by companies that are controlled primarily by such company, are not investment companies and through which such company engages in a business other than that of investing, reinvesting or trading in securities. We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy this exclusion. We will continuously monitor our holdings on an ongoing basis to determine whether we are an investment company under Section 3(a)(1)(C) and, if so, whether we are in compliance with Rule 3a-1.

In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company business of purchasing or otherwise acquiring real property, mortgages and other interests in real estate.

The determination of whether an entity is a majority-owned subsidiary of ours or our operating partnership is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

A change in the value of any of our assets could cause us, the operating partnership or one or more of the subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exception from regulation under the Investment Company Act. To maintain compliance with this exception from the definition of investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may be unable to purchase securities we would otherwise want to purchase. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

Finally, to maintain compliance with the Investment Company Act exceptions, we or our operating partnership may be unable to sell assets that we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we or our operating partnership may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and that may be important to our investment strategy. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. See “Risk Factors—Risks Related to This Offering and Our Corporate Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of “investment company” and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that would restrict our activities and significantly increase our operating expenses. See “Risk Factors—Risks Related to This Offering and Our Corporate Structure—Your investment return may be reduced if we are required to register an investment company under the Investment Company Act.”

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has retained our advisor to manage our day-to-day affairs and the acquisition and dispositions of our investments, subject to the board’s supervision.

We have a seven-member board. Our board of directors may change the number of directors, but not to fewer than three directors. Our charter provides that a majority of our directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of a successor independent director. The North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, or the NASAA REIT Guidelines, requires our charter to define an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with our sponsor or our advisor. A director is deemed to be associated with our sponsor or our advisor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our sponsor, our advisor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by our sponsor or advised by our advisor. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our sponsor, our advisor or any of their affiliates exceeds five percent of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our sponsor, our advisor or any of its affiliates. Our charter requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. Our charter and bylaws were ratified by our board of directors, including a majority of our independent directors.

Each director will serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of a special meeting called to remove a director must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. A vacancy created by an increase in the number of directors or by the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors (in the case of election of an independent director, after nomination by a majority of the remaining independent directors). Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

Our board will generally meet quarterly or more frequently if necessary, in addition to meetings of any committees of the board described below. Our directors are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their fiduciary responsibilities, our directors will rely heavily on our advisor and on information provided by our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written policies on investments and borrowings the general terms of which are set forth in this prospectus. The board may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. Our board of directors, including a majority of our independent directors, will review our investment policies with sufficient frequency and at least annually to determine that they are in the best interest of our stockholders.

Responsibilities of Our Board of Directors

The responsibilities of our board of directors include the following:

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Review and adopt valuation guidelines to be used in connection with the calculation of our NAV, monitor compliance with the valuation guidelines and approve the selection of our independent valuation advisor;

•

Approve and oversee our overall investment strategy, including (1) the allocation percentages of capital to be invested in properties, real estate loans, real estate equity securities and cash, cash equivalents and other short-term investments, (2) diversification strategies, (3) investment selection criteria for real property, real estate loans and real estate equity securities and (4) asset acquisition and disposition strategies;

•

Establish investment guidelines that govern our property acquisitions and dispositions and limit the types of investments that may be purchased or sold and, depending on the type of transaction, the extent to which our advisor may execute acquisitions and dispositions without specific board approval;

•	Approve and oversee our debt financing strategies;

•	Review our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders;

•	Determine our distribution policy and authorize distributions from time to time; and

•	Oversee the redemption plan.

In order to reduce or eliminate and address certain potential conflicts of interest, our charter requires that a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction approve any transaction with any of our directors, RREEF America, as our sponsor and advisor, or any of their affiliates. The independent directors are also responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. For a list of the factors which may be considered by our board in making this determination, see “—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”

Board Leadership Structure

Our board has determined that since the Chairman of the Board is not an independent director, there should be a lead independent director appointed by a majority of our independent directors. Effective in March 2013, our independent directors appointed Murray J. McCabe to serve as our lead independent director. Responsibilities of our lead independent director include, among others, presiding at executive sessions of independent directors, facilitating communications between the independent directors and the Chairman and Chief Executive Officer, and calling meetings of the independent directors, as necessary.

Committees of the Board of Directors

Our entire board of directors is responsible for supervising our entire business. However, pursuant to our charter, our board of directors may delegate some of its powers to one or more committees as deemed appropriate by the board, provided that each committee consists of at least a majority of independent directors.

Our board of directors has established an audit committee, which consists of Deborah H. McAneny, M. Peter Steil, Jr. and Charles H. Wurtzebach, each of whom is an independent director. Dr. Wurtzebach serves as the chairperson of the audit committee and qualifies as an “audit committee financial expert” as that term is defined by the SEC. The audit committee assists the board in overseeing our accounting and financial reporting processes, the integrity and audits of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors and the performance of our internal and independent auditors. In addition, the audit committee selects the independent auditors to audit our annual financial statements and reviews with the independent auditors the plans and results of the audit engagement. The audit committee also approves the audit and non-audit services provided by the independent public accountants and the fees we pay for these services.

Directors and Executive Officers

Our directors and executive officers are set forth below.

Name	Age	Position
W. Todd Henderson	45	Director, Chairman of the Board
James N. Carbone	57	Chief Executive Officer, President and Director
Julianna S. Ingersoll	33	Chief Financial Officer and Vice President
Neal P. Armstrong	43	Vice President and Treasurer
Aimee E. Samford	42	Vice President and Secretary
Marc L. Feliciano	42	Director
Murray J. McCabe	45	Lead Independent Director
Deborah H. McAneny	54	Independent Director
M. Peter Steil, Jr.	70	Independent Director
Charles H. Wurtzebach, Ph.D.	64	Independent Director

In February 2013, RREEF Real Estate was re-branded to Deutsche Asset & Wealth Management’s real estate investment business. This change is reflected within the biographies of our executive officers and directors who are affiliated with our advisor.

W. Todd Henderson has served as our Chairman of the Board of directors since February 2012. Mr. Henderson has also served as a Managing Director and Head of Real Estate, Americas, Deutsche Asset & Wealth Management since January 2012, where he has been responsible for all facets of the direct real estate investment management business in the Americas. From March 2009 to January 2012, Mr. Henderson served as the Chief Investment Officer of RREEF Real Estate, Americas. From June 2007 to March 2009, he supervised RREEF Real Estate’s Value-Added and Development team, managing a $4.5 billion real estate investment portfolio for multiple institutional investors. Mr. Henderson served as a Managing Director of RREEF Real Estate’s Acquisitions team from 2003 to June 2007. Prior to joining RREEF Real Estate in 2003, Mr. Henderson was Director of Acquisitions for The J.E. Robert Company in Washington, D.C., where he was involved in the sourcing, executing and financing of over $6 billion of real estate transactions. He began his career at First Gibraltar Bank in 1991, managing the restructuring and disposition of nonperforming real estate loans on behalf of the bank and the Resolution Trust Company. Mr. Henderson holds a B.A. in History from the University of North Texas and an M.B.A. from The Wharton School of the University of Pennsylvania. Our board of directors has determined that Mr. Henderson will be a valuable member of our board because of his experience as a real estate industry executive with extensive investment, capital markets and portfolio management expertise, all of which we expect to bring valuable insight to the board of directors.

James N. Carbone has served as our Chief Executive Officer and President and as one of our directors since February 2012. Mr. Carbone has also served as a Managing Director and Head of Real Estate Retail Products, Americas, Deutsche Asset & Wealth Management since September 2012, where he is responsible for growing real estate retail offerings in the Americas. Mr. Carbone served as Managing Director and Head of Global Business Development for RREEF Real Estate from January 2009 to September 2012. During this period, Mr. Carbone also served as Global Head of RREEF Real Estate from January 2009 to July 2010. He led the Strategic Initiatives

Group for RREEF Real Estate from 2006 to January 2009. Mr. Carbone served as Office Specialist of RREEF Real Estate, overseeing all of the firm’s investments in commercial office properties and managing acquisition and disposition transactions in the office sector, from 1999 to 2007. In 1997, Mr. Carbone was named a partner of RREEF Real Estate and in 1998 became a member of RREEF Real Estate’s Americas Investment Committee. From 1979 until he joined RREEF Real Estate in 1995, Mr. Carbone worked in various capacities in the commercial real estate business, gaining experience in the management, brokerage, development, disposition and acquisition of properties. He is affiliated with numerous industry groups, including the Urban Land Institute and the National Association of Industrial and Office Properties. Mr. Carbone holds a B.A. in Economics from the University of California, Davis. Our board of directors has determined that Mr. Carbone’s experience with real estate investment products, particularly alternative investments, experience in acquiring commercial real estate and oversight of a multi-billion dollar real estate portfolio will make him a valuable member of our board of directors.

Julianna S. Ingersoll has served as our Chief Financial Officer and Vice President since February 2012. Ms. Ingersoll has also served as a Director, Real Estate Retail Products, Americas, Deutsche Asset & Wealth Management since February 2012. Prior to this position, Ms. Ingersoll was a Vice President of Business Development for RREEF Real Estate from November 2007 to February 2012, where she sourced, underwrote and executed strategic transactions. Prior to joining RREEF Real Estate, she held various positions with Deutsche Bank. From May 2006 to November 2007, Ms. Ingersoll served as Vice President of the Residential Mortgage-Backed Securities group of Deutsche Bank, where she was responsible for sourcing, underwriting and executing strategic acquisitions and joint ventures. From 2004 to 2006, she served as an Associate and Vice President of the Corporate Investments group of Deutsche Bank, where she was responsible for sourcing and executing strategic acquisitions and divestitures. From 2003 to 2004, she served as an Analyst for the Corporate Investments group of Deutsche Bank. Ms. Ingersoll joined Deutsche Bank in June 2001 as an analyst for the Technology Investment Banking team. Ms. Ingersoll holds a B.S. in Business Administration from Washington & Lee University.

Neal P. Armstrong has served as our Vice President and Treasurer since November 2012. Mr. Armstrong has also served as a Director and Head of Real Estate Fund Finance, Americas, Deutsche Asset & Wealth Management since October 2012. From February 2008 until October 2012, he was Co-Head of Fund Finance, Americas, RREEF Real Estate. Mr. Armstrong is responsible for overseeing the accounting and financial reporting for a number of funds and separate accounts with real estate and mezzanine investments. From April 2004 until February 2008, he was a Vice President in the Fund Finance team and the Controller for certain funds and separate accounts with real estate and mezzanine investments. Prior to joining RREEF Real Estate in 2004, Mr. Armstrong was a senior manager in KPMG LLP’s real estate audit practice, where his clients included public and private companies. He previously served as the Co-Chairman and Co-Vice Chairman of the Accounting Committee of NCREIF and on the Real Estate Information Standards (REIS) council. Mr. Armstrong is a certified public accountant and received a B.S. in accounting from Valparaiso University.

Aimee E. Samford has served as our Vice President and Secretary since November 2012. Ms. Samford has also served as a Director and Chief Operating Officer, Real Estate, Americas, Deutsche Asset & Wealth Management since September 2011. From 2005 to September 2011, Ms. Samford was a Director in RREEF Real Estate’s Strategic Planning and Analysis group. From 2004 to 2005, she was a Director in Corporate Finance. From 2001 to 2004, Ms. Samford was a Vice President, Assistant Controller and Corporate Controller of RREEF Real Estate. She joined RREEF Real Estate in 1998 as a Manager of Corporate Finance. From 1996 until joining RREEF Real Estate in 1998, Ms. Samford was a Financial Analyst at Mattel, Inc. From 1993 to 1996, she served as an Audit and Tax Professional at Deloitte & Touche LLP. Ms. Samford holds a B.A. in Business Economics from the University of California, Los Angeles and is a certified public accountant.

Marc L. Feliciano has served as one of our directors since November 2012. Mr. Feliciano has also served as a Managing Director, Chief Investment Officer and Head of Real Estate Portfolio Management, Americas, Deutsche Asset & Wealth Management since September 2012. As Chief Investment Officer, he works with portfolio managers in developing specific portfolio strategies for each account or fund as part of the annual investment plan process. Mr. Feliciano also serves as Chairman of Deutsche Asset & Wealth Management’s real estate investment business’ Americas Investment Committee, which governs equity and debt investments and portfolios, a member of the Americas Leadership Committee and Co-Portfolio Manager of the RREEF Debt Investments Fund. From September 2010 to January 2012, he served as Global Head of Risk and Performance Analysis for RREEF Real Estate, where he was responsible for the development of allocation, risk and performance tools. In this role, he was a member of the Global Chief Investment Officer Group, which formulated global and regional house views and strategy and developed the House Portfolio for each region. From 2005 to September 2010, Mr. Feliciano was a Portfolio Manager and assisted in the restructuring of real estate debt. Prior to joining RREEF Real Estate in 2005, Mr. Feliciano worked in the private and public real estate industries in various positions for Morgan Stanley, Heitman Real Estate Securities LLC (formerly Heitman/PRA Securities Advisors) and INVESCO Realty Advisors, Inc. He holds a B.A. in Business Administration from the University of Texas at Austin and a M.B.A. from the University of Texas McCombs School of Business. Our board of directors has determined that Mr. Feliciano will be a valuable member of our board of directors because of his extensive experience with real estate investments and portfolio management.

Deborah H. McAneny has served as one of our independent directors since November 2012. Ms. McAneny served as the Chief Operating Officer of Benchmark Assisted Living, LLC, or Benchmark, an owner and operator of senior living facilities in New England, from April 2007 to May 2009. Since April 2007, she has also served as a director of Benchmark and member of its audit committee. Prior to joining Benchmark, she was employed by John Hancock Financial Services, or John Hancock, for approximately 20 years, where she advanced to Executive Vice President and was responsible for a portfolio of structured and alternative investment businesses including John Hancock’s real estate, structured fixed-income, timber and agricultural investment business units. Prior to joining John Hancock in 1985, she was a senior auditor for Arthur Anderson & Co. for four years. Ms. McAneny serves on the board of directors of several other companies. Since 2005, she has served as a director of KKR Financial Holdings LLC, or KFN, a publicly traded specialty finance company listed on the NYSE. She is also the Chairperson of KFN’s Compensation Committee and a member of KFN’s Affiliated Transaction Committee and Nominating and Corporate Governance Committee. Since January 2007, Ms. McAneny has served on the board of HFF, Inc., or HFF, a publicly traded provider of commercial real estate capital market services also listed on the NYSE. She is currently the lead independent director of HFF, the Chairperson of its Nominating and Corporate Governance Committee and a member of its Audit Committee. Ms. McAneny has also served as a director of RREEF America REIT II, Inc., a private REIT sponsored by our sponsor, since May 2011, a trustee of the University of Vermont since 2004 and a trustee of the Rivers School since 2004. From 2001 to 2004, she served as President of the CRE Finance Council, formerly known as the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate finance markets. Ms. McAneny holds an Advanced Professional Director Certification from the American College of Corporate Directors and a B.S. in Business Management from the University of Vermont. Our board of directors has determined that Ms. McAneny will be a valuable member of our board because of her leadership positions on boards of public companies and experience with management of commercial real estate portfolios.

Murray J. McCabe has served as one of our independent directors since November 2012 and as our lead independent director since March 2013. In September 2012, Mr. McCabe joined Blum Capital Partners, L.P., or Blum Capital, an investment firm, as a Managing Partner, where he serves as a member of the Management Committee of the firm. He is responsible for overseeing and managing Blum Capital’s global real estate-related investment initiatives, focusing on distressed debt, opportunistic equity investments and structured investments in public securities. Prior to joining Blum Capital, Mr. McCabe worked at JPMorgan Chase & Co., or JPMorgan, from 1992 through August 2012. During his 20-year tenure at JPMorgan, Mr. McCabe held several positions in the Investment Banking Division, including Managing Director and Co-Head of Real Estate and Lodging Investment Banking, North America, from March 2007 to March 2008, and Global Head of Real Estate and Lodging Investment Banking, from March 2008 through his departure in August 2012. In addition, Mr. McCabe served as a member of JPMorgan’s Mergers and Acquisitions Fairness Opinion Committee from 2001 to 2002, the Investment Banking Coverage Management Committee from 2010 through his departure in August 2012 and on the board of JPMorgan Real Estate Advisors during the same period. Mr. McCabe is a member of the advisory board for the Fisher Center for Real Estate and Urban Economics at the University of California at Berkeley and

a council member of the Real Estate Finance and Investment Center for the McCombs School of Business at the University of Texas, Austin. Mr. McCabe holds a B.A. in Finance from the University of Texas at Austin. Our board of directors has determined that Mr. McCabe’s extensive investment banking and transactional experience in the real estate industry will make him a valuable member of the board of directors.

M. Peter Steil, Jr. has served as one of our independent directors since November 2012. Mr. Steil has served as the Chief Executive Officer of the National Council of Real Estate Investment Fiduciaries, or NCREIF, an association of institutional real estate professionals, since July 2012. From January 2007 to July 2012, he served as a Managing Director of Prescott Capital Advisors, LLC, or Prescott, where he was responsible for Prescott’s real estate investment banking and advisory efforts and raising debt and equity capital for its principal investments. From 2001 to 2006, he served as a Managing Director of Wells Hill Partners, Ltd., a real estate investment banking firm based in New York. From 1998 to 2001, Mr. Steil served as a Managing Director of Putnam Lovell Securities, Inc., or Putnam Lovell, an investment bank that provides mergers and acquisitions advisory services to asset management firms. Prior to joining Putnam Lovell, he served in senior positions at several financial services firms, including Nesbitt Burns Securities, Inc. and KPMG Baymark Capital, LLC. Mr. Steil also serves as a Vice Chairman of the Global Exchange Council for the Urban Land Institute, is a member of PREA and serves on the Real Estate Advisory Committee of the Ontario Public Service Employees Union Pension Trust. Mr. Steil holds a B.A. in Political Science from Stanford University and an M.B.A. in International Business from the Harvard Business School. Our board of directors has determined that Mr. Steil will be a valuable member of our board of directors because of his extensive experience with investment banking, real estate advisory services and portfolio management.

Charles H. Wurtzebach, Ph.D., has served as one of our independent directors since November 2012. Since January 2009, Dr. Wurtzebach has served as the George L. Ruff Visiting Professor in Real Estate Studies in the Department of Real Estate at DePaul University in Illinois, lecturing at the undergraduate and graduate levels, participating in research projects and providing support to the DePaul Real Estate Center. From 1999 to November 2008, Dr. Wurtzebach served as Managing Director and Property Chief Investment Officer of Henderson Global Investors (North America) Inc., or Henderson, an international investment management company headquartered in London, where he was responsible for the strategic portfolio planning and the overall management of Henderson’s North American business. He served as a member of Henderson’s Senior Management Team from 2001 to November 2008 and Chairman of Henderson’s North America Senior Management Committee from 1999 to November 2008. Dr. Wurtzebach served as President and Chief Executive Officer of Heitman Capital Management from 1994 to 1998 and President of JMB Institutional Realty from 1991 to 1994. His responsibilities included supervising the financial risk exposure, financial reporting and internal control procedures of each company. Since May 2009, Dr. Wurtzebach has served as a director of Inland Diversified Real Estate Trust, Inc., a public non-listed REIT. He is also a founder, former president and former director of the Real Estate Research Institute, or RERI. Dr. Wurtzebach holds a B.S. in Finance from DePaul University in Illinois, an M.B.A. from Northern Illinois University and a Ph.D in finance from the University of Illinois at Urbana. Our board of directors has determined that Dr. Wurtzebach will be a valuable member of our board because of his academic experience as a real estate professor, his industry experience as an executive for investment management companies and his board experience with a public non-listed REIT.

Although most of the services provided to us by the individuals who are executive officers are in their respective roles as executive officers of our advisor, they have certain duties as executive officers of our company arising from Maryland law, our charter and our bylaws. These duties include executing contracts and other instruments in our name and on our behalf and such other duties as may be prescribed by our board of directors from time to time.

Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of directors from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.

Specifically, we expect that Mr. Carbone, our Chief Executive Officer and President, and Ms. Ingersoll, our Chief Financial Officer and Vice President, will spend a significant amount of time on our behalf.

Compensation of Directors

We compensate each of our independent directors with an annual retainer of $50,000, plus an additional retainer of $7,500 to the Chairman of the audit committee. We will also pay $1,000 for each board or board committee meeting the director attends in person and $250 for each meeting the director attends by telephone. In the event that there is a meeting of the board of directors and one or more committees thereof in a single day, the fees paid to each director will be limited to $1,250 per day.

In addition, our board of directors approved the grant of shares of restricted stock to each of our independent directors under our independent directors’ compensation plan, which operates as a sub-plan of our long-term incentive plan, as described below. Under our independent directors compensation plan and subject to such plan’s conditions and restrictions, each of our current independent directors will receive an initial grant of 5,000 Class B shares of restricted stock, which we refer to as the “initial restricted stock grant,” at the end of the first full calendar quarter following the date that we have issued 12,500,000 shares in this offering. Each new independent director that subsequently joins the board will receive the initial restricted stock grant on the date he or she joins the board. The initial restricted stock grant will generally vest in equal installments over a three-year period beginning on the first anniversary of the grant date; provided, however, that the restricted stock will become fully vested on the earlier occurrence of (1) the termination of the independent director’s service as a director due to his or her death or disability or (2) a change in control of our company. The board of directors may approve, at its discretion, an additional award of Class A or Class B shares of restricted stock upon an independent director’s subsequent re-election to the board, subject to such terms and conditions as provided by the board at such time.

All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board meetings. If a director is also one of our officers, we will not pay separate compensation for services rendered as a director.

Executive Compensation

We currently have no employees to whom we pay salaries, and we do not intend to pay any salaries to our officers for their services as officers. Each of our officers is also an employee of our advisor and receives compensation from our advisor or one of its affiliates.

Long-Term Incentive Plan

Our board of directors has adopted a long-term incentive plan, which we use to attract and retain directors, officers, employees and consultants. Our incentive plan offers qualified individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The incentive plan authorizes the granting of restricted stock, stock options, restricted or deferred stock units and other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by the board of directors for participation in the plan. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant and may not have a term in excess of ten years from the grant date.

Our board of directors or a committee appointed by our board of directors will administer the incentive plan, with sole authority to determine all of the terms and conditions of the awards. No awards will be granted under the plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the plan will be transferable except through the laws of descent and distribution.

Our board of directors has authorized and reserved an aggregate maximum number of 300,000 Class B shares for issuance under the incentive plan. However, no awards shall be granted under the incentive plan on any date on which the aggregate number of shares subject to awards previously issued under the incentive plan, together with the proposed awards to be granted on such date, exceeds 2% of the number of outstanding shares of common stock on such date. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, a stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the plan will be adjusted proportionately and our board of directors will make adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from the transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Our board of directors may, in its sole discretion at any time, determine that all or a portion of a participant’s awards will become fully vested. The board may discriminate among participants or among awards in exercising its discretion. The incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by the board of directors. Our board of directors may terminate the plan at any time. The expiration or other termination of the plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the plan expires or is terminated. Our board of directors may amend the plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the plan.

Our Sponsor and Advisor

RREEF America L.L.C., or RREEF America, a Delaware limited liability company, is our sponsor and our advisor. Headquartered in New York, RREEF America has been acquiring and managing real estate investments in the United States on behalf of institutional investors since 1975. RREEF America, together with its affiliates in Europe and Asia, comprise the global real estate investment business (formerly RREEF Real Estate) of Deutsche Asset & Wealth Management, a division of Deutsche Bank. As part of the Alternatives and Real Assets platform, Deutsche Asset & Wealth Management’s real estate investment business is one of the largest real estate investment managers in the world with more than 450 professionals located in 21 cities around the world. The global business offers a diverse range of risk return and geographic strategies, including stabilized, value-add and high yield properties and investments in real estate-related assets on behalf of its approximately 530 institutional clients, including public and corporate pensions, foundations and labor union plans. Our advisor employs a disciplined approach to investing and creates innovative investment solutions designed to meet specific client requirements. Regional research teams complemented by locally focused investment and asset managers provide proprietary perspectives on market opportunities, trends and risks. Our advisor combines this market intelligence with sophisticated portfolio construction and risk management in order to achieve superior long-term risk adjusted returns, preservation of capital and diversification for its clients. As of December 31, 2012, Deutsche Asset & Wealth Management’s real estate investment business had approximately $48.8 billion in total assets under management, including approximately $39.2 billion of properties and $9.6 billion of real estate securities.

We believe that the following attributes of our advisor’s investment platform and approach to real estate investing distinguish it from its peers:

•

Strong fiduciary focus. Our advisor’s culture is predicated upon acting as a fiduciary to its clients. Our advisor’s professionals pride themselves on their responsiveness and transparency in all aspects of managing clients’ investments.

•

Thought leadership in real estate research. Deutsche Asset & Wealth Management’s real estate investment business takes a research-driven approach to investing with a dedicated 19-member research team focused on developing a unique market outlook known as the “House View.” The House View incorporates extensive market analysis, synthesizing proprietary data, independent third-party data and input from senior professionals across the firm to drive targeted, thoughtful real estate investing, and is regularly monitored and updated by its research team in an effort to keep the firm’s real estate professionals at the forefront of the commercial real estate industry.

•

Proven access to transaction flow. The size, scale, reputation and long standing relationships of Deutsche Asset & Wealth Management’s real estate investment business often facilitate its ability to identify attractive investment opportunities for its clients before they are presented to the market and brokers.

•

Risk management. Our advisor’s rigorous lifecycle approach is designed to identify, implement and monitor investment themes and tactics to achieve superior, long-term, risk-adjusted returns for its clients.

•

Active “hands-on” asset management approach. Our advisor’s seasoned local teams and hands-on approach enables its real estate professionals to make better and more efficient real estate decisions, which increase property income returns and add long-term value for investors.

Pursuant to the advisory agreement, RREEF America has contractual and fiduciary responsibilities to us and our stockholders and will be responsible for managing all of our day-to-day operations, including, subject to oversight by our board of directors, sourcing our investment opportunities and making decisions related to the acquisition, management and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations. Where appropriate, RREEF America will leverage the resources of its affiliated platforms to achieve our investment goals and objectives. We believe that our advisor’s extensive hands-on real estate experience in target regional markets and in all aspects of the real estate life cycle are key competitive strengths for our diversified real estate investment and management activities. In addition, RREEF America’s experience in managing institutional real estate funds with similar NAV pricing structures and valuation processes will be beneficial to the implementation of our daily NAV calculation methodologies. Our advisor’s role in our daily NAV per share valuation process includes (1) monitoring our real estate properties and real estate-related assets for events that may be expected to have a material impact on the most recent estimated values provided by our independent valuation advisor and notifying our independent valuation advisor of such events, (2) providing estimates of our accrued revenues and expenses and information about our commercial real estate assets to our independent valuation advisor and (3) calculating our daily NAV per share.

The officers of our advisor and its affiliates who have significant management responsibility and authority with respect to the performance of services to us pursuant to the advisory agreement are as follows:

Name	Age	Position
W. Todd Henderson	45	Managing Director, Head of Real Estate, Americas, Deutsche Asset & Wealth Management
James N. Carbone	57	Managing Director, Head of Real Estate Retail Products, Americas, Deutsche Asset & Wealth Management
Julianna S. Ingersoll	33	Director, Real Estate Retail Products, Americas, Deutsche Asset & Wealth Management
Neal P. Armstrong	43	Director, Head of Real Estate Fund Finance, Americas, Deutsche Asset & Wealth Management
Aimee E. Samford	42	Director, Chief Operating Officer, Real Estate, Americas, Deutsche Asset & Wealth Management
Marc L. Feliciano	42	Managing Director, Chief Investment Officer and Head of Real Estate Portfolio Management, Americas, Deutsche Asset & Wealth Management
L. Scott Brooks III	46	Director, Head of Real Estate Retail Client Relations & Defined Contribution, Americas, Deutsche Asset & Wealth Management
Marlena M. Casellini	44	Managing Director, Deputy Chief Operating Officer of Alternatives and Real Assets and Chief Operating Officer, Americas, Deutsche Asset & Wealth Management
Pierre Cherki	46	Managing Director, Head of Alternatives and Real Assets, Deutsche Asset & Wealth Management
Adolfo J. Diaz	60	Managing Director, Head of Real Estate Asset Management, Americas, Deutsche Asset & Wealth Management
Jerome W. Ehlinger	41	Managing Director, Head of Real Estate Securities, Americas, Deutsche Asset & Wealth Management
Timothy E. Ellsworth	51	Managing Director, Head of Real Estate Transactions, Americas, Deutsche Asset & Wealth Management
Joe P. Rado	54	Director, Co-Portfolio Manager, RREEF Debt Investments Fund, Deutsche Asset & Wealth Management
Mark G. Roberts	51	Managing Director, Head of Research & Strategy, Alternatives and Real Assets, Deutsche Asset & Wealth Management
John F. Robertson	49	Managing Director, Global Head of Real Estate & Infrastructure Securities, Deutsche Asset & Wealth Management
Eric M. Russell	48	Director, Controller, Real Estate Fund Finance, Americas, Deutsche Asset & Wealth Management
John W. Vojticek	40	Managing Director, Chief Investment Officer of Real Estate & Infrastructure Securities and Global Portfolio Manager, Deutsche Asset & Wealth Management

For information concerning the background of Mr. Henderson, Mr. Carbone, Ms. Ingersoll, Mr. Armstrong, Ms. Samford and Mr. Feliciano, see “—Directors and Executive Officers” above. Information concerning the background of the remainder of the individuals named in the chart above is set forth below.

In February 2013, RREEF Real Estate was re-branded to Deutsche Asset & Wealth Management’s real estate investment business. This change is reflected within the biographies of the officers of our advisor and affiliates.

L. Scott Brooks III has served as a Director and Head of Real Estate Retail Client Relations & Defined Contribution, Americas, Deutsche Asset & Wealth Management since April 2011. From February 2010 until joining RREEF Real Estate in April 2011, Mr. Brooks was a Director at DWS Investments, where he led the Insurance and Mutual Fund Sub-Advisory relationship team. Prior to joining DWS Investments, Mr. Brooks was a Vice President at JPMorgan’s Global Real Assets Group from March 2009 to November 2009. From October 2007 to March 2009, Mr. Brooks was a Vice President at JPMorgan Funds and helped launch the defined contribution investments only, or DCIO, efforts for the firm. Mr. Brooks also led the DCIO efforts for Managers Investment Group LLC from 2006 to October 2007. From 1989 to 2006, he was a Vice President and Head of Institutional Alliances at Oppenheimer Funds, Inc., where he started his career in 1989 and spent 17 years building and leading elements of the firm’s distribution efforts in retail and institutional markets. In 1995, he founded and led Oppenheimer Funds’ DCIO, business, which he ran for over ten years as a key segment of the firm’s overall retirement market strategy. Mr. Brooks holds a B.A. in Economics from Cornell University and FINRA Series 3, 7, 63 and 24 licenses and is a chartered financial analyst (CFA).

Marlena M. Casellini has served as a Managing Director, Deputy Chief Operating Officer of Alternatives and Real Assets and Chief Operating Officer, Americas, Deutsche Asset & Wealth Management since February 2013. Prior to this position, Ms. Casellini served as Global Chief Operating Officer of RREEF Real Estate from July 2011 to February 2013. From 2004 to her appointment as Global Chief Operating Officer for RREEF Real Estate in July 2011, Ms. Casellini served as Chief Operating Officer of RREEF Real Estate in the Americas. From 2002 to 2004, she served as Chief Financial Officer of RREEF Real Estate and was responsible for overseeing Strategic Planning and Analysis, Corporate Accounting, Client Reporting and Quality Assurance. Ms. Casellini served as Corporate Controller of RREEF Real Estate from 2000 to 2002 and initially joined RREEF Real Estate in 1997 as manager of the Client Reporting Group. Prior to joining RREEF Real Estate, Ms. Casellini worked for Wells Fargo Bank and Coopers & Lybrand, a predecessor to PricewaterhouseCoopers LLP. Ms. Casellini holds a B.A. in Business Economics from the University of California.

Pierre Cherki has served as a Managing Director and Head of Alternatives and Real Assets, Deutsche Asset & Wealth Management since February 2013, where he is responsible for the management and strategic direction of the global real estate, infrastructure and commodities investment businesses. He served as Global Head of RREEF Real Estate from July 2010 to February 2013. Prior to his appointment as Global Head in July 2010, Mr. Cherki was a Managing Director and Head of RREEF Real Estate’s European and Asia Pacific investment management business since January 2010. From March 2007 to January 2010, Mr. Cherki was a Managing Director and Head of RREEF Real Estate’s business in Europe. Mr. Cherki joined RREEF Real Estate in 1997, where he completed numerous transactions in France, the United Kingdom and Belgium and was responsible for the development of RREEF Real Estate’s business in Central and Eastern Europe. Mr. Cherki holds a B.A. in Management and Economics from Tel Aviv University and an M.B.A. from the Kellogg School of Management of Northwestern University.

Adolfo J. Diaz has served as a Managing Director and Head of Real Estate Asset Management, Americas, Deutsche Asset & Wealth Management since June 2009 and is responsible for all facets of the asset management business in the Americas, including leading the firm’s transition from in-house to third-party property management. Prior to joining RREEF Real Estate in 1994, Mr. Diaz served as Vice President of Balcor Development Company and as Senior Vice President–Shopping Centers of Balcor Property Management Company from 1987 to 1994, both of which were affiliated with The Balcor Company, the real estate subsidiary of American Express Company. Mr. Diaz is a licensed real estate broker in Florida and was awarded the Senior Certified Leasing Specialist designation by the International Council of Shopping Centers. Mr. Diaz holds a B.A. in Political Science/International Relations from Indiana University.

Jerome W. Ehlinger has served as Managing Director and Head of Real Estate Securities, Americas, Deutsche Asset & Wealth Management since July 2011 and has oversight responsibility for investments in the firm’s public securities business. From October 2008 to July 2011, Mr. Ehlinger was Co-Head of RREEF Real Estate’s Securities Business in the Americas. He initially joined RREEF Real Estate in 2004 as a Managing Director and Portfolio Manager. Mr. Ehlinger has held related investment positions across a number of companies during his career. From 2000 until joining RREEF Real Estate in 2004, Mr. Ehlinger was employed at Heitman Real Estate Investment Management LLC as a Senior Vice President and Portfolio Manager where he oversaw investments in publicly traded REITs of more than $2 billion. Prior to joining Heitman in 2000, Mr. Ehlinger was employed with Morgan Stanley Asset Management as a senior research associate covering REITs and with Morgan Stanley Equity Research as a sell-side research associate following the REIT and Specialty

Chemical industries. Mr. Ehlinger is on the Executive Committee of the National Multi Housing Council Board of Directors and is a member of the C.F.A. Institute and the C.F.A. Society of Chicago. Mr. Ehlinger holds a B.A. degree in Finance from the University of Wisconsin—Whitewater and an M.S. in Finance, Investment, and Banking from the University of Wisconsin-Madison.

Timothy E. Ellsworth has served as a Managing Director and Head of Real Estate Transactions, Americas, Deutsche Asset & Wealth Management since September 2012. From February 2012 to October 2012, Mr. Ellsworth served as one of our directors. From June 2009 to September 2012, Mr. Ellsworth was Head of Portfolio Management for RREEF Real Estate in the Americas. From 2001 to May 2009, he served as Managing Director of Acquisitions for RREEF Real Estate, where he served on RREEF Real Estate’s Investment Committee and was responsible for acquiring commercial real estate in the Southeastern and Midwestern United States. From 1998 to 2001, he held various positions in the RREEF Real Estate Acquisitions group and was later responsible for RREEF Real Estate’s property dispositions in the Eastern United States. From 1996 until joining RREEF Real Estate in 1998, he served as Regional Vice President of Acquisitions for Cornerstone Real Estate Advisors, where he was responsible for the acquisition and development of commercial property in the Midwestern United States. Mr. Ellsworth was a Vice President at General Electric Capital, where he specialized in debt and equity finance, asset management and investment sales, from 1989 to 1996. He is currently a member of the Urban Land Institute, the National Association of Industrial and Office Properties and the National Association of Real Estate Investment Managers. Mr. Ellsworth holds a B.S. in Finance from Indiana University.

Joe P. Rado has served as a Director in the Debt Investments team since 2006 and is currently Co-Portfolio Manager for the RREEF Debt Investments Fund, where he is responsible for managing all aspects of the fund, including credit, underwriting, due diligence, legal structuring and documentation, and closing and asset management for investments in the Debt Investments group. From 2002 until joining RREEF Real Estate in 2006, he was Senior Underwriter at CWCapital LLC, where he was responsible for the underwriting and closing of complex multiple-party capital stack mezzanine loans, B-Notes, junior participation and senior mortgage loans. From 1997 to 2002, Mr. Rado was Manager of Real Estate Investments at Nissho Iwai American Corporation, an international Fortune 500 company. At Nissho Iwai, he was responsible for the origination and structuring of U.S. real estate investments for the company’s U.S. high yield real estate portfolio. Prior to joining Nissho Iwai, Mr. Rado was Vice President, Portfolio Management and Underwriting in the Commercial Real Estate Group at Wachovia (formerly First Union National Bank) from 1986 to 1992 and from 1995 to 1997. Mr. Rado holds a B.A. in Urban Planning from Rutgers University.

Mark G. Roberts has served as a Managing Director and Head of Research & Strategy, Alternatives and Real Assets, Deutsche Asset & Wealth Management since September 2012. In this role, he oversees the research teams that support the firm’s global real estate investment process, providing in-depth knowledge and unique perspectives on the markets, trends and landscape for global real estate investing. Prior to this position, Mr. Roberts was the Global Head of Research at RREEF Real Estate from June 2011 to September 2012. Mr. Roberts has more than 26 years of commercial real estate experience. From March 2009 until joining RREEF Real Estate in June 2011, he served as Global Head of Research of Invesco Real Estate, a division of Invesco Asset Management Limited. From 2003 to June 2011, Mr. Roberts was Chairman of the firm’s investment strategy group and also served as a member of various Executive and Investment Committees from 1996 to June 2011. From 1996 to February 2009, Mr. Roberts was Director of Investment Research. Prior to joining Invesco Real Estate in 1995, Mr. Roberts was Director of Construction/Development for Club Corp International Inc., a global hospitality company, in Dallas, Texas. He is the Chairman of the Board of NCREIF and was the former President of RERI, past Chairman of the NCREIF Research Committee and a member of the NCREIF Fund-Index Subcommittee which developed the NFI-ODCE Index, an index that reports the results of 18 active open-ended commingled funds that pursue a stable income investment strategy. He holds an M.S. in Real Estate from the Massachusetts Institute of Technology, a B.A. in Architecture from the University of Illinois at Urbana and attended the Graduate School of Management at the University of Dallas.

John F. Robertson has served as a Managing Director and Global Head of Real Estate & Infrastructure Securities, Deutsche Asset & Wealth Management since June 2008 and Global Head of Real Estate Securities, RREEF Real Estate since 2006. From 2005 to 2006, he was a Managing Director and the Head of U.S. Real Estate Securities, where he led the development of RREEF Real Estate’s global real estate securities organization. Mr. Robertson has been with RREEF Real Estate since 1997, having joined as a senior securities analyst until his appointment as Partner in 2002. From 2002 to 2006, Mr. Robertson was a Portfolio Manager and Co-Head of RREEF Real Estate Securities. Today, Mr. Robertson oversees a global securities team of more than 30 investment professionals, with offices in five locations around the globe and assets under management of more than $14 billion. From 1993 until joining RREEF Real Estate in 1997, Mr. Robertson was with Lincoln Investment Management, Inc., where he was responsible for REIT research for the Delaware Pooled Trust Real Estate Fund and underwrote and managed commercial mortgage loans on office, industrial, retail, multifamily and hotel properties. From 1991 to 1993, he worked as a consultant with Ernst & Young LLP’s Special Services Group, where he specialized in the valuation of all types of income-producing real estate. Mr. Robertson received a B.A. in Psychology with a Business Concentration from Wabash College and an M.B.A. from Indiana University and is a chartered financial analyst. He is also a member of the C.F.A. Institute and an associate member of NAREIT.

Eric M. Russell has served as a Director and Controller, Real Estate Fund Finance, Americas, Deutsche Asset & Wealth Management since 2000. During his tenure, Mr. Russell presided over a large separate account and a private REIT. Prior to joining RREEF Real Estate, Mr. Russell served as an Accounting Manager and Assistant Controller at iStar Financial, Inc., a publicly traded REIT, from 1996 to 2000. From 1994 to 1996, he worked as a Controller at Sierra National Home Warranty Corporation, a publicly traded company. Mr. Russell served as a Senior Auditor at Grant Thornton LLP from 1992 to 1994 and a Staff Auditor from 1991 to 1992. Mr. Russell holds a B.S. in Atmospheric Science from the University of California, Davis.

John W. Vojticek has served as a Managing Director and Chief Investment Officer of Real Estate & Infrastructure Securities and Global Portfolio Manager, Deutsche Asset & Wealth Management since July 2011 and was Co-Head of Americas Real Estate Securities from 2006 to July 2011. Mr. Vojticek was responsible for launching the firm’s first listed infrastructure securities strategy in June 2008 and served as Head of the Listed Infrastructure Securities business from June 2008 until his appointment as Chief Information Officer in July 2011. Mr. Vojticek is an associate member of the National Association of Real Estate Investment Trusts. Mr. Vojticek holds a B.S. in Business Administration from the University of Southern California.

Investment Committees of the Advisor

Our advisor will utilize the internal committees described below to oversee the implementation of our investment strategy. Many of the investment committee members are not officers or directors of our company and therefore have no policy-making authority for our business.

Americas Investment Committee

Our advisor will utilize the Americas Investment Committee to govern multiple aspects of our portfolio. The committee will monitor our strategy for portfolio allocations among real properties, real estate equity securities and real estate loans consistent with the target allocations approved by our board of directors. The committee will also be responsible for (i) monitoring liquidity for compliance with our investment guidelines, (ii) reviewing our investment guidelines that will be implemented by our advisor and (iii) developing, monitoring and implementing financing strategies and material capital expenditures. The Americas Investment Committee will monitor our investment strategy and portfolio performance and provide guidance to real estate professionals in order to assist them with meeting our investment objectives. In addition, the Americas Investment Committee will evaluate direct investment opportunities in real properties for our portfolio and will monitor individual investment exit strategies with respect to our real properties. The committee will review and approve each potential real property investment before our advisor considers the opportunity for our portfolio. The Americas

Investment Committee will also screen and approve investments in real estate loans, including the origination or purchase of debt instruments and the disposition, financing, re-financing, workout or material modification or restructuring of such investments. The members of the Americas Investment Committee are James N. Carbone, Pierre Cherki, Adolfo J. Diaz, Timothy E. Ellsworth, Marc L. Feliciano, W. Todd Henderson, Mark G. Roberts, John F. Robertson and John W. Vojticek; provided, however, that Messrs. Robertson and Vojticek will only vote on matters relating to our investments in real estate securities.

For information concerning the background of Messrs. Carbone, Feliciano and Henderson, see “—Directors and Executive Officers” above. For information concerning the background of Messrs. Cherki, Diaz, Ellsworth, Roberts, Robertson and Vojticek, see “—Our Sponsor and Advisor” above.

Americas Stock Selection and Portfolio Construction Committee

Our advisor will utilize the Americas Stock Selection and Portfolio Construction Committee to review and determine the appropriate stock selections and portfolio weightings for our real estate equity securities investments. The members of the Americas Stock Selection and Portfolio Construction Committee are Michael S. Chong, Jerry W. Ehlinger, Joseph D. Fisher, John W. Vojticek and David W. Zonavetch. Biographical information for each member of the committee is set forth below.

Michael S. Chong has served as Vice President and Portfolio Manager/Analyst, Real Estate Securities, Deutsche Asset & Wealth Management, based in Chicago, since 2006. Mr. Chong has been covering the mall and strip REITs sectors since August 2011. From 2006 to August 2011, Mr. Chong was a Securities Analyst, covering lodging, healthcare and Canadian and Brazilian real estate companies. Prior to joining RREEF Real Estate in 2006, he was a senior associate at Green Street Advisors, Inc., where he covered lodging stocks. He holds a B.A. in Politics and Asian Studies from Pomona College, an M.A. in International Policy Studies from Stanford University and an M.B.A. from the Tuck School of Business at Dartmouth College and is a charted financial analyst.

Joseph D. Fisher has served as Vice President and Portfolio Manager/Analyst, Real Estate Securities, Deutsche Asset & Wealth Management since February 2010. He transferred to the securities team in July 2007 and is responsible for covering the Apartment, Industrial, and Hotel sectors. From 2004 to July 2007, Mr. Fisher was an Associate at RREEF Real Estate. His prior responsibilities with RREEF Real Estate have included the underwriting and analysis of potential structured debt investment opportunities, as well as assisting in the investment management responsibilities of RREEF Real Estate’s mezzanine debt funds. Mr. Fisher also draws upon his experience as an Analyst for the RREEF Venture Capital and Value-Added Funds, as well as CalTIA, a joint venture between CalWest and the Teacher’s Insurance and Annuity Association. Prior to joining RREEF Real Estate in 2004, Mr. Fisher held a position with Principal Real Estate Investors LLC in the real estate equity investment management group. Mr. Fisher holds a B.B.A. in Finance from the University of Iowa and an M.B.A. from the Kellogg School of Management at Northwestern University.

David W. Zonavetch has served as a Director and Portfolio Manager/Analyst, Real Estate Securities, Deutsche Asset & Wealth Management, based in Chicago, since February 2012. From February 2007 to February 2012, Mr. Zonavetch was a Vice President and Securities Analyst at RREEF Real Estate. He has nine years of experience in accounting and finance. From 1998 to 2001, Mr. Zonavetch served as a Senior Accountant in Corporate Finance of RREEF Real Estate, and from 2001 to 2003, he served as Securities Accounting Coordinator with RREEF Real Estate’s Securities Group, covering the office and self-storage sectors. From 1995 until joining RREEF Real Estate in 1998, Mr. Zonavetch worked as an analyst for Cendant Mobility Services Corp., a corporate employee relocation company. Mr. Zonavetch holds a B.S. in Finance from the University of Illinois at Urbana-Champaign and is a certified public accountant.

For information concerning the background of Messrs. Ehlinger and Vojticek, see “—Our Sponsor and Advisor” above.

The Advisory Agreement

Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our company and our operating partnership. Pursuant to the advisory agreement, our board has delegated to our advisor the authority to manage our day-to-day business in accordance with our investment objectives, strategy, guidelines, policies and limitations. We believe that our advisor currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the advisory agreement.

Services

Pursuant to the terms of the advisory agreement, our advisor has responsibility to, among other things:

•	consult with our board of directors in formulating our financial, investment, valuation and other policies, consistent with achieving our investment objectives;

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and investment policies;

•	determine the proper allocation of our investments between properties, real estate loans, real estate equity securities and cash, cash equivalents and other short-term investments;

•	select its sub-advisor, joint venture and strategic partners, and service providers for us such as our transfer agent and structure corresponding agreements;

•

calculate, at the end of each business day, the Class A NAV per share and Class B NAV per share in accordance with the valuation guidelines, and in connection therewith, obtain appraisals performed by the independent valuation advisor and other independent third-party appraisal firms concerning the value of the real properties;

•	monitor our independent valuation advisor’s valuation process to ensure that it complies with our valuation guidelines and report on such compliance to our board of directors on a quarterly basis;

•	provide our independent valuation advisor with periodic asset and portfolio level information on our properties and real estate-related assets;

•

monitor our properties and real estate-related assets for events that may be expected to have a material impact on the most recent estimated values provided by our independent valuation advisor and notify our independent valuation advisor of such events;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•

enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages and selecting, engaging and supervising the performance of third-party property managers and leasing agents for property management and leasing services;

•

hire, direct and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include, but is not limited to, on-site managers and building and maintenance personnel;

•

investigate, select, and on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of the advisor’s obligations under the advisory agreement;

•	consult with, and provide information to, our officers and our board of directors and assist our board of directors in formulating and implementing our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•	actively manage our real estate portfolio in accordance with our investment objectives, strategies and policies;

•

provide periodic reports to our board of directors on the performance of our investments and prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies; and

•	dispose of properties on our behalf in compliance with our investment objectives, strategies and policies.

The above summary is provided to illustrate the material functions which our advisor will perform for us and it is not intended to include all of the services which may be provided to us by our advisor or third parties. The advisory agreement provides that an advisor may engage one or more sub-advisors to assist our advisor in providing these services; provided, however, that each sub-advisor that performs substantially all of the management function will be deemed to have a fiduciary relationship with us and our stockholders. Our advisor has engaged a sub-advisor, as described below under “—The Sub-Advisory Agreement.”

Term and Termination Rights

The term of the advisory agreement is for one year from the commencement of this offering, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Our independent directors will evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement may be terminated:

•	immediately by us (1) for “cause,” (2) upon the bankruptcy of our advisor or (3) upon a material breach of the advisory agreement by our advisor;

•	upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or

•	upon 60 days’ written notice by our advisor.

“Cause” is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by our advisor in connection with performing its duties under the advisory agreement.

In the event the advisory agreement is terminated, our advisor will be entitled to receive its prorated advisory fee through the date of termination. In addition, upon the termination or expiration of the advisory agreement, our advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function.

Advisory Fee and Expense Reimbursements

As compensation for its services provided pursuant to the advisory agreement, we pay our advisor an advisory fee comprised of two separate components:

(1)	a fixed component in an amount equal to 1/365th of 1.0% of our NAV for each class of our common stock for each day, payable monthly in arrears; and

(2)	a performance component calculated based on our total return of each class of our common stock in any calendar year (defined for each class of our common stock as the change in NAV per share for such class plus distributions per share for such class), payable annually in arrears.

We accrue the fixed component of the advisory fee on a daily basis and the performance component of the advisory fee on a daily basis to the extent that it is earned. The fixed component will not be earned and, therefore, will not begin to accrue until the date on which our combined NAV for both classes of shares has reached $50,000,000. The performance component is calculated such that for any calendar year in which the total return per share for a particular class exceeds 6% per annum, which we refer to as the “6% return,” our advisor will receive 25% of the excess total return above the 6% return; provided that in no event will the performance component exceed 10% of the aggregate total return for such year. The total return to stockholders is defined for each class of common stock as the change in NAV per share for such class plus distributions per share for such class. The NAV per share for a class calculated on the last trading day of a calendar year shall be the amount against which changes in NAV per share are measured during the subsequent calendar year. In the event our NAV per share decreases below $12.00 for any class, the performance component will not be earned on any increase in NAV up to $12.00 with respect to that class, provided that we may decrease this NAV threshold if (i) there has been a fundamental and unexpected change in the overall real estate market and (ii) our board of directors, including a majority of our independent directors, has determined that such change is necessary to appropriately incent our advisor to perform in a manner that maximizes stockholder value and is in the best interests of our stockholders. The foregoing NAV thresholds for each class are also subject to adjustment by our board of directors to account for any stock dividend, stock split, recapitalization or any other similar change in our capital structure or any distributions made after the commencement of this offering that the board of directors deems to be a return of capital to the applicable class of stockholders. Therefore, for each class of our common stock, payment of the performance component of the advisory fee (1) is contingent upon our actual annual total return exceeding the 6% return, (2) will vary in amount based on our actual performance, (3) cannot cause our total return as a percentage of stockholders’ invested capital for the year to be reduced below 6% and (4) is payable to our advisor if our total return exceeds the 6% return in a particular calendar year, even if the total return to stockholders (or any particular stockholder) on a cumulative basis over any longer or shorter period has been less than 6% per annum. The performance component does not take into account any selling commissions paid by Class A stockholders or any short-term trading discounts, if applicable. Our advisor will not be obligated to return any portion of advisory fees paid based on our subsequent performance.

The performance component of the advisory fee is calculated from the total return to stockholders for each class of our common stock over a calendar year. As a result, our advisor may be entitled to receive the performance component with respect to one class of shares but not the other and may be entitled to receive compensation under the performance component of the advisory fee for a given year even if some of our stockholders who purchased shares during such year experienced a decline in NAV per share. Similarly, stockholders whose shares are redeemed during a given year may have their shares redeemed at a lower NAV per share as a result of an accrual for the estimated performance component of the advisory fee, even if no performance component is ultimately payable to the advisor at the end of such calendar year. In addition, if the NAV of our classes of common stock remains above the threshold levels described in the paragraph above, our advisor’s ability to earn the performance fee in any year will not be affected by poor performance in prior years.

From and after our receipt of purchase orders for at least $10,000,000, including shares purchased by our sponsor, its affiliates and our directors and officers, in any combination of Class A and Class B shares and the board of directors’ authorization of the release of the escrowed purchase order proceeds, and subject to certain limitations, we will reimburse our advisor for costs and expenses it incurs in connection with the services it provides to us, including, but not limited to (1) organization and offering expenses, which include, legal, accounting and printing fees and expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by our advisor, (2) the annual cost of goods and services used by us and obtained from third parties, including brokerage fees paid in connection with the purchase and sale of securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person and (4) acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired. The expense reimbursements include the portion of the salaries paid to employees of our advisor that are attributable to services rendered by our advisor in connection with our operations, provided, however, that we will not reimburse our advisor for the salaries paid to our executive officers. Our advisor has agreed to pay all of our organization and offering expenses on our behalf through the commencement of this offering on January 3, 2013 and the portion of our organization and offering expenses from January 3, 2013 through January 3, 2014 that are incurred in connection with sponsoring and attending industry conferences, preparing filings with the SEC under the Securities Act, membership dues for industry trade associations, broker-dealer due diligence and obtaining a private letter ruling from the IRS, which we will reimburse to our advisor ratably in 60 equal monthly installments following January 3, 2014. We will also reimburse our advisor for out-of-pocket expenses in connection with providing services to us including reasonable salaries and wages, benefits and overhead of all individuals who are directly involved in the performance of services to us and are not our executive officers. Our advisor must reimburse us at least annually for reimbursements paid to our advisor in any four consecutive fiscal quarters to the extent that such reimbursements cause our total operating expenses to exceed the greater of: (1) 2% of our average invested assets; and (2) 25% of our net income. For purposes of these limits, “total operating expenses” are our aggregate expenses of every character paid or incurred as determined under GAAP, including the advisory fee, but excluding: (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer and registration of securities; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees based on the gain in the sale of our assets; (f) acquisition fees and acquisition expenses;(g) real estate commissions on the sale of properties; and (h) other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). “Average invested assets” is the average of the aggregate book value of our assets invested, directly or indirectly, in real estate and real-estate-related assets, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during the period. “Net income” is our total revenues less our total expenses excluding reserves for depreciation, bad debts and other similar non-cash reserves.

Notwithstanding the foregoing, to the extent that our total operating expenses exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be reimbursed in future periods for the full amount of the excess expenses or any portion thereof. Within 60 days after the end of any fiscal quarter for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits, we will send our stockholders a written disclosure of such fact, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review the total fees and expense reimbursements for operating expenses paid to our advisor to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs.

Our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our independent directors will supervise the performance of our advisor and the compensation we pay to it to determine that the provisions of the advisory agreement are being carried out. This evaluation will be based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investments that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their advisory relationship with us;

•	the quality and extent of the services and advice furnished by our advisor;

•	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for its own account.

In addition to the advisory fee and expense reimbursements, we have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to certain limitations. See “—Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents” below.

The Sub-Advisory Agreement

Our advisor has engaged Strategic Capital Advisory Services, LLC, which we refer to as the sub-advisor, to provide certain advisory services to our advisor. The sub-advisor, an affiliate of the dealer manager, employs operations and technology specialists with expertise in the financial services industry, including experience in the design, development, support and servicing of publicly offered, non-exchange traded REITs. The sub-advisor provides services relating to our proposed investments in real estate properties and real estate-related assets and our overall investment strategy and portfolio. The sub-advisor also provides administrative services relating to communications with our stockholders, public relations activities, oversight of marketing services, technology support and various operational services, including, but not limited to, supervising the performance of our transfer and escrow agents and assisting in the administration of our distribution reinvestment program and our redemption plan. All fees paid to the sub-advisor for the services described above will be paid by our advisor out of the advisory fee that we pay to our advisor. We have also agreed to reimburse the sub-advisor for its out-of-pocket expenses in connection with providing services to us and will pay a $25.00 charge per subscription agreement for reviewing and processing subscription agreements. The sub-advisor serves as a fiduciary under a sub-advisory agreement with our advisor. Other than as described above, the sub-advisor does not have a contractual relationship with us.

The sub-advisory agreement may be terminated by our advisor at any time with or without cause and may be terminated by the sub-advisor for cause. If the sub-advisor does not adequately perform its duties or fails to dedicate sufficient time to us, our recourse against it will be limited.

Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter generally limits the liability of our directors and officers for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses that they incur by reason of their service in those capacities. However, we may not indemnify a director, our advisor or any of our advisor’s affiliates for any liability or loss suffered by them or hold a director, our advisor or any of our advisor’s affiliates harmless for any loss or liability suffered by us unless all of the following conditions are met:

•	the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct;

•	in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement to the maximum extent permitted by law and the NASAA REIT Guidelines. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the person seeking advancement provides us with written affirmation of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification by us;

•

the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•

the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements require, among other things, that we indemnify our officers and directors and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we are required to indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements. We will also purchase and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Legal Proceedings

Neither we nor our advisor is currently involved in any material litigation. As a registered investment advisor, our sponsor is examined periodically by the SEC.

COMPENSATION

We will pay our advisor and the dealer manager the fees and expense reimbursements described below in connection with performing services for us. We do not intend to pay our advisor or its affiliates any separate fees for property acquisitions, dispositions or financings, although our charter authorizes us to do so.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Stage

Selling Commissions(1)(2) – The Dealer Manager

We will pay the dealer manager selling commissions of up to 3.0% of the daily NAV per Class A share on the date of the purchase. All or a portion of the selling commissions may be waived or reallowed at the discretion of the dealer manager and may be reduced for volume purchases.

We will not pay selling commissions with respect to purchases of Class B shares or shares of either class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class A shares sold, the NAV per Class A share and the type of accounts that purchase Class A shares. Aggregate selling commissions will equal approximately $146,000 if we sell the minimum offering amount and approximately $32,767,000 if we sell the maximum offering amount, assuming that 50% of our offering proceeds are from the sale of Class A shares and 50% of our offering proceeds are from the sale of Class B shares, the maximum selling commission is paid for each Class A share sold in our primary offering, the NAV per Class A share is $12.00 and we do not reallocate any shares between our primary offering and our distribution reinvestment plan.

Dealer Manager Fee(2) – The Dealer Manager	We will pay the dealer manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.55% of our NAV for our outstanding Class A and Class B shares for such day on a continuous basis from year to year. We will cease paying the dealer manager fee on the date at which total underwriting compensation paid with respect to such shares exceeds 10% of the gross proceeds from the primary portion of our offering. The dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers that meet certain thresholds of our shares under management. The dealer manager fee will be payable in arrears on a monthly basis. Because the dealer manager fee is calculated based on our NAV, it reduces our NAV with respect	Actual amounts depend upon our daily NAV and when shares are purchased. The dealer manager fee will equal approximately $47,000 per annum if we sell the minimum offering amount and approximately $13,446,000 per annum if we sell the maximum offering amount, assuming that our NAV per share for each class of shares remains constant. In the aggregate, underwriting compensation from all sources, including selling commissions, the dealer manager fee, the distribution fee and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

to all outstanding Class A and Class B shares, including shares issued under our distribution reinvestment plan.

Distribution Fee(2) – The Dealer Manager

We will pay the dealer manager a
distribution fee with respect to our
outstanding Class A shares only that
accrues daily in an amount equal to up to
1/365th of 0.50% of our NAV for our
outstanding Class A shares for such day
on a continuous basis from year to year.
We will cease paying the distribution fee
on the date at which total underwriting
compensation paid exceeds 10% of the
gross proceeds from the primary portion
of our offering. The distribution fee will
be payable in arrears on a monthly basis.
The dealer manager may reallow the
distribution fee to participating
broker-dealers for services that such
broker-dealers perform in connection
with the distribution of the Class A
shares. Because the distribution manager
fee is calculated based on our NAV for
all outstanding Class A shares, it reduces
the NAV with respect to all Class A
shares, including shares issued under our
distribution reinvestment plan.

We will not pay a distribution fee with
respect to Class B shares.

Actual amounts depend upon our
daily NAV, the number of Class A
shares purchased and when shares
are purchased. The distribution fee
will equal approximately $21,000
per annum if we sell the minimum
offering amount and approximately
$6,030,000 per annum if we sell the
maximum offering amount,
assuming that 50% of our offering
proceeds are from the sale of Class A
shares and 50% of our offering
proceeds are from the sale of Class B
shares and our NAV per Class A
share remains constant. In the
aggregate, underwriting
compensation from all sources,
including selling commissions, the
dealer manager fee, the distribution
fee and other underwriting
compensation, will not exceed 10%
of the gross proceeds from our
primary offering.

Organization and Offering Expense Reimbursement(3) – Our Advisor

Our advisor has agreed to pay all of our organization and offering expenses on our behalf through the commencement of this offering on January 3, 2013 and certain of our organization and offering expenses from January 3, 2013 through January 3, 2014. We will reimburse our advisor for such expenses (other than selling commissions, the dealer manager fee and distribution fees) ratably over the 60 months following January 3, 2014. We will reimburse our advisor for any other organization and offering expenses that it incurs on our behalf as and when incurred. We may reimburse the dealer manager for certain expenses that are deemed underwriting compensation. We expect that our organization and offering expenses (other than selling commissions,

We estimate our organization and offering expenses to be between approximately $1,354,000 and $22,500,000, depending on the amount raised in this offering.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

dealer manager fees and distribution fees) will be approximately 1.0% of our gross offering proceeds, assuming we raise the maximum offering amount.

Acquisition Expense Reimbursement(4) – Our Advisor	We do not intend to pay our advisor any acquisition, financing or other similar fees in connection with making investments, although our charter authorizes us to do so. We will reimburse our advisor for out-of-pocket expenses in connection with the selection and acquisition of properties and real estate-related assets, whether or not such investments are acquired, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of acquisition services to us other than our executive officers.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Operational Stage

Operating Expense Reimbursement(5) – Our Advisor	We will reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including our allocable share of our advisor’s overhead, such as rent, utilities and personnel costs for individuals who are directly involved in the performance of services to us and are not our executive officers. The expense reimbursements that we will pay to our advisor include expenses incurred by the sub-advisor on our behalf.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Advisory Fee – Our Advisor	We will pay our advisor an advisory fee equal to (1) a fixed component that accrues daily in an amount equal to 1/365th of 1.0% of our NAV for each class for such day; provided that the fixed component will not be earned and, therefore, will not begin to accrue until the date on which our combined NAV for both classes of shares has reached $50,000,000, and (2) a performance component calculated for each class on the basis of the total return of that class in any calendar year, such that for any year in which our total return per share	Actual amounts of the fixed component depend upon our daily NAV. The fixed component of the advisory fee will equal approximately $0 per annum if we sell the minimum offering amount and approximately $23,947,000 per annum if we sell the maximum offering amount, assuming that our NAV per share remains constant. Actual amounts of the performance component depend upon the appreciation of our NAV per share and our payment of distributions

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

	for such class exceeds 6% per annum, our advisor will receive 25% of the excess total return allocable to that class; provided that in no event will the performance component exceed 10% of the aggregate total return allocable to such class for such year. In the event our NAV per share decreases below $12.00 for any class, the performance component will not be earned on any increase in NAV up to $12.00 with respect to that class, provided that we may decrease this threshold if (i) there has been a fundamental and unexpected change in the overall real estate market and (ii) our board of directors, including a majority of our independent directors, has determined that such change is necessary to appropriately incent our advisor to perform in a manner that maximizes stockholder value and is in the best interests of our stockholders. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”	and, therefore, cannot be calculated at this time.

(1)	Selling commissions for sales of Class A shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution—Underwriting Compensation—Selling Commissions and Discounts.” If all shares sold are Class A shares, our total selling commissions would be $291,000 if we raise the minimum offering and $65,533,000 if we raise the maximum offering, assuming that the maximum selling commission is paid for each share sold in our primary offering, the NAV per Class A share is $12.00 and we do not reallocate any shares between our primary offering and our distribution reinvestment plan.
(2)	If all shares sold in this offering are Class A shares, our total distribution fee would be approximately $42,000 per annum if we raise the minimum offering and approximately $12,060,000 if we raise the maximum offering, assuming that our NAV per share for Class A shares is $12.00. We will cease paying selling commissions, dealer manager fees and distribution fees at the date at which total underwriting compensation paid by us and our advisor and its affiliates exceeds 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering does not exceed 10% of the gross proceeds of our primary offering. Our advisor and its affiliates may pay additional amounts, without reimbursement by us, associated with the sale and distribution of our shares, which may include amounts paid to participating broker-dealers based on among other things, the number of shares that were originally sold with the assistance of the participating broker-dealer or the extent of stockholder record keeping services, account maintenance services and other administrative services provided by the participating broker-dealer. Any such payments will be deemed to be “underwriting compensation” by FINRA and will be subject to the 10% gross offering proceeds limit on underwriting compensation.
(3)

These amounts represent estimated expenses incurred in connection with our organization and the offering, including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, formation services fees, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses, reimbursements to our advisor for the portion of the salaries paid to its employees that are attributable to services rendered to our advisor in connection with preparing sales materials, holding our own educational conferences and attending retail seminars conducted by participating broker-dealers, if any. We have also agreed to reimburse the sub-advisor for its out-of-pocket expenses in connection with providing services to us and will pay a $25.00 charge per subscription agreement for reviewing and processing subscription agreements. Under no circumstances may our total organization and offering expenses (including selling commissions, dealer manager fees, distribution fees and due diligence expenses) exceed 15% of the gross proceeds from the primary offering.
(4)	We will pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses, such as travel or due diligence expenses, may be reimbursed to our advisor or its affiliates. Acquisition expenses, together with any acquisition fees paid to third parties for a particular real estate-related asset, will in no event exceed 6% of the gross purchase price. The expenses we pay to our advisor include expenses incurred by the sub-advisor on our behalf that our advisor is required to reimburse to its sub-advisor under the sub-advisory agreement.
(5)	Our advisor must reimburse us at least quarterly for reimbursements paid to our advisor in any four consecutive fiscal quarters to the extent that such reimbursements to the advisor cause our total operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real properties before reserves for depreciation or bad debts and the average book value of securities, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our executive officers and directors. These conflicts include (1) conflicts with respect to the allocation of the time of our advisor and its key personnel, (2) conflicts with respect to the allocation of investment opportunities and (3) conflicts related to the compensation arrangements between our advisor, its affiliates and us. Our directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of our stockholders. The material conflicts and the corporate governance measures we have adopted to mitigate some of the risks associated with these conflicts are discussed below.

Interests of Our Advisor and Its Affiliates in Other Real Estate Programs

We will rely on the real estate professionals employed by, and acting on behalf of, our advisor to source potential investments in properties, real estate-related assets and other investments in which we may be interested. Our advisor and certain members of its management team are presently, and in the future intend to be, involved with a number of other real estate programs and activities. Our advisor currently manages private commingled investment funds which are focused on the major real estate property types and markets primarily throughout the United States and, to a limited extent, internationally. RREEF America REIT II, RREEF America REIT III and a number of private investment accounts may directly compete with us for investment opportunities because they also seek to provide investors with an attractive level of current income by means of stable distributions from investments in real estate as an asset class. In addition, our advisor manages a number of separate accounts on behalf of institutional investors that seek similar investment opportunities and may compete with us in receiving allocated investment opportunities.

Our advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of real estate-related assets. None of the entities affiliated with our advisor are prohibited from raising money for another entity that makes the same types of investments that we target, and we may co-invest with any such entity. Any such potential co-investment will be subject to approval by our independent directors.

Our advisor will not make any investment in properties on our behalf or recommend that we make any investment in properties unless the opportunity is approved in advance by our advisor’s Americas Direct Equity Investment Committee. The Americas Direct Equity Investment Committee, which is a committee comprised of certain key personnel of our advisor is responsible for determining which of its investment programs will have the opportunity to acquire and participate in real property investments as they become available and could face conflicts of interest in making these determinations. As a result, other investment programs and investors advised by our advisor and/or its affiliates may compete with us with respect to certain investments that we may want to acquire. Pursuant to the Americas Direct Equity Investment Committee charter, the committee will administer an allocation policy designed to address this potential conflict of interest. See “—Certain Conflict Resolution Measures—Allocation of Investment Opportunities” below.

Competition for Acquiring, Leasing and Selling Investments

We may compete with other entities that RREEF America-affiliated entities may advise for opportunities to acquire, lease, finance or sell investments. As a result of this competition, certain investment opportunities may not be available to us. Our advisor has developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and other programs or investors it advises. Our advisor will be required to provide information to our board of directors to enable the board, including the independent directors, to determine whether such procedures are being fairly applied to us. See “—Certain Conflict Resolution

Measures—Allocation of Investment Opportunities” for a further description of how potential investment opportunities will be allocated between us and affiliated and other related entities.

Our executive officers, certain of our directors and their affiliates also may acquire or develop real estate and real estate-related assets for their own accounts, and have done so in the past. Furthermore, our executive officers, certain of our directors and their affiliates may form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as the offering of our shares of common stock. Our advisor, its employees and certain of its affiliates and related parties will experience conflicts of interest as they simultaneously perform investment services for us and other real estate programs that they sponsor or have involvement with.

Certain of our advisor’s affiliates or other related entities currently own or manage properties in geographic areas in which we own or expect to acquire real properties. Conflicts of interest will exist to the extent that we own real properties in the same geographic areas where real properties owned or managed by RREEF America or its affiliates are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another entity managed by RREEF America were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another entity managed by RREEF America were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates or other related entities managing real property on our behalf seek to employ developers, contractors or building managers.

Allocation of Time of Our Advisor’s Key Personnel

We will rely on the personnel of our advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. Our officers and non-independent directors are also employees of our advisor and certain of its affiliates and are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to us. W. Todd Henderson, our Chairman of the Board, serves as President and Director of RREEF America REIT II and President and Director of RREEF America REIT III. RREEF America REIT II is a private REIT formed to generate attractive, predictable investment returns from low-risk equity investments in multifamily, industrial and office properties within the continental United States. RREEF America REIT III is a private REIT formed to generate attractive investment returns from moderate-risk equity investments in undeveloped land, multifamily, industrial, retail and office properties within the continental United States. RREEF America REIT II and RREEF America REIT III, each of which is sponsored and managed by our advisor, may directly compete with us for investors and investment opportunities. As a result, these individuals may have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Our advisor and its employees will devote only as much of its time to our business as our advisor, in its judgment, determines is reasonably required, which, with respect to each individual, may be substantially less than full time. Therefore, our advisor and its employees may experience conflicts of interest in allocating management’s time and services among us and other real estate programs or business ventures that our advisor or its affiliates manage. This could result in actions that are more favorable to other entities affiliated with our advisor than to us. However, our advisor has assured us that it and its affiliates have, and will continue to have, sufficient personnel to discharge fully their responsibilities to all of the activities in which they are involved.

Receipt of Fees and Other Compensation by Our Advisor

The agreement with our advisor is not the result of arm’s-length negotiations. As a result, the fees we agree to pay pursuant to this agreement may exceed what we would pay to an independent third party. The advisory agreement requires approval by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as being fair and reasonable to us and on terms and conditions not less favorable than those which could be obtained from unaffiliated entities.

Our advisor will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the personnel of our advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect the judgment of our advisor’s personnel with respect to:

•	the continuation, renewal or enforcement of the advisory agreement, and the amounts we pay under such agreement;

•

the advisory fee that we pay to our advisor is based upon our NAV, and our advisor will have authority under certain circumstances to adjust the value of certain portions of our portfolio of other real estate-related assets, or the calculation of our NAV;

•

our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance that would entitle our advisor to incentive compensation; and

•	the decision to buy or sell an asset based on whether it will increase or decrease our NAV as opposed to whether it is the most suitable investment for our portfolio.

We will pay the fixed component of the advisory fee to our advisor regardless of the quality of the services it provides during the term of the advisory agreement. Our advisor, however, has a fiduciary duty to us. If our advisor fails to act in our best interest, then it will have violated this duty. The advisory agreement may be terminated by us or our advisor on 60 days’ notice.

Joint Venture and Co-ownership Arrangements with Affiliates

Subject to approval by our board of directors and the separate approval of our independent directors, we may invest in properties and assets jointly with affiliates of our advisor as well as third parties. Joint ownership of properties, under certain circumstances, may involve conflicts of interest. Examples of these conflicts include:

•

such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including goals relating to the financing, management, operation, leasing or sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

•	such partners or co-investors may be in a position to take action contrary to our policies or objectives, including our policy with respect to maintaining our qualification as a REIT;

•

under joint venture or other co-investment arrangements, neither co-venturer or co-investor may have the power to control the venture or co-investment and, under certain circumstances, an impasse could result and this impasse could have an adverse impact on the joint venture or co-investment, which could adversely impact the operations and profitability of the joint venture or co-investment and/or the amount and timing of distributions we receive from such joint venture or co-investment; and

•

under joint venture or other co-investment arrangements, each joint venturer or co-investor may have a buy/sell right and, as a result of the exercise of such a right, we may be forced to sell our interest, or buy a co-venturer’s interest, at a time when it would not otherwise be in our best interest to do so.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate, or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. A majority of our directors, including a majority of the independent directors, who are disinterested in the transaction, must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Certain Conflict Resolution Measures

Our charter contains many restrictions relating to conflicts of interest, including those described below.

Advisor Compensation

The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and the compensation we pay to it to determine whether the provisions of our advisory agreement are being carried out. For a list of factors that our board may consider when making this determination, see “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”

Term of Advisory Agreement

Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice. Our advisor may terminate our advisory agreement on 60 days’ written notice.

Certain Transactions with Affiliates

In order to reduce the conflicts inherent in transactions with affiliates, our charter has provisions relating to entering into certain types of transactions with our directors, our advisor, our sponsor or any of their affiliates. We may not purchase or lease properties from our sponsor, our advisor, any of our directors or any of their affiliates without a determination by a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction that the transaction is fair and reasonable and at a price to us no greater than the cost of the property to our sponsor, our advisor, our director or their affiliate unless there is substantial justification for such excess amount and such excess is reasonable. In all cases in which real property is acquired from our sponsor, our advisor, any of our directors or any of their affiliates, the fair market value of the property shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

We may not sell or lease properties to our sponsor, our advisor, any of our directors or any of their affiliates without a determination by a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction that transaction is fair and reasonable to us.

In addition, we may not make any loans to our sponsor, our advisor, any of our directors or any of their affiliates, except for certain mortgages for which an independent appraisal is obtained concerning the underlying property and for loans to our wholly owned subsidiaries. Our charter also prohibits us from investing in indebtedness secured by a mortgage on real property which is subordinate to any mortgage or equity interest of our sponsor, our advisor, our directors or any of their affiliates.

Our charter prohibits us from borrowing funds from our sponsor, our advisor, any of our directors or any of their affiliates unless approved by a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and on terms not less favorable to us than comparable loans between unaffiliated parties under the same or similar circumstances. This prohibition on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers, our sponsor, our advisor or any of their affiliates.

A majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, must conclude that all other transactions between us and our advisor, our sponsor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Our charter prohibits us from paying a fee to our advisor, our sponsor, our directors or any of their affiliates in connection with our redemption of our common stock.

Our advisor, our sponsor, our directors and their affiliates may not vote their shares regarding (1) the removal of any of them or (2) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our sponsor, our directors and their affiliates may not vote, any shares owned by them will not be included.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other real estate funds, including RREEF America REIT II and RREEF America REIT III, which we refer to as “programs,” and approximately 15 separate accounts managed or advised by our advisor and its affiliates, which we refer to as “accounts.” When our advisor identifies a real estate investment opportunity, it will present the opportunity to the program or account which it advises or manages that has the highest priority position on the rotation priority list, but only if the investment opportunity is suitable for the program or account. The criteria considered in determining whether an opportunity is suitable include the risk profile and portfolio diversification objectives of the program or account and the intensity of management that the property will require.

The rotation priority list will be continuously maintained so that, subject to any conflicting legal or regulatory requirements, the program or account with the longest elapsed time since being allocated an investment opportunity holds the highest priority position. When a program or account accepts an investment opportunity, it will be moved to the lowest priority position, unless (1) it subsequently determines not to proceed with the transaction, (2) the transaction is terminated or determined to be unsuitable for the program or account as a result of the its due diligence review or (3) the transaction is subject to an auction or bidding process that results in the property being sold to a third party. In the event that a transaction is not consummated as a result of any of the three scenarios described above, the program or account will retain its position on the rotation priority list as if it had not accepted the investment opportunity, except that investment opportunities allocated to other programs or accounts after the first program or account initially accepted the opportunity but before the transaction was terminated will not be affected. Notwithstanding the foregoing allocation policy, if an investment opportunity pertains to a property that is contiguous or located near, and is highly competitive with, an existing property owned by a program or account, the opportunity will first be offered to the program or account that owns the existing property, regardless of its position on the rotation priority list. In addition, in the event that there are multiple investments to be allocated, all investments must be presented prior to initiating the allocation process so that the program or account holding the highest priority position may select the investment that it considers to be most attractive.

PRIOR PERFORMANCE

The information presented in this section presents the historical experience of real estate investment programs sponsored in the last ten years by our sponsor and advisor, RREEF America, and its affiliates. Our structure and investment strategy are different from these prior programs and our performance will depend on factors that may not be applicable to or affect the performance of these other programs. Investors should not assume that they will experience returns, if any, that are comparable to those experienced by investors in the prior programs. The Prior Performance Tables included in this prospectus, beginning on page A-1, include further information regarding these prior programs.

Our Sponsor’s Current Real Estate Under Management

RREEF America, our sponsor and advisor, began actively managing real estate assets for institutional investors in 1975 and currently offers its clients investment management services across a broad range of investment strategies and commercial property types. As of December 31, 2012, RREEF America had approximately $17.9 billion in assets under management for its 379 clients in private investment vehicles, including three commingled funds, 14 separate accounts and four co-investment funds investing in core, value-added and opportunistic real estate assets, broken down by property type as follows:

Property Type	Number of Properties	Assets Under Management
Industrial	166	$4.7 billion
Office	92	4.7 billion
Residential (multifamily)	54	4.2 billion
Retail	52	3.7 billion
Mixed Use	3	0.1 billion
Hotel	1	<0.1 billion
Other	20	0.5 billion

Prior Programs

Over the last ten years, RREEF America has sponsored five private real estate investment programs which were structured as multi-investor commingled funds. These five prior programs are described in more detail below. For more detailed information about RREEF America’s experience in raising and investing funds for offerings initiated over the last three years and compensation paid to RREEF America as the sponsor of these programs, see Tables I and II of the Prior Performance Tables.

RREEF America REIT I, Inc., or RREEF REIT I, was formed in August 1994 and qualified as a REIT for federal income tax purposes. RREEF REIT I sold its final property in the third quarter of 2005. RREEF REIT I’s investment objective was to generate attractive, predictable investment returns from a low-risk equity investments in income-producing real estate. RREEF REIT I’s investment strategy was to acquire and manage a diversified portfolio of institutional quality multifamily, industrial and office properties in major metropolitan areas within the continental United States. RREEF REIT I raised gross offering proceeds of approximately $501.8 million from 142 investors since its inception and its portfolio consisted of 34 assets with a net acquisition cost of approximately $783 million prior to commencing its liquidation in 2005.

RREEF America REIT II, Inc., or RREEF REIT II, was formed in January 1998 and is qualified as a REIT for federal income tax purposes. RREEF REIT II’s investment objective is to generate attractive, predictable investment returns from low-risk equity investments in income-producing real estate. RREEF REIT II’s investment strategy is to acquire and manage a diversified portfolio of institutional quality multifamily, industrial, retail and office properties in targeted major metropolitan areas within the continental United States.

As of December 31, 2012, RREEF REIT II had raised gross offering proceeds of approximately $7.5 billion from 374 investors and its portfolio consisted of 129 assets with a gross real estate value of $7.3 billion.

RREEF America REIT III, Inc., or RREEF REIT III, was formed in January 2003 and qualified as a REIT for federal income tax purposes. RREEF REIT III’s investment objective is to generate attractive investment returns from moderate-risk equity investments in income-producing real estate. RREEF REIT III’s investment strategy is to acquire and manage a diversified portfolio of undeveloped land, multifamily, industrial, retail and office properties (including leased properties, vacant properties and development and re-development properties) in targeted metropolitan areas within the continental United States. As of December 31, 2012, RREEF REIT III had raised gross offering proceeds of approximately $1.9 billion from 136 investors and its portfolio consisted of 67 assets with a gross real estate aggregate portfolio value of $1.8 billion.

RREEF Apartment Fund–I, A Group Trust, or RREEF Apartment Fund I, was a closed-end fund formed in March 1987. Apartment Fund I’s final property was sold in the third quarter of 2004. RREEF Apartment Fund I’s investment objective was to generate attractive returns from low-risk equity investments in income-producing real estate. RREEF Apartment Fund I’s investment strategy was to acquire and manage a portfolio of institutional quality multifamily properties in targeted metropolitan areas within the continental United States. RREEF Apartment Fund I raised gross offering proceeds of approximately $89.2 million from 14 investors and its portfolio consisted of seven assets with a net acquisition cost of $98.7 million.

RREEF Global Opportunities Fund II, or GOF II, was formed In November 2005. GOF II’s investment objective is to generate attractive returns from of moderate to high-risk equity investments in income-producing real estate. GOF II’s investment strategy is to acquire and manage a diversified portfolio of opportunistic real estate and real estate-related assets, joint ventures, loan portfolios and operating companies with a geographic concentration in Europe, Asia Pacific and the Americas. As of December 31, 2012, GOF II had raised gross offering proceeds of approximately $1.6 billion from 47 investors and its portfolio consisted of 17 assets with a gross asset value of $1.0 billion.

The real estate assets held by the prior programs broken down by property type as of December 31, 2012 are as follows:

Property Type	Number of Properties	Purchase Price
Industrial	131	$3.4 billion
Office	89	4.7 billion
Residential (multifamily)	48	3.0 billion
Retail	27	1.4 billion
Mixed Use	9	0.1 billion
Hotel	6	0.1 billion
Other	16	0.8 billion

Of the five prior programs outlined above, our investment objectives are similar to three of the programs and differ from the other two programs. Each of these prior programs have exposure to real estate as an asset class as a component of their investment objectives. Accordingly, our determination as to which prior programs had similar investment objectives was based primarily on the degree of risk associated with the types of investments made by a particular prior program and whether the prior program was intended to provide predictable, stable current income and distributions to its investors. Based on these criteria, we determined that we share similar investment objectives with RREEF REIT I, RREEF REIT II and RREEF Apartment Fund I. We also determined that the prior programs most similar to this offering are RREEF REIT I and RREEF REIT II because of their open-end structure and strategy of investing in income-producing real estate assets across multiple property types.

The prior programs described above are structured as privately held entities and are not subject to the up-front commissions that you may pay in connection with investing in shares of our common stock. Further, these private funds are not subject to all of the laws and regulations that will apply to us as a publicly offered REIT.

We have omitted from this discussion information regarding the prior performance of separate account entities due to their dissimilar structure to commingled funds. Separate accounts are essentially agreements between a single institutional investor and RREEF America, pursuant to which RREEF America is engaged to provide investment advisory services to institutional clients for specified real estate portfolios. RREEF America has sponsored 51 separate accounts and 25 co-investment funds for the purpose of investing in real estate since its inception. Separate accounts generally require different levels of discretion over investment decisions by RREEF America than the prior programs described above.

Liquidity Track Record

Of the five prior programs sponsored by RREEF America discussed above, two of them disclosed a targeted date or time frame for liquidation in their private placement memorandum. Of the two programs that made this disclosure, one program, RREEF Apartment Fund-I, commenced liquidation after its targeted liquidation date of December 31, 2002 and sold its last property in July 2004. With respect to the remaining program that made such disclosure, RREEF Global Opportunities Fund II, the targeted date or time frame for liquidation has not yet occurred, and this program is still in operation as of the date of this prospectus.

Summary Information

The five prior programs have raised an aggregate of $11.0 billion from 611 investors, excluding investments made by affiliates of RREEF America.

As of December 31, 2012, the five prior programs had acquired 326 properties in the United States and Europe, with an aggregate purchase price of approximately $13.5 billion. Of the aggregate amount, 35% was invested in office properties, 25% was invested in industrial properties, 22% was invested in residential multifamily properties, 11% was invested in retail properties, 1% was invested in mixed use properties, 1% was invested in hotel properties and 6% was invested in other property types. Of the aggregate amount, 92% was invested in existing properties and 8% was invested in construction properties.

Following is a table showing a breakdown of the aggregate amount of purchase prices excluding development costs of the properties purchased by the prior programs as of December 31, 2012:

Property Type	Existing	Construction
Industrial	24.9%	0.0%
Office	34.9	0.0
Residential (multifamily)	19.3	2.8
Retail	10.4	0.2
Mixed Use	0.3	0.7
Hotel	0.6	0.0
Other	1.5	4.4

Location	Number of Properties	Percentage of Aggregate Purchase Price
Arizona	3	0.5%
California	92	35.6
Colorado	5	1.3
Connecticut	3	0.2
Florida	6	1.7
Georgia	7	3.4
Hawaii	1	0.2
Illinois	15	4.4
Kansas	4	0.5
Massachusetts	36	6.0
Maryland	16	6.9
Maine	4	0.6
Minnesota	4	0.9
Missouri	3	0.8
North Carolina	4	1.2
New Hampshire	6	0.6
New Jersey	11	4.3
Nevada	1	0.5
New York	6	3.4
Ohio	6	0.6
Oklahoma	8	0.8
Oregon	3	0.9
Pennsylvania	3	0.9
Rhode Island	1	0.2
Tennessee	2	0.2
Texas	14	3.2
Virginia	8	2.7
Washington	13	4.3
Washington D.C.	2	1.0
Wisconsin	1	0.4

Total United States	288	88.1
Europe	31	10.8

Asia	7	1.1

Grand Total	326	100.0

From January 1, 2003 through December 31, 2012, these prior programs (excluding GOF II) sold an aggregate of 154 properties at an aggregate disposition price of approximately $5.1 billion, and GOF II disposed of 30 investments for a total realized equity of $252.4 million.

Three Year Summary of Acquisitions

From January 1, 2010 through December 31, 2012, the prior programs acquired four properties in the United States. The aggregate acquisition cost of these properties was approximately $224.2 million, of which approximately $117.2 million was funded with cash and approximately $107.0 million was funded with a combination of cash and property-level debt. The geographic composition of the properties acquired is set forth in the table below.

Location	Number of Properties
Illinois	1
New York	1
Washington	2

The types of properties acquired by the prior programs from January 1, 2010 through December 31, 2012 are set forth in the table below.

Type of Property	Number of Properties
Residential	2
Retail	2

Prior Performance Tables

The prior performance tables included in Appendix A to this prospectus include information as of the dates indicated regarding the prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor (Table II); (3) annual operating results of the prior programs (Table III); and (4) sales or disposals of property (Table V). Table IV regarding results of completed programs is omitted because no prior real estate programs having similar investment objectives completed operations during the five years ended December 31, 2012. Table VI contained in part II of the registration statement, of which this prospectus is a part, provides certain additional information relating to properties acquired by the prior programs. Upon written request, we will furnish a copy of this table to you without charge. See “Where You Can Find More Information.”

Adverse Business Developments

The prior programs generally have met and continue to meet their principal investment objectives. However, certain of these programs have experienced adverse business developments as a result of the recent global financial crisis and continuing economic recession. During 2008 and 2009, the U.S. and international markets experienced high volatility, significant declines in real estate values, the effects of decreased consumer spending, severe disruptions in the credit and capital markets and deteriorated property operating fundamentals. Certain of the prior programs were impacted primarily by depressing property values and occupancy rates and restricting liquidity. The adverse business developments for each prior program that may be material to investors are described below. Two of these prior programs, RREEF REIT III and GOF II, were each formed primarily to participate in ground-up development and redevelopment activities and acquire investments in under-performing or distressed properties and loans, and therefore has a different investment strategy than ours.

RREEF America REIT I, Inc. There were no material adverse business developments experienced during RREEF REIT I’s duration.

RREEF America REIT II, Inc. Appraised property values from continuing operations declined consistent with the rest of the industry, by 34% from their peak in September 2007 to December 2009. Occupancy rates also declined from their peak of approximately 91.6% in June 2008 to approximately 87.0% as of December 31, 2010. The program developed a redemption queue in the first quarter of 2008, when management of the program took defensive steps to maintain the program’s liquidity in the face of the rapidly developing financial crisis. The queued redemption requests which were not rescinded by investors peaked as a percentage of the program’s net asset value at approximately 10% at $432 million in January 2010, and the redemption queue subsequently was systematically reduced through a combination of redemption payments once liquidity began to return to the capital markets starting in May 2010. All of the queued redemption requests were fully satisfied by February 2011. Throughout the program’s life and including the period of the financial downturn, the program continued its policy of declaring dividends in excess of its taxable income. The program did not materially reduce this percentage, but as a result of reduced income, dividends paid to stockholders in 2009 and 2010 were $116 million and $142 million less, respectively, than dividends paid in 2008 (excluding a $275 million return of capital dividend made in 2008). Dividends paid as a percentage of the program’s net asset value (based on a weighted average) decreased to 4.0% in 2009 compared to 4.5% in 2008 (excluding the effect of the $275 million return of capital dividend made in 2008). Dividends paid to stockholders in 2010, 2011 and 2012 as a percentage of the program’s net asset value (based on a weighted average) totaled 4.9%, 5.8% and 5.7%, respectively.

RREEF America REIT III, Inc. Appraised property values declined significantly from their peak by 39% in March 2008 to March 2010 as a result of the economic downturn and in certain instances declined below the mortgage on the property. From December 31, 2008 to December 31, 2010, the program returned four properties totaling $164.6 million in value to the lender in full satisfaction of the mortgages on these properties. To maximize value recovery for its stockholders, the program proposed and executed a comprehensive recapitalization plan focused on restructuring almost $1.2 billion in near-term secured and unsecured debt. Two key elements to the restructuring were (1) material extensions of substantially all of the short-term secured debt, and (2) the extension of the program’s $150 million line of credit, with the parent company of the program’s advisor joining the lending group to provide an additional $27 million of working capital for the program. Available cash was used to maintain and increase adequate capital reserves, pay down the credit facility and certain property-level debt obligations and, subject to the terms of the credit facility, make distributions to stockholders at the discretion of the program’s board of directors. These adverse business developments and the overall restructuring of the program’s debt portfolio precluded the program from declaring dividends and satisfying redemption requests during the period from March 31, 2008 to December 31, 2012. The queued redemption requests which were not rescinded by stockholders totaled approximately $310 million as of December 31, 2012, representing 33% of the program’s net asset value.

RREEF Apartment Fund – I, A Group Trust. There were no material adverse business developments during RREEF Apartment Fund I’s duration.

RREEF Global Opportunities Fund II. GOF II’s liquidity position and investment level valuations declined significantly (in some cases below the mortgage on the property related to the investments) from 2008 to 2011 as a result of the economic downturn. From January 1, 2008 to December 31, 2012, GOF II disposed of 30 investments representing $1.1 billion of invested equity and generated $252.4 million in disposition proceeds, which included nine assets returned to lenders in full satisfaction of the mortgages on these properties. To maximize value recovery for its stockholders, GOF II entered into a comprehensive recovery plan which included (1) restructuring or extending approximately €3 billion of debt financing, (2) a $100 million replacement credit facility subscribed by certain of GOF II’s existing investors (including Deutsche Bank), (3) investment distributions totaling $293.9 million, (4) selective exits from problematic and capital intensive investments, (5) extinguishing contingent liabilities and fund guarantees, (6) monetization of forward contracts totaling approximately $105.0 million, and (7) additional, value-accretive investments in GOF II’s highest performing investments. As of December 31, 2012, available cash was being used to maintain and increase adequate capital reserves and discharge certain investment-level debt and other contractual obligations.

NET ASSET VALUE CALCULATION AND VALUATION GUIDELINES

General

Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by our advisor and our independent valuation advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. Our independent valuation advisor will review our valuation guidelines and methodologies with our advisor and our board of directors at least annually. From time to time, our board, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.

Our Independent Valuation Advisor

With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S., Inc., which we refer to as Altus Group or our independent valuation advisor, to serve as our independent valuation advisor with respect to our real properties. Altus Group is a multidisciplinary provider of independent, professional real estate services with a network of over 50 offices in a number of countries worldwide, including Australia, Canada, China the United Kingdom and the United States. Altus Group is engaged in the business of valuing commercial real estate properties and is not affiliated with us or our advisor. Our advisor, with the approval of our board of directors, including a majority of our independent directors, may engage additional independent valuation advisors in the future as our portfolio grows and diversifies. Our independent valuation advisor may be replaced at any time, in accordance with agreed upon notice requirements, by a majority vote of our board of directors, including a majority of our independent directors. We will promptly disclose any changes to the identity or role of the independent valuation advisor in reports we publicly file with the SEC.

Our independent valuation advisor will discharge its responsibilities under the oversight of our board of directors and in accordance with our valuation guidelines. Our board will not be involved in the day to day valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. The valuations performed by our independent valuation advisor and other independent third-party appraisal firms will be one of several components to be used by our advisor in its calculation of our NAV per share in the manner described below. While our independent valuation advisor will periodically provide estimated values for each of our properties based upon individual appraisal reports, our independent valuation advisor will not be responsible for or calculate our daily NAV per share.

Pursuant to our valuation services agreement with our independent valuation advisor, each individual appraisal report for our assets will be addressed solely to our company to assist our advisor in calculating our NAV. Our independent valuation advisor’s appraisal reports will not be addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing its appraisal reports, our independent valuation advisor will not, and will not be requested to, solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.

In conducting its investigation and analyses, our independent valuation advisor will take into account customary and accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us, such as (i) historical operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) the revenues and expenses of the property; (iv) information regarding recent or planned capital expenditures; and (v) any other information relevant to valuing the real estate property. Although our independent valuation advisor may review information supplied or otherwise made available by us for reasonableness, it will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and will not undertake any duty or responsibility to verify independently any of such information. At this time, the independent valuation advisor will not make or obtain an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise) other than our real properties. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our independent valuation advisor, our independent valuation advisor will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, board of directors and advisor, and will rely upon us to advise our independent valuation advisor promptly if any information previously provided becomes inaccurate or was required to be updated during the period of its review.

In performing its analyses, our independent valuation advisor will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, our independent valuation advisor will assume that we have clear and marketable title to each real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our independent valuation advisor’s analysis, opinions and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect our independent valuation advisor’s analysis and conclusions. Our independent valuation advisor’s appraisal reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the analysis, opinions and conclusions set forth therein.

The analyses to be performed by our independent valuation advisor will not address the market value of our common stock. Furthermore, the prices at which our real estate properties may actually be sold could differ from our independent valuation advisor’s analyses. Among its other responsibilities, our board of directors has adopted our valuation guidelines for establishing our NAV on each business day. Consequently, the analyses contained in our independent valuation advisor’s individual valuation reports should not be viewed as being determinative of the value of our common stock.

We have agreed to pay fees to our independent valuation advisor upon its delivery to us of its valuation reports. We have also agreed to indemnify our independent valuation advisor against certain liabilities arising out of this engagement. The compensation we pay to our independent valuation advisor will not be based on the estimated values of our properties.

Our independent valuation advisor is a wholly owned subsidiary of Altus Group Limited, a parent holding company of affiliated companies that are engaged in the ordinary course of business in many areas related to commercial real estate and related services. Over the past 12 years, our independent valuation advisor has provided real estate appraisal, appraisal management and real estate valuation advisory services to our advisor and its affiliates and has received fees in connection with such services. Our independent valuation advisor and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for our advisor and its affiliates, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the applicable appraiser as certified in the applicable appraisal report.

Valuation of Properties

Consolidated Properties

At the beginning of each calendar year, our independent valuation advisor will prepare a schedule with the objective of having all of our consolidated properties valued each quarter by an appraisal. Appraisals will be performed in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation, and other appropriate standards as reasonably agreed to by our advisor and our independent valuation advisor. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (a Designated Member of the Appraisal Institute). Although our independent valuation advisor will perform the majority of the appraisals, our valuation guidelines will require that on a rotating basis, approximately 25% of our properties in any particular quarter must be appraised by one or more independent third-party appraisers who are not affiliated with us, our advisor or our independent valuation advisor. We believe our policy of obtaining appraisals by another independent third-party appraiser will meaningfully enhance the accuracy of our NAV calculation. Our independent valuation advisor will recommend independent third-party appraisal firms to our advisor and upon approval by our advisor, the independent third-party appraisal firms will be engaged by our advisor. Any appraisal provided by a firm other than our independent valuation advisor will be performed in accordance with our valuation guidelines and will not be incorporated into the calculation of our NAV until our independent valuation advisor has confirmed the reasonableness of such appraisal. Newly acquired, consolidated properties will initially be valued at cost and thereafter will join the quarterly appraisal cycle during the first full quarter in which we own the property. For the first quarter in which we acquire a property, we will calculate and accrue net portfolio income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. Thereafter, each property will be appraised on a quarterly basis.

In addition to the quarterly appraisal process, prior to the beginning of each quarter, our independent valuation advisor will develop an estimate of the quarter-end value for each property. This estimated value will be based on anticipated cash flows and, if applicable, anticipated property-specific events applied to the cash flow for the property. The difference, if any, between the estimated value for quarter-end and the latest appraised value will be amortized daily over the quarter, unless our advisor or our independent valuation advisor determines that an intra-quarter adjustment is appropriate.

Between quarterly valuations, our advisor will monitor our properties and real estate-related assets for events that our advisor believes may be expected to have a material impact on the most recent estimated values provided by our independent valuation advisor, and will notify our independent valuation advisor of such events. If, in the opinion of our independent valuation advisor, an event identified by the advisor, or an event that becomes known to our independent valuation advisor through other means, is likely to have any impact on previously provided estimated values of the affected properties, our independent valuation advisor will recommend intra-quarter valuation adjustments that our advisor will then incorporate into our NAV. For example, an intra-quarter adjustment may be appropriate to reflect the occurrence of an unexpected property-specific event such as a termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or a significant capital market event that may cause the value of a wholly owned property to change materially. Intra-quarter adjustments may also be appropriate to reflect the occurrence of broader market-driven events identified by our advisor or our independent valuation advisor which may impact more than a specific property. Our independent valuation advisor will determine the appropriate adjustment to be made to the estimated value of the property. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time. If our advisor or our independent valuation advisor believes that the value of a property has changed materially since the most recent quarterly valuation or that circumstances have arisen that were not contemplated in our independent valuation advisor’s latest model for determining the estimated value for a property, our advisor or our independent valuation advisor, as applicable, will promptly communicate the relevant information to the other party. If deemed appropriate by our independent valuation advisor, the necessary adjustment will be determined as soon as practicable. Updated appraisals received during the quarter may also trigger an adjustment in the value of a property. Once our independent valuation advisor has determined the amount of the adjustment, it will update the current value, if applicable, develop a new estimated value as of the end of the current quarter and prepare a revised daily amortization schedule for the adjustment, if any, over the remainder of the quarter. Our advisor will then incorporate these changes into our daily NAV calculations.

In general, we expect that any adjustments to appraised values will be calculated as soon as possible after a determination that a material change has occurred and the financial effects of such change are quantifiable by our independent valuation advisor. However, rapidly changing market conditions or material events may not be immediately reflected in our daily NAV. The resulting potential disparity in our NAV may inure to the benefit of stockholders whose shares are redeemed or new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

Development assets, if any, will be valued at cost plus capital expenditures, including capitalized interest, and will be included in the quarterly appraisal cycle upon stabilization. Acquisition costs and expenses incurred in connection with the acquisition of consolidated properties that are not directly related to any single property generally will be allocated among the applicable properties pro rata based on relative values. Properties purchased as a portfolio may be valued as a single asset.

Real estate appraisals will be reported on a free and clear basis (for example, without taking into consideration any mortgage on the property), irrespective of any property level financing that may be in place. We expect the primary methodology used to value properties will be the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, through a discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence as well as the residual value of the asset. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Because the appraisals performed by our independent valuation advisor involve subjective judgments, the fair value of our assets, which will be included in our NAV, may not reflect the liquidation value or net realizable value of our properties.

Unconsolidated Properties Held Through Joint Ventures

Unconsolidated properties held through joint ventures will be valued in a manner that is consistent with the guidelines described above for consolidated properties. Once the value of a property held by the joint venture is determined by an independent appraisal, the value of our interest in the joint venture would then be determined by our advisor using a hypothetical liquidation calculation to value our interest in the joint venture, which would be a percentage of the joint venture’s NAV. Unconsolidated properties held in a joint venture that acquires multiple properties over time may be valued as a single investment.

Valuation of Real Estate-Related Assets

Real estate-related assets that we may acquire include debt and equity interests backed principally by real estate, such as common and preferred stock of REITs and real estate companies, commercial mortgage-backed securities, mortgage loans and participations in mortgage loans and mezzanine loans. In general, real estate-related assets will be valued according to the procedures specified below upon acquisition or issuance and then quarterly, or in the case of liquid securities, daily, thereafter. Interim valuations of real estate-related assets that generally are valued quarterly may be performed if our advisor believes the value of the applicable asset has changed materially since the most recent valuation. Our board of directors may retain independent valuation firms to assist our advisor with the valuation of our real estate-related assets.

Publicly Traded Real Estate-Related Assets

Publicly traded debt and equity real estate-related securities (such as bonds, CMBS and shares of publicly traded REITs) that are not restricted as to salability or transferability will be valued on the basis of publicly available information provided by third parties. Generally, the third parties will, upon our advisor’s request, look up the price of the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price. Our advisor may adjust the value of publicly traded debt and equity real estate-related securities that are restricted as to salability or transferability for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

Private Real Estate-Related Assets

Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, will be valued by our advisor at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) and thereafter will be revalued by our advisor each quarter at fair value. In evaluating the fair value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon.

Mortgage Loans, Participations in Mortgage Loans and Mezzanine Loans

Individual investments in mortgages, mortgage participations and mezzanine loans will be valued initially at our acquisition cost and may be revalued by our advisor at least quarterly. Revaluations of mortgages will reflect the changes in value of the underlying real estate, with anticipated sale proceeds (estimated cash flows) discounted to their present value using a discount rate based on current market rates.

Valuation of Liquid Non-Real Estate-Related Assets

Liquid non-real estate-related assets may include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate-related assets will be valued daily by our advisor based on information provided by third-party pricing services.

Liabilities

Our advisor will include the value of our company-level liabilities as part of our NAV calculation. We expect that these liabilities will include the fees payable to our advisor and dealer manager, accounts payable, accrued operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities. All liabilities will be valued using widely accepted methodologies specific to each type of liability. Liabilities allocable to a specific class of shares will only be included in the NAV calculation for that class.

NAV and NAV Per Share Calculation

We are offering to the public two classes of shares of our common stock, Class A shares and Class B shares. Each class has an undivided interest in our assets and liabilities, other than class-specific liabilities. In accordance with the valuation guidelines, our advisor will calculate our NAV per share for each class after the end of each business day following the escrow period, using a process that reflects several components, including (1) estimated values of each of our properties based upon individual appraisal reports provided periodically by our independent valuation advisor and other third-party independent valuation firms, (2) the value of our liquid assets for which third party market quotes are available, (3) estimated values of our other real estate equity securities and real estate loan investments and (4) estimated accruals of our operating revenues and expenses.

While our independent valuation advisor will periodically provide estimated values of each of our real properties based upon individual valuation reports, our independent valuation advisor will not be responsible for or calculate our daily NAV per share. The calculation of our NAV is intended to be a calculation of fair value of our assets less our outstanding liabilities and may differ from our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we have adopted a model, as explained below, which adjusts the value of our assets from historical cost to fair value in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures. Our advisor will calculate the fair value of our real estate properties based primarily on values provided by our independent valuation advisor and in accordance with these principles. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. While we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase or redemption price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

At the conclusion of the escrow period, NAV for each class of shares will be equal to the aggregate dollar amount paid to us by stockholders during the escrow period to purchase shares in each respective class, less our liabilities and, for Class A shares only, selling commissions. Thereafter, at the end of each business day, before taking into consideration additional issuances of shares of capital stock, redemptions or class-specific expense accruals for that day, any change in our aggregate NAV (whether an increase or decrease) will be allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV. Changes in our daily NAV will include, without limitation, daily accruals of our net portfolio income, interest expense, the advisory fee, the dealer manager fee, distributions, unrealized/realized gains and losses on assets and any expense reimbursements. The net portfolio income will be calculated and accrued on the basis of data extracted from (1) the quarterly budget for each property and at the company level, including organization and offering expenses and certain operating expenses, (2) material, unbudgeted non-recurring income and expense events such as capital expenditures, prepayment penalties, assumption fees, tenant buyouts, lease termination fees and tenant turnover with respect to our properties when our advisor becomes aware of such events and the relevant information is available and (3) material property acquisitions and dispositions occurring during the month. On an ongoing basis, based on real estate valuations provided periodically by our independent valuation advisor, our advisor will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of daily accruals for which financial information is available. Our advisor has agreed to pay all of our organization and offering expenses on our behalf through the commencement of this offering on January 3, 2013 and certain of our organization and offering expenses from January 3, 2013 through January 3, 2014. We will reimburse our advisor for such expenses ratably over the 60 months following January 3, 2014. The organization and offering expenses paid by our advisor prior to January 3, 2014 will not be recognized as expenses and reflected in our NAV calculations until we reimburse our advisor for these costs.

Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand), the deduction of any other liabilities and the allocation of income and expenses, our advisor will incorporate any class-specific adjustments to our NAV, including additional issuances and redemptions of our common stock and accruals of class-specific expenses such as the distribution fee. Our share classes may have different expense accruals associated with the advisory fee we will pay our advisor because the performance component of our advisory fee is calculated separately with respect to each class. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements” for a discussion of the calculation of the performance component of the advisory fee. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the “distribution adjustment date,” our NAV for each class will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record of each class as of the record date. NAV per share for each class is calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day.

A hypothetical calculation illustrating the various components that are likely to impact our NAV on any given day is below. For purposes of this illustration, we assume that the calculation occurs on a hypothetical day which is not a distribution adjustment date and on which there are no distribution reinvestments. If the hypothetical day were a distribution adjustment date, the adjustment to reflect the accrual of our liability to pay the distribution would reduce our NAV. As described above and in the footnote to the table below, each class of shares may have a different NAV per share because certain fees will differ with respect to each class. All amounts shown in the hypothetical calculation below are for illustrative purposes only and are not indicative of our current or projected financial condition or performance.

	Class A NAV	Class B NAV	Total NAV
Beginning NAV on Hypothetical Trading Day	$620,000,000	$630,000,000	$1,250,000,000
Daily Activity:
Net Portfolio Income (Loss) (Before Fees)	136,000	138,000	274,000
Advisory Fee and Dealer Manager Fee(1)	(26,000)	(27,000)	(53,000)
Reimbursement of Organization and Offering Expenses	(13,000)	(13,000)	(26,000)
Unrealized/Realized Gains (Losses) on Assets and Liabilities	34,000	35,000	69,000
Distribution Fee	(8,000)	—	(8,000)

NAV Before Share Purchases and Redemptions	620,123,000	630,133,000	1,250,256,000
Share Purchases(2)	342,000	342,000	684,000
Share Redemptions(2)	(50,000)	(50,000)	(100,000)

Ending NAV on Hypothetical Trading Day	$620,415,000	$630,425,000	$1,250,840,000

(1)	Our share classes may have different expense accruals associated with the advisory fee because the performance component of our advisory fee is calculated separately with respect to each class.
(2)	Daily sales and redemptions of shares at NAV per share will not increase or decrease our NAV per share because sales and redemptions of shares on each business day will be made at that day’s NAV per share.

The combination of the Class A NAV and Class B NAV will equal the value of our assets, which will consist almost entirely of the value of our interest in our operating partnership, less our liabilities, which include certain class-specific liabilities. The value of our interest in our operating partnership will be equal to the excess of the value of our operating partnership over the portion thereof that would be distributed to any limited partners if our operating partnership were liquidated. The value of our operating partnership is the excess of the value of our operating partnership’s assets (including the fair value of its properties, real estate-related assets, cash and other investments) over its liabilities (including its debt, any declared and accrued unpaid distributions and the expenses attributable to its operations). Our advisor will calculate the value of the assets of our operating partnership as directed by our valuation guidelines based upon values received from various sources, as described in more detail above.

Limits on the Calculation of Our NAV Per Share

The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments, or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate properties and, as with any real estate valuation protocol, the valuations of our properties provided by our independent valuation advisor will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate properties. Any resulting potential disparity in our NAV per share may be in favor of stockholders whose shares are redeemed, existing stockholders or new purchasers of our common stock, depending on the circumstances at the time. Additionally, while the methodologies contained in the valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our advisor’s ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which our advisor may rely upon in determining the daily value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in our advisor’s reasonable judgment, the administration of the valuation guidelines would otherwise result in a valuation that does not represent a fair and accurate estimate of the value of our investment, our advisor and, to the extent of our independent valuation advisor’s responsibilities with respect to the valuation of our real properties, our independent valuation advisor, may apply alternative methodologies; provided, that our advisor and, if applicable, our independent valuation advisor, must notify our board of directors of any alternative methodologies utilized and their impact on the overall valuation of the our investment at the next scheduled board meeting. Notwithstanding the foregoing, our board of directors may suspend the offering if it determines that the calculation of NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.

Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:

•	a stockholder would be able to realize the NAV per share for the class of shares a stockholder owns if the stockholder attempts to sell its shares;

•

a stockholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	shares of our common stock would trade at their NAV per share on a national securities exchange;

•	a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of our shares;

•	the NAV per share would equate to a market price of an open-ended real estate fund; or

•	the methodologies we use to determine NAV per share would be acceptable to the SEC or any other regulatory agency.

PLAN OF OPERATION

Overview

We are a Maryland corporation formed on February 7, 2012 to invest primarily in a diversified portfolio of high quality, income-producing commercial real estate properties and other real estate-related assets. We are an externally advised, perpetual-life corporation that intends to qualify as a REIT for federal income tax purposes. We intend to hold our properties, real estate-related assets and other investments through our operating partnership, of which we are the sole general partner.

We intend to invest primarily in the office, industrial, retail and multifamily sectors of the commercial real estate industry. Real estate-related assets include common and preferred stock of publicly traded REITs and other real estate companies, which we refer to as “real estate equity securities,” and debt backed by real estate, which we refer to as “real estate loans.”

Our board of directors will at all times have ultimate oversight and policy-making authority over us, including responsibility for governance, financial controls, compliance and disclosure. Pursuant to our advisory agreement, however, we have delegated to our advisor authority to manage our day-to-day business, in accordance with our investment objectives, strategy, guidelines, policies and limitations.

As of December 31, 2012, we had neither engaged in any operations nor generated any revenues. Our entire activity since inception through December 31, 2012 was to prepare for our proposed fundraising through this offering of our common stock.

Liquidity and Capital Resources

Our primary needs for liquidity and capital resources are to fund our investments in accordance with our investment strategy and policies, to make distributions to our stockholders, to redeem shares of our common stock pursuant to our redemption plan, to pay our offering and operating fees and expenses and to pay interest on our outstanding indebtedness.

Over time, we generally intend to fund our cash needs for items, other than asset acquisitions, from operations. Our cash needs for acquisitions will be funded primarily from the sale of shares of our common stock in this offering, and the amount we may raise in this offering is uncertain. We commenced this offering on January 3, 2013. We intend to contribute any net proceeds from this offering which are not used or retained to pay the fees and expenses attributable to our operations to our operating partnership.

We may also satisfy our cash needs for acquisitions through the assumption or incurrence of debt. In addition, although we have not received any binding commitments from lenders to fund a line of credit to date, we may decide to obtain a line of credit to fund acquisitions, redeem shares pursuant to our redemption plan and for any other corporate purpose. If we decide to obtain a line of credit, we would expect that it would afford us borrowing availability to fund redemptions. As our assets increase, however, it may not be commercially feasible or we may not be able to secure an adequate line of credit to fund redemptions. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund redemptions or for other corporate purposes.

Other potential future sources of capital include secured or unsecured financings from banks or other lenders and proceeds from the sale of assets. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not yet identified any sources for these types of financings.

As of December 31, 2012, we had not entered into any pending arrangements to acquire any properties, real estate-related assets or other assets with the net proceeds from this offering. The number and type of properties, real estate-related assets and other assets that we acquire will depend upon real estate market conditions, the amount of proceeds we raise in this offering and other circumstances existing at the time we are acquiring properties, real estate-related assets and other assets.

As of December 31, 2012, we had not commenced paying distributions or redeeming shares. We expect that we will pay distributions monthly in arrears commencing with the first full month after the escrow period concludes. Our redemption plan will begin on the first day of the calendar quarter following the conclusion of our escrow period.

We anticipate our offering and operating fees and expenses will include, among other things, the advisory fee that we pay to our advisor, the selling commissions, dealer manager and distribution fees we pay to the dealer manager, legal and audit expenses, federal and state filing fees, printing expenses, transfer agent fees, marketing and distribution expenses and fees related to appraising and managing our properties. Our advisor will incur certain of these expenses and fees, for which we will reimburse our advisor, subject to limitations described elsewhere in our prospectus. We will not have any office or personnel expenses as we do not have any employees. We will reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including our allocable share of our advisor’s overhead, such as rent, utilities and personnel costs for personnel who are directly involved in the performance of services to us and are not executive officers.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on our liquidity, capital resources or the revenues or income to be derived from acquiring properties, other real estate-related assets and liquid investments, other than those referred to herein and in our prospectus.

Results of Operations

As of December 31, 2012, we were in our organizational period and had not commenced significant operations. For the period from February 7, 2012 (the date of our inception) through December 31, 2012, our cash flows consisted solely of the receipt of a $200,000 initial investment from RREEF America.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because they involve significant judgments and assumptions and require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. Our accounting policies have been established to conform with GAAP. The preparation of the financial statements in accordance with GAAP requires management to use judgments in the application of such policies. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Principles of Consolidation and Variable Interest Entities

The Financial Accounting Standards Board has issued guidance which clarifies the methodology for determining whether an entity is a variable interest entity, or VIE, and the methodology for assessing who is the primary beneficiary of a VIE. VIEs are defined as entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. A VIE is required to be consolidated by its primary beneficiary, and only by its primary beneficiary, which is defined as the party with both the power to direct the activities of the VIE that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the VIE.

There are judgments and estimates involved in determining if an entity in which we will make an investment will be a VIE and if so, if we will be the primary beneficiary. The entity will be evaluated to determine if it is a VIE by, among other things, calculating the percentage of equity being risked compared to the total equity of the entity. The minimum equity at risk percentage can vary depending upon the industry or the type of operations of the entity and it will be up to us to determine that minimum percentage as it relates to our business and the facts surrounding each of our acquisitions. In addition, even if the entity’s equity at risk is a very low percentage, we will be required to evaluate the equity at risk compared to the entity’s expected future losses to determine if there could still in fact be sufficient equity at the entity. Determining expected future losses involves assumptions of various possibilities of the results of future operations of the entity, assigning a probability to each possibility and using a discount rate to determine the net present value of those future losses. A change in the judgments, assumptions and estimates outlined above could result in consolidating an entity that had not been previously consolidated or accounting for an investment on the equity method that had been previously consolidated, the effects of which could be material to our results of operations and financial condition.

Investment Property and Lease Intangibles

Acquisitions of properties will be accounted for utilizing the acquisition method and, accordingly, the results of operations of acquired properties will be included in our results of operations from their respective dates of acquisition. Estimates of future cash flows and other valuation techniques that we believe are similar to those used by independent appraisers will be used to record the purchase of identifiable assets acquired and liabilities assumed such as land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases, tenant relationships, asset retirement obligations and mortgage notes payable. Values of buildings and improvements will be determined on an as-if-vacant basis. Initial valuations will be subject to change until such information is finalized, no later than 12 months from the acquisition date.

The estimated fair value of acquired in-place leases will be the costs we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, we will evaluate the time period over which such occupancy levels would be achieved. Such evaluation will include an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition will be amortized over the remaining lease terms.

Acquired above- and below-market lease values will be recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values will be amortized as adjustments to rental revenue over the remaining terms of the respective leases, which include periods covered by bargain renewal options. Should a tenant terminate its lease, the unamortized portion of the in-place lease value will be charged to amortization expense and the unamortized portion of out-of-market lease value will be charged to rental revenue.

Value of Real Estate Portfolio

We will review our real estate portfolio to ascertain if there are any indicators of impairment in the value of any of our real estate assets, including deferred costs and intangibles, in order to determine if there is any need for an impairment charge. In reviewing the portfolio, we will examine the type of asset, the economic situation in the area in which the asset is located, the economic situation in the industry in which the tenant is involved and the timeliness of the payments made by the tenant under its lease, as well as any current correspondence that may have been had with the tenant, including property inspection reports. For each real estate asset owned for which indicators of impairment exist, if the undiscounted cash flow analysis yields an amount which is less than the assets’ carrying amount, an impairment loss will be recorded to the extent that the estimated fair value is lower than the asset’s carrying amount. The estimated fair value is determined using a discounted cash flow model of the expected future cash flows through the useful life of the property. Real estate assets that are expected to be disposed of are valued at the lower of carrying amount or fair value less costs to sell on an individual asset basis. Any impairment charge taken with respect to any part of our real estate portfolio will reduce our earnings and assets to the extent of the amount of any impairment charge, but it will not affect our cash flow or our distributions until such time as we dispose of the property.

Assumed Mortgage Notes Payable

Management will estimate the fair value of assumed mortgage notes payable based upon indications of then-current market pricing for similar types of debt with similar maturities. Assumed mortgage notes payable will be initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the notes’ outstanding principal balance will be amortized over the life of the mortgage note payable.

Revenue Recognition

Our revenues, which we expect will be substantially derived from rental income, will include rental income that our tenants pay in accordance with the terms of their respective leases reported on a straight line basis over the initial lease term of each lease. Since we expect many of our leases will provide for rental increases at specified intervals, straight line basis accounting requires us to record as an asset and include in revenues, unbilled rent receivables which we will only receive if the tenant makes all rent payments required through expiration of the initial term of the lease. Accordingly, management must determine, in its judgment, that the unbilled rent receivable applicable to each specific tenant is collectible. We will review unbilled rent receivables and take into consideration the tenant’s payment history and the financial condition of the tenant. In the event that the collectability of an unbilled rent receivable is in doubt, we will be required to take a reserve against the receivable or a direct write off of the receivable, which will have an adverse effect on earnings for the year in which the reserve or direct write off is taken.

Rental revenue will also include amortization of above and below market leases. Revenues relating to lease termination fees will be recognized at the time that a tenant’s right to occupy the leased space is terminated.

REIT Compliance and Income Taxes

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code, beginning with our taxable year ending December 31 of the year in which the escrow period concludes. In order to maintain our qualification as a REIT, we are required to, among other things, distribute as dividends at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders and meet certain tests regarding the nature of our income and assets. As a REIT, we will not be subject to federal income tax with respect to the portion of our income that meets certain criteria and is distributed annually to stockholders. We must also meet certain asset and income tests, as well as other requirements. Many of these requirements are highly technical and complex. We will monitor the business transactions that may potentially impact our REIT status. If we were to fail to meet these requirements, we could be subject to federal income tax on our taxable income at regular corporate rates. We would not be able to deduct distributions paid to stockholders in any year in which it fails to qualify as a REIT. We will also be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Inflation

The real estate property sector has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. With the exception of leases with tenants in multifamily properties, we will seek to include provisions in our tenant leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases, annual reimbursement of operating expenses above a certain allowance. Due to the generally long-term nature of these leases, annual rent increases may not be sufficient to cover inflation and rent may be below market. Leases in multifamily properties generally turn over on an annual basis and do not typically present the same concerns regarding inflation protection due to their short-term nature.

Quantitative and Qualitative Disclosures about Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio. Market fluctuations in real estate financing may affect the availability and cost of funds needed to expand our investment portfolio. In addition, restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect our ability to dispose of real estate in the future. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets.

We will also be exposed to credit risk, which is the risk that the counterparty will fail to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.

We will be exposed to market risk, which is the risk that a change in interest rates will adversely affect the value of a financial instrument. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, we will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. We will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. We have not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our common stock for each director and executive officer, all directors and executive officers as a group, and any person or group that holds more than 5% of our common stock. As of the date of this prospectus, we have one stockholder. The address for each of the persons listed in the table below is in care of our principal executive offices at 345 Park Avenue, 24th floor, New York, New York 10154.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of All Shares
Directors(1) and Executive Officers:
W. Todd Henderson	0	0%
James N. Carbone	0	0
Julianna S. Ingersoll	0	0
Neal P. Armstrong	0	0
Aimee E. Samford	0	0
Marc L. Feliciano	0	0
Murray J. McCabe	0	0
Deborah H. McAneny	0	0
M. Peter Steil, Jr.	0	0
Charles H. Wurtzebach	0	0

All directors and executive officers as a group	0	0
More than 5% Stockholder:
RREEF America L.L.C.(2)	16,667	100%

(1)	No shares will be issuable to any independent director under our independent director compensation plan until the end of the first full calendar quarter following the date that we have issued 12,500,000 shares in this offering.
(2)	RREEF America L.L.C. holds Class B shares.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws. Our charter authorizes us to issue up to 1,000,000,000 shares of common stock, par value $0.01 per share, 500,000,000 of which are classified as Class A shares and 500,000,000 of which are classified as Class B shares, and up to 50,000,000 shares of preferred stock, par value $0.01 per share. Our charter authorizes our board of directors to amend our charter from time to time, to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without stockholder approval.

Common Stock

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Each holder of a share of common stock will vote together with the holders of all other shares of common stock entitled to vote on all matters (as to which a common stockholder is entitled to vote pursuant to applicable law) at all meetings of stockholders. Our charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock and the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and nonassessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an option to purchase any new shares of common stock that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of shares of our common stock will not have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected by contacting the transfer agent at:

DST Systems, Inc.

333 W. 11th Street

Kansas City, MO 64105

Phone: (816) 435-1000

Class A Shares

Each Class A share issued in the primary offering is subject to a selling commission of up to 3.0% of the purchase price (excluding the selling commission) for such Class A share. In addition, we pay the dealer manager a dealer manager fee and a distribution fee that accrues daily in an amount equal to 1/365th of 0.55% and up to 1/365th of 0.50%, respectively, of the amount of our NAV for the Class A shares for such day on a continuous basis from year to year, subject to certain limitations.

Class B Shares

No selling commissions are paid for sales of any Class B shares, and we do not pay distribution fees to the dealer manager with respect to the Class B shares. We pay the dealer manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.55% of the amount of our NAV for the Class B shares for such day on a continuous basis from year to year. Class B shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, of investment dealers, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (5) by endowments, foundations, pension funds and other institutional investors or (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers. All sales of Class B shares must be made through registered broker-dealers.

Rights Upon Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, or any distribution of our assets, the holder of each Class A share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to our NAV for Class A shares divided by the number of Class A shares outstanding, or the NAV per Class A share, and the holder of each Class B share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to the NAV for Class B shares divided by the number of Class B shares outstanding, or the NAV per Class B share. If upon the voluntary or involuntary liquidation, dissolution or winding up of our company, our available assets, or proceeds thereof, distributable among our stockholders are insufficient to pay these liquidation preferences, then such assets, or the proceeds thereof, will be distributed among the holders of Class A shares and Class B shares ratably in the same proportion as the respective amounts that would be payable on such Class A shares and Class B shares if all amounts payable thereon were paid in full.

Preferred Stock

Our charter authorizes our board of directors, without stockholder approval, to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access to Records

An annual meeting of the stockholders will be held each year at our principal executive office or such other location convenient to stockholders, beginning in 2013, on a specific date which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called upon the request of a majority of the directors, a majority of the independent directors, the chairman of the board, the chief executive officer or the president and must be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. The presence either in person or by proxy of stockholders entitled to cast at least 50% of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

The advisory agreement is approved annually by our board of directors, including a majority of our independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select its replacements, stockholders do have the ability, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors.

Under the Maryland General Corporation Law, any stockholder and any designated representative will be permitted access to the following corporate records: our charter, our bylaws, the minutes of the proceedings of our stockholders, our annual statements of affairs and voting trust agreements deposited with us. We will make any of these requested documents available at our principal office within seven days after receipt of a request; provided, however, that we will have up to 20 days to prepare and have available on file for inspection and copying certain requested statements of stock and securities issued. A requesting stockholder may inspect and copy any of these documents for a reasonable charge, upon reasonable notice and during normal business hours. In addition, we may require the stockholder to execute a confidentiality agreement prior to reviewing certain other corporate records relating to our proposed and existing investments. Inspection of our corporate records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours.

In addition to the corporate records described above, we will maintain and make available for inspection by any stockholder or the stockholder’s designated agent at our office, an alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our stock held by each of them, as part of our books and records. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the receipt of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list.

Restriction On Ownership of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Code by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. These ownership tests do not apply in our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of specified types of income, such as rents from real property and certain income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of common stock which prohibit (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Code, (2) would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (3) would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would (1) result in a violation of the 9.8% ownership limits, (2) result in us being “closely held” within the meaning of Section 856(h) of the Code, (3) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (4) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust for the benefit of a charitable beneficiary effective as of the close of business on the business day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all dividends or other distributions on the shares of our capital stock in the share trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust and, subject to Maryland law, will have the authority (1) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the share trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits, the transfer is exempted by the board of directors from the ownership limit (prospectively or retroactively) based upon receipt of information (including certain representations and undertakings from the intended transferee) establishing that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be within 20 days after the trustee receives notice from us that shares of our capital stock have been transferred to the share trust or the date we determine that a purported transfer of shares of stock has occurred. Upon any such transfer, the purported transferee or holder will receive the lesser of (1) the price paid by the purported transferee or holder for the shares or, if the purported transferee or holder did not give value for the shares in connection with the event causing the shares to be transferred to the share trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be transferred to the share trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which has been paid to the purported transferee or holder and is owed by the purported transferee or holder to the trustee. The charitable beneficiary will receive any excess amounts. If, prior to our discovery that shares of our capital stock have been transferred to the share trust, the shares are sold by the purported transferee or holder, then (1) the shares will be deemed to have been sold on behalf of the share trust and (2) to the extent that the purported transferee or holder received an amount for the shares that exceeds the amount such purported transferee or holder was entitled to receive, the excess must be paid to the trustee upon demand.

In addition, shares of our capital stock held in the share trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the share trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee or holder. We may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which has been paid to the purported transferee or holder and is owed by the purported transferee or holder to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who would have owned shares of our capital stock that were transferred to any such share trust is required to give written notice to us of such event as soon as reasonably practicable, and any person who proposes or attempts to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days prior written notice. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

The ownership limits do not apply to a person or persons that the board of directors exempts (prospectively or retroactively) from the applicable ownership limit upon the receipt of certain representations and undertakings and other appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% (or such lower percentage applicable under the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

We intend to declare and make distributions on a monthly basis, based on daily record dates, commencing with the first full month after the escrow period concludes. In connection with a distribution to our stockholders, our board of directors will approve a monthly distribution for each share of each class of our common stock. For purposes of calculating our NAV to account for any declared distributions, our advisor will accrue as our liability on the day after the record date (the distribution adjustment date) the amount of the declared distributions. Distributions will be payable only to stockholders of record on the business day immediately preceding the distribution adjustment date.

Distributions will be made on all classes of our common stock at the same time. The per share amount of distributions on Class A shares and Class B shares will likely differ because of different allocations of class-specific expenses. We expect to use the record share method of determining the per share amount of distributions on Class A and Class B shares, although our board of directors may choose any other method that will not cause our distributions to be treated as preferential dividends under the Code. The record share method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants (AICPA). Under this method, the amount to be distributed on our common shares will be increased by the sum of all class-specific expenses accrued for such period. Such amount will be divided by the number of our common shares outstanding on the record date. Such per share amount will be reduced for each class of common stock by the per share amount of any class-specific expenses allocable to such class.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our taxable income each year, determined without regard to the distributions-paid deduction and excluding net capital gains. Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

Generally, our policy will be to pay distributions from cash flow from operations. However, we may pay distributions from any other source, including, without limitation, the sale of assets, borrowings, the net proceeds from this offering, the issuance of additional securities, and the deferral of fees and expense reimbursements by our advisor in its sole discretion. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in properties, real estate-related assets and other investments. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we expect to look to third-party borrowings to fund our distributions. We will make certain payments to our advisor and the dealer manager for services provided to us in connection with the selection and acquisition of our investments, the management of our assets, certain administrative services and the distribution of our shares, some of which are based on performance. Such payments, including advisory fees, dealer manager fees, distribution fees and expense reimbursements, will reduce the amount of cash available for distributions. Finally, payments to fulfill redemption requests under our redemption plan will also reduce funds available for distribution to remaining stockholders. However, as described in greater detail under “Share Purchases and Redemptions—Redeeming Shares—Redemption Limitations,” our board of directors may modify or suspend our redemption plan if it deems such modification or suspension to be in the best interests of our stockholders, which may include the preservation of funds to pay distributions.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan, whereby stockholders will be able to elect to have their cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. All such distributions will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such stockholder.

The per share purchase price for shares purchased pursuant to the distribution reinvestment plan is equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Stockholders do not pay selling commissions when purchasing shares pursuant to the distribution reinvestment plan. Because the dealer manager fee is calculated based on our NAV, it reduces the NAV with respect to all shares of each class of our common stock, including shares issued under the distribution reinvestment plan. Similarly, the distribution fee reduces the Class A NAV because it is calculated based on Class A NAV. The distribution fee is not payable with respect to Class B shares. Shares acquired under the distribution reinvestment plan entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in this offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least ten days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten days’ prior written notice to participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten days’ prior written notice to us.

Account Statements

We provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of shares purchased during the quarter, (3) the per share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year is provided to each applicable participant.

Tax Consequences of Participation

If a stockholder elects to participate in the distribution reinvestment plan, the stockholder will be treated as receiving, in lieu of the reinvested cash distribution, a distribution of additional shares of the same class of common stock on which the distribution is made. If the stockholder is subject to federal income taxation, the stockholder will be treated for federal income tax purposes as if he or she has received a dividend, to the extent of our current and accumulated earnings and profits, in an amount equal to the fair value on the relevant distribution date of the shares of the class of common stock purchased with the reinvested distributions, and will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend in which event the appropriate portion of the distribution will be treated as long-term capital gain to the extent the distribution does not exceed our current and accumulated earnings and profits. See “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders” and “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Non-U.S. Stockholders.”

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the Maryland General Corporation Law, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as (1) any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group, and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person, provided that such business combination is first approved by a majority of our board of directors, including a majority of our independent directors. Consequently, the five-year prohibition and the super majority vote requirements may not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute or otherwise fail to first approve a business combination, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the control share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision at any time in the future.

Unsolicited Takeover Statutes

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, without a stockholder vote, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	requiring two-thirds stockholder vote for removing a director;

•	requiring that the number of directors be fixed only by vote of the board of directors;

•	requiring that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board the exclusive power to fix the number of directors.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders, including the power of our board to issue additional shares of our common stock, the restrictions on ownership and transfer of our shares, advance notice requirements for director nominations and stockholder proposals and the application of the Maryland business combination provisions. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects. See “Risk Factors—Risks Related to This Offering and Our Corporate Structure—The limits on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that could otherwise benefit our stockholders” and “Risk Factors—Risks Related to This Offering and Our Corporate Structure—Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.”

Restrictions on Roll-Up Transactions

In accordance with our charter, in connection with any proposed transaction considered a “roll-up transaction” (as defined below) involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets shall be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. The assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a roll-up entity, that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:

•	a transaction involving securities of the roll-up entity that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote “no” on the proposal the choice of:

•	accepting the securities of a roll-up entity offered in the proposed roll-up transaction;

•	remaining as holders of shares of our common stock and preserving their interests therein on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•

that would result in the common stockholders having voting rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•

in which investor’s rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock—Meetings, Special Voting Requirements and Access to Records;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our common stockholders.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

OPERATING PARTNERSHIP AGREEMENT

We have summarized the material terms and provisions of the Limited Partnership Agreement of RREEF Property Operating Partnership, LP, which we refer to as the “partnership agreement.” For purposes of this section only, references to “we,” “our,” “us” and “the company” refer to RREEF Property Trust, Inc.

Management of Our Operating Partnership

RREEF Property Operating Partnership, LP, our operating partnership, was formed on February 8, 2012 to acquire and hold assets on our behalf. For purposes of satisfying the asset and gross income tests for qualification as a REIT for federal income tax purposes, the company’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the company.

We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest.

We are and expect to continue to be the sole general partner of our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. The initial limited partner of our operating partnership is RREEF Property OP Holder, LLC, our wholly owned subsidiary. No limited partner of our operating partnership may transact business for our operating partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating partnership. Pursuant to the advisory agreement, however, we have delegated to our advisor authority to make decisions related to our and our operating partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.

RREEF Property OP Holder, LLC has expressly acknowledged and any future limited partners of our operating partnership will expressly acknowledge that we, as general partner, are acting for our benefit, and the benefit of the limited partners of our operating partnership and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on the one hand and our operating partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating partnership’s limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating partnership’s limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

The partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Federal Income Tax Considerations.”

Capital Contributions and Distributions

We intend to contribute the net proceeds from this offering, which are not used or retained to pay the fees and expenses attributable to our offering and operations, to our operating partnership as capital contributions. These capital contributions will be reflected in our capital account in our operating partnership.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us, our operating partnership may borrow funds from a financial institution or other lender. In addition, our operating partnership may admit additional limited partners whose investments may be subject to different management fees and redemption limitations if our board of directors concludes in good faith that such admittance is in our best interest.

The partnership agreement generally provides that our operating partnership will, except upon the liquidation of our operating partnership, distribute cash to the partners of our operating partnership in accordance with their relative percentage interests, at the times and amounts determined by us as general partner. In the event that our operating partnership were to liquidate, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the partnership agreement to the extent of each partner’s positive capital account balance.

Issuance of Additional Limited Partnership Interests

As sole general partner of our operating partnership, we will have the ability to cause our operating partnership to issue additional limited partnership interests, preferred partnership interests or convertible securities.

Our operating partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may transfer the property to our operating partnership in exchange for limited partnership interests on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in our operating partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.

In addition, investing in our operating partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure. After January 3, 2016, the third anniversary of the commencement of this offering, if an institutional investor is interested in making a substantial investment in our operating partnership, we may agree to terms for such investment different from the terms of this offering of common stock. For example, we may be willing to agree with an investor in our operating partnership that lower advisory fees, dealer manager fees and distribution fees will be payable by such investor in consideration of the size of its investment or the investor’s commitment not to request redemption of its investment for a negotiated period of time.

Transferability of Interests

We may not voluntarily withdraw as the general partner of our operating partnership, engage in any merger, consolidation or other business combination or transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary), unless: (1) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or (2) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership.

We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of our operating partnership, other than interests held by us. With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

Exculpation

We, as general partner, will not be liable to our operating partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in our operating partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

The partnership agreement provides for the indemnification of us, as general partner, by our operating partnership for liabilities we incur in dealings with third parties on behalf of our operating partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

We are our operating partnership’s tax matters partner and have the authority to make tax elections under the Code on our operating partnership’s behalf.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding and disposition of our common stock. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “the company,” “we,” “our” and “us” mean only RREEF Property Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged both to review the following discussion and to consult your tax advisor to determine the effect of ownership and disposition of our shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

This summary is based upon the Code, the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary of certain federal income tax consequences applies to you if you acquire and hold our common stock as a “capital asset” (generally, property held for investment). This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a partnership or other pass-through entity;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization, except to the extent discussed under “—Taxation of Stockholders—Taxation of Tax-Exempt U.S. Stockholders”;

•	subject to the alternative minimum tax provisions of the Code;

•	holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding our common stock through a partnership or other pass-through entity;

•

a non-U.S. corporation, non-U.S. trust, non-U.S. estate or an individual who is not a resident or citizen of the U.S. or is a U.S. expatriate, except to the extent discussed under “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders”; or

•	a U.S. person whose “functional currency” is not the U.S. dollar.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

This summary of certain material federal income tax considerations is for general information purposes only and is not tax advice. You are advised to consult your tax advisor regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our common stock.

Taxation of the Company

We intend to elect to be taxed as a REIT under the Code, beginning with our taxable year ending December 31 of the year in which the escrow period concludes. We believe that we are organized and will operate in a manner that will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ending December 31 of the year in which the escrow period concludes, and we intend to continue to be organized and to operate in such a manner.

The law firm of Alston & Bird LLP has acted as our counsel in connection with the offering. We have received an opinion of Alston & Bird LLP to the effect that, commencing with our taxable year ending December 31 of the year in which the escrow period concludes, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed ownership and method of operations will enable us to meet the requirements for qualification and taxation as a REIT under the Code. The opinion of Alston & Bird LLP is based on various assumptions and on our representations to them concerning our organization, our proposed ownership and operations, and other matters relating to our ability to qualify as a REIT, and is expressly conditioned upon the accuracy of such assumptions and representations, which Alston & Bird LLP did not verify. The opinion of Alston & Bird LLP is based upon current law, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in the opinion, and Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions or that a court would not sustain such a challenge.

Our qualification and taxation as a REIT will depend upon our ability to meet, on an ongoing basis, the various and complex REIT qualification tests imposed under the Code, the results of which will not be reviewed or verified by Alston & Bird LLP. See “—Requirements for Qualification—General” below. Accordingly, no assurance can be given that we will in fact satisfy such requirements. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, the possibility of future changes in our circumstances and circumstances not entirely within our control, no assurance can be given by Alston & Bird LLP or us that we will so qualify for any particular year.

Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT and distributed to its stockholders generally is taxed only at the stockholder level.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “—Taxation of Stockholders” below.

Even if we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•

We will be taxed at regular corporate rates on any REIT taxable income, including undistributed net capital gains, that we do not distribute to stockholders during, or within a specified period after, the calendar year in which we recognized such income.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on the shareholder’s proportionate share of such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock.

•	We may be subject to the alternative minimum tax.

•

If we have net income from prohibited transactions, such income will be subject to a 100% tax. “Prohibited transactions” are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, rather than for investment, other than foreclosure property. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we have net income from the sale or disposition of “foreclosure property,” as described below, that is held primarily for sale in the ordinary course of business or other non-qualifying net income from foreclosure property, we will be subject to corporate tax on such net income at the highest applicable rate.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than certain de minimis failures, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy any other REIT qualification requirements (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts on which federal income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification—General.”

•

A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between us, our lessees or a “taxable REIT subsidiary” (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•

If we acquire appreciated assets from a C corporation (i.e., a corporation generally subject to corporate income tax) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of such assets during the ten-year period following their acquisition from the C corporation. The results described in this paragraph assume that the C corporation will not elect in lieu of this treatment to be subject to an immediate tax when the asset is acquired by us.

•

We may have subsidiaries or own interests in other lower-tier entities that are C corporations, such as “taxable REIT subsidiaries,” the earnings of which would be subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than federal income tax, including payroll taxes and state, local, and non-U.S. income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by or for five or fewer “individuals” (as defined in the Code to include specified entities);

(7)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions;

(8)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked; and

(9)	that uses the calendar year as its fiscal year.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

Our taxable year is the calendar year, satisfying condition (9).

Effect of Subsidiary Entities

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any entity, other than a taxable REIT subsidiary (as described below), that is classified as a corporation for federal income tax purposes and is wholly owned by a REIT, directly or through one or more other disregarded subsidiaries. Single member limited liability companies are also generally disregarded for federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (e.g., if any equity interest in the subsidiary is acquired by a person other than us or another of our disregarded subsidiaries) the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs. See “—Gross Income Tests” and “—Asset Tests” below.

Taxable Subsidiaries. A REIT generally may jointly elect with a subsidiary corporation (that is not a REIT), whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary. If one of our taxable REIT subsidiaries owns, directly or indirectly, more than 35%, by voting power or value, of the outstanding securities, other than certain straight-debt securities, of another corporation, such other corporation will also be treated as our taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate federal, state, local and income and franchise tax on its earnings, which may reduce the cash flow available to us and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a taxable REIT subsidiary or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. Because we would not include the assets and income of a taxable REIT subsidiary in determining our compliance with the REIT income and asset tests, we may use taxable REIT subsidiaries to undertake indirectly activities that the REIT rules might otherwise preclude us from engaging in directly or through pass-through subsidiaries (e.g., activities that give rise to certain categories of income such as management fees).

Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. First, if a taxable REIT subsidiary has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1, it may not deduct interest expense accrued in such year to an affiliated REIT to the extent that its net interest expense exceeds 50% of the taxable REIT subsidiary’s “adjusted taxable income” for that year. Disallowed interest may be carried forward and deducted to the extent of 50% of the taxable REIT subsidiary’s adjusted taxable income exceeds its net interest expense in a subsequent year. In addition, if amounts are paid to a REIT or deducted by a taxable REIT subsidiary due to transactions between a REIT, its lessees or a taxable REIT subsidiary, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to a tax equal to 100% of such excess.

Rents we receive that include amounts for services furnished by a taxable REIT subsidiary to any of our lessees will not be subject to the 100% tax if such amounts qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception, (2) a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable, (3) rents paid to us by lessees that are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by our lessees leasing comparable space that are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated or (4) the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership. Interests in our operating partnership will initially be held only by us and one of our disregarded subsidiaries. As long as that is the case, our operating partnership will be disregarded for federal tax purposes, rather than treated as a partnership, and all assets, liabilities and items of income, deduction and credit of our operating partnership will be treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs as summarized below

Gross Income Tests

In order to qualify as a REIT, we must satisfy two gross income tests each year. First, at least 75% of our gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as “qualified temporary investment income,” described below. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from sources of income that qualify under the 75% gross income test and other dividends, interest, gain from the sale or disposition of stock or securities, and certain other categories of income.

Rents will qualify as “rents from real property” in satisfying the gross income tests only if several conditions are met, including the following:

•

The rent must not be based in whole or in part on the income or profits of any person. An amount will not be disqualified, however, solely by being based on a fixed percentage or percentages of receipts or sales or, if it is based on the net income or profits of a lessee which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the sublessees would qualify as rents from real property, if earned directly by us.

•

If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property if it exceeds 15% of the total rent received under the lease.

•

For rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to the lessees of such property, other than through an “independent contractor,” as defined in the Code, who is adequately compensated and from which we derive or receive no income or through a taxable REIT subsidiary. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to lessees of our properties without disqualifying all of the rents from the property if the gross income from such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property, and the provision of the services does not disqualify all of the rents from treatment as rents from real property. For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we are permitted to provide services to lessees through a taxable REIT subsidiary without disqualifying the rental income received from lessees as rents from real property.

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Rental income will not qualify as rents from real property if we directly or indirectly (through application of certain constructive ownership rules) own (1) in the case of any lessee which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock, of such lessee or (2) in the case of any lessee which is not a corporation, an interest of 10% or more in the assets or net profits of such lessee. Rental payments from a taxable REIT subsidiary, however, will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the taxable REIT subsidiary if (1) at least 90% of the property is leased to unrelated lessees and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated lessees for comparable space or (2) the property is a “qualified lodging facility” or a “qualified health care facility” and certain additional requirements are satisfied.

Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our status as a REIT, we do not intend to:

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charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

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rent any property to a related party lessee, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party lessee rule applicable to certain leases with a taxable REIT subsidiary;

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derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

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directly perform services considered to be noncustomary or rendered to the occupant of the property unless the amount we receive or accrue (directly or indirectly) for performing such services for any taxable year will not exceed 1% of all amounts we receive or accrue during such year with respect to the property.

Distributions from our taxable REIT subsidiary or other corporations that are not REITs or qualified REIT subsidiaries will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Any dividends received by us from a REIT, however, will be qualifying income for purposes of both the 75% and 95% gross income tests.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

We may hold mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We intend that any investment in mezzanine loans will be structured in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

We may hold certain participation interests, or “B-Notes,” in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We may invest in participations in real estate loans that we believe qualify for purposes of the REIT asset tests described below, and that interest derived from such investments will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of participation interests.

We may acquire CMBS, and expect that the CMBS will be treated either as interests in a grantor trust or as regular interests in real estate mortgage investment conduits, or REMICs, for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from our CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95%

of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

We believe that substantially all of our income from our mortgage related securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

Any income or gain we derive from instruments that hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, will be disregarded for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.

Qualified temporary investment income is income that is attributable to temporary investments in stock and debt securities of new capital proceeds from stock issuances (other than pursuant to our distribution reinvestment plan) and public debt offerings and that is received in the one-year period beginning on the date we receive new capital. We will attempt to track investments of new capital so as to be able to confirm the amount of our qualified temporary investment income.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with regulations prescribed by the Treasury. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under “—Taxation of the Company,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter we must also satisfy a series of tests relating to the nature of our assets:

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At least 75% of the value of our total assets must be represented by “real estate assets,” cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, certain kinds of mortgage-backed securities, and mortgage loans, and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

•	Not more than 25% of the value of our assets may be represented by securities that do not satisfy the 75% test.

•	The value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets.

•	We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value.

•	The aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed 25% of the value of our gross assets.

The 5% and 10% asset tests do not apply to securities of taxable REIT subsidiaries, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% gross asset test described above. The 10% value test does not apply to certain “straight debt” and certain other excluded securities, including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property, and any security issued by a REIT. In addition, a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “—Gross Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Any interests we hold in a REMIC are generally treated as qualifying real estate assets, and income we derive from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC, and our income derived from the interest, qualifies for purposes of the REIT asset and income tests. We may acquire “regular” REMIC interests but do not intend to acquire “residual interests.”

We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance we will be successful in this regard.

We may hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of the non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30-days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance with such tests on an ongoing basis. The values of some of our assets, however, may not be precisely valued, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets do not meet the requirements of the REIT asset tests.

Annual Distribution Requirements

For each taxable year, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of (1) 90% of our “REIT taxable income,” determined without regard to the dividends-paid deduction and excluding net capital gains, and (2) 90% of the net income, if any (after tax), from foreclosure property (as described below); minus, the sum of specified items of non-cash income that exceeds a percentage of our income.

In addition to distributions made in the taxable year to which they relate, certain distributions made in the following year are taken into account for these purposes. If dividends are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year, such dividends are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a dividend for a taxable year may be declared before we timely file our tax return for the year provided we pay such dividend with or before our first regular dividend payment after such declaration and such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In certain circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

In order for distributions to be counted towards our distribution requirement and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among our different classes of shares as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification. Under IRS rulings, we could be deemed to pay preferential dividends if we permit stockholders to purchase shares under our distribution reinvestment plan at a price per share of less than 95% of the then fair market value per share of the class of common stock purchased. Because the purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to our NAV per share of the applicable class of common stock on the applicable distribution date, with no discount, we do not believe our distribution reinvestment plan could give rise to preferential dividends. However, if the IRS successfully challenged our valuations, so that we were deemed to have offered a discount in excess of five percent, all or a portion of our dividends in the relevant years could be deemed preferential. We have applied for a private letter ruling from the IRS concluding that differences in the dividends distributed to holders of Class A shares and holders of Class B shares, as described in the ruling, will not cause such dividends to be preferential dividends. There is no assurance that we will receive such a ruling.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase their adjusted basis in our shares by the difference between the amount included in their long-term capital gains and the tax deemed paid with respect to their shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amount over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior periods) and (b) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax. If dividends are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year, such dividends are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared.

Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends, potentially including “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, to abide by the rights and preferences of each class of our shares if there is more than one, and to avoid dividend equivalent redemptions. (See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Redemptions of Our Common Stock” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) Amounts distributed in redemptions will not count towards satisfying the 90% distribution requirement or avoiding the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the REIT distribution requirements because cash is needed to fund redemptions or due to timing differences between (1) the actual receipt of cash, including the receipt of distributions from our pass-through subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes. Additional potential sources of non-cash taxable income include loans or mortgage-backed securities held by us as assets that are issued at a discount and require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current interest payments in cash. In addition, we may not have sufficient funds to pay deficiency dividends in the event we were required to pay them to preserve our REIT status with respect to any taxable year. In the event that we do not have sufficient cash to satisfy our distribution requirements, it might be necessary to sell assets, arrange for short-term, or possibly long-term, borrowings or pay dividends in the form of taxable in-kind distributions of property, including potentially, our shares, in order to satisfy such requirements.

Failure to Qualify

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available) or the failure to meet the minimum distribution requirements.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business,” however, depends on the specific facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe-harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property held through a taxable REIT subsidiary, although the taxable REIT subsidiary will be subject to tax on such gains at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated; and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us to acquire or own real estate assets, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% gross income tests. There are also rules for disregarding income for purposes of the 75% and 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Sale-Leaseback Transactions

We may enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions we treat as true leases are not true leases for federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction as a financing arrangement or loan could jeopardize our REIT status.

Non-U.S. Investments

To the extent that we hold or acquire any investments and, accordingly, pay taxes in other countries, taxes paid by us in non-U.S. jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. In addition, certain passive income earned by a non-U.S. taxable REIT subsidiary must be taken in account by us currently (whether or not distributed by the taxable REIT subsidiary) and may not be qualifying income for REIT qualification purposes.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for federal income tax purposes is:

•	a citizen or resident of the U.S.;

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a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate, the income of which is subject to federal income taxation regardless of its source; or

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any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its tax advisor regarding the federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, permanently extends most of the reduced rates for U.S. individuals, estates and trusts with respect to ordinary income, qualified dividends and capital gains that had expired on December 31, 2012. The Act, however, does not extend all of the reduced rates for high-income taxpayers. Beginning January 1, 2013, in the case of married couples filing joint returns with taxable income in excess of $450,000, heads of households with taxable income in excess of $425,000 and other individuals with taxable income in excess of $400,000, the maximum rates on ordinary income will be 39.6% (as compared to 35% prior to 2013) and the maximum rates on long-term capital gains and qualified dividend income will be 20% (as compared to 15% prior to 2013). REIT dividends generally are not treated as qualified dividend income. Estates and trusts have more compressed rate schedules.

Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts will be subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

Distributions. Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to non-corporate U.S. stockholders.

U.S. stockholders who are individuals are generally taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 39.6%.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. stockholder has held its shares. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of non-corporate U.S. stockholders, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions for U.S. stockholders who are individuals.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. Any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

We may elect to designate a portion of our distributions as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as net capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any taxable REIT subsidiary);

(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a C corporation over the federal income tax paid by us with respect to such built-in gain.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of the Company—Annual Distribution Requirements” above. Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Common Stock. In general, a U.S. stockholder will realize gain or loss upon the sale or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. A U.S. stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of our common stock will be subject to a maximum federal income tax rate of 20%, if shares of our common stock are held for more than 12 months, and will be taxed at ordinary income rates (of up to 39.6%) if shares of our common stock are held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a higher capital gain tax rate of 25% to a portion of capital gain realized by a non-corporate holder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Capital losses recognized by a U.S. stockholder upon the disposition of shares of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were long-term capital gain.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisor) might be subject to disclosure or other requirements pursuant to these regulations.

Redemptions of Our Common Stock. A redemption of our common stock will be treated as a distribution in exchange for the redeemed shares and taxed in the same manner as other taxable share sales discussed above, provided that the redemption satisfies one of the tests enabling the redemption to be treated as a sale or exchange. A redemption will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to a stockholder, (2) results in a “complete termination” of a stockholder’s interest in our shares or (3) is “not essentially equivalent to a dividend” with respect to a stockholder, all within the meaning of applicable provisions of the Code. In determining whether any of these tests have been met, shares considered to be owned by a stockholder by reason of certain constructive ownership rules, as well as shares actually owned, must generally be taken into account.

A redemption that does not qualify as an exchange under such tests will constitute a dividend equivalent redemption that is treated as a taxable distribution and taxed in the same manner as regular distributions (i.e., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend). In addition, although guidance is sparse, the IRS could take the position that a stockholder who does not participate in any redemption treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of their increased percentage ownership of our shares as a result of the redemption, even though the stockholder did not actually receive cash or other property as a result of the redemption.

To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see “—Taxation of the Company—Annual Distribution Requirements” above), we intend to implement procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any such dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. We cannot assure you, however, that we will be successful in preventing all dividend equivalent redemptions.

Passive Activity Losses and Investment Interest Limitations. Distributions made by us and gain arising from the sale, redemption or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to shares of our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. They are subject to taxation, however, on their unrelated business taxable income, or UBTI. Provided that (1) a tax-exempt U.S. stockholder has not held shares of our common stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or ownership of shares is financed through a borrowing by the tax-exempt stockholder) and (2) our common stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale or redemption of shares of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that (1) is described in Section 401(a) of the Code, (2) is tax-exempt under Section 501(a) of the Code and (3) owns more than 10% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (a) one pension trust owns more than 25% of the value of our shares or (b) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of such shares and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that REIT shares owned by such trusts will not be treated as individuals for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares and prevent us from becoming a pension-held REIT unless we were to waive such restrictions for one or more Section 401(a) pension trusts.

Taxation of Non-U.S. Stockholders

The following is a summary of certain federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder or an entity that is classified as a partnership for federal tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of federal income taxation.

Ordinary Dividends. The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder generally will be treated as ordinary income and will be subject to withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.

In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax at graduated rates, in the same manner as

U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation. The balance of this discussion assumes that dividends that we distribute to non-U.S. stockholders and gains non-U.S. stockholders recognize with respect to our shares are not effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business unless deemed to be effectively connected under FIRPTA rules described below under “—Dispositions and Redemptions of Our Common Stock.”

Non-Dividend Distributions. Distributions by us to non-U.S. stockholders which are not attributable to gains from sales or exchanges of U.S. real property interests and which exceed our earnings and profits will be a non-taxable return of the non-U.S. stockholder’s basis in its shares and, to the extent in excess of the non-U.S. stockholder’s basis, gain from the disposition of such shares, the tax treatment of which is described below. We are required to withhold tax at a 10% rate from distributions to non-U.S. stockholders that are not out of our earnings and profits. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, we will withhold at the rate applicable to dividends. A non-U.S. stockholder, however, may seek a refund from the IRS of any amounts withheld that exceed the non-U.S. stockholder’s substantive federal income tax liability.

Capital Gain Dividends. Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of U.S. real property interests held by us directly or through pass-through subsidiaries, must be reported in U.S. federal income tax returns filed by, and are treated as effectively connected with a U.S. trade or business of, the non-U.S. stockholder. Such gains are subject to federal income tax at the rates applicable to U.S. stockholders and, in the case of a non-U.S. corporate stockholder may be subject to a 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty). We are required to withhold tax at a 35% rate from distributions that are attributable to gains from the sale or exchange of U.S. real property interests. Treasury Regulations generally treat capital gain dividends as distributions that are attributable to gains from the sale or exchange of U.S. real property interests. The Treasury Regulations recognize that REITs generally make their capital gain dividend designations after the distributions have been made and, accordingly, apply the withholding obligation on a “catch-up” basis.

If any class of our shares were to become regularly traded on an established securities market located in the U.S., capital gain dividends distributed to a non-U.S. stockholder who did not own more than 5% of such class of shares at any time during the one-year period ending on the date of the distribution would be recharacterized as ordinary dividends subject to the rules discussed above under “—Ordinary Dividends.” Non-U.S. stockholders should be aware that we do not expect our common stock to be regularly traded on an established securities market at any time.

Capital gain dividends that are not attributable to sales or exchanges of U.S. real property interests (e.g., that are attributable to sales of mortgages, other than shared appreciation mortgage loans), generally are not subject to federal income or withholding tax. Such capital gain dividends would be subject to a 30% tax in the case of nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S.

Dispositions and Redemptions of Our Common Stock. Unless shares of our common stock constitute a U.S. real property interest or the distribution is attributable to gain from our sale of a U.S. real property interest (as discussed below), a sale of the shares or a redemption of the shares that is treated as a sale or exchange by a non-U.S. stockholder generally will not be subject to federal income taxation under FIRPTA. A redemption that is not treated as an exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of U.S. Stockholders—Taxation of Taxable U.S. Stockholders—Redemptions of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

Our common stock will not constitute a U.S. real property interest if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled qualified investment entity and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. Because our shares may be purchased or redeemed daily, however, no assurance can be given that we will be, or that if we are will remain, a domestically controlled qualified investment entity.

In the event that we do not constitute a domestically controlled qualified investment entity, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a U.S. real property interest, provided that (1) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and (2) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding common stock at all times during a specified testing period. As previously noted, however, we do not expect any of our shares to be regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our shares during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our shares within 30 days after such ex-dividend date. The foregoing rules do not apply to a transaction if the 5% regularly traded test described above is satisfied with respect to the non-U.S. stockholder. As previously noted, however, we do not expect shares of our common stock to be regularly traded on an established securities market at any time and, therefore, we do not expect the exception for non-U.S. stockholders that satisfy the 5% regularly traded test to apply.

A redemption of shares generally will be taxable under FIRPTA to the extent the distribution in the redemption of the shares is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the redemption over the non-U.S. stockholder’s basis in the redeemed shares will be taxable if we are not a domestically controlled REIT. The IRS has recently confirmed that redemption payments may be attributable to gains from dispositions of U.S. real property interests (except when the 5% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a redemption payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the 35% rate from all or a portion of redemption payments to non-U.S. stockholders. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. stockholder’s U.S. federal income tax liability, the non-U.S. stockholder may file a U.S. federal income tax return and claim a refund.

If gain on the sale of shares of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of shares of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Recent Changes in U.S. Federal Income Tax Withholding

Recently enacted amendments to the Code generally impose a U.S. federal withholding tax of 30% on certain types of payments, including dividends on and gross proceeds from a sale or exchange of shares of our common stock, to (i) a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. government to undertake to obtain and to provide to the U.S. tax authorities substantial information regarding certain direct and indirect U.S. accountholders and to collect the withholding tax on payments to certain accountholders (generally where the actions of the accountholders prevent compliance with reporting and other requirements), and the foreign financial institution meets certain other specified requirements or (ii) a non-financial foreign entity unless the foreign entity certifies that it does not have any direct or indirect substantial U.S. owners or provides the name, address and taxpayer identification number of each direct and indirect substantial U.S. owner, and the foreign entity meets certain other specified requirements. While the Code would apply such withholding obligations to payments made after December 31, 2012, recent proposed regulations and other guidance would delay withholding with respect to dividends to payments made after December 31, 2013 and with respect to payments of gross proceeds from dispositions of stock to payments made after December 31, 2016. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of any withholding taxes. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Code on their investment in our common stock.

Estate Tax

If our shares are owned or treated as owned by an individual who is not a U.S. citizen or resident (as specially defined for federal estate tax purposes) at the time of the individual’s death, the shares will be includible in the individual’s gross estate for federal estate tax purposes and may be subject to federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid unless the stockholder is (1) a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide a correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to back-up withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of shares of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of shares of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s federal income tax liability provided the required information is furnished to the IRS.

Brokers are subject to information reporting requirements relating to certain transactions involving shares of our capital stock acquired on or after January 1, 2011 by a stockholder other than an exempt recipient (“covered stock”). Specifically, upon the transfer or redemption of shares of covered stock, the broker must report certain information to the stockholder and the IRS, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or redemption is long-term or short-term. Shares of covered stock will be transferred or redeemed on a “first in/first out” basis unless the stockholder identifies specific lots to be transferred or redeemed in a timely matter.

If we take an organizational action such as a stock split, merger or acquisition that affects the tax basis of shares of covered stock or even make distributions that exceed our current or accumulated earning and profits, we will report to each stockholder and the IRS (or post on our website) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares. Although corporations generally qualify as exempt recipients, an S corporation will not qualify as an exempt recipient with respect to shares of our capital stock that the S corporation acquires on or after January 1, 2012. Thus, the transfer or redemption of shares of our capital stock acquired by an S corporation on or after January 1, 2012 will be subject to the reporting requirements discussed above.

Brokers may be subject to transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above (excluding transactions involving shares acquired before January 1, 2011). Transfer statements, however, are issued only between “brokers” and are not issued to stockholders or the IRS.

Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in shares of our common stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local and non-U.S. taxation in various jurisdictions, including those in which they or we transact business, own property or reside. We expect to own interests in properties located in a number of jurisdictions, and we may be required to file tax returns and pay taxes in certain of those jurisdictions. The state, local or non-U.S. tax treatment of the company and our stockholders may not conform to the federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders as a credit against their federal income tax liability. Prospective stockholders should consult their tax advisor regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in shares of our common stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review. No assurance can be given as to whether, when, or in what form, the federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations promulgated thereunder by the Department of Labor, or DOL, contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA, or ERISA plans, and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in Class A shares or Class B shares of our common stock satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interest of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA.

In determining whether an investment in shares of our common stock is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of shares of our common stock, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan, and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our advisor nor any of its affiliates, nor our board of directors, has any responsibility for developing any overall investment strategy for any ERISA Plan or for advising any ERISA Plan as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan to consider whether an investment in shares of our common stock by the ERISA Plan, when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving (1) the assets of an ERISA Plan, (2) plans (as defined in Section 4975(e)(1) of the Code) that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts and (3) any other entities, including without limitation, an insurance company general account, whose underlying assets include assets of the plans described in (1) or (2) above by reason of such plan’s investment in the entities, each of which we refer to as a “Plan,” and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in shares of our common stock may already maintain a relationship with our advisor or one or more of its affiliates, as a result of which our advisor or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our advisor or such affiliate provides investment management, investment advisory or other services to that Plan). In this circumstance, Plans that propose to invest in our shares of our common stock should consult with their counsel to determine if an investment in shares of our common stock would result in a transaction that is prohibited by ERISA or the Code.

In some circumstances where a Plan holds an interest in an entity, the assets of the entity are deemed to be “Plan Assets” (defined below). This is known as the “look-through rule.” If our assets were considered to be assets of a Plan, our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or the prohibited transaction rules of the Code.

Plan Assets are defined in Section 3(42) of ERISA. The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101, or the Plan Assets Regulation, that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan makes an equity investment will generally be deemed to be assets of such Plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in which equity participation by “benefit plan investors” is not significant;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC; or

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies.”

The shares we are offering will not be issued by a registered investment company. In addition, the Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by “benefit plan investors.” The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42), and in calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. We anticipate that we will not qualify for this exception since we expect to have equity participation by “benefit plan investors” with respect to Class A shares or Class B shares of our common stock in excess of 25%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, we do not anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant nor for the exemption for investments in securities issued by a registered investment company.

In addition, as noted above, the Plan Assets Regulation provides an exception with respect to securities issued by an “operating company,” which includes a “venture capital operating company,” or a VCOC, and a “real estate operating company,” or a REOC. Under the Plan Assets Regulation, an entity will qualify as a VCOC if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in “venture capital investments,” with respect to which the entity has or detains direct contractual rights to substantially participate in the management of such operating company and (2) the entity in the ordinary course of its business actually exercises such management rights. A venture capital investment is an investment in an operating company, other than a venture capital operating company. Under the Plan Assets Regulation, an entity will constitute a REOC if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in real estate that is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development of the real estate and (2) the entity in the ordinary course of its business is engaged directly in real estate management or development activities. A REOC can be a venture capital investment.

As discussed above, if a Plan’s investment in an entity constitutes “publicly offered securities,” the assets of the issuer or the securities will not be deemed to be Plan Assets under the Plan Assets Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Assets Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (1) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (2) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Assets Regulation. Also under the Plan Assets Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met with respect to Class A shares and Class B shares of our common stock. Although both classes of our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Assets Regulation states that whether a security is “freely transferable” is a determination to be made based on all relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the Plan Assets Regulation states that the certain requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable, including: (1) any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent the transfer of all of the then remaining shares or units held by an investor; (2) a requirement that no transfer or assignment of the security or rights in respect thereof be made to an ineligible or unsuitable investor; (3) any restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes or violate any state or federal statute, regulation, court order, judicial decree or rule of law; and (4) a requirement that no transfer or assignment be made without advance written notice being given to the entity that issued the security.

We intend to either qualify as a VCOC or satisfy the criteria for “publicly offered securities.” Consequently, it is intended by our management that our assets will not constitute “Plan Assets” under ERISA or be subject to any fiduciary or investment restrictions under Section 4975 of the Code or ERISA.

Shares sold by us may be purchased or owned by investors who are investing assets of their IRAs. Our acceptance of an investment by an IRA should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an IRA. In consultation with its advisors, each prospective IRA investor should carefully consider whether an investment in our shares is appropriate for, and permissible under, the terms of its IRA governing documents.

Although IRAs are not subject to ERISA, as discussed above, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Governmental plans, most church plans and foreign plans (“Other Plans”), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Code Section 4975, may nevertheless be subject to local, state, other federal or foreign laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our shares.

Prospective investors that are subject to the provisions of Title I of ERISA or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA or Code Section 4975 relevant to an investment in shares of our common stock.

Acceptance of subscriptions of any Plan or Other Plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that Plan or Other Plan or that the investment is appropriate for such Plan or Other Plan.

PLAN OF DISTRIBUTION

We are offering up to $2,500,000,000 in shares of our common stock pursuant to this prospectus on a “best efforts” basis through SC Distributors, LLC, the dealer manager, a registered broker-dealer. Because this is a “best efforts” offering, the dealer manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares.

We are offering to the public two classes of shares of our common stock, Class A shares and Class B shares. We are offering to sell any combination of Class A and Class B shares with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different selling commissions and ongoing fees and expenses. When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or both classes of shares, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts described below.

Class A shares are available to the general public. Class B shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, of investment dealers, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (5) by endowments, foundations, pension funds and other institutional investors or (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers. All sales of Class B shares must be made through registered broker-dealers.

We are offering to the public a minimum of $10,000,000 in any combination of purchases of Class A shares and Class B shares. We are offering a maximum of $2,250,000,000 in shares of our common stock in our primary offering. We are also offering up to $250,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. In addition, our sponsor, our directors, our executive officers and other affiliated persons or entities may purchase shares of our common stock at the same price as such shares are then being sold to the public in this offering. The amount of any such investments will be included in determining whether we have received at least $10,000,000 in purchase orders for our common stock. See “—Escrow Arrangement” below. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain unsold after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares in the primary offering. Similarly, prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares under our distribution reinvestment plan, we may choose to reallocate some or all of the shares allocated to be offered in the primary offering to the distribution reinvestment plan.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may be able to extend this offering one additional year pursuant to a filing under Rule 415 of the Securities Act if all of the shares we have registered are not yet sold within two years. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one year periods (or longer, if permitted by the laws of each particular state).

We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Purchase Price

During the escrow period (described below), the per share purchase price for shares of our common stock will be $12.00, plus, for Class A shares only, applicable selling commissions. After the close of the escrow period, shares will be sold at NAV per share of the class of share being purchased, plus, for Class A shares only, applicable selling commissions. Each class of shares may have a different NAV per share because certain fees and expenses are charged differently with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines—NAV and NAV Per Share Calculation” for more information about the calculation of NAV per share.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at NAV per share applicable to that class, calculated as of the distribution.

Escrow Arrangement

We will not sell any shares of our common stock in this offering unless (1) we receive purchase orders for at least $10,000,000 (including shares purchased by our sponsor, its affiliates and our directors and officers and excluding purchase orders received from Pennsylvania investors), in any combination of purchases of Class A or Class B shares by January 3, 2014 and (2) our board of directors has authorized the release to us of funds in the escrow account prior to such date. All funds provided with purchase orders during the escrow period will be placed in an interest-bearing account with UMB Bank, N.A., as escrow agent, generally within one business day of receipt; provided, however, that different escrow procedures apply to subscriptions from Pennsylvania investors. See “—Special Notice to Pennsylvania Investors” below. Purchase orders received from Pennsylvania investors will not count toward the $10,000,000 minimum offering for all other jurisdictions. If we do not raise the minimum amount or our board of directors does not determine that it is in our best interest to cause the proceeds raised in this offering to be released to us within such one-year period, this offering will be terminated and our escrow agent will promptly send you a full refund of your investment with interest and without deduction for escrow expenses. Notwithstanding the foregoing, you may elect to withdraw your purchase order and request a full refund of your investment with interest and without deduction for escrow expenses at any time before the escrowed purchase order proceeds are released to us. If we raise the minimum offering amount and the proceeds are released to us, investors will receive additional shares of our common stock in an amount equal to their pro rata share of the interest earned from the escrow account based on the number of days each investor’s proceeds were held in the escrow account.

Underwriting Compensation

We have entered into a dealer manager agreement with the dealer manager, pursuant to which to the dealer manager has agreed to (1) advise us regarding this offering, (2) manage our relationships with third-party broker-dealers engaged by the dealer manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and financial advisors and (3) provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare. The dealer manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscriptions procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Summary

The following table shows the selling commissions payable at the time you subscribe for shares for Class A or Class B shares, which selling commissions are subject to the provisions regarding discounts as described below.

Maximum Up-front Sales Charge as a % of Offering Price (Excluding Commission)
Class A shares	3.0%
Class B shares	None

The following table shows the fees we pay the dealer manager with respect to the Class A and Class B shares on an annualized basis as a percentage of our NAV for such class.

	Class A	Class B
Dealer Manager Fee(1)	0.55%	0.55%
Distribution Fee(2)	0.50%	None

(1)

The dealer manager fee accrues daily in an amount equal to 1/365th of 0.55% of our NAV for each of our Class A and Class B shares for such day on a continuous basis from year to year, subject to certain limitations under applicable FINRA rules.

(2)

The distribution fee accrues daily in an amount equal to up to 1/365th of 0.50% of the portion of our NAV for Class A shares for such day on a continuous basis from year to year, subject to certain limitations under applicable FINRA rules.

Selling Commissions and Discounts – Class A Shares

Class A Shares. Subject to the volume and other discounts described below, we pay the dealer manager selling commissions of up to approximately 3.0% of the NAV per Class A share sold in the primary offering. All of the selling commission will be reallowed to participating broker-dealers. Further, as described below, selling commissions may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers.

We are offering volume discounts to qualifying purchasers (as defined below) who purchase $150,000 or more in Class A shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases. The dealer manager and any participating broker-dealers and their registered representatives will be responsible for implementing the volume discounts. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the qualifying purchasers in the form of the issuance of additional shares. The net offering proceeds we receive will not be affected by any reduction of selling commissions.

The following table illustrates the various discount levels that may be offered to qualifying purchasers for Class A shares purchased in the primary offering:

Your Investment	Commission as a % of Price per Class A Share (Before Commission)
Up to $149,999.99	3.0%
$150,000 to $499,999.99	2.5
$500,000 to $999,999.99	2.0
$1,000,000,000 and up	1.5

For an example of how the volume discount is calculated, assuming Class A NAV per share of $12.00 and no volume discount per share, if an investor purchases $800,000 of Class A shares, the investor would pay $12.36 per share and purchase 64,724 shares. With the volume discount, the investor would pay $12.24 per share and purchase 65,359 Class A shares.

If you qualify for a volume discount as the result of multiple purchases of our Class A shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase Class A shares issued and sold in this offering you will receive the benefit of such Class A share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.

As set forth below, purchase orders of Class A shares of several persons may be combined as one “qualifying purchaser” for the purpose of qualifying for a volume discount, and for determining commissions payable to the dealer manager and participating broker-dealers. For the purposes of such volume discounts, the term “qualifying purchaser” includes:

•	related retail and individual retirement accounts for a client, his/her spouse and dependent children;

•

any account under the discretion of a professional advisor may be considered a qualifying purchaser with the professional advisor (professional advisors include certified public accountants, lawyers and money managers);

•

corporations and their subsidiaries may be qualifying purchasers with chief executive officers, executive management and other key contacts within the firm (any of these individual’s personal accounts may be included in this relationship); and

•	non-professional individuals with power of attorney over multiple accounts (this excludes lawyers, certified public accounts etc.) may be considered qualifying purchasers.

Any request to combine purchases of our Class A shares will be subject to our verification that such purchases were made by a “qualifying purchaser.”

Requests to combine purchase orders of Class A shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your Class A shares. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class A shares.

We will not pay selling commissions on any Class A shares issued or sold under our long-term incentive plan or to our directors, our advisor or its employees or affiliates.

Class B Shares. We will not pay selling commissions on Class B shares sold in this offering.

Distribution Reinvestment Plan Shares. We will not pay selling commissions on shares of any class sold pursuant to our distribution reinvestment plan.

Dealer Manager Fee—Class A and Class B Shares

We pay the dealer manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.55% of our NAV for each share class for such day for coordinating our marketing and distribution efforts. The dealer manager fee is payable in arrears on a monthly basis. Because the dealer manager fee is based on our NAV, it is payable with respect to all shares of each class of our common stock, including shares of each class issued under our distribution reinvestment plan. We will cease paying the dealer manager fee on the date at which total underwriting compensation paid with respect to such shares exceeds 10% of the gross proceeds from the primary portion of our offering. The dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers that meet certain thresholds of our shares under management.

Distribution Fee—Class A Shares

We pay the dealer manager a distribution fee with respect to our Class A shares only that accrues daily in an amount equal to up to 1/365th of 0.50% of the amount of our NAV for our Class A shares for such day as additional compensation for selling shares in the offering and for ongoing stockholder services. We will cease paying the distribution fee on the date at which total underwriting compensation paid exceeds 10% of the gross proceeds from the primary portion of our offering. The dealer manager may reallow all or a portion of the distribution fee to such participating broker-dealers based on such factors as the level of services that each such broker-dealer performs in connection with the distribution of shares, including ministerial, record-keeping, sub-accounting, stockholder services and other administrative services. The distribution fee is payable in arrears on a monthly basis. We do not pay the distribution fee on Class B shares. Because the distribution fee is based on our NAV for Class A shares, it is payable with respect to all Class A shares, including Class A shares issued under our distribution reinvestment plan.

Other Compensation

We may also pay directly, or reimburse the dealer manager if the dealer manager pays on our behalf, any organizational and offering expenses (other than selling commissions, dealer manager fees and distribution fees).

Limitations on Underwriting Compensation

We will monitor the aggregate amount of underwriting compensation that we pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules. We will cease paying selling commissions, dealer manager fees and distribution fees on the date at which total underwriting compensation paid exceeds 10% of the gross offering proceeds of our primary offering. FINRA rules also limit our total organization and offering expenses (including selling commissions, bona fide due diligence expenses and underwriting compensation) to 15% of our gross offering proceeds. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the shares offered by this prospectus, (2) all shares sold in the offering are Class A shares, (3) no shares are reallocated between the primary offering and the distribution reinvestment plan, (4) all Class A shares are sold with the highest possible selling commissions and (5) NAV per share is $12.00. The following table also assumes a total of 10% of the gross offering proceeds as underwriting compensation. To the extent the selling commissions and expense reimbursements are expected to be less than 10% of the gross offering proceeds, we allocated the difference between 10% of the gross offering proceeds and such amount, pro rata, between the dealer manager fee and the distribution fee, each of which accrues based on our NAV per share.

Maximum Estimated Underwriting Fees and Expenses

At Maximum Primary Offering of $2,250,000,000

Selling commissions	$65,533,981	2.91%
Dealer manager fee(1)	70,026,627	3.11
Distribution fee(2)	64,454,427	2.86
Other reimbursements for wholesaling activities(3)	24,984,965	1.11

Total	$225,000,000	10.00%

(1)

The dealer manager fee accrues daily in an amount equal to 1/365th of 0.55% of our NAV for each share class for such day. The numbers presented reflect that dealer manager fees are paid over a number of years, and as a result, can cumulatively increase above 0.55% over time. The dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers.

(2)

The distribution fee accrues daily in an amount equal to up to 1/365th of 0.50% of the amount of our NAV for our Class A shares for each day. The numbers presented reflect that distribution fees are paid over a number of years, and as a result, can cumulatively increase above 0.50% over time. The distribution fee is not payable on Class B shares.

(3)	Wholesale reimbursements consist primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings and retail seminars sponsored by participating broker-dealers, (c) the portion of the dealer manager fee reallowed to participating broker-dealers, (d) commissions and non-transaction based compensation paid to registered persons in connection with the wholesaling of our offering, and (e) expense reimbursements for actual costs incurred by employees of the dealer manager in the performance of wholesaling activities. We will reimburse the dealer manager for these expenses to the extent permissible under applicable FINRA rules.

Term of the Dealer Manager Agreement

The dealer manager agreement with SC Distributors, LLC shall continue until the termination of this offering, provided that our obligations under the dealer manager agreement to pay the dealer manager fees and distribution fees with respect to the shares distributed in this offering as described therein shall survive until the earlier of the following to occur: (i) the date on which total underwriting compensation paid in connection with this offering equals 10% of the gross proceeds of the primary portion of this offering, (ii) the listing of the such class of shares on a national securities exchange, or (iii) such shares are no longer outstanding. We may terminate the dealer manager agreement with or without cause immediately upon written notice from us to the dealer manager. Upon certain terminations of the dealer manager agreement or other events described in the dealer manager agreement, we have agreed to pay the dealer manager a termination fee.

Indemnification

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers, if any, and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

Special Notice to Pennsylvania Investors

Notwithstanding our $10,000,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we receive purchase orders for at least $75,000,000 (including purchase orders received from residents of other jurisdictions) in any combination of Class A shares and Class B shares from persons not affiliated with us or our advisor, which we refer to as the “Pennsylvania minimum offering amount,” by January 3, 2014. Pending satisfaction of the Pennsylvania minimum offering amount, all subscription payments from Pennsylvania investors will be held by our escrow agent in trust for Pennsylvania subscribers’ benefit, pending release to us. If we have not satisfied the Pennsylvania minimum offering amount within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within ten days of the end of that 120-day period, deliver to Pennsylvania investors, by certified mail or any other means whereby a receipt of delivery is obtained, a written notice reminding them of their right to request and receive a refund of their funds held in escrow, with interest and without deduction for escrow expenses, at any time before we receive purchase orders for an amount equal to or greater than the Pennsylvania minimum offering amount. The written notice will also state that if a Pennsylvania investor requests a refund of his or her funds within ten calendar days after receipt of our written notice, the investor’s funds will be refunded within 15 calendar days after receipt of the investor’s request. In addition, promptly after we satisfy the Pennsylvania minimum offering amount, we will deliver an additional notice to Pennsylvania investors informing them (1) that the Pennsylvania minimum offering amount has been satisfied, (2) of the most recently established NAV per Class A and Class B share at the time the notice is sent, (3) the date upon which the Pennsylvania escrowed proceeds will be released to us (which shall be at least five business days from the date of the notice) and (4) that they may request a refund prior to the date the escrowed proceeds are released to us. In the event we do not satisfy the Pennsylvania minimum offering amount by January 3, 2014, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors, with interest, in which case Pennsylvania investors will not be required to request a refund of their investment.

SHARE PURCHASES AND REDEMPTIONS

You may buy or request that we redeem shares of our common stock through your financial advisor, a participating broker-dealer or other financial intermediary that has a selling agreement with the dealer manager. Because an investment in our common stock involves many considerations, your financial advisor or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares if stockholder demand for redemptions exceeds the volume limitations under our redemption plan, or if our board of directors modifies or suspends the redemption plan following a determination that such action is in the best interests of our stockholders.

Buying Shares

Purchase Price

During the escrow period, the per share purchase price for shares of our common stock will be $12.00, plus, for Class A shares only, applicable selling commissions. After the close of the escrow period, shares will be sold at the NAV per share of the class of share being purchased, plus, for Class A shares only, applicable selling commissions. Each class of shares may have a different NAV per share because certain fees and expenses are charged differently with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines—NAV and NAV Per Share Calculation” for more information about the calculation of NAV per share. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at the NAV per share applicable to that class, calculated as of the distribution date.

We will generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:

•

As soon as practicable after the close of the NYSE (generally, 4:00 p.m. Eastern time), which we refer to as the “close of business,” on each business day, our advisor will determine our NAV per share for that day for each share class. As promptly as practicable following the close of business on each business day, and in any event no later than the opening of business on the immediately following business day, we will (1) post our NAV per share for such day for each share class on our website, www.rreefpropertytrust.com, and (2) make that business day’s NAV per share information for each share class available on our toll-free, automated telephone line, (855) 285-0508.

•

On each business day, our transfer agent collects and processes purchase orders. In order to help ensure that you have had an opportunity to review the terms as well as the risks of investing in this offering, you may not submit an initial purchase order until at least five business days after you receive a final prospectus. Notwithstanding, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Each accepted purchase order is executed at a price equal to our NAV per share for the class of shares being purchased determined after the purchase order is received in proper form and processed, plus, for Class A shares only, any applicable selling commissions. For example, if a purchase order is received in proper form and processed after the close of business on a business day, or on a day that is not a business day, the purchase will be executed at our NAV per share for the class of shares being purchased determined after the close of business on the next business day, plus, for Class A shares only, any applicable selling commissions. As a result of this process, the price per share at which your order is executed may be different than the price per share on the date you submitted your purchase order.

•

You will receive a confirmation statement of each new transaction in your account promptly after your purchase order is processed. The confirmation statement will disclose the price at which the order was executed and will include information on how to obtain information we have filed with the SEC and made publicly available on our website, www.rreefpropertytrust.com, including supplements to the prospectus.

You will not know at the time you place an order to purchase shares of our common stock precisely the price at which your order will be executed. Although we do not anticipate that our NAV will generally vary significantly from one day to the next, there can be no assurance that this will be the case. Through our website and toll-free information line information, you will have available information about the NAV per share upon which the price for our common stock was based on the immediately preceding business day. Through our prospectus, you will have available the methodology pursuant to which our NAV, and thus the price at which shares of our common stock will be sold on the current business day, is determined. On a monthly basis, we will file with the SEC a prospectus supplement disclosing the NAV per share for each share class for each business day in the preceding month. In addition, we will disclose an updated price in a prospectus supplement as promptly as reasonably practicable if the NAV per share for any class of shares changes by 5% or more from the latest price disclosed in our prospectus, including any supplements thereto. We will also disclose, on a quarterly basis in a prospectus supplement filed with the SEC, the primary valuation components of our NAV. We may decline to accept purchase orders from investors or reconfirm orders that were placed if we become aware of facts and circumstances that are likely to materially affect our NAV per share on any particular day, and we will disclose such information as soon as reasonably practicable through a press release that is posted on our website and in our filings with the SEC.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once daily using our valuation methodology, and the price at which we sell new shares and redeem outstanding shares that day will not change depending on the level of demand by investors or the volume of requests for redemption. We will generally sell as many shares as orders are received from investors, subject to acceptance as discussed below, each day at the same price (NAV per share of the applicable class of shares, without premium or discount, plus, for Class A shares only, applicable selling commissions) regardless of when orders are received during the day. If, however, we become aware of facts or circumstances that are likely to materially affect our NAV on any particular day, we may decline to accept orders from investors until we have disclosed publicly such information.

How to Buy Shares

In order to purchase shares, you must (1) complete a subscription agreement to be mailed to us by your financial advisor and direct your financial advisor to purchase shares in this offering and (2) pay for the shares at the time your purchase order is settled. See “How to Subscribe.” Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

We may reject for any reason, or cancel as permitted or required by law, any purchase orders. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. We may stop offering shares completely or may offer shares only on a limited basis for a period of time or permanently.

Our board of directors will approve any distributions on each class of shares of our common stock for stockholders of record as of a specified date, which we refer to as the “record date” or “date of record.” Because we anticipate that each class of shares will have different amounts of net income allocated thereto as a result of the differences in the fees and expenses paid by each class of shares, the distributions paid with respect to each class of shares is not expected to be of equal dollar amounts. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the “distribution adjustment date,” our NAV will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record as of the record date. See “Net Asset Value Calculation and Valuation Guidelines—NAV and NAV Per Share Calculation.” You are considered a stockholder of record for distribution purposes if your purchase order is received and processed, and payment for the shares is made, up to and including the record date. As a result, investors purchasing shares of our common stock will be affected in the following manner:

•

If your purchase order for our shares is received and processed up to and including the business day immediately preceding the distribution adjustment date, your purchase price will not reflect this reduction in NAV because you will be a stockholder for the purposes of receiving the distribution on the applicable record date and therefore will be entitled to receive the distribution.

•

If your purchase order for our shares is received and processed on or after the distribution adjustment date, your purchase price will reflect this reduction in NAV because you will not be a stockholder for the purposes of receiving the distribution on the applicable record date and therefore will not be entitled to receive the distribution.

Redeeming Shares

General

While you should view your investment as long term with limited liquidity, we have adopted a redemption plan, whereby on a daily basis, stockholders may request that we redeem all or any portion of their shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund redemption requests. In addition, we have established limitations on the amount of funds we may use for redemptions during any calendar quarter. See “—Redemption Limitations” below. Further, our board of directors has the right to modify or suspend the redemption plan if it deems such action to be in the best interest of our stockholders.

You may request that we redeem shares of our common stock through your financial advisor or directly with our transfer agent. We will generally adhere to the following procedures relating to the redemption of shares of our common stock:

•

Under our redemption plan, on each business day, stockholders may request that we redeem all or any portion of their shares. Redemption requests received and processed by our transfer agent on a business day and before the close of business (4:00 p.m. Eastern time) on that day will be effected at a redemption price equal to our NAV per share for the class of shares being redeemed calculated after the close of business on that day.

•

Redemption requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be effected at our NAV per share for the class of shares being redeemed calculated after the close of business on the next business day. The redemption price per share on any business day will be our NAV per share for the class of shares being redeemed, after giving effect to any share purchases or redemptions to be effected on such day, less any applicable short-term trading discounts. Although a stockholder will not know at the time he or she requests the redemption of shares the exact price at which such redemption request will be processed, the stockholder may cancel the redemption request before it has been processed by notifying us by mail or by contacting your financial intermediary. The line will be open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Redemption requests submitted before 4:00 p.m. on a business day must be cancelled before 4:00 p.m. on the same day. Redemption requests received after 4:00 p.m. on a business day, or at any time on a day that is not a business day, must be cancelled before 4:00 p.m. on the next business day. If the redemption request is not cancelled before the applicable time described above, the stockholder will be contractually bound to redeem the shares and will not be permitted to cancel the request prior to the payment of redemption proceeds.

•	Redemption requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus. Written requests signed by the registered account owner should be sent to our transfer agent specifying (1) the stockholder’s account number, (2) the name or names registered on the account and (3) the dollar value or number of shares that the stockholder wishes to be redeemed. Written requests should be sent to the transfer agent at the following address:

DST Systems, Inc.

333 W. 11th Street

Kansas City, MO 64105

Phone: (816) 435-1000

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing redemptions. A signature guarantee may be required.

•

For processed redemptions, stockholders may request that redemption proceeds are paid by mailed check provided that the amount is less than $100,000 and the check is mailed to an address on file with the transfer agent for at least 30 days.

•

Processed redemptions of more than $100,000 will be paid only via wire transfer. For this reason, stockholders who own more than $100,000 of our common stock must provide wiring instructions for their brokerage account or designated U.S. bank account. Stockholders who own less than $100,000 of our common stock may also receive redemption proceeds via wire transfer, provided the payment amount is at least $2,500. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating your bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

•

A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (NYSE MSP). Signature guarantees from financial institutions which are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the redemption request is over $500,000; (2) you wish to have redemption proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

Our board of directors will approve any distributions on each class of shares of our common stock for stockholders of record as of a record date. Because we anticipate that each class of shares may have a different amount of net income allocated thereto as a result of the differences in the fees and expenses paid each class of shares, the distributions paid with respect to each class of shares is not expected to be of equal dollar amounts. At the close of business on the distribution adjustment date, our NAV will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record as of the record date. As a result, investors whose shares are redeemed will be affected in the following manner:

•	If your request for redemption is received and processed up to and including the business day immediately preceding the distribution adjustment date, your redemption price will not reflect a reduction in NAV resulting from the distribution because you will no longer be a stockholder of record on the applicable record date and therefore will not be entitled to receive the distribution.

•

If your request for redemption is received and processed on or after the distribution adjustment date, your redemption price will reflect this reduction in NAV because you will still be a stockholder of record for distribution purposes and therefore will be entitled to receive the distribution.

Minimum Account Redemptions

In the event that any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may redeem all of the shares held by that stockholder at the redemption price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any applicable short-term trading discounts discussed below. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account redemptions are subject to short-term trading discounts to the extent the redeemed shares were purchased within 365 days of redemption.

Sources of Funds for Redemptions

We may, in our advisor’s discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, subject to the limitation on the amount of funds we may use described below under “—Redemption Limitations.” Potential sources of funding redemptions include, but are not limited to, available cash, proceeds from sales of shares of our common stock, excess cash flow from operations, sales of our liquid investments, incurrence of indebtedness and, if necessary, proceeds from the disposition of properties or real estate-related assets.

In an effort to have adequate cash available to support our redemption plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to redeem shares presented for redemption during periods when we do not have sufficient proceeds from the sale of shares in this continuous offering to fund all redemption requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund redemptions. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund redemptions or for other corporate purposes.

Payment of Redemption Proceeds

Under normal market conditions, we will pay redemption proceeds, less any applicable short-term trading discounts and any applicable tax or other withholding required by law, by the third business day following receipt by our transfer agent of a redemption request in good order. However, when you request for us to redeem shares for which the purchase money for the shares being redeemed has not yet been collected, the request will be executed at the next determined NAV, but the transfer agent will not release the proceeds until your redemption payment clears. This may take up to 15 days or more. Because our NAV per share for each class of common stock will be calculated at the close of each business day, the redemption price may fluctuate between the date we receive the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a stockholder will receive may be different from the redemption price on the day the redemption proceeds are paid.

Redemption Limitations

The total amount of redemptions in any calendar quarter will be limited to Class A and Class B shares whose aggregate value (based on the redemption price per share on the date of the redemption) is equal to 5% of our combined NAV for both classes of shares as of the last day of the previous calendar quarter. In addition, if redemptions do not reach the 5% limit in a calendar quarter, the unused portion generally will be carried over to the next quarter and not any subsequent quarter, such that the maximum amount of redemptions during any quarter may never exceed 10% of the combined NAV for both classes of shares as of the last day of the previous calendar quarter. If the quarterly volume limitation is reached on or before the third business day of a calendar quarter, redemption requests during the next quarter will be satisfied on a stockholder by stockholder basis, which we refer to as a per stockholder allocation, instead of a first-come, first-served basis. Pursuant to the per stockholder allocation, each of our stockholders would be allowed to request redemption at any time during such quarter of a total number of shares not to exceed 5% of the shares of common stock the stockholder held as of the end of the prior quarter. The per stockholder allocation requirement will remain in effect for each succeeding quarter for which the total redemptions for the immediately preceding quarter exceeded 4% of our NAV on the last business day of such preceding quarter. If total redemptions during a quarter for which the per stockholder allocation applies are equal to or less than 4% of our NAV on the last business day of such preceding quarter, then redemptions will again be satisfied on a first-come, first-served basis for the next succeeding quarter and each quarter thereafter. During any quarter in which the per stockholder allocation is in place, (1) if redemptions do not reach the 5% limit, the unused portion will be carried over to the next quarter and not any subsequent quarter and (2) if there has been a carryover from the preceding quarter, the per stockholder allocation for each stockholder will be based on a percentage equal to 5% plus such carried over percentage amount.

On the first business day during any quarter in which we have reached that quarter’s redemption volume limitation, we will publicly disclose such fact through a filing with the SEC and a posting to our website in order to notify stockholders that we will not accept additional redemption requests during such quarter. In such event, unless our board of directors determines to suspend our redemption plan for any of the reasons described below or the per stockholder allocation is triggered, our redemption plan will automatically and without stockholder notification resume on a first-come, first-served basis on the first day of the calendar quarter following the quarter in which redemptions were suspended due to reaching such quarter’s volume limitation. Even when redemption requests do not exceed our plan’s quarterly volume limitation, we may not have a sufficient amount of liquid assets to satisfy redemption requests because our assets will consist primarily of properties and types of real estate-related assets that cannot be readily liquidated. Under normal circumstances, we intend to maintain an allocation to publicly traded equity securities, cash, cash equivalents and other short-term investments of at least 10% of our overall NAV.

Should redemption requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on non-redeeming stockholders, our board of directors may modify or suspend our redemption plan if it deems such action to be in the best interest of our stockholders. In addition, our board of directors may determine to suspend the redemption plan due to regulatory changes, changes in law or if our board of directors becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are redeemed. Moreover, if our board of directors materially amends (including any reduction of the quarterly limit) or suspends the redemption plan during any quarter, other than any temporary suspension to address certain external events (i.e. any temporary suspension that is put into effect for reasons other than issues relating to or materially affecting our business, as determined by our board of directors), any unused portion of that quarter’s 5% limit will not be carried forward to the next quarter or any subsequent quarter. Accordingly, stockholders cannot be assured that all of the shares in their redemption requests will be redeemed. Any suspension of, or material modification to, the redemption plan will be disclosed to stockholders. Once the redemption plan is suspended by our board of directors other than as a result of reaching the quarterly volume limitation, our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again. The start of a new calendar quarter will not automatically trigger the recommencement of the redemption plan. Because our board of directors is not required to authorize the recommencement of the plan within any specified period of time, our board may effectively terminate the plan by suspending it indefinitely. We will provide notice to stockholders of any recommencement of the redemption plan following such a suspension due to action of our board of directors.

If the full amount of all shares of our common stock requested to be redeemed as of any given date are not redeemed, due to our volume limitations or lack of readily available funds, available funds will be allocated pro rata based on the total number of shares of common stock subject to pending redemption requests without regard to class and subject to the volume limitation. All unsatisfied redemption requests due to any of the limitations described above must be resubmitted after the start of the next quarter or upon the recommencement of the redemption plan, as applicable.

To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see “Federal Income Tax Considerations—Taxation of the Company—Annual Distribution Requirements”), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any such dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. See “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Redemptions of Our Common Stock.”

Short-Term Trading Discounts

There is no minimum holding period for shares of our common stock and stockholders can request that we redeem their shares at any time. However, subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be redeemed at NAV per share for the class of shares being redeemed less a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption. This short-term trading discount will also generally apply to minimum account redemptions that occur during the 365-day period following the purchase of the shares. The short-term trading discount will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. We may, from time to time, waive the short-term trading discount in the following circumstances:

•	redemptions resulting from death or qualifying disability; or

•	in the event that a stockholder’s shares are redeemed because the stockholder has failed to maintain the $500 minimum account balance.

Shares of our common stock may be sold to certain 401(k) plans, 403(b) plans, bank or trust company accounts and accounts of certain financial institutions or intermediaries that do not apply the redemption discount to underlying stockholders, often because of administrative or systems limitations. These shares will be redeemed, and any short-term trading discount will be applied, on a first in-first out basis unless otherwise specified by the stockholder or the stockholder’s representative. For this purpose, shares held for the longest period of time will be treated as being redeemed first and shares held for the shortest period of time as being redeemed last.

Items of Note

When you make a request to have shares redeemed, you should note the following:

•	if you are requesting that some but not all of your shares be redeemed, keep your balance above $500 to avoid minimum account redemption, if applicable;

•	you will not receive interest on amounts represented by uncashed redemption checks; and

•	under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted or canceled and the proceeds may be withheld.

Internal Revenue Service, or IRS, regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or redeemed. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the subscription agreement or calling our customer service number at (855) 285-0508, we will utilize the first-in-first-out method.

Frequent Trading Policies

We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders. Accordingly, our board of directors has adopted policies and procedures designed to discourage excessive or short-term trading of our shares. We may alter these policies at any time without prior notice to stockholders.

In general, stockholders may request that we redeem their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:

•	any stockholder who requests that we redeem its shares of our common stock within 30 calendar days of the purchase of such shares;

•	transactions deemed harmful or excessive by us (including but not limited to patterns of purchases and redemptions), in our sole discretion; and

•	transactions initiated by financial advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:

•	purchases and requests for redemption of our shares in the amount of $2,500 or less;

•	purchases or redemptions initiated by us; and

•	transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

Upon the first violation of the policy in a calendar year, purchase and redemption privileges shall be suspended for 90 days. Upon a second violation in a calendar year, purchase and redemption privileges shall be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder shall be removed.

Mail and Telephone Instructions

We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. We and our transfer agent have established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record no later than five days following execution of the instruction. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial advisor as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we will use sales material in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the sales material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or the registration statement, or as forming the basis of the offering of the shares of our common stock.

REPORTS TO STOCKHOLDERS

We will cause to be prepared and mailed or delivered to each stockholder, as of a record date after the end of the fiscal year, and to each holder of our other publicly held securities, within 120 days after the end of the fiscal year to which it relates, an annual report for each fiscal year. The annual reports will contain the following:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of any other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interest of our stockholders and the basis for such determination; and

•

a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

We will make available to you on our website, www.rreefpropertytrust.com, or, at our discretion, via email, our quarterly and annual reports and other reports and documents concerning your investment. To the extent required by law or regulation, or, in our discretion, we may also make certain of this information available to you via U.S. mail or other courier. You may always receive a paper copy upon request.

Our tax accountants will prepare our federal tax return (and any applicable state income tax returns). Generally we will provide appropriate tax information to our stockholders within 31 days following the end of each fiscal year. Our fiscal year is the calendar year.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. Alston & Bird LLP has reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon the accuracy of those statements as well as our qualification as a REIT for federal income tax purposes. Certain legal matters relating to this offering have been reviewed for the dealer manager by Morris, Manning & Martin, LLP.

EXPERTS

The consolidated financial statements of RREEF Property Trust, Inc. and subsidiaries as of December 31, 2012 and for the period February 7, 2012 (inception) through December 31, 2012, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The statements included in this prospectus under the captions “Net Asset Value Calculation and Valuation Guidelines—Our Independent Valuation Advisor” and “Net Asset Value Calculation and Valuation Guidelines—Valuation of Properties,” relating to the role of our independent valuation advisor, have been reviewed by Altus Group U.S. Inc., an independent valuation firm, and are included in this prospectus given the authority of such firm as experts in property valuations and appraisals. Altus Group U.S. Inc. will not calculate or be responsible for our daily NAV per share for either class of shares.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We will file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

We also maintain a web site at www.rreefpropertytrust.com where there is additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder of

RREEF Property Trust, Inc.

We have audited the accompanying consolidated balance sheet of RREEF Property Trust, Inc. and subsidiaries (collectively, the “Company”) as of December 31, 2012, and the related consolidated statements of stockholder’s equity and cash flows for the period February 7, 2012 (inception) through December 31, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of RREEF Property Trust, Inc. as of December 31, 2012, and the results of their cash flows for the period February 7, 2012 (inception) through December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Dallas, Texas

March 28, 2013

RREEF PROPERTY TRUST, INC.

CONSOLIDATED BALANCE SHEET

December 31, 2012
ASSETS
Cash and cash equivalents	$200,000

Total assets	$200,000

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities	$—
STOCKHOLDER’S EQUITY:
Preferred stock, $0.01 par value; 50,000,000 shares authorized, none issued	—
Common stock, $0.01 par value; 500,000,000 Class A shares authorized, none issued	—
Common stock, $0.01 par value; 500,000,000 Class B shares authorized, 16,667 shares issued and outstanding	167
Additional paid in capital	199,833

Total stockholder’s equity	200,000

Total liabilities and stockholder’s equity	$200,000

The accompanying notes are an integral part of these consolidated financial statements.

RREEF PROPERTY TRUST, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

	Preferred Stock		Class A Common Stock		Class B Common Stock		Additional Paid in Capital	Total Stockholder’s Equity
	Number of Shares	Par Value	Number of Shares	Par Value	Number of Shares	Par Value
Balance, February 7, 2012 (inception)	—	$—	—	$—	—	$—	$—	$—
Issuance of common stock	—	—	—	—	16,667	167	199,833	200,000

Balance, December 31, 2012	—	$—	—	$—	16,667	$167	$199,833	$200,000

The accompanying notes are an integral part of these consolidated financial statements.

RREEF PROPERTY TRUST, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period February 7, 2012 (inception) through December 31, 2012
Cash flows from operating activities:
Net cash provided by operating activities	$—

Cash flows from investing activities:
Net cash used in investing activities	—

Cash flows from financing activities:
Proceeds from issuance of common stock	200,000

Net cash provided by financing activities	200,000

Net increase in cash and cash equivalents	200,000
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$200,000

The accompanying notes are an integral part of these consolidated financial statements.

RREEF PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

1. ORGANIZATION

RREEF Property Trust, Inc. (the “Company”) was formed on February 7, 2012 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”). Substantially all of the Company’s business will be conducted through RREEF Property Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”). The Company is the sole general partner of the Operating Partnership and has contributed $199,000 to the Operating Partnership in exchange for its general partner interest. The initial limited partner of the Operating Partnership is RREEF Property OP Holder, LLC (the “OP Holder”), a wholly-owned subsidiary of the Company, which has contributed $1,000 to the Operating Partnership. As the Company completes the settlement for purchase orders for shares of its common stock in its continuous public offering, it will transfer substantially all of the net proceeds of the offering to the Operating Partnership. Neither the Company nor the Operating Partnership has engaged in any operations to date.

The Company was organized to invest primarily in a diversified portfolio consisting primarily of high quality, income-producing commercial real estate located primarily in the United States, including, without limitation, office, industrial, retail and multifamily properties (“Real Estate Properties”). Although the Company intends to invest primarily in Real Estate Properties, it also intends to acquire common and preferred stock of REITs and other real estate companies (“Real Estate Equity Securities”) and debt backed principally by real estate (“Real Estate Loans” and, together with Real Estate Equity Securities, “Real Estate-Related Assets”). As discussed in Note 3, the Company sold 16,667 Class B shares of its common stock to RREEF America L.L.C., a Delaware limited liability company (“RREEF America”), the Company’s sponsor and advisor, on February 14, 2012. The Company’s fiscal year end is December 31.

The Company intends to offer to the public, pursuant to a registration statement, $2,250,000,000 of shares of its common stock in its primary offering and $250,000,000 of shares of its common stock pursuant to its distribution reinvestment plan (the “Initial Offering”). The Company will offer to the public two classes of shares of its common stock, Class A shares and Class B shares. The Company is offering to sell any combination of Class A and Class B shares with a dollar value up to the maximum offering amount. The Company may reallocate the shares offered between the primary offering and the distribution reinvestment plan. From January 3, 2013 until (1) the Company has received purchase orders for at least $10,000,000 (including shares purchased by the Company’s sponsor, its affiliates and the Company’s directors and officers and excluding purchase orders received from Pennsylvania investors) in any combination of Class A and Class B shares of its common stock (the “Minimum Offering Amount”) and (2) the Company’s board of directors has authorized the release of the escrowed funds to the Company so that it can commence operations (the “Escrow Period”), the per share purchase price for shares of the Company’s common stock is $12.00, plus, for Class A shares only, applicable selling commissions. The Company will not sell any shares to Pennsylvania investors unless, by January 3, 2014, it has received purchase orders for at least $75,000,000 (including purchase orders received from residents of other jurisdictions) in any combination of Class A shares and Class B shares from persons not affiliated with the Company or RREEF America.

After the close of the Escrow Period, shares will be sold at the Company’s net asset value (“NAV”) per share, plus, for Class A shares only, applicable selling commissions. Each class of shares may have a different NAV per share because certain fees and expenses, such as the distribution fee, are charged differently with respect to each class. NAV per share is calculated by dividing a class’ NAV at the end of each business day by the number of shares outstanding for that class on such day. If (1) the Company does not raise the Minimum Offering Amount by January 3, 2014, or (2) the Company’s board of directors does not determine that it is in the best interests of the stockholders of the Company to cause the proceeds raised in the offering to be released to the

Company within such period so that it may commence operations, the Initial Offering will be terminated and the Company’s escrow agent will promptly send each prospective stockholder a full refund of its investment with interest and without deduction for escrow expenses. Notwithstanding the foregoing, each prospective stockholder may elect to withdraw its purchase order and request a full refund of its investment with interest and without deduction for escrow expenses at any time during the Escrow Period. In addition, if the Company raises the Minimum Offering Amount and the proceeds are released to the Company, investors will also receive additional shares of the Company’s common stock in an amount equal to their pro rata share of the interest earned from the escrow account based on the number of days each investor’s proceeds were held in the escrow account.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with the FASB Accounting Standards Codification (“ASC”), the authoritative reference for U.S. generally accepted accounting principles (“GAAP”). The consolidated financial statements include the accounts of the Company, the Operating Partnership and the OP Holder. All significant intercompany balances and transactions are eliminated in consolidation. The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with those of the Company. In addition, the Company evaluates relationships with other entities to identify whether there are variable interest entities as required by ASC 810, and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary, then that entity is included in the consolidated financial statements in accordance with ASC 810.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. There are no restrictions on the use of the Company’s cash balance.

Organization and Offering Expenses

RREEF America has agreed to pay all of the Company’s organization and offering expenses through January 3, 2013 (the “Initial O&O”). Generally, this includes costs and expenses incurred by the Company in connection with the Company’s formation, preparing for the offering, the qualification and registration of the offering, and the marketing and distribution of the Company’s shares. The offering expenses portion of the Initial O&O will include, but is not limited to, accounting and legal fees, including the legal fees of SC Distributors, LLC, the Company’s dealer manager (the “Dealer Manager”), costs to amend the registration statement and the prospectus supplements, printing, mailing and distribution costs, filing fees, amounts to reimburse RREEF America, as the Company’s advisor, or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, amounts to reimburse the Dealer Manager for amounts that it may pay to reimburse the bona fide due diligence expenses of any participating broker-dealers supported by detailed and itemized invoices, telecommunication costs, fees of the transfer agent, registrars, trustees, depositories and experts, the cost of educational conferences held by the Company (including the travel, meal and lodging costs of registered representatives of any participating broker-dealers), and attendance fees and cost reimbursement for employees of affiliates to attend retail seminars conducted by broker-dealers. In addition to the Initial O&O,

RREEF America has agreed to pay the portion of the Company’s organization and offering expenses from January 3, 2013 through January 3, 2014 that are incurred in connection with sponsoring and attending industry conferences, preparing filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, membership dues for industry trade associations, broker-dealer due diligence and obtaining a private letter ruling from the Internal Revenue Service (the “Additional O&O”, and together with the Initial O&O, the “Deferred O&O”). Through December 31, 2012, RREEF America had incurred $3,311,000 in Deferred O&O on behalf of the Company. The Company will reimburse RREEF America for the Deferred O&O monthly on a straight-line basis over 60 months beginning January 3, 2014.

Prior to the conclusion of the Escrow Period, RREEF America has also agreed to pay all of the Company’s expenses which are not included in the Deferred O&O (the “Other Expenses”), amounting to $18,000 through December 31, 2012. The Company will reimburse RREEF America for the Other Expenses it incurs on behalf of the Company as and when incurred, or upon conclusion of the Escrow Period, whichever is later.

Until the Escrow Period concludes, the Company is not obligated to reimburse RREEF America for the Deferred O&O or the Other Expenses. Accordingly, as of December 31, 2012, neither the Deferred O&O nor the Other Expenses have been accrued on the Company’s consolidated balance sheet.

Organizational expenses and Other Expenses which do not qualify as offering costs will be expensed as incurred at the time that the Escrow Period concludes. Offering costs incurred by the Company, RREEF America and their affiliates on behalf of the Company will be deferred and will be paid from the proceeds of the continuous public offering. These costs will be treated as a reduction of the total proceeds. Total organization and offering costs incurred by the Company will not exceed 15% of the gross proceeds from the primary offering.

Income Taxes

The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with the Company’s taxable year ending December 31 of the year in which the Escrow Period concludes. In order to maintain the Company’s qualification as a REIT, the Company is required to, among other things, distribute as dividends at least 90% of the Company’s REIT taxable income to the Company’s stockholders and meet certain tests regarding the nature of the Company’s income and assets. As a REIT, the Company will not be subject to federal income tax with respect to the portion of the Company’s income that meets certain criteria and is distributed annually to stockholders. The Company intends to operate in a manner that allows the Company to meet the requirements for taxation as a REIT, including creating taxable REIT subsidiaries to hold assets that generate income that would not be consistent with the rules applicable to qualification as a REIT if held directly by the REIT. If the Company were to fail to meet these requirements, it could be subject to federal income tax on the Company’s taxable income at regular corporate rates. The Company would not be able to deduct distributions paid to stockholders in any year in which it fails to qualify as a REIT. The Company will also be disqualified for the four taxable years following the year during which qualification was lost unless the Company is entitled to relief under specific statutory provisions.

3. CAPITALIZATION

Under the Company’s charter, the Company has the authority to issue 1,000,000,000 shares of common stock, 500,000,000 of which are classified as Class A shares and 500,000,000 of which are classified as Class B shares. In addition, the Company has the authority to issue 50,000,000 shares of preferred stock. All shares of such stock have a par value of $0.01 per share. Class A shares issued in the primary offering are subject to selling commissions of up to 3% of the purchase price, dealer manager fees and distribution fees. Class B shares are subject to dealer manager fees, but are not subject to any selling commissions or distribution fees. On February 14, 2012, RREEF America purchased 16,667 shares of the Company’s Class B common stock for total cash consideration of $200,000 to provide the Company’s initial capitalization. The Company’s board of directors is authorized to amend its charter from time to time, without the approval of the stockholders, to increase or decrease the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue.

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan that will allow stockholders to have the cash distributions attributable to the class of shares that the stockholder owns automatically invested in additional shares of the same class. Shares are offered pursuant to the Company’s distribution reinvestment plan at the NAV per share applicable to that class, calculated as of the distribution date and after giving effect to all distributions. Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of the Company’s common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of its common stock in cash.

Redemption Plan

In an effort to provide the Company’s stockholders with liquidity in respect of their investment in shares of the Company’s common stock, the Company has adopted a redemption plan whereby on a daily basis, stockholders may request the redemption of all or any portion of their shares beginning on the first day of the calendar quarter following the conclusion of the Escrow Period. The redemption price per share will be equal to the Company’s NAV per share of the class of shares being redeemed on the date of redemption. The total amount of redemptions in any calendar quarter will be limited to Class A and Class B shares whose aggregate value (based on the redemption price per share on the date of the redemption) is equal to 5% of the Company’s combined NAV for both classes of shares as of the last day of the previous calendar quarter. In addition, if redemptions do not reach the 5% limit in a calendar quarter, the unused portion generally will be carried over to the next quarter and not any subsequent quarter, except that the maximum amount of redemptions during any quarter may never exceed 10% of the combined NAV for both classes of shares as of the last day of the previous calendar quarter. If the quarterly volume limitation is reached on or before the third business day of a calendar quarter, redemption requests during the next quarter will be satisfied on a stockholder by stockholder basis, which the Company refers to as a per stockholder allocation, instead of a first-come, first-served basis. Pursuant to the per stockholder allocation, each stockholder would be allowed to request redemption at any time during such quarter of a total number of shares not to exceed 5% of the shares of common stock the stockholder held as of the end of the prior quarter. The per stockholder allocation requirement will remain in effect for each succeeding quarter for which the total redemptions for the immediately preceding quarter exceeded 4% of the Company’s NAV on the last business day of such preceding quarter. If total redemptions during a quarter for which the per stockholder allocation applies are equal to or less than 4% of the Company’s NAV on the last business day of such preceding quarter, then redemptions will again be satisfied on a first-come, first-served basis for the next succeeding quarter and each quarter thereafter.

While there is no minimum holding period, shares redeemed within 365 days of the date of purchase will be redeemed at the Company’s NAV per share of the class of shares being redeemed on the date of redemption less a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption.

In the event that any stockholder fails to maintain a minimum balance of $500 of shares of common stock, the Company may redeem all of the shares held by that stockholder at the redemption price per share in effect on the date it is determined that the stockholder has failed to meet the minimum balance, less the short-term trading discount of 2%, if applicable. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in the Company’s NAV.

The Company’s board of directors has the discretion to suspend or modify the redemption plan at any time, including in circumstances where it (1) determines that such action is in the best interest of the Company’s stockholders, (2) determines that it is necessary due to regulatory changes or changes in law or (3) becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are redeemed. In addition, the Company’s board of directors may suspend the offering, including the redemption plan, if it determines that the calculation of NAV is materially incorrect or there is a condition that restricts the valuation of a material portion of the Company’s assets. If the board of directors materially amends (including any reduction of the quarterly limit) or suspends the redemption plan during any quarter, other than any temporary suspension to address certain external events unrelated to the Company’s business, any unused portion of that quarter’s 5% limit will not be carried forward to the next quarter or any subsequent quarter.

4. RELATED PARTY ARRANGEMENTS

RREEF America will receive fees and compensation in connection with the management of the Company’s investments. The Company will pay RREEF America an advisory fee equal to (a) a fixed component that accrues daily in an amount equal to 1/365th of 1.0% of the Company’s NAV for each class of shares for such day; provided that the fixed component will not be earned and, therefore, will not begin to accrue until the date on which the Company’s combined NAV for both classes of shares has reached $50,000,000, and (b) a performance component calculated for each class of shares on the basis of the total return to stockholders of each class in any calendar year, such that for any year in which the Company’s total return per share allocable to a class exceeds 6% per annum, RREEF America will receive 25% of the excess total return allocable to that class; provided that in no event will the performance component exceed 10% of the aggregate total return allocable to such class for such year. In the event the Company’s NAV per share decreases below $12.00 for any class, the performance component will not be earned on any increase in NAV up to $12.00 with respect to that class, provided that the Company may decrease this threshold if (i) there has been a fundamental and unexpected change in the overall real estate market and (ii) the Company’s board of directors, including a majority of its independent directors, has determined that such change is necessary to appropriately incent RREEF America to perform in a manner that maximizes stockholder value and is in the best interests of the Company’s stockholders. The fixed component of the advisory fee is payable monthly in arrears and the performance component is payable annually in arrears.

The Company will reimburse RREEF America for all expenses paid or incurred by RREEF America in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse RREEF America for any amount by which its operating expenses (including the advisory fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of its average invested assets or (b) 25% of its net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets for that period. Notwithstanding the foregoing, the Company may reimburse RREEF America for expenses in excess of this limitation if a majority of the Company’s independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

5. DISTRIBUTIONS

The Operating Partnership’s limited partnership agreement generally provides that the Operating Partnership will distribute cash flow from operations and net sales proceeds from disposition of assets to the partners of the Operating Partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by the Company, as the general partner.

6. ECONOMIC DEPENDENCY

The Company will be dependent on RREEF America and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common stock, asset acquisition and disposition decisions and other general and administrative responsibilities. In the event that RREEF America and the Dealer Manager are unable to provide such services, the Company would be required to find alternative service providers.

7. STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

As previously stated in note 2, as of December 31, 2012, the Escrow Period has not yet concluded. As a result, for the period February 7, 2012 (inception) through December 31, 2012, the Company did not recognize revenues or expenses of any kind. Accordingly, the consolidated statement of operations, and the consolidated statement of comprehensive income, for the period February 7, 2012 (inception) through December 31, 2012, have not been included within these consolidated financial statements.

8. SUBSEQUENT EVENTS

On January 3, 2013, the Company’s registration statement filed with the Securities and Exchange Commission on Form S-11 was declared effective, and the Company commenced the Initial Offering.

APPENDIX A: PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to certain real estate investment programs sponsored by our sponsor, RREEF America L.L.C., and its affiliates, collectively referred to herein as the prior real estate programs. These prior real estate programs focus on investing in real estate for individual and institutional investors. Each individual prior real estate program has its own specific investment objectives; however, the general investment objectives common to all the prior real estate programs include providing investors with investment returns from income-producing real estate. We have presented all prior programs that have investment objectives similar to ours. Our determination as to which prior programs have similar investment objectives was based primarily on the degree of risk associated with the types of investments made by a particular prior program and whether the prior program was intended to provide predictable, stable current income and distributions to its investors.

This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

By purchasing shares in this offering, you will not acquire any ownership interest in any prior real estate programs to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the prior real estate programs discussed. Further, the prior real estate programs discussed in this section were conducted through privately-held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

Description of the Tables

All information contained in the Tables in this Appendix A is as of December 31, 2012. The following tables are included herein:

Table I -	Experience in Raising and Investing Funds (As a Percentage of Investment)

Table II -	Compensation to Sponsor (in Dollars)

Table III -	Annual Operating Results of Prior Real Estate Programs

Table V -	Sales or Dispositions of Property

Table IV (Results of Completed Programs) is omitted because no prior real estate programs having similar investment objectives completed operations during the five years ended December 31, 2012. Additional information relating to the acquisition of properties by the prior real estate programs is contained in Table VI, which is included in Part II of the registration statement which we have filed with the Securities and Exchange Commission of which this prospectus is a part. We will provide a copy of Table VI to you at no charge upon request.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Table I presents information showing the experience of our sponsor and its affiliates in raising and investing funds for prior real estate programs. Information is included for offerings with similar investment objectives that have either closed their offering period during the three years ended December 31, 2012 or are open ended. Information is provided as to the manner in which the proceeds of the offerings have been applied since inception of for each program. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested.

	RREEF America REIT II	RREEF America REIT III
Dollar Amount Offered (1)	$7,512,728,556	$1,913,537,559
Dollar Amount Raised (1)	$7,512,728,556	$1,913,537,559
Percentage Amount Raised	100.00%	100.00%
Less Offering Expenses:
Selling Commissions and Discounts Retained by Affiliates	—	—
Organizational Expenses (2)	$100,000	$400,000
Other	—	—
Reserves	—	—
Percent available for investment	100.00%	99.98%
Acquisition Costs:
Prepaid items and fees related to the purchase of property	$19,918,205	$16,654,343
Cash Down Payment	8,249,665,464	2,566,172,343
Acquisition Fees	68,354,775	36,867,178
Other (3)	837,868,722	1,145,477,294

Total Acquisition Cost	$9,175,807,166	$3,765,171,158
Percent leverage—property level (4)	9.00%	30.00%
Date Offering Began	7/28/98	3/31/03
Length of Offering (in days)	Open end	Open end
Months to invest 90% of amount available for investment (5)	95	37

(1)	Both programs are open ended funds. “Dollar Amount Offered” is the gross investor contributions, excluding the impact of distributions and reinvestments. Dollar Amount Offered is the same as Dollar Amount Raised.
(2)	“Organizational Expenses” represents costs paid directly by the program.
(3)	“Other” represents the actual mortgage loans at acquisition and excludes any subsequent mortgage activity, post-acquisition financings or refinancings.
(4)	“Percentage Leverage” represents the leverage ratio at the property level and excludes all portfolio-level debt incurred by the program at acquisition. Portfolio-level debt is used to bridge the timing gap between capital contributions.
(5)	For open ended funds, “months to invest 90% of amount available for investment” reflects timing of investor contributions. Investor contributions and investment acquisitions typically follow market conditions.

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

Table II sets for the amount and type of compensation paid to RREEF America and affiliates related to prior real estate programs with similar investment objectives that have conducted offerings which either closed during the three years ended December 31, 2012 or are open ended. The information represents activity since inception for each fund.

	RREEF America REIT II	RREEF America REIT III
Date Offering Commenced	7/28/98	3/31/03
Dollar Amount Raised	$7,512,728,556	$1,913,537,559
Amount Paid to Sponsor from Proceeds of Offering:
Underwriting Fees	—	—
Acquisition Fees:
Real Estate Commissions	$68,354,775	$36,867,178
Advisory Fees	—	—
Other	—	—
Dollar Amount of Cash Generated from Operations Before Deducting Payment to Sponsors	$3,219,365,927	$303,133,431
Amount Paid to Sponsor From Operations:
Property Management Fees (1)	$89,299,767	$28,355,571
Partnership Management Fees	$227,893,483	$104,549,417
Reimbursements	—	—
Leasing Commissions (1)	$12,603,226	$1,592,381
Development Advisory Fees (1)	$9,100,451	$20,257,062
Dollar Amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	$3,866,871,448	$2,594,415,934
Notes	—	—
Amount Paid to Sponsors from Property Sales and Refinancing:
Real Estate Commissions	—	—
Incentive Fees	$118,398,904	$7,846,489
Disposition Fees	—	—
Financing Fees	$8,270,448	$9,210,935

(1) Includes fees earned through RREEF America REIT III, Inc.’s unconsolidated joint venture.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the operating results of prior real estate programs with similar investment objectives that have conducted offerings which closed during the five years ended December 31, 2012.

	RREEF America REIT II, Inc.
	2012	2011	2010	2009	2008
Gross Revenues	$713,964,976	$736,040,336	$763,385,164	$822,960,662	$863,881,722
Equity income from joint ventures	—	—	—	—	—
Non-controlling interests	(30,487)	(23,601)	292,306	1,523,486	(441,882)
Unrealized appreciation / (depreciation) (1)	—	4,016,082	6,780,571	3,063,036	(13,589,441)
Profit on Sale of Properties	116,693,043	103,756,840	(31,359,347)	(1,886,679)	42,293,798
Less: Operating expenses	(390,755,717)	(306,931,749)	(352,235,583)	(342,408,986)	(268,896,533)
Interest Expense	(107,459,392)	(140,831,326)	(136,847,443)	(140,915,144)	(140,833,420)
Depreciation	(227,532,807)	(231,228,269)	(242,562,116)	(318,915,103)	(273,936,980)

Net Income (GAAP basis)	$104,879,616	$164,798,313	$7,453,552	$23,421,272	$208,477,264
Taxable income (loss) (2)	—	—	—	—	—
Cash generated from operations	$274,992,000	$274,930,000	$284,745,000	$329,266,000	$351,025,000
Cash generated from sales	545,089,000	332,782,000	202,281,000	142,862,000	136,683,000
Cash generated from financing	(77,479,000)	(105,482,000)	(26,753,000)	(29,459,000)	201,894,000

Total cash generated	$742,602,000	$502,230,000	$460,273,000	$442,669,000	$689,602,000
Contributions from investors	109,090,000	980,367,000	91,357,000	—	1,880,000
Less cash distributions to investors	(255,698,000)	(207,086,000)	(148,204,000)	(160,053,000)	(269,423,000)

Cash generated (deficiency) after cash distributions to investors	$595,994,000	$1,275,511,000	$403,426,000	$282,616,000	$422,059,000
Less special items (not including sales and refinancing) (3)	(1,048,650,000)	(746,145,000)	(512,675,000)	(117,315,000)	(546,920,000)

Cash generated (deficiency) after cash distributions and special items	$(452,656,000)	$529,366,000	$(109,249,000)	$165,301,000	$(124,861,000)
Tax data per $1,000 invested (2):
Ordinary income (loss)
—from operations	$33.02	$24.60	$7.07	$13.74	$43.26
—from recapture	—	—	—	—	—
Capital gain (loss)	$12.53	—	—	—	$4.27
Total distributions to investors source (GAAP basis):
Operations	$286,600,000	$379,964,398	$228,700,000	$196,000,000	$340,121,981
Return of capital	—	$78,531,203	—	—	$275,000,000
Distribution data per $1,000 invested:
Operations	$47.18	$62.06	$38.06	$32.07	$54.71
Return of capital	—	$12.83	—	—	$44.23
Percent of properties remaining unsold (4)	59%	62%	75%	80%	85%

(1)	Unrealized appreciation / depreciation represents the market values changes in the program’s hedged derivative contracts.
(2)	RREEF America REIT II, Inc. qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributed its REIT taxable income to its shareholders.
(3)	Cash from special items includes cash paid for real estate improvements and redemptions and includes cash received from advanced contributions and net cash from non-controlling interests.
(4)	Calculated as total investments retained at each year-end divided by total investments in program since inception through such year-end.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the operating results of prior real estate programs with similar investment objectives that have conducted offerings which closed during the five years ended December 31, 2012.

	RREEF America REIT III, Inc.
	2012	2011	2010	2009	2008
Gross Revenues	$165,185,031	$177,681,178	$198,522,869	$250,996,202	$272,341,480
Equity income from joint ventures	(2,326,342)	(21,575,785)	(12,553,528)	(9,934,613)	(10,055,969)
Non-controlling interests	245,002	494,244	950,715	8,236,033	14,045,247
Unrealized appreciation / (depreciation) (1)	1,278,522	3,082,363	15,295,924	6,484,402	(13,397,111)
Profit on Sale of Properties	29,779,127	94,980,168	91,708,721	(6,404,787)	62,916,064
Less: Operating expenses	(109,989,679)	(162,701,774)	(112,491,583)	(142,024,260)	(128,156,010)
Interest Expense	(61,439,935)	(72,786,642)	(85,752,482)	(66,236,555)	(100,930,433)
Depreciation	(56,338,832)	(73,912,799)	(134,745,008)	(262,215,430)	(399,450,884)

Net Income (GAAP basis)	$(33,607,106)	$(54,739,048)	$(39,064,373)	$(221,099,009)	$(302,687,616)
Taxable income (loss) (2)	—	—	—	—	—
Cash generated from operations	$13,300,000	$(4,928,000)	$30,000	$32,812,000	$7,874,000
Cash generated from sales	301,253,000	332,763,000	385,884,000	100,453,000	235,175,000
Cash generated from financing	(296,724,000)	(197,381,000)	(185,661,000)	78,869,000	100,514,000

Total cash generated	$17,829,000	$130,454,000	$200,253,000	$212,134,000	$343,563,000
Contributions from investors	—	—	—	—	303,195,000
Less cash distributions to investors	—	—	—	—	(5,630,000)

Cash generated (deficiency) after cash distributions to investors	$17,829,000	$130,454,000	$200,253,000	$212,134,000	$641,128,000
Less special items (not including sales and refinancing) (3)	(40,872,000)	(51,672,000)	(176,847,000)	(307,179,000)	(551,609,000)

Cash generated (deficiency) after cash distributions and special items	$(23,043,000)	$78,782,000	$23,406,000	$(95,045,000)	$89,519,000
Tax data per $1,000 invested: (2)(5)
Ordinary income (loss)
—from operations	—	(99.72)	$(29.15)	$(38.87)	$(30.31)
—from recapture	—	—	—	—	—
Capital gain (loss)	—	(81.89)	$—	—	$36.34
Total distributions to investors source (GAAP basis):
Operations	—	—	—	—	$9,800,000
Return of capital	$25,000,000	—	—	—	—
Distribution data per $1,000 invested:
Operations	—	—	—	—	$5.90
Return of capital	$14.11	—	—	—	—
Percent of properties remaining unsold (4)	61%	69%	76%	84%	90%

(1)	Unrealized appreciation / depreciation represents the market values changes in the program’s hedged derivative contracts.
(2)	RREEF America REIT III, Inc. qualified as REIT for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributed its REIT taxable income to its shareholders.
(3)	Cash from special items includes cash paid for real estate improvements and redemptions and includes cash received from advanced contributions and net cash from non-controlling interests.
(4)	Calculated as total investments retained at each year-end divided by total investments in program since inception through such year-end.
(5)	Tax data for 2012 is not yet available.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the operating results of prior real estate programs with similar investment objectives that have conducted offerings which closed during the five years ended December 31, 2012. The accounts of Global Opportunity Fund II are prepared in accordance with U.S. Generally Accepted Accounting Principles for investment companies.

	Global Opportunity Fund II
	2012	2011	2010	2009	2008
Investment income	$(24,037,575)	$(446,661,053)	$(93,538,444)	$10,768,243	$56,341,531
Operating expenses	(5,849,051)	(8,848,337)	(5,393,592)	(10,883,416)	(11,942,502)
Interest expense	(18,582,281)	(19,041,859)	(5,371,584)	(750,788)	(819,126)
Program expenses—management fee	(10,063,711)	(14,743,196)	(16,715,743)	(18,985,582)	(17,600,936)

Net investment income	$(58,532,618)	$(489,294,445)	$(121,019,363)	$(19,851,543)	$25,978,967
Unrealized appreciation / (depreciation) on investments	$(108,689,681)	$786,373,113	$131,959,214	$(226,091,230)	$(466,102,055)
Realized appreciation / (depreciation) on investments	(16,961,822)	(72,428,164)	(9,626,873)	(61,929,631)	(80,785,776)
Unrealized appreciation / (depreciation) on foreign exchange trades	(8,775,854)	(33,725,169)	(17,777,304)	(16,787,544)	(38,568,591)
Realized appreciation / (depreciation) on foreign exchange trades	10,035,066	3,484,977	(2,525,479)	54,825,960	39,952,715

Net income (GAAP basis)	$(182,924,909)	$194,410,312	$(18,989,805)	$(269,833,988)	$(519,524,740)
Taxable income (loss)	—	—	—	—	—
Cash generated from operations	$(5,042,000)	$(37,198,000)	$(62,447,251)	$(59,693,103)	$(124,807,301)
Cash generated from sales	73,000	—	12,271	43,151,866	75,130
Cash generated from financing	(3,734,000)	42,280,000	39,960,040	397,331	88,033,694

Total cash generated	$(8,703,000)	$5,082,000	$(22,474,940)	$(16,143,906)	$(36,698,477)
Contributions from investors	—	—	—	—	69,250,049
Less cash distributions to investors	—	—	—	—	—

Cash generated (deficiency) after cash distributions to investors	$(8,703,000)	$5,082,000	$(22,474,940)	$(16,143,906)	$32,551,572
Less special items (not including sales and refinancing) (1)	16,491,000	(16,209,000)	16,603,000	(13,352,292)	(14,196,925)

Cash generated (deficiency) after cash distributions and special items	$7,788,000	$(11,127,000)	$(5,871,940)	$(29,496,198)	$18,354,647
Tax data per $1,000 invested:
Ordinary income (loss)
—from operations	$(42.86)	$(3.55)	$(35.00)	$(51.20)	$49.13
—from recapture	$4.06	10.80	—	—	1.20
Capital gain (loss)	$(25.06)	$(60.13)	$(63.69)	$(53.95)	$24.17
Total distributions to investors source (GAAP basis):
Operations	—	—	—	—	—
Return of capital	—	—	—	—	—
Distribution data per $1,000 invested:
Operations	—	—	—	—	—
Return of capital	—	—	—	—	—
Percent of properties remaining unsold (2)	36%	43%	64%	74%	85%

(1)	Cash from special items includes cash movement from foreign exchange contracts.
(2)	Calculated as total investments retained at each year-end divided by total investments in program since inception through such year-end.

TABLE V

SALE OR DISPOSALS OF PROPERTIES

(UNAUDITED)

Table V sets forth summary information on the results of the sales or disposals of properties during the three years ended December 31, 2012 by prior real estate programs having similar investment objectives.

					Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Closing Costs	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Costs, Closing and Soft Costs	Total Equity Contribution	Excess Deficiency of Property Operating Cash Receipts Over Cash Expenditures
Boston Industrial Portfolio (1)	Billerica, MA	6/22/05	2/03/10	$5,403,068	—	$96,932	—	—	$5,500,000	—	$25,077,498	$25,077,498	(1)
One Main Place	Portland, OR	8/08/06	2/05/10	$55,684,800	—	$1,315,200	—	—	$57,000,000	—	$69,748,768	$69,748,768	$13,608,224
Bennington Corporate Center	Gaithersburg, MA	12/29/05	2/23/10	$13,683,907	—	$701,093	—	—	$14,385,000	—	$15,580,398	$15,580,398	$6,074,294
Hampton Oaks	Tampa, FL	6/22/05	3/10/10	$17,954,920	—	$445,080	—	—	$18,400,000	—	$26,094,405	$26,094,405	$9,318,628
Airport Commerce Center	Bakersfield, CA	9/23/04	3/17/10	$4,547,500	—	$252,500	—	—	$4,800,000	—	$5,078,571	$5,078,571	$2,159,992
Boston Davis—225 Wildwood Ave (1)	Woburn, MA	6/22/05	3/18/10	$3,522,049	—	$102,951	—	—	$3,625,000	—	$13,801,237	$13,801,237	(1)
Lakeview	Pleasant Prairie, WI	6/22/05	3/30/10	$38,281,929	—	$218,071	—	—	$38,500,000	—	$50,492,182	$50,492,182	$16,764,207
Seattle Airport Industrial	Tukwila, WA	12/29/05	4/05/10	$4,735,239	—	$264,761	—	—	$5,000,000	—	$4,910,491	$4,910,491	$821,420
Boston Enterprise	Billerica, MA	6/22/05	5/14/10	$5,932,957	—	$167,043	—	—	$6,100,000	—	$9,088,266	$9,088,266	$1,460,925
Boston Industrial—29 Dunham Road (1)	Billerica, MA	6/22/05	5/28/10	$2,597,243	—	$174,757	—	—	$2,772,000	—	$25,077,498	$25,077,498	(1)
New Jersey Port Industrial—107 Industrial Drive (1)	Jersey City, NJ	6/22/05	6/08/10	$3,968,816	—	$241,666	—	—	$4,210,482	—	$136,673,203	$136,673,203	(1)
Metro Business Park I & II—4200 Highline Blvd (1)	Oklahoma City, OK	6/22/05	6/15/10	$1,069,040	—	$70,960	—	—	$1,140,000	—	$26,203,158	$26,203,158	(1)
Metro Industrial	Oklahoma City, OK	6/22/05	9/09/10	$7,277,917	—	$222,083	—	—	$7,500,000	—	$12,143,398	$12,143,398	$3,442,954
KC—Metro—9724 Legler (1)	Lenexa, KS	6/22/05	9/10/10	$794,237	—	$75,763	—	—	$870,000	—	$15,042,349	$15,042,349	(1)
Streets of Chester	Chester, NJ	11/01/06	9/30/10	$21,227,218	—	$742,782	—	—	$21,970,000	—	$45,570,251	$45,570,251	$13,421,515
Brandon Woods (1)	Baltimore, MD	6/22/05	12/30/10	$15,600,364	—	$499,636	—	—	$16,100,000	—	$16,788,040	$16,788,040	(1)
Greenfield Business Park	Oklahoma City, OK	06/22/05	01/14/11	$8,760,020	—	$560,080	—	—	$9,320,100	$3,228,709	$12,033,869	$8,805,160	$5,803,448
Enterprise	Oklahoma City, OK	06/22/05	01/14/11	$10,327,517	—	$182,383	—	—	$10,509,900	—	$10,608,292	$10,608,292	$4,947,224
Saugus Plaza	Saugus, MA	05/16/06	03/17/11	$12,867,653	—	$332,347	—	—	$13,200,000	—	$19,485,114	$19,485,114	$5,627,368
Mounds View Business Park—4166-4194 Lexington (1)	Mounds View, MV	06/22/05	05/20/11	$7,012,707	—	$187,293	—	—	$7,200,000	—	$43,160,103	$43,160,103	(1)
Villages of Bogey Hills	Saint Charies, MO	08/07/98	06/24/11	$29,736,085	—	$373,915	—	—	$30,110,000	$12,600,000	$27,620,591	$15,020,591	$27,552,374
1310-1380 Kifer Road	Sunnyvale, CA	06/25/04	12/20/11	$74,526,276	—	$714,724	—	—	$75,241,000	—	$29,929,500	$29,929,500	$21,563,595
1710 Little Orchard	San Jose, CA	9/23/04	12/20/11	$12,489,447	—	$707,553	—	—	$13,197,000	—	$8,100,709	$8,100,709	$4,182,307
Bay Center BP II	Hayward, CA	9/23/04	12/20/11	$22,374,649	—	$178,351	—	—	$22,553,000	—	$20,572,501	$20,572,501	$11,661,907
Bay Center BP III	Hayward, CA	9/23/04	12/20/11	$16,402,575	—	$142,425	—	—	$16,545,000	—	$15,875,470	$15,875,470	$8,305,823
Bay Center Business Park	Hayward, CA	6/25/04	12/20/11	$13,012,715	—	$85,285	—	—	$13,098,000	—	$14,504,318	$14,504,318	$5,238,212
Bay Center Distribution Center	Hayward, CA	9/23/04	12/20/11	$4,217,560	—	$36,440	—	—	$4,254,,000	—	$6,906,825	$6,906,825	$2,815,800
Bayview Business Center	Fremont, CA	6/24/04	12/20/11	$10,933,230	—	$96,770	—	—	$11,030,000	—	$11,483,079	$11,483,079	$5,510,389
Cabot Boulevard Warehouse	Hayward, CA	9/23/04	12/20/11	$15,817,248	—	$136,752	—	—	$15,954,000	—	$15,914,244	$15,914,244	$4,132,085
Cadillac Court I	Milpitas, CA	9/23/04	12/20/11	$3,378,917	—	$19,083	—	—	$3,398,000	—	$5,063,009	$5,063,009	$1,608,293
Cadillac Court II	Milpitas, CA	9/23/04	12/20/11	$3,006,173	—	$16,827	—	—	$3,023,000	—	$4,058,920	$4,058,920	$1,595,130
Charcot Business Center	San Jose, CA	6/25/04	12/20/11	$16,709,524	—	$131,476	—	—	$16,841,000	—	$17,059,695	$17,059,695	$7,689,425
COG Warehouse	Santa Clare, CA	9/23/04	12/20/11	$10,474,040	—	$63,960	—	—	$10,538,000	—	$10,118,550	$10,118,550	$5,054,173
Dixon Landing Business Park	Milpitas, CA	9/23/04	12/20/11	$22,472,474	—	$375,526	—	—	$22,848,000	—	$21,255,368	$21,255,368	$10,170,265
Doolittle Business Center	San Leandro, CA	9/23/04	12/20/11	$9,082,882	—	$115,118	—	—	$9,198,000	—	$11,193,092	$11,193,092	$3,957,821
Eden Landing Business Center	Hayward, CA	9/23/04	12/20/11	$7,399,471	—	$65,529	—	—	$7,465,000	—	$8,729,279	$8,729,279	$4,103,329
Hayward Business Park—REIT II	Hayward, CA	6/24/04	12/20/11	$47,995,178	—	$458,822	—	—	$48,454,000	—	$48,470,658	$48,470,658	$24,404,138
Huntwood Business Center	Hayward, CA	6/24/04	12/20/11	$15,125,249	—	$139,751	—	—	$15,265,000	—	$19,042,282	$19,042,282	$10,845,113
Industrial Drive	Fremont, CA	9/23/04	12/20/11	$15,854,694	—	$99,306	—	—	$15,954,000	—	$12,142,459	$12,142,459	$5,819,959
Montague Industrial Center	San Jose, CA	6/24/04	12/20/11	$28,485,409	—	$370,591	—	—	$28,856,000	—	$26,997,770	$26,997,770	$12,350,929
Okidata Distribution	Milpitas, CA	9/23/04	12/20/11	$7,743,305	—	$85,695	—	—	$7,829,000	—	$9,006,794	$9,006,794	$4,427,762

TABLE V

SALE OR DISPOSALS OF PROPERTIES

(UNAUDITED) — (Continued)

					Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Closing Costs	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Costs, Closing and Soft Costs	Total Equity Contribution	Excess Deficiency of Property Operating Cash Receipts Over Cash Expenditures
Port of Oakland Business Center	Oakland, CA	10/8/04	12/20/11	$15,823,629	—	$229,371	—	—	$16,053,000	—	$15,358,658	$15,358,658	$7,972,320
Walsh at Lafayette	Santa Clara, CA	9/23/04	12/20/11	$30,612,565	—	$212,435	—	—	$30,825,000	—	$33,020,421	$33,020,421	$20,010,482
Wiegman Distribution Center	Hayward, CA	9/23/04	12/20/11	$35,754,357	—	$290,643	—	—	$36,045,000	—	$25,940,973	$25,940,973	$14,767,003
Concord Industrial Park	Concord, CA	12/29/05	12/20/11	$27,514,414	—	$454,586	—	—	$27,969,000	$7,675,588	$37,573,138	$29,897,550	$10,155,219
Diablo Industrial Park	Hayward, CA	12/29/05	12/20/11	$21,669,381	—	$193,619	—	—	$21,863,000	$8,828,841	$30,230,883	$21,402,042	$7,214,709
Fremont Commerce Center I—III	Fremont, CA	6/25/04	12/20/11	$25,202,204	—	$501,796	—	—	$25,704,000	—	$27,628,700	$27,628,700	$12,888,242
Atlanta Industrial	Duluth, GA	08/01/03	01/25/12	$51,433,983	—	$566,017	—	—	$52,000,000	—	$66,345,345	$66,345,345	$39,458,119
Plano Tech	Plano, TX	11/15/00	05/17/12	$17,626,831	—	$373,169	—	—	$18,000,000	—	$17,659,623	$17,659,623	$13,887,189
Green Pointe	Groveport, OH	06/22/05	09/19/12	$7,634,204	—	$250,796	—	—	$7,885,000	—	$8,539,179	$8,539,179	$3,330,569
Oakland Ridge (1)	Columbia, MD	12/29/05	11/05/12	$3,546,485	—	$133,515	—	—	$3,680,000	—	$5,085,320	$5,085,320	(1)
Wilshire Courtyard	Los Angeles, CA	08/25/05	12/18/12	$417,153,474	—	$5,346,526	—	—	$422,500,000	—	$359,939,610	$359,939,610	$166,726,351
Hewitt	Lincolnshire, IL	01/05/06	12/21/12	$22,140,879	—	$43,121	—	—	$22,184,000	—	$21,979,825	$21,979,825	$9,204,076

(1)	Disposition was a partial sale of the total acquisition.
(2)	This investment had multiple acquisition dates. Total acquisition costs are presented.

APPENDIX B: DISTRIBUTION REINVESTMENT PLAN

This Distribution Reinvestment Plan (the “Plan”) is adopted by RREEF Property Trust, Inc. (the “Company”) pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who (i) purchase Class A shares or Class B shares of the Company’s common stock (collectively the “Shares”) pursuant to the Company’s continuous public offering (the “Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (a “Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant and attributable to the class of Shares purchased by such Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such Participant.

2. Effective Date. The effective date of this Plan shall be the date that the minimum offering requirements are met in connection with the Offering and the escrowed subscription proceeds are released to the Company.

3. Procedure for Participation. Any Stockholder who has received a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing an enrollment form or any other appropriate authorization form as may be available from the Company, the Company’s transfer agent, the dealer manager for the Offering or any soliciting dealer participating in the distribution of Shares for the Offering. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company.

4. Suitability. Each Participant is requested to promptly notify the Company in writing if the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by such Participant’s state of residence and set forth in the Company’s most recent prospectus. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Company’s sponsor, or any other person selling shares on behalf of the Company to the Participant to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.

5. Purchase of Shares.

(a) Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to the NAV per Share applicable to the class of Shares purchased by the Participant, calculated as of the distribution date. No selling commissions will be payable with respect to shares purchased pursuant to the Plan. Participants in the Plan may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

(b) Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (i) the Plan Shares which will be registered with the SEC in connection with the Offering, (ii) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”), or (iii) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

(c) Shares purchased in any Secondary Market will be purchased at the then-prevailing market price for Shares of the class purchased, which price will be utilized for purposes of issuing Shares in the Plan. Shares

B-1

acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares of that class pursuant to the Offering.

(d) If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available for Shares of the class acquired. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, but may do so in its sole discretion.

6. Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

7. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

8. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Participant an individualized report describing, as to such Participant: (i) the Distributions reinvested during the prior year; (ii) the number and class of Shares purchased pursuant to the Plan during the prior year; (iii) the per share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the Plan.

9. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering written notice to the Company. This notice must be received by the Company prior to the last day of a quarter in order for a Participant’s termination to be effective for such quarter (i.e. a termination notice will be effective as of the last day of a quarter in which it is received and will not affect participation in the Plan for any prior quarter). Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If the Company redeems a portion of a Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares which were not redeemed will not be terminated unless the Participant requests such termination in accordance with the requires of this Section 9. If a Participant terminates Plan participation, the Company may, at its option, ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

10. Amendment, Suspension or Termination by the Company. The Board of Directors may by majority vote (including a majority of the Independent Directors) amend the Plan; provided that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least ten days prior to the effective date of that amendment. The Board of Directors may by majority vote (including a majority of the Independent Directors) suspend or terminate the Plan for any reason upon ten days’ written notice to the Participants.

11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

B-2

APPENDIX C: FORM OF SUBSCRIPTION AGREEMENT

Investor Instructions

1.	Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

Generally, you must initially invest at least $2,500 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in increments of $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

2.	Investment Type

Please check the appropriate box to indicate the class of shares you intend to purchase.

3.	Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

4.	Investor Information - SSN or TIN Required. (Individual Investors only)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including DWS Investments, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 11, you are certifying that this number is correct.

Over Please

5.	Trust/Business Account Information (ex: trusts, corporations, partnerships, etc.)

Please Note: You must indicate if the Account is engaged in internet gambling or support companies engaged in internet gambling.

You must include a permanent street address even if your mailing address is a P.O. Box. Please be sure to indicate the country of citizenship for all resident aliens. Non-resident aliens must also supply IRS form W-8BEN.

Enter the name(s), SSN, mailing address and telephone numbers of all trustee/guardian/conservator/authorized signer(s)

For Trust Accounts, please attach a separate sheet with the requested information for each additional trustee, grantor/settlor, or authorized signer.

For Business Accounts, please attach a separate sheet with the requested information for each additional ultimate beneficial owner.

6.	Investment Title - SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 11, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

7.	Custodian/ Trustee Information

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

If you wish to purchase shares through an IRA, and need an IRA account, First Trust Retirement has agreed to serve as IRA custodian for such purpose. RREEF Property Trust, Inc. will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees. A separate IRA Application from First Trust Retirement must be completed and can be found in the RREEF Property Trust Combined/Traditional Roth Package. Further information about custodial services is also available through your broker or our dealer manager.

8.	Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly notify RREEF Property Trust, Inc. in writing if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of RREEF Property Trust, Inc.’s sponsor, or any other person selling shares on behalf of RREEF Property Trust, Inc. to you, to make every reasonable effort to determine that the purchase of RREEF Property Trust, Inc.’s shares is a suitable and appropriate investment based on information provided by you.

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. If you choose to enroll in the DRP, all of your distributions will be reinvested through the Distribution Reinvestment Plan. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. IRA accounts may not direct distributions without the custodian’s approval.)

9.	Broker-Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 9, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•

has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 6, and

•

has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 4; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

10.	Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from RREEF Property Trust, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 10, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify RREEF Property Trust, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that RREEF Property Trust, Inc. send a paper copy of a particular stockholder communications to you. RREEF Property Trust, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

11.	Subscriber Signatures

Please separately initial each of the representations in paragraph (1) through (5). If a Kansas resident you must also initial paragraph (6), if a Massachusetts resident you must also initial paragraph (7), if a Nebraska resident you must also initial paragraph (8), if a New Jersey resident, you must also initial paragraph (9), if a New Mexico resident you must also initial paragraph (10) and if a Tennessee resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Payment may be wired to:
Investment Processing Department	Investment Processing Department	UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.	1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street	Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105	ABA #: xxxxxxxxx
Toll Free: 877.907.1148	Toll Free: 877.907.1148	Account #: xxxxxxxxx
FAO: (Include Account Title)

Until RREEF Property Trust, Inc. has raised the minimum offering amount all payments should be made payable to the order of “UMB Bank, N.A., as Escrow Agent for RREEF Property Trust, Inc.” and sent/wired to UMB Bank directly. The Subscription Agreement and all additional paperwork should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

For Paperwork (including the Subscription Agreement):		For Payments (including wires):

Regular Mail	Overnight Mail	UMB Bank, N.A. as Escrow Agent
UMB Bank, N.A. as Escrow Agent	UMB Bank, N.A. as Escrow Agent	for RREEF Property Trust, Inc.
for RREEF Property Trust, Inc.	for RREEF Property Trust, Inc.	1010 Grand Boulevard, 4th Floor
c/o DST Systems, Inc.	c/o DST Systems, Inc.	Kansas City, MO 64106
P.O. Box 219731	430 W. 7th Street	ABA #: xxxxxxxxx
Kansas City, MO 64121-9731	Kansas City, MO 64105	Account #: xxxxxxxxx
Toll Free: 877.907.1148	Toll Free: 877.907.1148	FAO: (Include Account Title)

Subscription Agreement

1.	Investment

Amount of Subscription:	State of Sale:

Minimum Initial Investment is $2,500

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:                 ☐ Enclosed Check                ☐ Funds Wired

2.	Investment Type

Please consult with your financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

☐ Class A Shares

☐ Class B Shares

3.	Account Type - Check One Box Only

Non-Qualified Registration Types		Qualified Registration Types

☐ Individual (If TOD, attach application)	☐ UGMA: State of	☐ Traditional (Individual) IRA	☐ SEP IRA
☐ Joint Tenant* (If TOD, attach application)	☐ UTMA: State of	☐ Simple IRA	☐ ROTH IRA
☐ Tenants in Common*	☐ Corporation**	☐ Beneficial IRA
☐ Community Property*	☐ S-Corp ☐ C-Corp (Will default to S-Corp if nothing is marked)	as Beneficiary for:
☐ Trust**	☐ Partnership**	☐ Profit Sharing Plan**	☐ Pension Plan**
☐ Non-Profit Organization**	☐ Other (Specify)	☐ KEOGH Plan**
☐ Estate

*All parties must sign.	**Pleaseattach pages of trust/plan document (or Articles of Incorporation) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

4.	Investor Information - SSN or TIN Required. (Individual Investors only)

Investor #1 Name:	SSN/Tax ID:	DOB:
Street Address:
City:	State:	Zip Code:
Optional Mailing Address:
City:	State:	Zip Code:
Phone (day):	Phone (evening):
E-mail:

☐ US Citizen	☐ US Citizen residing outside the US	☐ Check here if you are subject to backup withholding

☐ Foreign citizen, country:	Select one: ☐ Employed ☐ Not-employed ☐ Retired

If you checked not-employed or retired, please provide source of income:

Occupation:	Name of employer:

Address of employer:	City:	State:	Zip Code:

Investor #2 Name:	SSN/Tax ID:	DOB:
Street Address:
City:	State:	Zip Code:
Optional Mailing Address:
City:	State:	Zip Code:
Phone (day):	Phone (evening):
E-mail:

☐ US Citizen	☐ US Citizen residing outside the US	☐ Check here if you are subject to backup withholding

☐ Foreign citizen, country:	Select one: ☐ Employed ☐ Not-employed ☐ Retired

If you checked not-employed or retired, please provide source of income:

Occupation:	Name of employer:

Address of employer:	City:	State:	Zip Code:

5.	Trust/Business Account Information (ex: trusts, corporations, partnerships, etc.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

Select one:    ☐  Yes    ☐  No

Name of trustee/guardian/conservator/ authorized signer	Social Security number of trustee/ guardian/conservator/authorized signer	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	Zip Code
Mailing address (if different)	City	State	Zip Code
Daytime phone number Extension	E-mail address

Select one: ☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name of trustee/guardian/conservator/ authorized signer	Social Security number of trustee/ guardian/conservator/authorized signer	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	Zip Code
Mailing address (if different)	City	State	Zip Code
Daytime phone number Extension	E-mail address

Select one: ☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

For Trust Accounts Only

☐  Check here if the grantor/settlor is the same as the trustee

For trust accounts, name of grantor/settlor (if different from trustee)	Social Security number of grantor/settlor	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	Zip Code

Select one: ☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

For Business Accounts Only

Please provide the industry in which the legal entity operates:

For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write “none” above name or leave blank)

Name	Social Security number	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	Zip Code

Select one: ☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name	Social Security number	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	Zip Code

Select one: ☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

6.	Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.”

Title Line 1:
Title Line 2:
Primary SSN/TIN:	Secondary SSN/TIN:

7.	Custodian/Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

Trustee Name:
Trustee Address 1:
Trustee Address 2:
Trustee City:	State: Zip Code:
Trustee Telephone Number:	Trustee Tax Identification Number:
Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of RREEF Property Trust, Inc. that are beneficially owned by the investor as reflected on the records of RREEF Property Trust, Inc. as of the applicable record date at any meeting of the stockholders of RREEF Property Trust, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee. RREEF Property Trust, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

8.	Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly provide written notification to RREEF Property Trust, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105, if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of RREEF Property Trust, Inc.’s sponsor, or any other person selling shares on behalf of RREEF Property Trust, Inc. to you, to make every reasonable effort to determine that the purchase of RREEF Property Trust, Inc.’s shares is a suitable and appropriate investment based on information provided by you.

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.

☐ Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 7)

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without the custodian’s approval)

Name:
Address:
City:	State: Zip Code:
Account Number:

☐	Direct Deposit (Attach Voided Check) I authorize RREEF Property Trust, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify RREEF Property Trust, Inc. in writing to cancel it. In the event that RREEF Property Trust, Inc. deposits funds erroneously into my account, RREEF Property Trust, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name:	% of Distribution	☐ Checking
ABA/ Routing Number:	Account Number:	☐ Savings

9.	Broker - Dealer and Registered Representative Information

Broker-Dealer Name:
Representative Name:		Rep Number:
Representative’s Firm Name:		Branch ID:
Representative’s Address:
Representative’s City:	State:	Zip Code:
Representative’s Phone:	Representative’s Fax Number:
Representative’s E-mail Address:

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

*      A participating RIA is a RIA who has entered into a Placement Agreement

☐ Shares are being purchased net of commissions (Class A Shares only)

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to RREEF Property Trust, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative:	Date:

(If required by Broker-Dealer) Branch Manager Signature:	Date:

10.	Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from RREEF Property Trust, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify RREEF Property Trust, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that RREEF Property Trust, Inc. send a paper copy of a particular stockholder communications to me. RREEF Property Trust, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Signature of Investor:	Date:
Signature of Joint Investor:	Date:
E-mail: (If blank - email from Section 4 will be used)

11.	Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner

1. I have received the final Prospectus of RREEF Property Trust, Inc. at least five business days before signing the Subscription Agreement. In addition, I acknowledge that after the end of each business day following the escrow period, I can access the NAV per share for each class of shares through RREEF Property Trust, Inc.’s website and toll-free automated telephone line.

Owner	Co-Owner

2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” In addition, not more than 10% of my net worth will be invested in shares of RREEF Property Trust, Inc., with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	4. I am purchasing the shares for the account referenced above.

Owner	Co-Owner

5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner	Co-Owner

6.    Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of RREEF Property Trust, Inc. and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

7.    Massachusetts: In addition to the suitability standards noted above, it is recommended by the Massachusetts Securities Division that purchasers residing in Massachusetts limit their aggregate investment in the securities of RREEF Property Trust, Inc. and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as the portion of the total net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

8.    Nebraska: In addition to the suitability standards noted above, purchasers residing in Nebraska are required to have either a minimum net worth of $350,000 or a minimum gross annual income of at least $70,000 and a minimum net worth of at least $100,000. The total investment in RREEF Property Trust, Inc. and other similar programs may not exceed 10% of the purchaser’s liquid net worth, with liquid net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

9.    New Jersey: In addition to the suitability standards noted above, purchasers residing in New Jersey may not invest more than 10% of their liquid net worth in RREEF Property Trust’s shares, shares of RREEF Property Trust’s affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

10. New Mexico: In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in RREEF Property Trust’s shares, shares of RREEF Property Trust’s affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

11. Tennessee: In addition to the suitability standards noted above, purchasers residing in Tennessee are required to have either a minimum net worth of $500,000 or a minimum gross annual income of at least $100,000 and a minimum net worth of at least $100,000.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, RREEF PROPERTY TRUST, INC. WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor:	Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Payment may be wired to:
Investment Processing Department	Investment Processing Department	UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.	1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street	Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105	ABA #: xxxxxxxxx
Toll Free: 877.907.1148	Toll Free: 877.907.1148	Account #: xxxxxxxxx
FAO: (Include Account Title)

Until RREEF Property Trust, Inc. has raised the minimum offering amount all payments should be made payable to the order of “UMB Bank, N.A., as Escrow Agent for RREEF Property Trust, Inc.” and sent/wired to UMB Bank directly. The Subscription Agreement and all additional paperwork should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

For Paperwork (including the Subscription Agreement):		For Payments (including wires):
Regular Mail	Overnight Mail	UMB Bank, N.A., as Escrow Agent
UMB Bank, N.A. as Escrow Agent	UMB Bank, N.A. as Escrow Agent	for RREEF Property Trust, Inc.
for RREEF Property Trust, Inc.	for RREEF Property Trust, Inc.	1010 Grand Boulevard, 4th Floor
c/o DST Systems,	c/o DST Systems, Inc.	Kansas City, MO 64106
P.O. Box 219731	430 W. 7th Street	ABA #: xxxxxxxxx
Kansas City, MO 64121-9731	Kansas City, MO 64105	Account #: xxxxxxxxx
Toll Free: 877.907.1148	Toll Free: 877.907.1148	FAO: (Include Account Title)

APPENDIX D: FORM OF ADDITIONAL SUBSCRIPTION AGREEMENT

Additional Subscription Agreement

This form may be used by any current investor in RREEF Property Trust, Inc. who desires to purchase additional shares of RREEF Property Trust, Inc. Investors who acquired shares through a transfer of ownership or transfer upon death and wish to make additional investments must complete the RREEF Property Trust, Inc. Subscription Agreement.

RREEF Property Trust, Inc.’s sponsor and any other person selling shares on behalf of RREEF Property Trust, Inc. to you are required to make every reasonable effort to determine that the purchase of RREEF Property Trust, Inc.’s shares is a suitable and appropriate investment for you. In order to assist these parties in fulfilling their obligations, if at any time you fail to meet the applicable suitability standards set forth in the then current prospectus, you are requested to promptly provide written notification to RREEF Property Trust, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105.

1.	Investment Information

Amount of Subscription:	State of Sale:

Minimum Additional Investment is $500.

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

2.	Investor Information- SSN or TIN Required, (Individual Investors only)

Investor #1 Name:	SSN/Tax ID:	DOB:

Investor #2 Name:	SSN/Tax ID:	DOB:

Street Address:

City:	ST: Zip Code:

Optional
Mailing Address:

City:	ST: Zip Code:

Phone (day):	Phone (evening):

E-mail:	Account Number:

☐ US Citizen	☐ US Citizen residing outside the US

☐ Foreign citizen, country:

☐ Check here if you are subject to backup withholding

3.	Trust/Business Account Information (ex: trusts, corporations, partnerships, etc.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

Select one:  ☐ Yes ☐ No

Name of trustee/guardian/conservator/authorized signer	Social Security number of trustee/	Date of birth – MM/DD/YYYY
guardian/conservator/authorized signer

US residential address (P.O. Box not acceptable)	City	State Zip Code

Mailing address (if different)	City	State Zip Code

Daytime phone number Extension	E-mail address

Select one: ☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name of trustee/guardian/conservator/authorized signer	Social Security number of trustee/ guardian/conservator/authorized signer	Date of birth – MM/DD/YYYY

US residential address (P.O. Box not acceptable)	City	State Zip Code

Mailing address (if different)	City	State Zip Code

Daytime phone number Extension	E-mail address

Select one: ☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

For Trust Accounts Only

☐  Check here if the grantor/settlor is the same as the trustee

For trust accounts, name of grantor/settlor (if different from trustee)	Social Security number of grantor/settlor	Date of birth – MM/DD/YYYY

US residential address (P.O. Box not acceptable)	City	State Zip Code

Select one: ☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

For Business Accounts Only

Please provide the industry in which the legal entity operates:

For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write “none” above name or leave blank)

Name	Social Security number	Date of birth – MM/DD/YYYY

US residential address (P.O. Box not acceptable)	City	State Zip Code

Select one: ☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name	Social Security number	Date of birth – MM/DD/YYYY

US residential address (P.O. Box not acceptable)	City	State Zip Code

Select one: ☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

4.	Investor Signatures

By signing below, you represent that you meet the applicable minimum net worth and annual gross income standards set forth in the current prospectus (as supplemented) for RREEF Property Trust, Inc.

Signature of Investor:	Date:

Signature of Joint Investor (for qualified accounts):	Date:

Please consult your Financial Representative if you have any material changes which might affect your ability to meet the applicable suitability requirements.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Payment may be wired to:
Investment Processing Department	Investment Processing Department	UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.	1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street	Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105	ABA #: xxxxxxxxx
Toll Free: 877.907.1148	Toll Free: 877.907.1148	Account #: xxxxxxxxx
FAO: (Include Account Title)

Until RREEF Property Trust, Inc. has raised the minimum offering amount all payments should be made payable to the order of “UMB Bank, N.A., as Escrow Agent for RREEF Property Trust, Inc.” and sent/wired to UMB Bank directly. The Subscription Agreement and all additional paperwork should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

For Paperwork (including the Subscription Agreement):		For Payments (including wires):
Regular Mail	Overnight Mail	UMB Bank, N.A. as Escrow Agent
UMB Bank, N.A. as Escrow Agent	UMB Bank, N.A. as Escrow Agent	for RREEF Property Trust, Inc.
for RREEF Property Trust, Inc.	for RREEF Property Trust, Inc.	1010 Grand Boulevard, 4th Floor
c/o DST Systems, Inc.	c/o DST Systems, Inc.	Kansas City, MO 64106
P.O. Box 219731	430 W. 7th Street	ABA #: xxxxxxxxx
Kansas City, MO 64121-9731	Kansas City, MO 64105	Account #: xxxxxxxxx
Toll Free: 877.907.1148	Toll Free: 877.907.1148	FAO: (Include Account Title)

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Common Stock

Maximum Offering of $2,500,000,000

Minimum Offering of $10,000,000

PROSPECTUS

April 12, 2013

4/13	RF0024-B

PART II

Information Not Required in the Prospectus

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by the registrant in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$286,500
FINRA filing fee	75,500
Legal	2,000,000
Printing	6,727,500
Accounting fees and expenses	1,050,000
Blue sky expenses	200,000
Advertising and sales	3,650,000
Due diligence	1,050,000
Non-cash/Training and education	635,500
Transfer agent, escrow agent and custodian fees	5,825,000
Formation services fees	1,000,000

Total	$22,500,000

Item 32.	Sales to Special Parties.

None.

Item 33.	Recent Sales of Unregistered Securities.

On February 14, 2012, RREEF America L.L.C. purchased 16,667 shares of the registrant’s Class B common stock for total cash consideration of $200,000. This transaction was exempt from registration under Section 4(2) of the Securities Act.

Item 34.	Indemnification of Directors, Officers and Others.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which the registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity.

Maryland law permits a Maryland corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

The registrant’s charter generally limits the liability of its directors and officers for monetary damages and requires it to indemnify and advance expenses to its directors, officers, advisor and affiliates for losses that they may incur by reason of their service in those capacities. However, the registrant may not indemnify its directors, advisor or affiliates for any liability or loss suffered by them or hold its directors, advisor or affiliates harmless for any loss or liability suffered by the registrant unless all of the following conditions are met:

•	the directors, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the registrant’s best interests;

•	the directors, advisor or affiliates were acting on the registrant’s behalf or performing services for the registrant;

•	in the case of affiliated directors, the registrant’s advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of the registrant’s net assets and not from the stockholders.

Indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to the registrant or its stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

In addition, the registrant may not indemnify its directors, advisor and affiliates or any person acting as a broker dealer for losses and liabilities arising from or out of alleged violations of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•

a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the registrant’s securities were offered or sold as to indemnification for violation of securities laws.

The registrant’s charter further provides that it may pay or reimburse reasonable legal expenses and other costs incurred by its directors, advisor and affiliates in advance of final disposition of a proceeding only if all of the following are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on the registrant’s behalf; the person seeking advancement provides the registrant with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement provides the registrant with a written agreement to repay the amount paid or reimbursed by the registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that he is not entitled to indemnification.

The registrant has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other things, that the registrant indemnify its executive officers and directors and advance to its executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the registrant is required to indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. The registrant will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the registrant, whether or not the registrant is required or has the power to indemnify them against the same liability. The registrant will also purchase and maintain insurance on behalf of all of the registrant’s directors and executive officers against liability asserted against or incurred by them in their official capacities with the registrant, whether or not the registrant is required or has the power to indemnify them against the same liability.

The registrant has agreed to indemnify and hold harmless its advisor and its affiliates performing services for it from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, the registrant and its stockholders may be entitled to a more limited right of action than it would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of the registrants controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from the registrant’s payment of premiums associated with insurance or, to the extent any such loss is not covered by insurance, the registrant’s payment of indemnified loss. In addition, indemnification could reduce the legal remedies available to the registrant and its stockholders against the officers and directors.

Item 35.	Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a)	Financial Statements.

See page F-1 for an index of the financial statements included in the registration statement.

(b)	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.

1.	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	That all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(d)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(e)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g)	To send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

3. The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

4. The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment will include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

5. The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS

(UNAUDITED)

Table VI sets forth summary information on the acquisition of properties during the three years ended December 31, 2012 by prior real estate programs having similar investment objectives. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.

Property	Location	Date of Purchase		Type of Property	Gross Leasable Space or Number of Units	Mortgage Financing at Purchase	Cash Down Payment	Contract Price and Acquisition Fee	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Price
473-475 Broadway	New York, NY	4/5/11		Retail	16,742	—	$53,489,994	$53,319,575	$170,419	—	$53,489,994
Queen Anne Collection— Residential	Seattle, WA	6/24/11	(1)	Residential	138	—	$40,214,665	$41,470,019	$63,913	$(1,319,267)	$40,214,665
Queen Anne Collection— Retail	Seattle, WA	6/24/11	(1)	Retail	34,089	—	$21,879,606	$22,244,732	$31,357	$(396,483)	$21,879,606
Cityfront Place	Chicago, IL	6/30/11		Residential	480	$56,453,028	$53,389,161	$107,802,500	$1,037,156	$1,002,533	$109,842,189

(1)	This investment had multiple acquisition dates. Total acquisition costs are presented.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on this 12th day of April, 2013.

RREEF Property Trust, Inc.

By:	/s/ JAMES N. CARBONE
James N. Carbone
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

/S/ JAMES N. CARBONE James N. Carbone	Chief Executive Officer and Director (Principal Executive Officer)	April 12, 2013

/S/ JULIANNA S. INGERSOLL Julianna S. Ingersoll	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 12, 2013

* W. Todd Henderson	Chairman of the Board	April 12, 2013

* Marc L. Feliciano	Director	April 12, 2013

* Deborah H. McAneny	Independent Director	April 12, 2013

* Murray J. McCabe	Independent Director	April 12, 2013

* M. Peter Steil, Jr.	Independent Director	April 12, 2013

* Charles H. Wurtzebach	Independent Director	April 12, 2013

*By:	/S/ JAMES N. CARBONE James N. Carbone	Attorney-in-Fact	April 12, 2013

Exhibit Index

1.1	Dealer Manager Agreement, dated as of December 28, 2012, by and among the Company, RREEF Property Operating Partnership, LP and SC Distributors, LLC, incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 5 to this Registration Statement filed December 31, 2012 (“Pre-Effective Amendment No. 5”).
3.1	Articles of Amendment and Restatement of RREEF Property Trust, Inc., incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to this Registration Statement filed November 29, 2012 (“Pre-Effective Amendment No. 3”).
3.2	Bylaws of RREEF Property Trust, Inc., incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3.
5.1	Opinion of Venable LLP as to Legality of Securities, incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 4 to this Registration Statement filed December 21, 2012 (“Pre-Effective Amendment No. 4”).
8.1	Opinion of Alston & Bird LLP as to Tax Matters, incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 5.
8.2*	Private Letter Ruling.
10.1	Advisory Agreement, dated as of December 21, 2012, by and among the Company, RREEF Property Operating Partnership, LP and RREEF America L.L.C., incorporated by reference to Exhibit 10.1 to Pre-Effective Amendment No. 4.
10.2	Valuation Services Agreement, dated as of December 21, 2012, by and between the Company and Altus Group U.S. Inc., incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 4.
10.3	Amended and Restated Escrow Agreement, dated as of December 28, 2012, by and among the Company, SC Distributors, LLC and UMB Bank, N.A., incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 5.
10.4	Form of Indemnification Agreement, incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 2 to this Registration Statement filed September 21, 2012 (“Pre-Effective Amendment No. 2”).
10.5*	RREEF Property Trust, Inc. Amended and Restated Incentive Plan.
10.6	RREEF Property Trust, Inc. Independent Director Compensation Plan, incorporated by reference to Exhibit 10.6 to Pre-Effective Amendment No. 3.
10.7	Form of Independent Directors Restricted Stock Award Certificate, incorporated by reference to Exhibit 10.7 to the initial Registration Statement on Form S-11 filed March 26, 2012.
21.1	Subsidiaries of the Registrant, incorporated by reference to Exhibit 21.1 to Pre-Effective Amendment No. 2.
23.1*	Consent of KPMG, LLP.
23.2	Consent of Venable LLP (included in Exhibit 5.1).
23.3	Consent of Alston & Bird LLP (included in Exhibit 8.1).
23.4*	Consent of Altus Group U.S. Inc.
24.1	Power of Attorney of Deborah H. McAneny, Murray J. McCabe, M. Peter Steil, Jr. and Charles H. Wurtzebach, incorporated by reference to the signature page to Pre-Effective Amendment No. 3.
24.2	Power of Attorney of W. Todd Henderson and Marc L. Feliciano, incorporated by reference to Pre-Effective Amendment No. 4.

*	Filed herewith.